UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]           Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[  ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Under Rule 14a-12

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11(c)(1)

(1)	Title of each class of securities to which transaction applies:

China Advanced Construction Materials Group, Inc. common stock, par value $0.001 (“common stock”)

(2)	Aggregate number of securities to which transaction applies:

9,009,804 shares of common stock issued and outstanding as of November 10, 2011 (consisting of 17,819,387 shares of common stock outstanding as of November 10, 2011 minus 8,809,583 shares held, in the aggregate, by Mr. Xianfu Han and Mr. Weili He (the “Rollover Shares”), which will be contributed to Novel Gain Holdings Limited immediately prior to the consummation of the merger and 616,375 shares of common stock underlying the outstanding warrants of the Company with an exercise price of $2.40 per share.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(1) and the Securities and Exchange Commission Fee Rate Advisory #2 for Fiscal Year 2012 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $24,030,074.35. The maximum aggregate value of the transaction was calculated based upon the sum of (1) 9,009,804 shares of common stock issued and outstanding as of November 10, 2011 (consisting of the 17,819,387 shares of common stock issued and outstanding as of November 10, 2011 minus the Rollover Shares) multiplied by $2.65 per share and 616,375 shares of common stock underlying the outstanding warrants of the Company multiplied by $0.25, the excess of the merger consideration of $2.65 per share over the exercise price of $2.40 per share under such warrant. The filing fee equals the product of 0.0001146 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction: $24,030,074.35

(5)	Total fee paid: $2,753.85

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

[                ], 2011

To the Stockholders of China Advanced Construction Materials Group, Inc.:

You are cordially invited to attend a special meeting of stockholders of China Advanced Construction Materials Group, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) to be held at [  ], local time, on [  ], 2012, at [      ].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt an agreement and plan of merger, dated as of October 24, 2011 (the “merger agreement”), by and among Novel Gain Holdings Limited, a British Virgin Islands company (“Parent”), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mr. Xianfu Han (“Mr. Han”), chairman of the board of directors and chief executive officer of the Company, (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein), Mr. Weili He (“Mr. He”), vice chairman of the board of directors and chief operating officer of the Company, (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein) and the Company. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed and are beneficially owned by Mr. Han and Mr. He.

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $2.65 in cash, without interest. We refer to this amount as the “per share merger consideration.” The following shares of Company common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) shares owned by Parent or Merger Sub, including shares contributed to Parent by Mr. Han and Mr. He immediately prior to the effective time of the merger (the “Rollover Shares”) and (b) shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under Delaware General Corporation Law.

At the effective time of the merger, each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

The merger agreement provides that, each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, shall be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time multiplied by (b) the excess, if any, of (i) the per share merger consideration over (ii) the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. Unless otherwise determined by Parent, the Company’s 2009 Equity Incentive Plan shall terminate as of the effective time of the merger. See “The Merger Agreement—Treatment of Restricted Stock” beginning on page [  ] and “The Merger Agreement—Treatment of Company Options and Company Warrants” beginning on page [  ] for additional information.

At the effective time of the merger, each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant. See “The Merger Agreement—Treatment of Restricted Stock” beginning on page [  ] and “The Merger Agreement—Treatment of Company Options and Company Warrants” beginning on page [  ] for additional information.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders and recommended that our stockholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of both (a) a majority of the outstanding shares of Company common stock and (b) a majority of the outstanding shares of Company common stock other than the Rollover Shares, each as of the close of business, New York time, on the record date for the special meeting. More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached thereto as Annex A.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Mr. Han, our chairman of the board of directors and chief executive officer, and Mr. He, our vice chairman of the board of directors and chief operating officer, beneficially own approximately 49.47% of the total number of outstanding shares of Company common stock. Mr. Han and Mr. He are parties to the rollover agreement described in the accompanying proxy statement and have agreed with Parent to contribute to Parent the shares of Company common stock owned by them in exchange for shares of Parent immediately prior to the completion of the merger. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and officers that may be different from, or in addition to, the interests of our stockholders generally.

We encourage you to read the accompanying proxy statement in its entirety because it explains the merger, the documents related to the merger and other related matters.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

We appreciate your continued support of the Company.

Sincerely,

Xianfu Han
Chairman of the Board and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [    ], 2011 and is first being mailed to stockholders on or about [    ], 2011.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [  ], 2012

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of China Advanced Construction Materials Group, Inc. (the “Company,” “we,” “us” or “our”) will be held at [  ], local time, on [  ], 2012, at [    ], for the following purposes:

1.

To adopt the agreement and plan of merger, dated as of October 24, 2011, (the “merger agreement”), by and among Novel Gain Holdings Limited (“Parent”), a British Virgin Islands company, CACMG Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, Xianfu Han (“Mr. Han”), chairman of the board of directors and chief executive officer of the Company, (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein), and Weili He (“Mr. He”), vice chairman of the board of directors and chief operating officer of the Company, (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein), providing for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed and are beneficially owned by Mr. Han and Mr. He; and

2.

To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto as Annex A.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders and recommended that our stockholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

Mr. Han, our chairman of the board of directors and chief executive officer, and Mr. He, our vice chairman of the board of directors and chief operating officer beneficially own approximately 49.47% of the total number of outstanding shares of Company common stock. Mr. Han and Mr. He are parties to a rollover agreement described in the accompanying proxy statement and have agreed with Parent to contribute to Parent shares of Company common stock owned by them in exchange for shares of Parent, immediately prior to the completion of the merger.

Only stockholders of record at the close of business, New York time, on [  ], 2012 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

The adoption of the merger agreement requires the affirmative vote of the holders of both (a) a majority of the outstanding shares of Company common stock and (b) a majority of the outstanding shares of Company common stock other than the shares held by Mr. Han or Mr. He, each as of the close of business, New York time, on the record date for the special meeting. The approval of the adjournment or postponement of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law, which are summarized in the accompanying proxy statement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors,

Jianling Chen
Corporate Secretary

Beijing, China

[       ], 2011

Important Notice of Internet Availability

This proxy statement for the special meeting to be held on [  ], 2012, is available free of charge at [_________________.]

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY TELEPHONE, OVER THE INTERNET, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn or postpone the special meeting, if necessary and appropriate, to solicit additional proxies.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call [  ] at the phone numbers listed below.

i

Delisting and Deregistration of the Company Common Stock	49
Litigation Relating to the Merger	49
THE SPECIAL MEETING	50
Date, Time and Place	50
Purpose of the Special Meeting	50
Recommendation of Our Board of Directors and Special Committee	50
Record Date; Stockholders Entitled to Vote; Quorum	50
Abstentions and "Broker Non-votes"	50
Vote Required	51
Stock Ownership and Interests of Certain Persons	51
Voting Procedures	51
Other Business	52
Revocation of Proxies	52
Rights of Stockholders Who Object to the Merger	52
Solicitation of Proxies	53
Questions and Additional Information	53
THE MERGER AGREEMENT	54
Explanatory Note Regarding the Merger Agreement	54
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws	54
Closing and Effective Time of the Merger	54
Treatment of Common Stock	55
Treatment of Restricted Stock, Company Options and Company Warrants	55
Exchange and Payment Procedures	55
Representations and Warranties	56
Conduct of Business Prior to Closing	60
Parent Forbearance	61
Access to Information	61
Solicitation of Takeover Proposals	61
Indemnification; Directors’ and Officers’ Insurance	63

ii

Financing	64
No Knowledge of Inaccuracies	65
Employee Matters	65
Conditions to the Merger	65
Termination	66
Termination Fees and Reimbursement of Expenses	67
Remedies	68
Amendment; Waiver of Conditions	68
COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	68
Changes in Control	70
COMMON STOCK TRANSACTION INFORMATION	70
Securities Transactions by the Company, Executive Officers, Directors and Filing Persons	70
Prior Public Offerings	70
APPRAISAL RIGHTS	70
SELECTED FINANCIAL INFORMATION	73
Selected Historical Financial Information	73
Ratio of Earnings to Fixed Charges	74
Net Book Value per Share of Company Common Stock	74
MARKET PRICE AND DIVIDEND INFORMATION	74
Market Information	74
Dividends	75
Securities Authorized for Issuance under Equity Compensation Plans	75
STOCKHOLDER PROPOSALS AND NOMINATIONS	75
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	77
WHERE YOU CAN FIND MORE INFORMATION	77
ANNEX A: MERGER AGREEMENT	A-1
ANNEX B: FINANCIAL ADVISOR OPINION	B-1
ANNEX C: SECTION 262 OF DELAWARE GENERAL CORPORATION LAW	C-1
ANNEX D: ROLLOVER AGREEMENT	D-1
ANNEX E: ANNUAL REPORT ON FORM 10-K OF THE COMPANY, AS AMENDED (WITHOUT EXHIBITS)	E-1
ANNEX F: QUARTERLY REPORT ON FORM 10-Q OF THE COMPANY (WITHOUT EXHIBITS)	F-1

iii

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [  ], 2012

PROXY STATEMENT

This proxy statement contains information related to a special meeting of stockholders of China Advanced Construction Materials Group, Inc. (the “Company,” “we,” “us” or “our”) which will be held at [  ], local time, on [  ], 2012, at [  ] and any adjournments or postponements thereof. We are furnishing this proxy statement to stockholders of China Advanced Construction Materials Group, Inc. as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting. This proxy statement is dated [  ], 2011 and is first being mailed to stockholders on or about [  ], 2011.

SUMMARY TERM SHEET RELATED TO THE MERGER

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. In this proxy statement, the terms “we,” “us,” “our,” and the “Company” refer to China Advanced Construction Materials Group, Inc. and its subsidiaries. We refer to Novel Gain Holdings Limited as “Parent,” CACMG Acquisition, Inc. as “Merger Sub” and Parent, Merger Sub, Mr. Xianfu Han (“Mr. Han”) and Mr. Weili He (“Mr. He”), collectively as the “Buyer Group.” When we refer to the “merger agreement” we mean the agreement and plan of merger, dated as of October 24, 2011, among Parent, Merger Sub, Mr. Han (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein), Mr. He (solely for the purpose of Section 8.3(c) and Section 8.3(e) therein) and the Company, attached hereto as Annex A.

The Parties (page [  ])

China Advanced Construction Materials Group, Inc. is a holding company whose primary business operations are conducted through its wholly-owned subsidiaries Xin Ao Construction Materials, Inc. and Beijing Ao Hang Construction Materials Technology Co., Ltd. and its variable interest entity Beijing Xin Ao Concrete Group. The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects.

Parent is a company formed under the laws of the British Virgin Islands. Merger Sub is a corporation formed under the laws of the State of Delaware. Both Parent and Merger Sub were formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Both Parent and Merger Sub were formed and are beneficially owned by Mr. Han and Mr. He.

Mr. Han has served as a director of Parent since October 14, 2011  and president and chairman of the board of directors of Merger Sub since its formation on October 17, 2011. Mr. Han became chairman of the board of directors and chief executive officer of the Company on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary, Beijing Xin Ao Concrete Group. Since November 2002, Mr. Han has been chairman of Beijing Tsinghua University Management School’s Weilun Club. Between January 2001 and March 2007, Mr. Han served as executive vice chairman of the Beijing Concrete Association. Mr. Han is a citizen of the People’s Republic of China.

Mr. He has served as a director of Parent since October 14, 2011 and secretary, treasurer and director of Merger Sub since its formation on October 17, 2011. Mr. He became vice-chairman of the board of directors and chief operating officer of the Company on April 29, 2008. From August 2007 to the present, Mr. He has served as vice chairman of the board of directors of the Company’s subsidiary, Beijing Xin Ao Concrete Group. From January 2003 to August 2007, Mr. He served as chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. Since 2007, Mr. He has served as vice chairman of the Beijing Concrete Association. Mr. He is a citizen of the People’s Republic of China.

Mr. Han and Mr. He beneficially own approximately 49.47% of the total number of outstanding shares of Company common stock, and have agreed with Parent to contribute to Parent the shares of Company common stock owned by them (the “Rollover Shares”) in exchange for shares of Parent immediately prior to the completion of the merger pursuant to a rollover agreement.

Overview of the Transaction (page [  ])

Parent, Merger Sub, Mr. Han, Mr. He and the Company entered into the merger agreement on October 24, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The Company, as the surviving corporation, will continue to do business under the name “China Advanced Construction Materials Group, Inc.” following the merger. Both Parent and Merger Sub were formed and are beneficially owned by Mr. Han and Mr. He. The following will occur in connection with the merger:

  Each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (excluding the Rollover Shares and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Delaware General Corporation Law (“DGCL”)) will convert into the right to receive $2.65 (the “per share merger consideration”) in cash, without interest. All shares of Company common stock so converted will, at the closing of the merger, be cancelled, and each holder of a certificate (or evidence of shares in book-entry form) representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

  Each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

  Each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, will be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. Unless otherwise determined by Parent, the Company’s 2009 Equity Incentive Plan shall terminate as of the effective time of the merger. See “The Merger Agreement—Treatment of Restricted Stock” beginning on page [  ] and "The Merger Agreement—Treatment of Company Options and Company Warrants” beginning on page [  ] for additional information.

  Each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant. See “The Merger Agreement—Treatment of Restricted Stock” beginning on page [  ] and "The Merger Agreement—Treatment of  Company Options and Company Warrants” beginning on page [  ] for additional information.

Following and as a result of the merger:

  Company stockholders (other than Mr. Han and Mr. He) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

  shares of Company common stock will no longer be listed on the NASDAQ Global Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

  the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

The Special Meeting (page [  ])

The special meeting will be held at [  ], local time, on [  ], 2012 at [  ]. At the special meeting, you will be asked to, among other things, adopt the merger agreement. See “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (page [  ])

You may vote at the special meeting if you owned any shares of Company common stock at the close of business, New York time, on [  ], 2011, the record date for the special meeting. On that date, there were [  ] shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of the holders of both (a) a majority of the outstanding shares of Company common stock at the close of business on the record date and (b) a majority of the outstanding shares of Company common stock other than the Rollover Shares, each at the close of business on the record date. See “The Special Meeting” beginning on page [  ] for additional information.

Merger Consideration (page [  ])

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive the per share merger consideration. Company common stock owned by Parent or Merger Sub, including the Rollover Shares to be contributed to Parent by Mr. Han and Mr. He immediately prior to the effective time of the merger, will be cancelled without payment of per share merger consideration. Company common stock owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of per share merger consideration and such stockholders will instead be entitled to appraisal rights under the DGCL. See “The Merger Agreement—Treatment of Common Stock” beginning on page for additional information

A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration after the consummation of the merger. Please do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book-entry form), you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action required on your part. See “The Merger Agreement—Exchange and Payment Procedures” beginning on page [  ] for additional information.

Treatment of Restricted Stock, Company Options and Company Warrants (page [  ])

At the effective time of the merger, each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

The merger agreement provides that, each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, shall be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of (i) the per share merger consideration over (ii) the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. Unless otherwise determined by Parent, the Company’s 2009 Equity Incentive Plan shall terminate as of the effective time of the merger.

At the effective time of the merger, each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant. See “The Merger Agreement—Treatment of Restricted Stock” beginning on page [  ] and "The Merger Agreement—Treatment of  Company Options and Company Warrants” beginning on page [  ] for additional information.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger (page [  ])

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Our board of directors and the special committee believe that the merger is fair to our stockholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the adoption of the merger agreement and in determining that the merger is fair to our stockholders, please see “Special Factors Relating to the Merger—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page [  ] for additional information.

Positions of the Buyer Group Regarding the Fairness of the Merger (page [  ])

Each member of the Buyer Group believes that the merger is fair (both substantively and procedurally) to the Company’s unaffiliated stockholders. Their belief is based upon the factors discussed under the caption, “Special Factors Relating to the Merger—Positions of the Buyer Group Regarding the Fairness of the Merger” beginning on page [  ]. Each member of the Buyer Group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the Buyer Group as to the fairness of the merger are not intended to be, and should not be construed as, a recommendation to any stockholder of the Company as to how that stockholder should vote on the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger.

Opinion of William Blair, Financial Advisor to the Special Committee (page [  ])

The special committee engaged William Blair to act as its independent financial advisor in connection with the merger.  On October 24, 2011, William Blair rendered its oral opinion to the special committee and subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the per share merger consideration was fair, from a financial point of view, to the Company's stockholders (other than Mr. Han and Mr. He).  For details regarding William Blair's opinion and the information relied upon in rendering such opinion, please see “Special Factors Relating to the Merger—Opinion of William Blair, Financial Advisor to the Special Committee” beginning on page [  ] and the full text of William Blair's opinion attached as Annex B to this proxy statement.

Financing (page [  ])

The Buyer Group estimates that the total amount of funds necessary to consummate the merger and other transactions contemplated under the merger agreement, including the payment of customary fees and expenses in connection with the merger, will be approximately $53-56 million, assuming no exercise of appraisal rights by stockholders of the Company. The Buyer Group expects this amount to be provided through a combination of debt financing and the contribution of shares of Company common stock to Parent immediately prior to the merger by Mr. Han and Mr. He. Excluding the contribution of shares of Company common stock to Parent immediately prior to the merger by Mr. Han and Mr. He, the remaining amount of funds needed via debt financing will be approximately $30-33 million.  For additional information, please see “Special Factors Relating to the Merger—Financing” beginning on page [  ].

Interests of the Company’s Directors and Executive Officers in the Merger (page [  ])

When considering the recommendation of our board of directors in favor of the adoption of the merger agreement, you should be aware that the members of our board of directors and certain of our officers have interests in the merger in addition to their interests as our stockholders generally. These interests may be different from, or in addition to, your interests as our stockholders. These interests include acceleration of vesting of their restricted stock, the ownership of equity interests in Parent by Mr. Han and Mr. He, the rollover arrangement, compensation to members of the special committee and the maintenance of indemnification rights and insurance coverage. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. For a more detailed description of these interests, please see “Special Factors Relating to the Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [  ].

Conditions to the Merger (page [  ])

The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement—Conditions to the Merger” beginning on page [  ].

Regulatory Matters (page [  ])

The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the U.S. federal securities laws and the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the merger.

Solicitation of Takeover Proposals (page [  ])

Until 11:59 p.m., New York time, on December 23, 2011 the Company is permitted to:

  initiate, solicit and encourage any inquiry or the making of takeover proposals or offers from third parties, including through public disclosure or by providing third parties non-public information pursuant to acceptable confidentiality agreements; provided, that the Company shall promptly make such information available to Parent if not previously made available to Parent; and

  enter into and maintain discussions or negotiations with any person with respect to any takeover proposal, or otherwise cooperate with or assist such inquiries, proposals, discussions or negotiations.

From and after 12:00 a.m., New York time, on December 24, 2011 until the earlier of the effective time of the merger or the termination of the merger agreement, the Company will not directly or indirectly:

  solicit, initiate, knowingly encourage or knowingly induce the making of any takeover proposal from a third party;

  provide any material non-public information concerning the Company to a third party in connection with a takeover proposal; or

  engage in discussions or negotiations with any third party concerning a takeover proposal.

Notwithstanding the foregoing, the Company may continue to engage in the activities permitted during the period prior to 11:59 p.m., New York time, on December 23, 2011 described above with an excluded party. In this proxy statement, we refer to any person who has submitted a takeover proposal after the execution of the merger agreement and prior to 11:59 p.m., New York time, on December 23, 2011 that the board of directors and the special committee determine in good faith (after consultation with its financial and legal advisors) constitutes or would reasonably be expected to result in a superior proposal as an “excluded party”; provided, however, that such person will cease to be an excluded party at such time as the takeover proposal made by such person is withdrawn, is terminated or expires, or the board of directors and the special committee determine in good faith (after consultation with its financial and legal advisors) ceases to constitute or ceases to be reasonably likely to lead to a superior proposal.

Prior to the time the Company’s stockholders adopt the merger agreement, if the Company receives an unsolicited takeover proposal from a third party that the special committee determines in good faith (after consultation with its financial and legal advisors) could result in a superior proposal, the Company may:

  furnish information concerning the Company and its subsidiaries to such party pursuant to an acceptable confidentiality agreement; and

  engage in discussions or negotiations with such party with respect to such takeover proposal.

From and after 12:00 a.m., New York time, on December 24, 2011, the Company shall promptly (in any event within 48 hours) advise Parent, orally and then in writing as promptly as practicable, of (a) any takeover proposal, (b) any initial request for non-public information concerning the Company or its subsidiaries related to a takeover proposal or from any person who would reasonably be expected to make a takeover proposal and (c) any initial request for discussions or negotiations related to a takeover proposal. In connection with such notice, the Company must also provide the material terms and conditions and the identity of the third party making the takeover proposal or request. The Company must also keep Parent reasonably informed in all material respects of the status and details of such takeover proposal or request received after 12:00 a.m., New York time, on December 24, 2011.

After the receipt of an executed loan facility agreement or equivalent lending arrangement documentation between Parent and a reputable financial institution, private equity entity or other investor (which loan facility agreement we refer to as the “Buyer Group’s facility agreement”) on terms reasonably acceptable to the special committee on behalf of the Company to provide financing required for the transactions contemplated in the merger agreement, including the merger, the board of directors of the Company cannot effect a “change of recommendation” (as defined in “The Merger Agreement—Solicitation of Takeover Proposals”) or allow the Company to execute or enter into, any “Company acquisition agreement” (as defined in “The Merger Agreement—Solicitation of Takeover Proposals”) related to any takeover proposal. Notwithstanding the foregoing, at any time prior to the receipt of the requisite stockholder approvals of the merger, (x) if the special committee determines in good faith (after consultation with the Company’s outside legal advisors) that the failure to do so could likely be inconsistent with its fiduciary duties, then the board of directors of the Company, acting upon the recommendation of the special committee, may make a change of recommendation; and (y) if the board of directors of the Company determines in good faith (after consultation with the Company’s outside financial and legal advisors) that a takeover proposal constitutes a superior proposal, then the Company may make a change of recommendation, enter into a Company acquisition agreement with respect to such superior proposal and/or terminate the merger agreement.

After the receipt of an executed Buyer Group’s facility agreement, the Company is not entitled to effect a change of recommendation or terminate the merger agreement unless (a) the Company has provided written notice at least five business days in advance to Parent and Merger Sub advising Parent that the board of directors of the Company intends to make a change of recommendation or enter into a Company acquisition agreement and specifying the reasons for the proposed action and, if a change of recommendation is being made as a result of a superior proposal, the terms and conditions of such takeover proposal (including the identity of the third party making the takeover proposal and any related financing materials) and (b) with respect to a takeover proposal received on or after 12:00 a.m., New York time, on December 24, 2011, in addition to providing a written notice of a superior proposal to Parent, during the five business day period following Parent’s and Merger Sub’s receipt of such written notice, the Company will negotiate with Parent and Merger Sub in good faith (if Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement and the Buyer Group’s facility agreement, so that such superior proposal no longer constitutes a superior proposal, and following the end of the five business day period, the board of directors of the Company and the special committee will have determined in good faith, taking into account any changes to the merger agreement and the Buyer Group’s facility agreement proposed by Parent and Merger Sub, that the takeover proposal giving rise to such written notice continues to be a superior proposal. Any material amendment to the financial terms or any other material amendment of such superior proposal will require a new written notice and the Company will be required to comply again with the procedures in this paragraph.

The Company shall not be restricted from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to its stockholders any position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to its stockholders to comply with applicable law.

As used in this proxy statement, the following terms shall have the following meanings:

The term “takeover proposal” means any proposal or offer made by any third party to purchase or otherwise acquire (a) beneficial ownership (as defined under section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (b) any one or more assets or businesses of the Company and its subsidiaries that constitute 20% or more of the revenues or assets of the Company and its subsidiaries, taken as a whole.

The term “superior proposal” means a written takeover proposal on terms which the board of directors of the Company and special committee determine in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the merger agreement (taking into account such factors as the board of directors of the Company deems appropriate including any changes to the terms of the merger agreement proposed by Parent) and to be reasonably capable of being consummated on the terms proposed.

Termination of the Merger Agreement (page [  ])

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

by mutual written agreement of the Company and Parent;

by either the Company or Parent, if:

  any governmental entity has issued a final order, injunction or decree permanently enjoining or otherwise prohibiting consummation of the merger; provided, that this termination right is not available to a party if the failure of such party to fulfill any of its obligations under the merger agreement is the primary cause or material contributing factor to the denial of such approval, or issuance of such final order, injunction or decree;

  the merger is not completed by June 30, 2012 (the “termination date”), provided, that this termination right is not available to a party if the failure of the merger to have been consummated on or before the termination date was primarily due to the breach or failure of such party to fulfill any of its obligations under the merger agreement; or

  the Company’s stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof.

by the special committee (on behalf of the Company):

  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured or if curable, is not cured by Parent or Merger Sub within 30 calendar days after written notice of such breach or if earlier, by the termination date; provided, that this termination right is not available to the Company if a material breach of the merger agreement by the Company is the primary cause or material contributing factor to the failure of such condition to be satisfied;

  if the Company enters into an acquisition agreement relating to a superior proposal without breaching the merger agreement;

  if all of the closing conditions are otherwise satisfied but Parent and Merger Sub fail to close within two business days following the date the closing should have occurred, the Company has notified Parent in writing that it is ready to close and the Company has given Parent written notice of at least one business day of its intention to terminate the merger agreement; or

  for any reason prior to the receipt by the Company of a copy of the executed Buyer Group’s facility agreement.

by Parent:

  if the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured or if curable, is not cured by the Company within 30 calendar days after written notice of such breach, or if earlier, by the termination date; provided, that this termination right is not available to Parent if (a) a material breach of the merger agreement by Parent or Merger Sub is the primary cause or material contributing factor to the failure of such condition to be satisfied or (b) if either Mr. Han or Mr. He has actual knowledge of such breach by the Company on or prior to October 24, 2011; or

  if the board of directors of the Company has made and not withdrawn a change of recommendation.

Termination Fees and Reimbursement of Expenses (page [  ])

The Company is required to pay Parent a termination fee of $500,000 in the event that the merger agreement is terminated:

  by the special committee on behalf of the Company after the receipt of the executed Buyer Group’s facility agreement by the Company in order to enter into an alternative acquisition agreement in connection with a superior proposal;

  by either the Company or Parent after the termination date or because our stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof, if (a) a third party has made a takeover proposal during the period after 12:00 a.m., New York time, on December 24, 2011 and before the special meeting, which proposal has been publicly disclosed and not withdrawn, (b) the Company has received a copy of the executed Buyer Group’s facility agreement before the takeover proposal under (a) was made and (c) such takeover proposal shall have been consummated or any definitive agreement with respect to such takeover proposal shall have been entered into within twelve months after such termination under (a); or

  by Parent due to the Company’s breach of any of its representations, warranties, covenants or agreements under the merger agreement or the board of directors of the Company having made and not withdrawn a change of recommendation.

Parent or, at the request of the Company, Mr. Han and Mr. He, on a joint and several basis, are required to pay the Company a reverse termination fee of $1.5 million in the event the merger agreement is terminated:

  by the Company for any reason after December 23, 2011 unless the Company has received a copy of the executed Buyer Group’s facility agreement before such termination;

  by the Company due to Parent’s breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  if all of the closing conditions are otherwise satisfied but Parent and Merger Sub fail to close within two business days following the date the closing should have occurred, the Company has notified Parent in writing that it is ready to close and the Company has given Parent written notice of at least one business day of its intention to terminate the merger agreement.

Parent or, at the request of the Company, Mr. Han and Mr. He, on a joint and several basis, are required to pay the Company a reverse termination fee of $2.5 million in the event the merger agreement is terminated by the Company for any reason after January 22, 2012, unless the Company has received a copy of the executed Buyer Group’s facility agreement before such termination.

Remedies (page [  ])

Subject to any equitable remedies the Company may be entitled to, our right to receive payment of either a reverse termination fee of $1.5 million or $2.5 million, as the case may be, in connection with the merger from Parent, Mr. Han or Mr. He is our sole and exclusive remedy for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise. Upon payment of such reverse termination fee, Parent, Mr. Han, Mr. He and their respective representatives will have no further liability under the merger agreement.

Subject to any equitable remedies Parent or Merger Sub may be entitled to, Parent’s and Merger Sub’s right to receive payment of a termination fee of $500,000 from us, is the sole and exclusive remedy of Parent and Merger Sub against us for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise. Upon payment of such amount, the Company, its subsidiaries and their respective representatives will have no further liability under the merger agreement.

The Company, Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled under the merger agreement. The Company is entitled to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the prospective lender to fund under the Buyer Group’s facility agreement at the effective time of the merger. The parties agree that under no circumstances will the Company be entitled to receive both a grant of specific performance that results in the consummation of the merger and payment of all or any portion of the reverse termination fee.

Appraisal Rights (page [  ])

If the merger is consummated, persons who are stockholders of the Company will have certain rights under Delaware law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Company common stock (“Dissenting Shares”). Any shares of Company common stock held by a person who does not vote in favor of adoption of the merger agreement, demands appraisal of such shares of Company common stock and who complies with the applicable provisions of Delaware law will not be converted into the right to receive the per share merger consideration. Such appraisal rights, if the statutory procedures were complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting stockholders for their shares of Company common stock. The value so determined could be more or less than, or the same as, per share merger consideration.

You should read “Appraisal Rights” beginning on page [  ] for a more complete discussion of the appraisal rights in relation to the merger as well as Annex C which contains a full text of the applicable Delaware statute.

Litigation Relating to the Merger (page [  ])

The Company and the members of the board of directors are named as defendants in class action lawsuits brought by certain stockholders of the Company. The lawsuits allege, among other things, that the members of the board of directors breached their fiduciary duties owed to the Company’s stockholders in connection with the receipt by the Company of a preliminary, non-binding offer to enter into the merger.  The lawsuits seek, among other things, to enjoin the defendants from completing the merger. See “Special Factors Relating to the Merger—Litigation Relating to the Merger” beginning on page [  ].

One of the conditions to the closing of the merger is that there shall not be in effect any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected time frame. For a more detailed description of such litigation, please see “Special Factors Relating to the Merger—Litigation Relating to the Merger” beginning on page [  ].

Certain Material United States Federal Income Tax Consequences (page [  ])

The receipt of cash in exchange for Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined under “Special Factors Relating to the Merger—Material United States Federal Income Tax Consequences”) of Company common stock will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the merger and the U.S. Holder’s adjusted tax basis in the shares of Company common stock. In general, a Non-U.S. Holder (as defined under “Material United States Federal Income Tax Consequences”) of shares of Company common stock will not be subject to U.S. federal income tax in respect of cash received in the merger, unless such Non-U.S. Holder has certain connections to the United States. Holders of Company common stock should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

In the merger, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The merger may result in an “ownership change” of the Company under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Code Section 382 limits the use of certain tax assets, such as net operating loss carryforwards, of a corporation that undergoes an ownership change. As of September 30, 2011, the Company had net operating loss carryforwards of approximately $1,709,000. As stated in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011, management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continued losses for United States federal income tax purposes and accordingly provided a 100% valuation allowance on this deferred tax asset to reduce the asset to zero. Accordingly, even if the merger results in an ownership change of the Company within the meaning of Code Section 382, no material U.S. federal income tax consequences are expected under such section to the Company or its affiliates. No material U.S. federal income tax consequences are otherwise expected to the Company or its affiliates as a result of the merger.

Material PRC Income Tax Consequences (page [  ])

Under the PRC Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises.” The implementation rules for the EIT Law define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the EIT Law or that the gain recognized on the receipt of cash for Company common stock should otherwise be subject to PRC tax to holders of such common stock that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for these securities should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for Company common stock pursuant to the merger by holders of such securities who are not PRC residents could be treated as PRC-source income that would be subject to PRC tax at a rate of up to 10%. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Where You Can Find More Information (page [  ])

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page [  ].

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting of stockholders will be held at [ ], local time, on [ ], 2012, at [ ].

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of, among other things, the adoption of the merger agreement. On October 24, 2011, we entered into the merger agreement, with Parent, Merger Sub Mr. Han and Mr. He providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. After the merger, shares of the Company common stock will not be publicly traded. Parent and Merger Sub are beneficially owned by Mr. Han and Mr. He.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

  adoption of the merger agreement; and

  approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	As a stockholder, what will I receive in the merger?

A:

If the merger is completed, you will be entitled to receive $2.65 in cash, without interest thereon, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the merger agreement.

See “Special Factors Relating to the Merger—Material United States Federal Income Tax Consequences” and “—Material PRC Tax Consequences” beginning on page [  ] and [  ] for a more detailed description of the U.S. federal and PRC tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local, PRC and/or other non-U.S. taxes.

Q:	When will I receive the merger consideration for my shares of Company common stock?

A:

After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the $2.65 per share merger consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the merger consideration for your shares.

Q:	How will the Company’s restricted stock be treated in the merger?

A:

At the effective time of the merger, each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

Q:	How will the Company’s options be treated in the merger?

A:

Each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, shall be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of (i) the per share merger consideration over (ii) the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. See “The Merger Agreement—Treatment of Restricted Stock”  Company Options and Company Warrants” beginning on page [  ] for additional information.

Q:	How will the Company’s warrants be treated in the merger?

A:

At the effective time of the merger, each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant. See “The Merger Agreement—Treatment of Restricted Stock”, Company Options and Company Warrants” beginning on page [  ] for additional information.

Q:	What vote of our stockholders is required to adopt the merger agreement?

A:

The adoption of the merger agreement requires the holders of both (a) a majority of the outstanding shares of Company common stock, equal to at least 8,904,694 shares, and (b) a majority of the outstanding shares of Company common stock other than the Rollover Shares, equal to at least 4,499,903 shares, each as of the close of business, New York time, on the record date for the special meeting to vote “FOR” the proposal to adopt the merger agreement.

At the close of business on [ ], 2011, the record date, [ ] shares of Company common stock were outstanding and entitled to vote at the special meeting.

Q:	Who can attend and vote at the special meeting?

A:

All stockholders of record as of the close of business on [  ], 2011, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock. Seating will be limited at the special meeting. Admission to the special meeting will be on a first-come, first-serve basis.

Q:	How does our board of directors recommend that I vote?

A:

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How will our directors vote on the proposal to adopt the merger agreement?

A:

Our directors have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the adoption of the merger agreement. As of [  ], 2011, the record date for the special meeting, our directors (including Mr. Han and Mr. He) owned, in the aggregate, [  ] shares of Company common stock, or collectively approximately [  ]% of the outstanding shares of Company common stock.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Company common stock?

A:

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under Delaware law. See “Appraisal Rights” beginning on page [  ] for additional information. For the full text of Section 262 of the DGCL, please see Annex C hereto.

Q:	How do I cast my vote if I am a holder of record?

A:

If you were a holder of record as of the close of business, New York time, on [  ], 2011, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope. Holders of record may also vote by telephone or the Internet by following the instructions on the proxy card.

If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee?

A:

If you hold your shares in “street name,” which means your shares of Company common stock are held of record on [  ], 2011 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of Company common stock with instructions on how to vote your shares of Company common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?

A:

If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company’s corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	If I am a holder of certificated shares of Company common stock, should I send in my share certificates now?

A:

No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

Holders of uncertificated shares of Company common stock (i.e., holders whose shares are held in book-entry form) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:	What constitutes a quorum for the special meeting?

A:

The presence at the special meeting in person or by proxy of the holders of a majority of shares of the Company’s capital stock issued and outstanding and entitled to vote at the special meeting as of the record date will constitute a quorum for purposes of the special meeting.

Q:	Will any proxy solicitors be used in connection with the special meeting?

A:	Yes. To assist in the solicitation of proxies, the Company has engaged MacKenzie Partners, Inc.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Global Market. Under specified circumstances, we may be required to pay Parent (i) a termination fee of $500,000, or Parent may be required to pay us a termination fee of $1.5 million or $2.5 million, as the case may be. See “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page [  ] for additional information.

Q:	When is the merger expected to be completed?

A:

We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the first quarter of 2012; however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain stockholder approvals and the other closing conditions under the merger agreement must be satisfied or waived.

Q:	What is householding and how does it affect me?

A:

The Securities and Exchange Commission (“SEC”) permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding Company common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact [  ] toll-free at [  ], collect at [  ], by email at [  ] or at [  ].

SPECIAL FACTORS RELATING TO THE MERGER

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The Parties

The Company

China Advanced Construction Materials Group, Inc. is a holding company whose primary business operations are conducted through its wholly-owned subsidiaries Xin Ao Construction Materials, Inc. and Beijing Ao Hang Construction Materials Technology Co., Ltd., and its variable interest entity Beijing Xin Ao Concrete Group. The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. The Company’s principal executive offices are located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190. The Company’s telephone number is (+86) 10 82525361.

Parent

Parent was incorporated under the laws of the British Virgin Islands on September 30, 2011 and was formed by Mr. Han and Mr. He solely for the purpose of holding, transacting or otherwise dealing in the securities of the Company or otherwise participating in the transactions contemplated by the merger agreement. The principal place of business of Parent is 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China 100190 and its phone number is +(86) 10 82525361.

Merger Sub

Merger Sub was incorporated under the laws of the State of Delaware. Merger Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of effecting the merger. The principal place of business of Merger Sub is 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China 100190 and its phone number is +(86) 10 82525361.

Xianfu Han

Mr. Han has served as a director of Parent since October 14, 2011 and as president and chairman of the board of directors of Merger Sub since its formation on October 17, 2011. Mr. Han became chairman and chief executive officer of the Company on April 29, 2008. Since January 2003, Mr. Han has served as chairman of the board of directors of Beijing Xin Ao Concrete Group. From January 2001 to March 2007, Mr. Han acted as executive vice chairman of Beijing Concrete Association. Mr. Han has not held any other public company directorships during the past five years. Mr. Han is a citizen of the People’s Republic of China.

Weili He

Mr. He has served as a director of Parent since October 14, 2011 and secretary, treasurer and director of Merger Sub since its formation on October 17, 2011. Mr. He became vice-chairman and chief operating officer of the Company on April 29, 2008. Since August 2007, Mr. He has served as vice chairman of the board of directors of Beijing Xin Ao Concrete Group.  From January 2003 to August 2007, Mr. He served as chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd.  Since 2007, Mr. He has served as vice chairman of Beijing Concrete Association. Mr. He has not held any other public company directorships during the past five years. Mr. He is a citizen of the People’s Republic of China.

Business and Background of Natural Persons Related to the Company

Set forth below for each director and executive officer of the Company is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Neither the Company nor any of the Company’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Neither the Company nor any of the Company’s directors or executive officers listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Executive Officers

Xianfu Han. Mr. Han became chairman of the board of directors and chief executive officer of the Company on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary Beijing Xin Ao Concrete Group. Since November 2002, Mr. Han has been chairman of Beijing Tsinghua University Management School’s Weilun Club. Between January 2001 and March 2007, Mr. Han served as executive vice chairman of the Beijing Concrete Association. Mr. Han is a citizen of the People’s Republic of China.

Weili He. Mr. He became vice-chairman of the board of directors and chief operating officer of the Company on April 29, 2008. From August 2007 to the present, Mr. He has served as vice chairman of the board of directors of the Company’s subsidiary, Beijing Xin Ao Concrete Group. From January 2003 to August 2007, Mr. He served as chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. Since 2007, Mr. He has served as vice chairman of the Beijing Concrete Association. Mr. He is a citizen of the People’s Republic of China.

Directors (other than Mr. Han and Mr. He)

Tao Jin. Tao Jin became a director of the Company on May 4, 2011. Mr. Jin serves as chairman of the compensation committee and as a member of the audit committee and governance and nominating committee. Mr. Jin is a senior partner with Jincheng TongDa & Neal, a Chinese law firm based in Beijing. Immediately prior to joining Jincheng TongDa, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin is a citizen of the People’s Republic of China.

Jing Liu. Jing Liu became a director of the Company on February 7, 2010. Ms. Liu serves as a member of the audit committee, the compensation committee and the nominating and governance committee. From 2007 to 2009, Ms. Liu served on the board of directors of Guotai Asset Management Limited. During 2009, Ms. Liu served as a member of the board of directors of Southwest Securities Corporation. From 2005 to 2009, Ms. Liu served in various capacities, including general manager of the strategic development department and equity capital department, with China Jianyin Investment Limited, a state-owned investment company in the People’s Republic of China. Ms. Liu is a citizen of the People’s Republic of China.

Yang (Joanna) Wang. Yang (Joanna) Wang became a director of the Company on May 25, 2011. Ms. Wang serves as chairwoman of the audit committee and as a member of the compensation committee and governance and nomination committee. Between 2008 and 2010, Ms. Wang served as senior vice president of Oaktree Capital (Hong Kong) Limited, a U.S. private equity investment fund focused on mid-market opportunities worldwide, and was the head of the Beijing office. Between 2006 and 2007, Ms. Wang served as director of real estate financings of Credit Suisse (Hong Kong) Limited. Ms. Wang is a citizen of the United States of America.

Business and Background of Natural Persons Related to Parent and Merger Sub

Set forth below for each director and executive officer of Parent and of Merger Sub is his present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Neither Parent nor Merger Sub nor any of Parent’s or Merger Sub’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Neither Parent nor Merger Sub nor any of Parent’s or Merger Sub’s directors or executive officers listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Xianfu Han. Mr. Han has served as a director of Parent since October 14, 2011 and president and chairman of the board of directors of Merger Sub since its formation on October 17, 2011. Mr. Han became chairman of the board of directors and chief executive officer of the Company on April 29, 2008. From January 2003 to present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary, Beijing Xin Ao Concrete Group. Since November 2002, Mr. Han has been chairman of Beijing Tsinghua University Management School’s Weilun Club. Between January 2001 and March 2007, Mr. Han served as executive vice chairman of the Beijing Concrete Association. Mr. Han is a citizen of the People’s Republic of China.

Weili He. Mr. He has served as a director of Parent since October 14, 2011 and secretary, treasurer and director of Merger Sub since its formation on October 17, 2011. Mr. He became vice-chairman of the board of directors and chief operating officer of the Company on April 29, 2008. From August 2007 to present, Mr. He has served as vice chairman of the board of directors of the Company’s subsidiary, Beijing Xin Ao Concrete Group. From January 2003 to August 2007, Mr. He served as chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. Since 2007, Mr. He has served as vice chairman of the Beijing Concrete Association. Mr. He is a citizen of the People’s Republic of China.

Overview of the Transaction

The Company, Parent, Merger Sub, Mr. Han and Mr. He entered into the merger agreement on October 24, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Mr. Han and Mr. He. The following will occur in connection with the merger:

  Each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (excluding the Rollover Shares and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive $2.65 in cash, without interest. All shares of Company common stock so converted will, at the closing of the merger, be cancelled, and each holder of a certificate (or evidence of shares in book-entry form) representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

  Each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

  Each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, will be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. Unless otherwise determined by Parent, the Company’s 2009 Equity Incentive Plan shall terminate as of the effective time of the merger.

  Each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant.

Following and as a result of the merger:

  Company stockholders (other than Mr. Han and Mr. He) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

  shares of Company common stock will no longer be listed on the NASDAQ Global Market, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

  the registration of shares of Company common stock under the Exchange Act will be terminated.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the merger, be the officers of Merger Sub until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

Background of the Merger

Our board of directors and management regularly evaluate our business and operations and have periodically reviewed and assessed strategic alternatives for the Company. From time to time from April through July of 2011, various private equity funds and financial advisory firms approached the Company to discuss various strategic alternatives available to it, including a going private transaction. Certain of these discussions regarding the provision of financing in connection with various proposed transactions continued through July 2011. No agreement, arrangement or understanding with respect to any such transactions was ever reached with any of these parties. During these discussions, however, Mr. Han and Mr. He gradually became interested in exploring the possibility of making an offer to acquire the shares of the Company common stock already not owned by them.

On July 22, 2011, Mr. Han and Mr. He met to discuss the possibility of making an offer for the remaining shares of the Company not already owned by them, taking into account the average trading price of the Company common stock. Later on the same day, Mr. Han and Mr. He informally conveyed the concept to the Company. Over the course of the next several days, Mr. Han and Mr. He observed the stock price and trading of the Company common stock and on July 26, 2011, submitted through email a preliminary, non-binding proposal to our directors, proposing that they purchase the outstanding shares of Company’s common stock not currently owned by them for $2.65 per share (“the Proposal”). On July 26, 2011, the Company issued a press release announcing its receipt of the Proposal from Mr. Han and Mr. He.

On July 27, 2011,a special meeting of the board of directors of the Company was called to discuss the Proposal. At the special meeting, Mr. Han and Mr. He submitted their offer to the board of directors in person and then left the meeting. Then, at the invitation of the board of directors of the Company, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), counsel to the Company, advised the directors of the Company of their fiduciary duties to the Company’s stockholders and the measures to be taken to establish a secure communications channel to maintain confidentiality of information relating to the proposed transaction and to confirm the Company’s policy not to respond to market rumors or comment on pending discussions. The board of directors of the Company then resolved to establish a special committee. It was decided that the special committee should comprise of Mr. Tao Jin, Ms. Jing Liu and Ms. Yang (Joanna) Wang, each of whom was considered independent under NASDAQ rules, with Mr. Jin acting as chairman of the special committee. It was also decided that the special committee should be delegated the authority to, among other things, evaluate and respond to the Proposal, negotiate with the Buyer Group on the terms of the Proposal if appropriate, recommend to the board of directors of the Company what action, if any, should be taken by the Company with respect to the Proposal, and consider alternatives to the Proposal, including have the Company remain as an independent, publicly-traded company. The special committee was also authorized to retain independent financial and legal advisors to assist the special committee.

On July 28, 2011, the Company issued a press release announcing the formation of the special committee to consider the Proposal made by the Buyer Group.

On August 3, 2011, the Buyer Group engaged the law firm of Squire, Sanders & Dempsey (US) LLP (“SSD”) to represent it in the going private transaction.

Between July 28, 2011 and August 9, 2011, the special committee interviewed five law firms seeking to act as legal advisor to the special committee.

On August 9, 2011, the special committee retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to serve as its legal advisor with respect to the transactions contemplated in the Proposal based on Skadden’s qualifications, reputation and experience in going-private transactions. On the same day, the Company issued a press release announcing the special committee's selection of Skadden as the legal advisor to assist the special committee.

Between August 10, 2011 and August 29, 2011, the special committee interviewed four investment banks seeking to act as financial advisor to the special committee. After considering the strengths and weaknesses of each candidate, the special committee decided to retain William Blair & Company (“William Blair”) to act as its financial advisor.

On August 29, 2011, the Company issued a press release announcing the special committee's selection of William Blair as its financial advisor to assist the special committee in its work in relation to the Proposal and the transactions contemplated in the Proposal.

On the evening of August 29, 2011, the special committee held a telephonic meeting which was attended by representatives of Skadden and William Blair to discuss the Proposal. At the meeting, Skadden members of advised the special committee of their fiduciary duties.  The special committee and representatives of Skadden and William Blair discussed various considerations regarding the Proposal. The special committee also discussed alternatives to the Proposal, including rejecting the Proposal and having the Company remain as an independent publicly-traded company. William Blair reviewed various aspects of finding alternative acquirers (“the Market Check”), including the scope of the Market Check. Following the discussion, the special committee instructed William Blair to prepare a list of potential investors, including both financial investors and strategic investors, for the purpose of the Market Check.

On August 29, 2011 and August 30, 2011 representatives of William Blair called Mr. Yanwei He, the finance director of the Company, and asked for the Company's financial projection.

On September 1, 2011, at the request of William Blair, the special committee requested that Mr. Yanwei He provide the Company’s financial projection to William Blair.

On September 5, 2011, management of the Company provided to William Blair the Company’s preliminary financial projection.

On September 6, 2011, Mr. Yanwei He met with representatives of William Blair for an overview of the Company’s operating divisions, and business strategy as part of William Blair’s financial due diligence of the Company.

 On September 23, 2011, representatives of William Blair held a telephonic meeting attended by Mr. Han.  William Blair asked management of the Company to provide detailed assumptions of the projection as well as business strategies of the Company.

On September 29, 2011, the special committee held a telephonic meeting which was also attended by representatives of Skadden and William Blair. William Blair reported on the progress of its financial due diligence. The special committee then made inquiries in connection with the preliminary financial projections prepared by the management of the Company, in particular the underlying reasons for the declining trend of the revenue projections of the Company from 2012 to 2013. William Blair confirmed that the Company management had provided the preliminary financial projections without setting forth explanations to the declining trend of the revenue projections. The special committee then asked William Blair to explain the methods and assumptions used in preparing such preliminary financial projections. William Blair confirmed that the methods and assumptions used in preparing the preliminary financial projections were yet to be provided by the management of the Company. The special committee then determined that William Blair should make a request to the Company management for further clarification and details with respect to the financial projections as well as the methods and assumptions used in preparing the preliminary financial projections. The special committee then discussed and finalized the list of potential investors for the Market Check prepared by William Blair and instructed William Blair to contact potential investors on the finalized list. Skadden provided to the special committee a summary of the directors’ fiduciary duties under Delaware law and emphasized the special committee’s obligation to maximize value reasonably attainable by the Company’s unaffiliated stockholders.

On September 30, 2011, at the request of the special committee, William Blair prepared marketing materials based on publicly available information of the Company and distributed such materials on behalf of the special committee to solicit interest in a potential transaction to 31 potential strategic buyers and 25 potential financial buyers both in and outside China.

On October 1, 2011, Skadden provided a preliminary draft of the merger agreement to the special committee for review and comment in order to make the merger agreement available in the data room to potential interested parties. Representatives of Skadden also reviewed and explained the key terms of the preliminary draft of the merger agreement to the special committee members.

On October 10, 2011, representatives of William Blair and a representative of the special committee visited the Company's headquarters and held a meeting with management of the Company to discuss the historical financial information and the projections provided by the Company. After the meeting, management of the Company provided William Blair with its revised financial projection as well as the assumptions and methods used in preparing the preliminary financial projections. The Company also provided to William Blair the breakdown of the Company’s capital expenditure.

On October 13, 2011, the special committee held a telephonic meeting which was also attended by representatives of Skadden and William Blair. Representatives of William Blair presented to the special committee various considerations and methods for analyzing the fairness of the per share merger consideration proposed by the Buyer Group. The special committee then discussed the preliminary valuation analyses presented by William Blair, as well as the assumptions and methodologies adopted by William Blair in its analyses. After the discussion, the special committee instructed William Blair to conduct further due diligence with management of the Company on the financial projections. In particular, the special committee instructed William Blair to request the management of the Company to explain the projected capital expenditure levels, in light of the management revenue projections and to provide additional details regarding the projected capital expenditures.

On October 14, 2011, at the request of the special committee, Skadden circulated the preliminary draft of the merger agreement to SSD and Pillsbury reflecting the special committee’s preliminary positions with respect to the potential transactions contemplated in the Proposal.

On the same day, at the request of William Blair, management of the Company explained the rationale for the increase in the Company’s projected capital expenditure while the Company’s projected revenue actually decreases. According to management, the majority of the Company’s fixed assets such as machinery and vehicles, which the Company had procured at the beginning of the Company’s operation, was  expected to run fully depreciated in the next few years. Thus, the Company would need to spend the majority of the capital expenditure to replace these fully-depreciated assets. Furthermore, because of government zoning changes, the leases for some of the Company’s current manufacturing plants could not be renewed at their expiry. Therefore, the Company would have to relocate these plants by purchasing new land, building new manufacturing plants as well as procuring  new vehicles, machineries and other equipment and components for the new plants.  These factors have all attributed to the substantial increase in the Company’s projected capital expenditures.

On October 15, 2011, the special committee held a telephonic meeting which was also attended by representatives of William Blair and Skadden. Representatives of William Blair presented to the special committee additional analyses including (a) a financial analysis based on the Company's capital expenditure projection, (b) a sensitivity analysis on the projected revenue and capital expenditures provided by the Company. At the special committee’s request, William Blair also prepared and presented a comparable analysis with an expanded search of comparable companies listed on the Hong Kong Stock Exchange, however this additional analysis was not related to William Blair’s opinion or relied upon by William Blair in rendering its opinion. The special committee then discussed William Blair’s presentation in depth and William Blair answered questions from the special committee members about its presentation material. After the discussions, the special committee then asked William Blair to prepare an additional sensitivity analysis on EBIT margin and to provide the special committee with additional information regarding a macroeconomic forecast on China's infrastructure spending, as well as forecasts for comparable companies in light of the projected decrease in government spending in high speed railway and other infrastructure projects.

On October 17, 2011, management of the Company provided to William Blair a further revised capital expenditure projection to revise and supplement the projections provided to William Blair on October 10, 2011 as well as the breakdown of such revised capital expenditure projection.

On the same day, the special committee held a telephonic meeting which was also attended by representatives of William Blair and Skadden. Representatives of William Blair presented to the special committee materials providing additional analyses requested by the special committee , including (a) an EBIT margin sensitivity analysis, (b) an end market analysis and (c) an additional comparable companies analysis to include suppliers to China's high speed train projects. William Blair also presented to the special committee the further revised Company capital expenditure projection. The special committee discussed with William Blair the additional analyses and the revised Company capital expenditure projection and instructed William Blair to request that management of the Company explain the difference between the revised capital expenditure projection and the original capital expenditure projection provided to William Blair on September 5, 2011.

On October 18, 2011, representatives of William Blair and a representative of the special committee held a telephonic meeting with the finance director of the Company to discuss the underlying reasons for the changes in the Company's capital expenditure plan. The finance director of the Company confirmed that, based on the senior management's analysis of the industry growth prospects, current policy environment and the expected timelines for recovery of demand for the Company's products, adjustments were made to the capital expenditure plan so that it would match more closely with the Company's future growth plan. In particular, given that the full recovery of the demand for the Company's products was not expected to occur until 2016, the management of the Company had determined that the construction plan for some of its plants could be deferred to 2015 or 2016.

Also on October 18, 2011, SSD provided a revised draft of the merger agreement to Skadden, requesting, among other things, a shortening of the no-shop period, a lower reverse termination fee payable by the Buyer Group and the elimination of the right of the Company to terminate the merger agreement at any time if financing had not been obtained by the Buyer Group.

On October 19, 2011, the special committee held a meeting which was also attended by representatives of William Blair and Skadden. Representatives of William Blair briefed the special committee on the discussions they had with the finance director of the Company in connection with the underlying reasons for the changes in the Company's capital expenditure plan. The special committee then discussed the alternative to the Proposal of maintaining the Company as a listed company on the NASDAQ Global Market. Based on the financial analyses conducted by William Blair, and in light of the recent negative public attention and investors’ waning enthusiasm towards China-based companies listed on US stock exchanges through reverse mergers, and in particular the growth slowdown of the railway construction industry in China, the special committee believed that, the per share merger consideration offered by the Buyer Group was higher than what the Company’s stockholders could reasonably expect to achieve in the open market in the foreseeable future should a transaction with the Buyer Group not be consummated. Therefore, the special committee concluded that the Company remaining independent as a listed company on the NASDAQ Global Market would not be in the best interests of the Company's unaffiliated stockholders. The special committee also considered a tender offer as another alternative to the Proposal, and rejected it because the Proposal offered better deal certainty than a tender offer. The special committee did not consider other alternatives to the Proposal, such as a reclassification, reverse stock split, or odd-lot offer. However, the special committee believed that it has reserved the flexibility to pursue other alternatives that are more attractive to the Company’s unaffiliated stockholders than the merger during the “go-shop” period. After reviewing various valuation materials presented to the special committee by William Blair, the special committee believed that the per share merger consideration was reasonable and within the price range supported from the discussion materials and that the special committee should continue to engage in serious discussion and negotiations with the Buyer Group in connection with the merger. After further discussing the valuation analyses prepared by William Blair, and the special committee's obligation to obtain the highest value reasonably available, the special committee determined to ask the Buyer Group to increase its offer price from $2.65 per share to $3.00 per share.

Also during the special committee’s meeting on October 19, 2011, representatives of Skadden explained to the special committee the key terms of the revised draft of the merger agreement provided by SSD and the main differences between the positions of the special committee and those of the Buyer Group. Representatives of Skadden answered questions that the special committee members had in connection with these key terms and the main differences and their legal risks and implications. The special committee determined that, to protect the interests of the unaffiliated stockholders, the merger agreement should include (a) a “majority of the unaffiliated shareholders” voting requirement to protect the unaffiliated stockholders, (b) a “go-shop” period to allow the Company to continue to actively solicit offers from third parties after entering into the merger agreement with the Buyer Group, (c) a low termination fee amount payable by the Company if it were to enter into an alternative agreement with third parties, and (d) a meaningful reverse termination fee amount payable by the Buyer Group as a deal protection mechanism.

On the same day, at the request of the special committee, representatives of Skadden informed representatives of SSD that the special committee had proposed that the Buyer Group increase the offer price from $2.65 per share to $3.00 per share.

Throughout the remainder of the day on October 19, 2011, Mr. Han and Mr. He discussed the possibility of making a higher offer. After such discussions, later in the evening of October 19, 2011, Mr. Han and Mr. He decided that the Buyer Group’s offer price should remain at $2.65 per share. On the same day, SSD delivered the Buyer Group’s decision not to increase the offer price to Skadden, who immediately conveyed the same to the special committee members.

On October 20, 2011, the special committee held a meeting, which was also attended by representatives of William Blair and Skadden. The special committee first discussed the valuation of the Company and the feedback from the Buyer Group with respect to the offer price and determined that it should continue the price negotiation with the Buyer Group and again proposed that the Buyer Group increase its offer price to $3.00 per share before entering into negotiations with the Buyer Group on the terms of the merger agreement. The special committee also discussed the fact that the Buyer Group had not secured financing for the merger and decided that the merger agreement should give the Company (a) the right to terminate the merger agreement for any reason at any time before the Buyer Group delivers to the Company an executed loan facility agreement to fund the merger on terms reasonably acceptable to the special committee, (b) the entitlement to a reverse termination fee if the Buyer Group fails to secure financing necessary to consummate the merger within 60 days after signing the merger agreement and (c) an increased amount of the reverse termination fee if the Buyer Group fails to secure financing necessary to consummate the merger within 90 days after signing the merger agreement.

On the same day, at the request of the special committee, Skadden informed SSD about the special committee’s second request that the offer price be increased to $3.00 per share. Later on the same day, SSD informed Skadden that the Buyer Group was unwilling to increase its offer price from $2.65 per share.

On October 21, 2011, the special committee held a meeting, which was also attended by representatives of William Blair and Skadden. The special committee discussed the feedback from the Buyer Group with respect to the offer price. The special committee discussed again the fairness of the offer price in light of the financial analyses conducted by William Blair. In light of the premium reflected by the offer price, and taking into account the financial analyses provided by William Blair as well as the special committee's views on the likely prospects for the Company should it remain as an independent NASDAQ-listed entity, the special committee decided not to insist that the Buyer Group increase its offer price and to initiate negotiations with the Buyer Group on the terms of the merger agreement. Representatives of Skadden then reviewed with the special committee the key terms in the draft of the merger agreement further revised by Skadden based on the comments given by the special committee on October 19, 2011. The special committee discussed and approved these key terms and instructed Skadden to negotiate the terms of the merger agreement with SSD and the Buyer Group. The special committee also indicated that it would be agreeable to the $2.65 per share offer price, if the Buyer Group agreed to the special committee's positions on all the other major outstanding issues in the draft merger agreement.

During the course of October 21, 2011, representatives of Skadden and SSD held numerous rounds of discussions concerning the merger agreement.

On the late evening of October 21, 2011, SSD informed Skadden that if the special committee would agree to the $2.65 per share offer price and a $500,000 termination fee payable by the Company if the merger agreement is terminated under certain circumstances, the Buyer Group would agree to the 60 day go-shop period, the right of the Company to terminate the merger agreement and entitlement to a $1.5 million termination fee if the Buyer Group is unable to obtain financing within 60 days after signing of the merger agreement, and a higher termination fee of $2.5 million if financing arrangements are not in place within 90 days after signing of the merger agreement.

On October 22, 2011, with the consent and at the instruction of the special committee, Skadden provided a further revised draft of the merger agreement reflecting the above agreements. Later on the same date, SSD informed Skadden that the Buyer Group agreed to the key terms of the merger agreement contained in the draft circulated by Skadden on October 22, 2011.

On October 23, 2011 representatives of Pillsbury and SSD separately provided their further comments on the merger agreement.

On October 24, 2011, the special committee held a meeting, which was also attended by representatives of William Blair and Skadden, to consider the final terms of the merger agreement and its recommendation of the transaction to the full board of directors. Representatives of William Blair reviewed with the special committee its financial analysis of the proposed transaction and delivered its oral opinion to the special committee to the effect that, as of the date of its opinion, and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in the written opinion, the $2.65 per share merger consideration offered by the Buyer Group was fair, from a financial point of view, to the unaffiliated stockholders. The full text of William Blair’s written fairness opinion, dated October 24, 2011, is attached as Annex B to this proxy statement and incorporated herein by reference. Skadden then reviewed the history of the negotiations between the parties, and revisited the fiduciary duty obligations of the special committee. After considering, among other things, the factors discussed below in the section titled “Special Factors Relating to the Merger—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” and the financial analyses and opinions of William Blair, the special committee determined that the merger is fair to and in the best interests of the Company and its unaffiliated stockholders, and approved resolutions recommending that the Company’s board of directors approve and declare advisable the merger agreement and transactions contemplated in the merger agreement, including the merger. Following the meeting of the special committee, based upon the approval of the special committee, the board of directors of the Company adopted unanimous written resolutions approving the terms of the draft merger agreement and the transactions contemplated thereby, and resolutions recommending that the Company’s stockholders vote to approve the terms of the merger agreement. See “Special Factors Relating to the Merger— Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” below for a description of the resolutions of our board of directors at this meeting.

The special committee then discussed with representatives of Skadden and William Blair on the Market Check process which started on September 30, 2011. William Blair informed the special committee that there had been two investors showing interest in the Company. One of them which signed a confidential agreement was only interested in being a co-investor of the Buyer Group. The other investor did not sign a confidentiality agreement after the initial contact with William Blair. The special committee instructed William Blair to follow up with these two investors and clarify their intentions as soon as possible. The special committee then determined to request that the Company to set up a data room as soon as possible so that information about the Company can be provided to potential investors who have signed a confidentiality agreement for review during the “go-shop” period.

Later on October 24, 2011, the parties executed the merger agreement. On the same day, the Company issued a press release announcing the transaction and its entry into a definitive merger agreement.

On November 15, 2011, the special committee held a telephonic meeting to discuss the status of the “go-shop” process with William Blair which was also attended by representatives of Skadden. Representatives of William Blair confirmed that the investor who had shown interest in being a co-investor of the Buyer Group was no longer interested in investing in the Company after it learnt that the Buyer Group intended to complete the merger on its own. After the meeting, per the instruction of the special committee, William Blair expanded the list of potential investors originally prepared in September for the Market Check to include additional potential strategic buyers and potential financial buyers. William Blair then distributed updated marketing materials with respect to the Company on behalf of the special committee to all the potential investors, including the additional identified potential investors, to solicit their investment interest in the Company.

On November 21, 2011, William Blair updated the special committee on the status of the “go-shop” process. None of the potential investors (including both the financial and strategic ones) which William Blair had approached had shown any interest in investing in the Company. Up to November 21, 2011, 47 out of the total 69 potential investors that William Blair had approached confirmed that they had no interest in investing in the Company. William Blair has been following up with the remaining 22 potential investors but has not yet received their final responses.

Purposes and Reasons of Our Board of Directors and Special Committee for the Merger

The special committee and our board of directors believe that, as a privately-held entity, the Company’s management may have greater flexibility to focus on improving the Company’s financial performance without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. As a publicly-traded entity, the Company faces pressure from public stockholders and investment analysts to make decisions that might produce better short-term results, but over the long term lead to a reduction in the per share price of the Company’s publicly traded common stock.

The special committee and our board of directors also believe that it is appropriate for the Company to undertake the merger and terminate the registration of the Company common stock at this time due to the high costs of remaining a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 (“SOX”), the Dodd Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and other U.S. federal securities laws. We estimate such costs to be, on an annualized basis, approximately $240,000 for fees and expenses relating to consulting and auditing services associated with SOX and Dodd-Frank compliance, approximately $220,000 for fees and expenses of U.S. securities counsel (excluding fees and expenses relating to the merger) and approximately $120,000 for fees and expenses of the Company’s investor relations firm (excluding fees and expenses relating to the merger). These costs are ongoing, comprise a significant element of our corporate overhead expense, and are difficult to reduce. In addition to the direct out-of-pocket costs associated with SEC reporting and compliance, the Company’s management and accounting staff, which comprises a handful of individuals, need to devote significant time to these matters.

Furthermore, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and would not be disclosed by a non-reporting company. As a result, our actual or potential competitors, customers, lenders and vendors all have ready access to this information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

Based on the foregoing considerations, the special committee and our board of directors has concluded that it is more beneficial to the Company to undertake the merger and become a private company as a result of the merger than to remain a public company.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

At a meeting on October 24, 2011, the special committee unanimously recommended that our board of directors adopt resolutions that:

  determine the merger, on the terms and subject to the consideration set forth in the merger agreement, fair to and in the best interests of the Company and its stockholders;

  approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

  recommend the adoption of the merger agreement by the Company’s stockholders.

On October 24, 2011, our board of directors, acting upon the unanimous recommendation of the special committee, which special committee acted with the advice and assistance of its financial and legal advisors, evaluated the merger, including the terms and conditions of the merger agreement, and our board of directors unanimously approved the resolutions recommended by the special committee.

Both the special committee and our board of directors determined that the merger was substantively and procedurally fair to the Company’s unaffiliated stockholders based on the following factors, which are not listed in any order of importance:

  the current and historical market prices of the Company common stock, including the fact that the merger consideration offered to our unaffiliated stockholders represents (i) a 15.2% premium to the closing price of shares of Company common stock on July 25, 2011, the trading day immediately prior to the public announcement of the Company’s receipt of Mr. Han and Mr. He’s “going private” proposal, (ii) a 39.6% premium over the 30-day volume weighted average price as quoted by Bloomberg L.P. on July 25, 2011, (iii) a 8.6% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. on July 25, 2011;

  the possibility that it could take a considerable period of time before the trading price of the Company common stock would reach and sustain at least the per share merger consideration of $2.65, as adjusted for present value, and the possibility that such value might never be obtained;

  the all-cash merger consideration, which will allow our unaffiliated stockholders to immediately realize liquidity for their investment and provide them with certainty of the merger consideration;

  the limited trading volume of our common stock on the NASDAQ Global Market;

  the belief of the special committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

    the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

    the fact the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a reverse termination fee of $1.5 million or $2.5 million, as applicable, and Mr. Han and Mr. He are primary obligors on a joint and several basis with respect to such payment obligation; and

    the Company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

  our ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “Merger Agreement—Solicitation of Takeover Proposals” below);

  our ability to terminate the merger agreement for any reason prior to our receipt of an executed copy of Buyer Group’s facility agreement on terms reasonably acceptable to us to provide financing required for the transactions contemplated in the merger agreement, including the merger;

  the financial analysis reviewed by William Blair with the special committee, and the oral opinion to the special committee (which was confirmed in writing by delivery of William Blair’s written opinion dated October 24, 2011), as to the fairness, from a financial point of view, of the $2.65 per share merger consideration to be received by the Company’s stockholders (other than Mr. Han and Mr. He) in the merger, as of October 24, 2011, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by William Blair in preparing its opinion;

  the possible alternatives to a sale to the Buyer Group, including continuing as a stand alone company, which alternatives the special committee determined to be less favorable to the Company's stockholders than the merger given the potential risks, rewards and uncertainties associated with those alternatives, particularly in light of the recent negative public attention and investors’ waning enthusiasm towards China-based companies listed in the US stock exchanges through reverse mergers;

  the availability of appraisal rights to the unaffiliated stockholders who comply with all of the required procedures under the DGCL for exercising dissenters’ and appraisal rights, which allow such stockholders to seek appraisal of the fair value of their shares of Company common stock as determined by the courts of Delaware; and

  the consideration and negotiation of the merger agreement was conducted entirely under the oversight of the members of the special committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the special committee’s authority.

In addition, the special committee and our board of directors believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated stockholders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated stockholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

  the consummation of the merger is conditioned upon of the adoption of the merger agreement not only by holders of a majority of the outstanding shares of Company common stock, but also by holders of the outstanding shares of Company common stock other than the Rollover Shares;

  in considering the transaction with the Buyer Group, the special committee acted to represent solely the interests of the unaffiliated stockholders, and the special committee had independent control of the arm’s length negotiations with the Buyer Group’s advisors on behalf of such unaffiliated stockholders;

  all of the directors serving on the special committee during the entire process are independent directors and free from any affiliation with any member of the Buyer Group. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates;

  the fact that, other than their receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or board’s recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement, members of the special committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated stockholders;

  the fact that the special committee was assisted in negotiations with the Buyer Group and in its evaluation of the merger by William Blair, its financial advisors, and Skadden, its legal advisor;

  the fact that the special committee received from William Blair an opinion dated as of October 24, 2011, based upon and subject to various assumptions, with respect to the fairness of the per share merger consideration to be received by the holders of Company common stock other than the Rollover Shares;

  the fact that the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from Mr. Han and Mr. He and the transactions contemplated thereby from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;

  the fact that the terms and conditions of the merger agreement were the product of arm’s length negotiations between the special committee and its advisors, on the one hand, and the Buyer Group and its advisors, on the other hand;

  the fact that the special committee met regularly to consider and review the merger with advice from its advisors;

  the recognition by the special committee and our board of directors that it had no obligation to recommend the approval of the proposal from Mr. Han and Mr. He or any other transaction;

  the recognition by the special committee and our board of directors that, at the request of the special committee, William Blair conducted  Market Check with respect to the Company;

  the recognition by the special committee and our board of directors that, under the terms of the merger agreement, it has a period of 60 days to actively solicit competing proposals for the Company; that it has the ability after such go-shop period to consider any acquisition proposal reasonably likely to lead to a superior proposal until the date our stockholders vote upon and adopt the merger agreement; and that any such acquisition proposals would be an effective method of verifying the valuation of the Company;

  the ability of the Company to terminate the merger agreement for any reason before the Buyer Group delivers a copy of the executed Buyer Group’s facility agreement to the Company without adverse consequence to the Company; and

  the ability of the Company to terminate the merger agreement in order to enter into an agreement relating to a superior proposal.

The special committee and our board of directors also considered a variety of potentially negative factors discussed below concerning the merger agreement and the merger, which are not listed in any relative order of importance:

  the fact that the Company’s stockholders, other than Mr. Han and Mr. He, will have no ongoing equity participation in the Company following the merger, and that the Company’s stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Company common stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company which could include a dividend to stockholders;

  the possibility that the Buyer Group could sell some or all of the Company following the merger to one or more purchasers at a valuation higher than that being paid in the merger or the Company could achieve a higher valuation by re-listing in another stock exchange;

  the fact that Mr. Han and Mr. He collectively own approximately 49.47% of the total number of outstanding shares of Company common stock may have discouraged, and may in the future discourage, third parties from submitting alternative acquisition proposals with terms and conditions, including price, that may be superior to the merger;

  the absence of any alternative acquisition proposals with a higher price to our stockholders after the public announcement of the Company’s receipt of Mr. Han and Mr. He’s going-private proposal on July 26, 2011;

  the fact that the per share merger consideration is less than the highest closing price of $7.99 at which the Company common stock has traded in the two years prior to the Company’s announcement on July 26, 2011 that it had received a “going private” proposal;

  the fact that the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

  the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

  the fact that the Company will be required to, under certain circumstances, pay Parent a termination fee of $500,000 in connection with the termination of the merger agreement;

  the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the rollover commitment of Mr. Han and Mr. He and that the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub may be limited to receipt of a reverse termination fee of $1.5 million or $2.5 million from Parent, Mr. Han or Mr. He and under certain circumstances the Company may not be entitled to a reverse termination fee at all;

  the terms of Mr. Han’s and Mr. He’s participation in the merger and the fact that Mr. Han and Mr. He may have interests in the transaction that are different from, or in addition to, those of our unaffiliated stockholders; see “Special Factors Relating to the Merger—Interests of the Company's Directors and Executive Officers in the Merger” for additional information;

  the fact that the Buyer Group has not secured financing necessary to consummate the transactions contemplated by the merger agreement, including the merger;

  the possibility that the merger might not be consummated in a timely manner or not be consummated at all, including the risk that the merger will not occur if Mr. Han and Mr. He fail to secure financing, as Parent does not on its own possess sufficient funds to complete the transaction;

  the taxability of an all cash transaction to our unaffiliated stockholders who are U.S. Holders for U.S. federal income tax purposes (as defined under “Special Factors Relating to the Merger—Material U.S. Federal Income Tax Consequences”);

  the fact that the merger consideration of $2.65 per share is less then the Company’s current net book value of $4.67 per share, which the special committee and our board of directors believes is not a material indicator of going concern value that comprehensively reflects our performance, financial health, prospects, and future earning potential and it would be difficult to determine the actual value of the Company’s assets relative to the book value as well as how achievable it would be to convert the assets to cash; and

  the possibility of the imposition of PRC or other foreign taxes in connection with the merger.

The foregoing discussion of information and factors considered by the special committee and our board of directors is not intended to be exhaustive, but includes a number of the factors considered by the special committee and our board of directors. In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to, and neither did quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement based upon the totality of the information presented to and considered by it.

Neither the special committee nor our board of directors considered the liquidation value of Company’s assets because it considers the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations. In addition, the special committee and the board of directors believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Each of the special committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value. Each of the special committee and the board of directors of the Company also considered the historical market prices of the Company common stock as described on page [  ]. Neither the special committee nor our board of directors considered the Company’s net book value, which is defined as total assets minus total liabilities, as a factor. The special committee and board of directors believe that net book value is not a material indicator of the value of the Company as a going concern.

The special committee and our board of directors, in reaching their respective determinations to approve and recommend to the Company’s unaffiliated stockholders the merger agreement and the transactions contemplated thereby, also considered the risk of losing the opportunity to enter into a transaction with the Buyer Group at the per share merger consideration that was considered fair, from a financial point of view, to unaffiliated security holders.

In reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests to the Company and our unaffiliated stockholders and its decision to approve the merger agreement and recommend the adoption of the merger agreement by our stockholders, our board of directors considered the analyses, conclusions and recommendations of the special committee and the factors examined by the special committee as described above under the captions “Special Factors Relating to the Merger—Purposes and Reasons of Our Board of Directors and Special Committee for the Merger” and “Special Factors Relating to the Merger—Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” and adopted such analyses, conclusions and recommendations. For the foregoing reasons, our board of directors believes that the merger agreement and the transactions contemplated thereby are fair to the Company’s stockholders.

Our board of directors recommends that you vote “FOR” adoption of the merger agreement.

Opinion of William Blair, Financial Advisor to the Special Committee

William Blair was retained to act as financial advisor to the special committee in connection with the merger. As part of its engagement, the special committee requested William Blair to render an opinion to the special committee as to whether the per share merger consideration was fair to the Company’s stockholders (other than Mr. Han and Mr. He) from a financial point of view. On October 24, 2011, William Blair rendered its oral opinion to the special committee and subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the per share merger consideration was fair, from a financial point of view, to the Company’s stockholders (other than Mr. Han and Mr. He).

William Blair provided the opinion described above for the information and assistance of the special committee in connection with its consideration of the merger. The terms of the merger agreement and the amount and form of the consideration to be paid pursuant to the merger agreement, however, were determined through negotiations between the special committee and the Buyer Group and were recommended by the special committee for approval by the board of directors and approved by the board of directors. William Blair did not recommend any specific consideration to us or the special committee or that any specific consideration constituted the only appropriate consideration for the merger.

The full text of William Blair’s written opinion, dated October 24, 2011, is attached as Annex B to this proxy statement and incorporated herein by reference. You are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the merger consideration was fair. William Blair’s opinion was directed to the special committee for its benefit and use in evaluating the fairness of the consideration to be paid pursuant to the merger agreement and relates only to the fairness, from a financial point of view, of the consideration to be received by the holders of the outstanding shares of Company common stock (other than the Rollover Shares) in the merger pursuant to the merger agreement, does not address any other aspects of the merger or any related transaction, and does not constitute a recommendation of any stockholder as to how that stockholder should vote with respect to the merger agreement or the merger. William Blair did not address the merits of the underlying decision by the Company to engage in the merger. The following summary of William Blair’s opinion is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, William Blair examined or discussed, among other things:

  a draft of the merger agreement dated October 23, 2011;

  the Company’s audited historical financial statements for the three fiscal years ended June 30, 2009, June 30, 2010 and June 30, 2011;

  certain internal business, operating and financial information and forecasts of the Company (the “forecasts”) prepared by the Company’s senior management;

  information regarding publicly available financial terms of certain other business combinations that William Blair deemed relevant;

  the Company’s financial position and operating results compared with those of certain other publicly traded companies that William Blair deemed relevant;

  current and historical market prices and trading volumes of the Company’s common stock; and

  certain other publicly available information on the Company.

William Blair also held discussions with certain members of our senior management to discuss the foregoing, considered other matters which it deemed relevant to its inquiry, and took into account those accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of the opinion including, without limitation, the forecasts, and William Blair did not assume any responsibility or liability therefor. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company, nor were any such valuations or appraisals provided to William Blair. William Blair was advised by the Company’s senior management that the forecasts were reasonably prepared on the bases reflecting the best estimates then available to, and judgments of, the Company’s senior management. In that regard, William Blair assumed upon the advice of the Company’s senior management, that (a) the forecasts would be achieved in the amounts and at the times contemplated thereby and (b) all of the Company’s material assets and liabilities (contingent or otherwise) were as set forth in its financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the forecasts or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation of any of our officers, directors or employees (or any class of such persons) relative to the compensation to the Company’s stockholders. William Blair was not requested to, and it did not, participate in the negotiation or structuring of the merger, or the accounting consequences thereof, and was not asked to consider, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair, as of October 24, 2011. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair did not express any opinion as to any legal, accounting and tax issues concerning the merger. William Blair expressed no opinion as to the price at which the Company common stock will trade in the future or as to the effect of the announcement of the merger on the trading price of the Company common stock. William Blair assumed that the merger would be consummated substantially on the terms described in the executed merger agreement, without any amendment or waiver of any material terms or conditions. William Blair did not express any opinion as to the impact of the merger on the solvency or viability of the surviving corporation or the ability of the surviving corporation to pay its obligations when they become due.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the special committee the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

The analyses performed by William Blair are based on the financial results of the Company as reported in its SEC filings for the fiscal years ended June 30, 2010 and June 30, 2011 and the financial projections of the Company for the fiscal years 2012 through 2016 as provided by the Company on October 10, 2011 and further revised on October 17, 2011. In some instances for comparison purposes, William Blair adjusted the financial results of the Company to a calendar year period rather than its June 30 fiscal year end.

Selected Public Company Analysis.

William Blair reviewed and compared certain financial information relating to us to corresponding financial information, ratios and public market multiples for certain publicly traded companies that William Blair deemed relevant. Among the factors William Blair considered to select the comparable companies were nationality of its domicile, exchange on which the company is trading, method with which it achieved its listing, size of market capitalization and business model. The companies selected by William Blair were:

  American Lorain Corporation

  China Ceramics Co., Ltd.

  China Recycling Energy Corporation

  China XD Plastics Company Ltd.

  Guanwei Recycling Corp.

  General Steel Holdings, Inc.

  L & L Energy, Inc.

  New Energy Systems Group

  Sutor Technology Group Limited

Among the information William Blair considered was revenue, EBITDA, and earnings per share (“EPS”). William Blair considered the enterprise value as a multiple of revenue and EBITDA for each company for the last twelve months (“LTM”) for which results were publicly available and as a multiple of calendar year EBITDA estimates for 2011 and the stock price of common equity as a multiple of EPS for each company for the LTM for which results were publicly available and as a multiple for the calendar year EPS estimates for 2011. The operating results and the corresponding derived multiples for us and each of the selected public companies were based on each company’s most recent publicly available financial information, closing share prices as of October 19, 2011 and consensus Wall Street analysts’ estimates for calendar year 2011, as well as, for the Company only, the Company’s senior management’s estimate of EPS for 2011.

William Blair derived our implied enterprise value by multiplying the per share consideration of $2.65 to be paid pursuant to the merger agreement by the aggregate number of our shares of common stock outstanding and "in the money" options and warrants as of October 24, 2011, which William Blair calculated to be 17,865,036 shares, and subtracted the related implied exercise proceeds for the options to arrive at the implied net equity value of $47.3 million. William Blair then added the amount of our total debt of $15.5 million less any excess cash and cash equivalents assumed to be included in the merger, which were $13.8 million as of June 30, 2011, to arrive at our implied enterprise value of $49.0 million.

William Blair then used this implied enterprise value to derive implied valuation multiples for the Comcpany based on revenue, EBITDA and net income results and projections for fiscal year 2011 and estimates for calendar years 2011 and 2012. The table below sets forth the implied enterprise values derived in each scenario and a summary of the underlying financial information used in each calculation.

	Company	Implied
	Information	Multiples
	(in millions)
Revenue
FY 2011	$137.9	0.36x
CY 2011E	$113.1	0.43x
CY 2012E	$64.4	0.76x
EBITDA
FY 2011	$20.3	2.4x
CY 2011E	$17.9	2.7x
CY 2012E	$9.0	5.5x
Net Income
FY 2011	$17.1	2.8x
CY 2011E	$24.1	2.0x
CY 2012E	$9.4	5.0x

The table below sets forth a summary of relevant information reviewed by William Blair for the selected public companies and used in its analysis.

	Price on	Market	Enterprise
	Oct 19,	Value (in	Value (in	Enterprise Value/
	2011	millions)	millions)	CY 2011E
				Revenue	EBITDA	Net Income

American Lorain Corporation	$1.41	$48.6	$75.7	0.33x	2.2x	2.3x
China Ceramics Co., Ltd.	$2.81	$51.3	$64.5	0.05x	NA	0.2x
China Recycling Energy Corporation	$1.34	$58.3	$105.7	1.83x	3.3x	3.5x
China XD Plastics Company Ltd.	$4.38	$209.9	$193.7	0.56x	2.6x	NA
General Steel Holdings, Inc.	$1.19	$65.5	$1,114.8	NA	NA	NA
Guanwei Recycling Corp.	$1.15	$23.0	$10.6	0.17x	0.6x	1.8x
L & L Energy, Inc.	$2.21	$71.6	$102.5	0.41x	NA	2.1x
New Energy Systems Group	$1.68	$24.4	$11.8	NA	NA	NA
Sutor Technology Group Limited	$1.14	$46.4	$145.2	0.29x	NA	2.5x

Notes:
(1) Projections are based upon the street consensus estimates and the most recent quarterly filings as of September 30, 2011.
(2) In-the-money outstanding stock options are treated using the treasury stock method.

William Blair then compared the multiples implied for us based on the terms of the proposed merger to the range of trading multiples for the selected public companies. Information regarding the multiples from William Blair’s analysis of the selected publicly traded companies is set forth in the following table.

Proposed
	Transaction	Comparable Companies Valuation Multiples
	Multiples	Min	Median	Mean	Max
Enterprise Value / LTM Revenue	0.36x	0.12x	0.39x	0.55x	1.93x
Enterprise Value / LTM EBITDA	2.4x	0.5x	2.5x	5.0x	15.3x
Enterprise Value / CY2011E Revenue	0.43x	0.05x	0.33x	0.52x	1.83x
Enterprise Value / CY2011E EBITDA	2.7x	0.6x	2.4x	2.2x	3.3x
Price / LTM Earnings Per Share	2.8x	1.4x	2.9x	3.7x	6.9x
Price / CY2011E Earnings Per Share	2.0x	0.2x	2.2x	2.1x	3.5x

William Blair noted that the implied multiples for us based on the terms of the merger were within, and in several instances above, the range of multiples of the selected public companies set forth above.

Although William Blair compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is identical to the Company. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis.

William Blair performed an analysis of selected business combinations consisting of transactions announced since January 1, 2006 and completed prior to October 24, 2011 with an enterprise value up to approximately $200 million and focused primarily on target companies that are China domiciled cement manufacturers, construction and construction material companies that it deemed relevant. William Blair did not take into account any announced transactions that were subsequently abandoned or otherwise not consummated. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The past transactions examined were (target/acquiror):

  Shanghai Laintain Decoration Engineering Co. Ltd/Zhejiang Yasha Decoration Co. Ltd.

  JV Investments Limited/China Glass Holdings Ltd.

  Baotou Xishui Cement Co. Ltd./China Glass Holdings Ltd.

  Widnell Ltd./Cyril Sweett Group

  Akesu Tianshan Dulang Cement Co. Ltd./Xinjiang Tianshan Cement Co. Ltd.

  Tongji Wanxin Group Co. Ltd./Zibo Huantai Social Welfare Carbon Factory

  Xuzhou Conch Cement Co. Ltd./Anhui Conch Venture Investment Co. Ltd.

  Weihai Blue Star Technology Industrial Park Co. Ltd./Bondtime Holdings Ltd.

The table below sets forth a summary of relevant information reviewed by William Blair for the selected transactions and used in its analysis.

Announced	Target Company	Bidder Company	Enterprise	EV/LTM	LTM
Date			Value	Revenue	Revenue
			(in millions)

25/06/2011	Shanghai Laintian Decoration Engineering Co. Ltd.	Zhejiang Yasha Decoration Co. Ltd.	$32.4	0.55x	$58.6
20/10/2010	JV Investments Limited	China Glass Holdings Ltd.	$200.6	0.86x	$233.2
28/07/2010	Baotou Xishui Cement Co. Ltd.	China Glass Holdings Ltd.	$28.4	0.50x	$56.9
09/07/2010	Widnell Ltd.	Cyril Sweett Group	$8.1	0.60x	$13.5
01/02/2008	Akesu Tianshan Duolang Cement Co. Ltd.	Xinjiang Tianshan Cement Co. Ltd.	$36.5	0.85x	$43.2
15/09/2006	Tongji Wanxin Group Co. Ltd.	Zibo Huantai Social Welfare Carbon Factory	$8.8	0.64x	$13.9
05/03/2006	Xuzhou Conch Cement Co. Ltd.	Anhui Conch Venture Investment Co. Ltd.	$46.4	0.67x	$68.9
14/02/2006	Weihai Blue Star Technology Industrial Park Co.	Bondtime Holdings Ltd.	$12.6	0.29x	$42.7
	Ltd.

			Mean	0.62x
			Median	0.62x

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target as a multiple of its revenue, for the latest twelve months prior to the announcement of the respective transaction. William Blair compared the resulting range of transaction multiples of revenue for the selected transactions to the implied transaction multiples of LTM revenue for us based on the terms of the merger. Information regarding the manner in which William Blair derived the implied transaction multiple for the Company and the underlying financial information used in that analysis is set forth above on page 31. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

Proposed
	Transaction	Selected M&A TransactionsValuation Multiples
	Multiples	Min	Median	Mean	Max
Enterprise Value / LTM Revenue	0.36x	0.29x	0.62x	0.62x	0.86x

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of us, none of these transactions or associated companies is identical to the merger or us. Accordingly, this involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors therein and therefore there was insufficient data available for William Blair to further analyze these transactions to us or the merger.

Premiums Paid Analysis.

William Blair reviewed data from 584 acquisitions of publicly traded domestic companies, in which 100% of the target’s equity was acquired, announced between January 1, 2006 and the date of its opinion and with transaction equity values between $50 million and $300 million. William Blair selected the 584 acquisitions it reviewed based on targets in the industrial sector including the construction and construction material related sectors. William Blair did not exclude any transactions from this range. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 90 days and 180 days, prior to the announcement of the transaction, for all 584 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on our share prices one day, one week, one month, 90 days and 180 days, prior to October 19, 2011. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

		Implied
	Company	Company
	Share	Premium		Premiums Paid Data Percentile
Metric	Price	at $2.65/share		10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$1.87	41.7%		4.5%	9.8%	14.3%	20.8%	28.3%	34.1%	41.5%	56.4%	83.2%
One Week Prior	$1.60	65.6%		5.5%	10.7%	18.8%	25.5%	31.7%	37.7%	45.2%	57.5%	88.0%
One Month Prior	$1.95	35.9%		6.6%	13.9%	21.1%	28.8%	34.5%	40.4%	48.2%	62.6%	88.2%
90 Days Prior	$1.85	43.5%		8.6%	18.3%	24.2%	31.6%	41.3%	49.6%	59.2%	71.6%	103.2%
180 Days Prior	$3.12	(15.1%	)	7.6%	20.7%	27.4%	31.6%	46.7%	59.5%	73.0%	91.6%	125.7%

William Blair noted that the premiums implied by the terms of the merger were within the 10th percentile for the 180 day time period, the 60th percentile for the 90-day time period, the 60th percentile for the one-month time period, the 90th percentile for the one-week time period, and the 80th percentile for the one-day time period.

Discounted Cash Flow Analysis.

William Blair utilized the forecasts to perform a discounted cash flow analysis to estimate the present value as of October 31, 2011 of the Company’s forecasted free cash flows through the fiscal year ending June 30, 2016. William Blair calculated the assumed terminal value of the enterprise at June 30, 2016 by multiplying projected EBITDA in the fiscal year ending June 30, 2016 of $9.6 million by multiples ranging from 1.9x to 2.9x. William Blair selected the range of 1.9x to 2.9x based on a range around the median enterprise value to calendar year 2011 estimated EBITDA multiple of 2.4x derived for the comparable public companies used in the Selected Public Company Analysis described on page 30 above. To discount the projected free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 15% to 19%. The discount rates were selected by William Blair based on the weighted average cost of capital for the comparable public companies used in the Selected Public Company Analysis described on page 30 above. To determine the range of fully diluted implied equity value per share for us, William Blair subtracted $15.5 million of short term debt and added cash of $13.8 million as of June 30, 2011. William Blair then divided this result by the total shares outstanding, restricted shares and in-the-money options as of October 24, 2011, which were 17,807,000 shares. The fully diluted equity value implied by the discounted cash flow analysis ranged from $0.96 per share to $1.29 per share, based on a range of terminal values derived by multiples of EBITDA, as compared to the per share merger consideration in the Company’s proposed transaction. The table below sets forth the equity value per share implied by the discounted cash flow analysis in each of the scenarios in this range.

		Exit Multiple
Discount Rate	1.9x	2.4x	2.9x
15.0%	$1.01	$1.15	$1.29
16.0%	$1.00	$1.14	$1.27
17.0%	$0.99	$1.12	$1.25
18.0%	$0.98	$1.10	$1.22
19.0%	$0.96	$1.08	$1.20

Leveraged Acquisition Analysis.

William Blair utilized the forecasts to perform an analysis concerning the price that could be paid by a typical leveraged buyout purchaser to acquire the Company. In this analysis, William Blair assumed a scenario representative of the prevailing market for leveraged acquisitions applicable to the Company. This analysis assumed (1) a holding period commencing October 31, 2011 and ending June 30, 2016; (2) a targeted internal rate of return to equity investors of approximately 22.5% to 27.5%; (3) total leverage of approximately 40%; (4) interest rate on senior and subordinated date of around 12%; and (5) a range of exit multiples of projected 2016 EBITDA of 1.9x to 2.9x. William Blair selected the range of 1.9x to 2.9x based on a range around the median enterprise value to calendar year 2011 estimated EBITDA multiple of 2.4x derived for the comparable public companies used in the Selected Public Company Analysis described on page 30 above. This analysis indicated that the consideration a leveraged buyout purchaser might be willing to pay per share of our common stock ranged from $0.40 to $0.65, as compared to the per share merger consideration in the Company’s proposed transaction. The table below sets forth the equity value per share implied by the leveraged acquisition analysis in each of the scenarios in this range.

		Internal Rate of Return
EBITDA Exit Multiple	22.5%	25.0%	27.5%
1.9x	$0.45	$0.42	$0.40
2.4x	$0.55	$0.52	$0.49
2.9x	$0.65	$0.61	$0.57

General.

This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by the holders of the Company common stock (other than the Rollover Shares). Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair is an internationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. Furthermore, in the ordinary course of business, William Blair and its affiliates may beneficially own or actively trade the Company’s securities for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

The special committee hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as an internationally recognized investment banking firm. Pursuant to a letter agreement dated August 24, 2011, a fairness opinion fee of $500,000 became payable to William Blair upon delivery of its opinion. In addition, we have agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws. We may also request William Blair's services in connection with finding takeover proposals, and to the extent we consummate a transaction with any such party, an additional fee will be owed to William Blair. In the event that William Blair would be requested by the Company to provide assistance with identifying or negotiating with alternative acquirors and the Company consummates a transaction with any such acquiror at a purchase price greater than $2.65 per share, then the Company would pay to William Blair a fee equal to 1.1% of the total consideration received by the Company and its stockholders as a result of such transaction, less any previously paid fees. We have also agreed to indemnify William Blair against certain liabilities arising out of their engagement by us.

Purposes and Reasons of the Buyer Group for the Merger

Under SEC rules governing “going-private” transactions, each member of the Buyer Group is required to express its or his reasons for the merger to the Company’s unaffiliated security holders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For each member of the Buyer Group, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated stockholders will be cashed out for $2.65 per share, so Parent will bear the rewards and risks of the ownership of the Company after shares of Company common stock cease to be publicly traded. In addition, with respect to Mr. Han and Mr. He, the merger will allow them to maintain a significant portion of their investment in the Company through their respective commitments to make an equity investment in Parent as described in this proxy statement under the section captioned “Special Factors Relating to the Merger—Financing—Rollover Financing,” and at the same time enable them to maintain leadership roles with the surviving corporation.

The Buyer Group believes that, as a privately-held entity, the Company’s management will have greater flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. As a privately-held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results but could increase the Company’s value over the long term. In contrast, as a publicly-traded entity, the Company currently faces pressure from public stockholders and investment analysts to make decisions that might produce improved short-term results but are not necessarily beneficial in the long term.

As a privately-held entity, the Company will be relieved of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the Company’s management to be responsive to unaffiliated stockholder concerns and to engage in dialogue with unaffiliated stockholders can also at times distract management’s time and attention from the effective operation and improvement of the business. See “Special Factors Relating to the Merger” beginning on page [  ] of this proxy statement.

The Buyer Group decided to undertake the going-private transaction at this time because they want to take advantage of the benefits of the Company being a privately-held company as described above.

Positions of the Buyer Group Regarding the Fairness of the Merger

Under SEC rules governing going-private transactions, each member of the Buyer Group is required to express its or his beliefs as to the fairness of the merger to the Company’s unaffiliated security holders. Each member of the Buyer Group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the members of the Buyer Group as to the fairness of the merger are not intended and should not be construed as a recommendation to any holder of Company common stock as to how to vote on the proposal to adopt the merger agreement. Members of the Buyer Group have interests in the merger that are different from those of the other stockholders of the Company by virtue of their continuing interests in the surviving company after the consummation of the merger. These interests are described under “Special Factors Relating to the Merger—Interests of the Company's Directors and Executive Officers in the Merger—Interests of Continuing Stockholders” beginning on page [  ] of this proxy statement.

The Buyer Group believes the interests of the Company’s unaffiliated stockholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to them, not to the Company’s unaffiliated stockholders, and accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to the Company’s unaffiliated stockholders. No member of the Buyer Group participated in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal or financial advisors as to, the fairness of the merger to the Company’s unaffiliated stockholders. The Buyer Group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the Buyer Group to assist it in assessing the substantive and procedural fairness of the merger to the Company’s unaffiliated stockholders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management (of which Mr. Han and Mr. He are members) regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed in “Special Factors Relating to the Merger—” beginning on page [  ] of this proxy statement (which considerations and findings are adopted by the Buyer Group solely for the purposes of making the statements in this section), the Buyer Group believes the merger is substantively and procedurally fair to the Company’s unaffiliated stockholders based upon the following factors:

  the current and historical market prices of the Company common stock, including the fact that the per share merger consideration offered to our unaffiliated stockholders represents a 15.2% premium to the closing price of shares of Company common stock on July 25, 2011, the trading day immediately prior to the public announcement that Mr. Han and Mr. He had submitted a preliminary, non-binding “going private” offer to the Board of Directors of the Company. The fact that the $2.65 per share merger consideration to be paid to unaffiliated stockholders in the merger also represents a (i) a 43.2% premium over the closing price of $1.85 per share on October 21, 2011, the last trading day before the merger agreement was signed, (ii) a 39.6% premium over the 30-day volume weighted average price as quoted by Bloomberg L.P. on July 25, 2011, the last trading day prior to the public announcement that Mr. Han and Mr. He had submitted a preliminary, non-binding “going private” offer to the Board of Directors of the Company, and (iii) a 8.6% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. on July 25, 2011, the trading day immediately prior to the public announcement that Mr. Han and Mr. He had submitted a preliminary, non-binding “going private” offer to the Board of Directors of the Company;

  the Company common stock traded as low as $1.45 per share during the 52-week period prior to the announcement of the execution of the merger agreement;

  the per share merger consideration is payable entirely in cash, thus allowing the Company’s stockholders (other than Mr. Han and Mr. He) to realize liquidity for their investment and provide them with certainty as to the amount of the merger consideration;

  the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with the Buyer Group, was established and given absolute authority to, among other things, review, evaluate and negotiate the terms of the merger and, if it determined that such merger was not in the best interests of the Company and its stockholders, could decide not to engage in the merger;

  the members of the special committee are not officers or employees of the Company and do not have any interests in the merger different from, or in addition to, those of the Company’s unaffiliated stockholders, other than the members’ receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or the board’s recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement;

  while each of Mr. Han and Mr. He is a director, officer and employee of the Company, because of their participation in the transaction as described under the section captioned “Special Factors Relating to the Merger—Certain Persons in the Merger—Interests of Continuing Stockholders,” neither of them served on the special committee, nor did either of them participate in or have any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

  the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising similar committees in similar transactions;

  the special committee and the Company’s board of directors had no obligation to recommend the adoption of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction;

  the merger was unanimously approved by the special committee;

  the merger consideration and other terms and conditions of the merger agreement were the result of arm’s length negotiations between the Buyer Group and its legal advisor, on the one hand, and the special committee and its legal and financial advisors, on the other hand;

  the special committee and, based in part upon the unanimous recommendation of the special committee, the Company’s board of directors unanimously adopted the conclusions and analyses of the special committee and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company’s unaffiliated stockholders;

  in addition to the statutory stockholder approval requirement under Delaware law, adoption of the merger agreement is subject to the approval of a “majority of the unaffiliated stockholders” of the Company, giving such unaffiliated stockholders a meaningful opportunity to consider and vote upon the adoption of the merger agreement;

  the special committee negotiated a 60-day "go-shop" period;

  the special committee received from its financial advisor an opinion, dated October 24, 2011, as to the fairness, from a financial point of view, of the per share merger consideration;

  under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite stockholder approvals of the merger, the Company is permitted to provide information to, and participate in discussions or negotiations with, persons making takeover proposals and, in connection therewith, the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement;

  the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal;

  the availability of appraisal rights to the unaffiliated stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allows such holders to seek appraisal of the fair value of their Company common stock as determined by the Court of Chancery of the State of Delaware;

  the Company has the ability, under certain circumstances, to specifically enforce the terms of the merger agreement;

  Mr. Han and Mr. He are primary obligors under the merger agreement to pay, under certain circumstances, a reverse termination fee to the Company and reimburse certain expenses of the Company; and

  the merger will provide liquidity for the Company’s unaffiliated stockholders without incurring brokerage and other costs typically associated with market sales.

The Buyer Group did not consider net book value because it does not believe that net book value reflects or has any meaningful impact on, the market price of the Company common stock or the fair market value of its assets or business.

The Buyer Group did not consider the Company’s liquidation value to be a relevant valuation method because it considers the Company to be a viable, going concern and because the Company will continue to operate its business following the merger.

The Buyer Group did not establish, and did not consider, a going concern value for the Company common stock as a public company to determine the fairness of the merger consideration to the Company’s unaffiliated stockholders because, following the merger, the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company common stock, the per share merger consideration represented a premium to the going concern value of the Company.

The Buyer Group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.

The Buyer Group did not receive any independent reports, opinions or appraisals from any outside party related to the merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger to the unaffiliated stockholders.

The foregoing discussion of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the substantive and procedural fairness to the Company’s unaffiliated stockholders of the merger agreement and the transactions contemplated by the merger agreement, including the merger, is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by it. The Buyer Group did not find it practicable to, and did not quantify or otherwise attach relative weights to, the foregoing factors in reaching its position as to the substantive and procedural fairness of the merger agreement and the merger to the Company’s unaffiliated stockholders. Rather, the Buyer Group made the fairness determinations after considering all of the foregoing as a whole.

The Buyer Group believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the Company’s unaffiliated stockholders. This belief, however, is not intended to be, and should not be construed as, a recommendation by the Buyer Group to any stockholder of the Company as to how such stockholder should vote with respect to the adoption of the merger agreement.

Effects of the Merger

If the merger is consummated, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. At the effective time of the merger, the following will occur:

  each outstanding unvested restricted share of common stock of the Company will become fully vested immediately prior to the effective time of the merger;

  each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by the Company, Parent or Merger Sub (which will include the Rollover Shares) and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $2.65 in cash, without interest; and

  each outstanding option or warrant to acquire shares of common stock of the Company, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product of (x) the total number of shares of the Company common stock subject to such option or warrant multiplied by (y) the excess, if any, of $2.65 over the exercise price per share of such option or warrant.

If the merger is completed, all of the equity interests in the Company will be owned directly by Parent, which immediately following the effective time of the merger will be owned by Mr. Han and Mr. He.

As a result of the merger, the Company’s unaffiliated stockholders will no longer benefit from any increase in the Company’s value, nor will they bear the risk of any decrease in the Company’s value. Following the merger, only Parent and Mr. Han and Mr. He, by virtue of their ownership of Parent, will benefit from any increase in the value of the Company and also will bear the risk of any decrease in the value of the Company.

The Company’s common stock is currently registered under the Exchange Act and is listed on The NASDAQ Global Market under the symbol "CADC." As a result of the merger, the Company will become a privately-held corporation without a public market for its common stock. Upon the closing of the merger, the Company common stock will no longer be listed on any exchange, including The NASDAQ Global Market, and price quotations for the Company stock will no longer be available. In addition, the registration of the Company’s common stock under the Exchange Act will be terminated following the merger. Therefore, the provisions of the Exchange Act will no longer apply to the Company, including the requirement that the Company furnish a proxy or information statement to its stockholders in connection with meetings of its stockholders, or any requirements to file periodic and current reports with the SEC. In addition, its officers, directors and principal security holders will likewise generally no longer be subject to disclosure requirements with respect to the U.S. federal securities laws. The Company will also no longer be subject to the substantive accounting, auditor, corporate governance, disclosure, and other requirements of SOX and Dodd-Frank. The loss of these obligations are expected to be beneficial to the Company and its officers and directors due to the removal of significant restrictions on corporate action, management time, proprietary business information important to maintain competitive advantages, and accounting, legal, investor relations, and other ongoing expenses that the Company believes it will otherwise be required to incur to remain a public company, which we estimate total approximately $580,000 on an annual basis. See "Special Factors Relating to the Merger—Purposes and Reasons of Our Board of Directors and Special Committee for the Merger". The loss of these obligations is expected to be disadvantageous to the Company to the extent that they would enhance the Company’s ability to attract investors, creditors and other business partners. No material disadvantage is expected as to the Buyer Group as a result of the loss of rights and obligations under the U.S. federal securities laws.

At the effective time of the merger, the certificate of incorporation of the Company will be amended to look like the certificate of incorporation of Merger Sub. The material differences between the Company’s existing certificate of incorporation and the Company’s certificate of incorporation to be in effect at the effective time of the merger are as follows:

Effective Time of Merger
Provision	Existing Certificate of Incorporation	Certificate of Incorporation
Authorized Capital Stock	74,000,000 shares of common stock, par value $0.001	10,000 shares of common stock, par value $0.01
	1,000,000 shares of preferred stock, par value $0.001	No preferred stock

"Blank Check" preferred stock	Board of directors is authorized to designate "blank check" preferred stock	No preferred stock is authorized

Creditor and Shareholder Rights

Agreement of three-fourths or more of value of creditors or shareholders to compromise with and reorganization of Company is binding on class of creditors or shareholders, if sanctioned by competent court

No similar provision

Shareholder classes	Restriction on voting rights of non-voting class of stock	No similar provision

Indemnification	Company shall indemnify all persons that it may indemnify	No similar provision

Upon the completion of the merger, the board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the merger, be the officers of the Company until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

The benefits of the merger to the Company and its unaffiliated stockholders include the unaffiliated stockholders’ right to receive $2.65 per share in cash, without interest, for their shares of the Company common stock, the fact that the unaffiliated stockholders will no longer bear the risk of decreases in future earnings or growth, and the fact that the unaffiliated stockholders will be able to avoid the investment risk of holding shares of the Company’s common stock, which historically has been thinly traded, which can result in price volatility and illiquidity. The disadvantages of the merger to the Company and its unaffiliated stockholders are that the Company's ability to attract investors and business partners may be diminished because investors and business partners will not get benefit (and, in the case of investors, the protection) provided by the federal securities laws; the unaffiliated stockholders will cease to participate in the Company’s future earnings and growth, if any; that the unaffiliated stockholders will no longer own any interest in the Company’s net book value or net earnings; and that the receipt of the payment for shares held by the unaffiliated stockholders in the merger will be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Consequences," beginning on page [ ], below.

The benefits of the merger to the Buyer Group are that, following the completion of the merger, Parent will directly own 100% of the outstanding common stock of the Company and will therefore be the sole participant in the surviving corporation’s future earnings and growth, if any, and have a 100% interest in the surviving corporation’s net book value and net earnings (of which Mr. Han and Mr. He together will have a 100% interest), and that they will benefit from the cost savings associated with the Company no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. The disadvantages of the merger to the Buyer Group include the lack of liquidity for the surviving corporation’s common stock following the merger, the fact that Parent will (through the ownership of 100% of the Company’s common stock) bear the burden of all losses and liabilities suffered by the Company and the risk that the Company could decrease in value following the merger, and the payment by Parent and the Company of approximately $53-56 million in transaction costs and estimated fees and expenses related to the merger, which fees and expenses are further set forth below in "Special Factors Relating to the Merger — Financing," beginning on page [ ].

Immediately after the merger, based on the Company’s historical net book value calculated as of September 30, 2011 and the Company’s historical net earnings for the three months ended September 30, 2011, (i) Parent’s 100% interest in the surviving corporation will be equal to approximately $87.2 million in the surviving corporation’s net book value and $3.1 million in the surviving corporation’s net earnings (as compared to no interest in the Company’s net book value at September 30, 2011 and no interest in the Company’s net earnings for the three months ended September 30, 2011), (ii) Mr. Han’s expected approximately 65% indirect interest in the surviving corporation will be equal to approximately $56.7 million in the surviving corporation’s net book value and $2.0 million in the surviving corporation’s net earnings (as compared to an interest of $28.3 million in the Company’s net book value at September 30, 2011 and an interest of $1.0 million in the Company’s net earnings for the three months ended September 30, 2011, in each case, based on Mr. Han having a 32.49% direct interest in the Company as of October 28, 2011), and (iii) Mr. He’s expected approximately 35% indirect interest in the surviving corporation will be equal to approximately $30.5 million in the surviving corporation’s net book value and $1.1 million in the surviving corporation’s net earnings (as compared to an interest of $14.8 million in the Company’s net book value at September 30, 2011 and an interest of $0.5 million in the Company’s net earnings for the three months ended September 30, 2011, in each case, based on Mr. He having a 16.98% direct interest in the Company as of October 28, 2011).

Effects on the Company if the Merger is not Completed

If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive the payment of merger consideration for their shares of Company common stock provided by the merger agreement. Instead, unless the Company is sold to a third party, the Company will remain an independent publicly traded company, the management expects to operate the business in a manner similar to that in which it is being operated today, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Company common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of the Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be completed. From time to time, the board of directors of the Company will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If our stockholders do not adopt the merger agreement or the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. Please see “The Merger Agreement—Termination” beginning on page [  ] for additional information.

Also under other circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee and reimburse certain of Parent’s expenses. Please see “The Merger Agreement—Termination Fees and Reimbursement of Expenses” beginning on page [  ] for additional information.

Plans for the Company

After the effective time of the merger, Parent anticipates that the surviving corporation will continue its current operations, except that the Company will (i) cease to be an independent publicly traded company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than the Company currently has. After the effective time of the merger, the directors and executive officers of Merger Sub immediately prior to the effective time of the merger will become the directors and executive officers of the surviving corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Prospective Financial Information

Our management does not, as a matter of course, make available to the public future financial projections. However, in connection with the financial analysis of the proposed merger, our management provided certain financial projections for fiscal years 2012 through 2016 to William Blair and provided the Buyer Group a copy of these projections in connection with their due diligence of the Company.

The summary of such information below is included solely to give stockholders access to the information that was made available to William Blair and the Buyer Group and is not included in this proxy statement in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to the stockholder’s shares of our common stock.

The prospective financial information was not prepared with a view toward public disclosure, or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability.

The prospective financial information reflects numerous estimates and assumptions made by us with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information. These risks and uncertainties include, but are not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in our reports filed with the SEC. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than forecasted. The prospective financial information covers multiple years and such information by its nature becomes less reliable with the passage of time. In addition, the prospective information will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the prospective information was based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The prospective information also reflects assumptions as to certain business decisions that are subject to change. Such prospective information cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, the Buyer Group, the special committee, any of their respective advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of the Company, the Buyer Group, the special committee or any of their advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such prospective information if it is or becomes inaccurate (even in the short term).

The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context.

The inclusion of the prospective financial information herein should not be deemed an admission or representation by the Company, the Buyer Group or the special committee that they are viewed by the Company or the Buyer Group or the special committee as material information of the Company, and in fact the Company, the Buyer Group, and the special committee view the prospective financial information as non-material because of the inherent risks and uncertainties associated with such long range forecasts. The prospective information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Company’s prospective information, stockholders are cautioned not to place any undue reliance on the prospective information included in this proxy statement.

Certain of the prospective financial information set forth herein, including EBITDA, may be considered non-GAAP financial measures. The Company provided this information to William Blair and the Buyer Group because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The Company did not prepare prospective financial information related to stock-based compensation.

September 5, 2011 Preliminary Financial Projections. The table below sets forth the preliminary financial projections that we provided to William Blair on September 5, 2011. The projections provided by management at this time were only through fiscal year 2015.

	2012 FY	2013 FY	2014 FY	2015 FY
(amounts in thousands of U.S. dollars)
Revenue	87,805	70,161	46,220	16,451
Gross Profit	16,848	10,244	6,050	2,153
Income from Operations	12,063	6,421	3,531	1,257
EBITDA(1)	15,444	9,122	5,311	1,890
Net Income	14,196	9,036	5,359	1,907
Unlevered Free Cash Flow(2)	-8,150	-7,318	-14,699	-12,438

(1) “EBITDA” refers to earnings before interest, taxes, depreciation and amortization.
(2) “Unlevered Free Cash Flow” refers to EBITDA less taxes and capital expenditures and plus or minus changes in working capital.

Pursuant to the requirements of Item 10(e) of Regulation S-K, the Company sets forth below a reconciliation of projected EBITDA contained in the table above to the most directly comparable financial measure prepared in accordance with GAAP.

	2012 FY	2013 FY	2014 FY	2015 FY
(amounts in thousands of U.S. dollars)
Income from Operations	12,063	6,421	3,531	1,257
Add:
Depreciation and amortization	3,380	2,701	1,779	633
EBITDA	15,444	9,122	5,311	1,890

Pursuant to the requirements of Item 10(e) of Regulation S-K, set forth below is a reconciliation of the Company’s projected Unlevered Free Cash Flow contained in the table above to the most directly comparable financial measure prepared in accordance with GAAP.

	2012 FY	2013 FY	2014 FY	2015 FY
(amounts in thousands of U.S. dollars)
Income from Operations	12,063	6,421	3,531	1,257
Add:
Depreciation and amortization	3,380	2,701	1,779	633
Subtract:
Taxes	2,505	1,595	946	121
Subtract:
Capital Expenditures	15,000	12,000	15,000	10,000
Changes in Working Capital	6,088	2,846	4,064	4,207
Unlevered Free Cash Flow	-8,150	-7,318	-14,699	-12,438

October 10, 2011 Revised Financial Projections. The table below sets forth the revised financial projections that we provided to William Blair on October 10, 2011, as supplemented on October 17, 2011. The only revisions to the revised financial projections made by the management on October 17, 2011 were in relation to our projected capital expenditures. In addition, the October 10, 2011 revised financial projections were extended through fiscal year 2016.

	2012 FY	2013 FY	2014 FY	2015 FY	2016 FY
(amounts in thousands of U.S. dollars)
Revenue	79,046	51,369	53,697	76,249	94,606
Gross Profit	12,849	7,878	8,055	11,437	14,191
Income from Operations	8,349	5,107	4,804	5,721	6,004
EBITDA(1)	11,353	7,059	6,845	8,618	9,599
Net Income	11,618	7,664	7,855	9,875	11,052
Current Assets	105,031	94,906	92,625	91,231	80,999
Current Liabilities	48,509	33,968	29,891	33,725	36,846
Unlevered Free Cash Flow(2)	4,310	11,633	13,472	-8,025	-17,679

(1) “EBITDA” refers to earnings before interest, taxes, depreciation and amortization.

(2) “Unlevered Free Cash Flow” refers to EBITDA less taxes and capital expenditures and plus or minus changes in working capital.

The decreases in the forecasts for the Company’s revenue for the period from fiscal year 2012 through the end of fiscal year 2016 reflect the nature of the business, the type of customers the Company has and the Company’s projected growth of its business during such period. A significant portion of the Company’s business consists of large government contracts and consequently the Company typically receives payment at some point following the completion of a project. As the Company expects to grow its business rapidly and to undertake more of such projects, both the amount of accounts receivable and the cash it needs for such projects are expected to increase significantly, and therefore lead to a corresponding increase in the Company’s expected working capital needs.

Pursuant to the requirements of Item 10(e) of Regulation S-K, the Company sets forth below a reconciliation of projected EBITDA to the most directly comparable financial measure prepared in accordance with GAAP.

	2012 FY	2013 FY	2014 FY	2015 FY	2016 FY
(amounts in thousands of U.S. dollars)
Income from Operations	8,349	5,107	4,804	5,721	6,004
Add:
Depreciation and amortization	3,004	1,952	2,040	2,897	3,595
EBITDA	11,353	7,059	6,845	8,618	9,599

Pursuant to the requirements of Item 10(e) of Regulation S-K, set forth below is a reconciliation of the Company’s projected Unlevered Free Cash Flow to the most directly comparable financial measure prepared in accordance with GAAP.

	2012 FY	2013 FY	2014 FY	2015 FY	2016 FY
(amounts in thousands of U.S. dollars)
Income from Operations	8,349	5,107	4,804	5,721	6,004
Add:
Depreciation and amortization	3,004	1,952	2,040	2,897	3,595
Subtract:
Taxes	2,050	1,352	1,386	1,743	1,950
Subtract:
Capital Expenditures*	5,500	5,200	8,100	18,000	28,000
Changes in Working Capital	-0,507	-11,126	-16,113	-3,100	-2,672
Unlevered Free Cash Flow	4,310	11,633	13,472	-8,025	-17,679

* These are the further revised capital expenditure projections by the management on October 17, 2011. The capital expenditure projections provided by the Management were $15 million for 2012 FY, $12 million for 2013 FY, $15 million for 2014 FY, $20 million for 2015 FY and $10 million for for 2016 FY.

Financing

The Buyer Group estimates that the total amount of funds necessary to consummate the merger and other transactions contemplated under the merger agreement, including the payment of customary fees and expenses in connection with the merger, will be approximately $53-56 million, assuming no exercise of appraisal rights by stockholders of the Company. The Buyer Group expects this amount to be provided through a combination of debt financing and the contribution of shares of the Company common stock to Parent immediately prior to the merger by Mr. Han and Mr. He.  Excluding the contribution of shares of Company common stock to Parent immediately prior to the effective time of the merger by Mr. Han and Mr. He, the amount of funds needed via debt financing will be approximately $30-33 million.

Debt Financing

Parent is currently in discussions with various financial institutions regarding the debt financing arrangements.

Rollover Financing

On October 24, 2011, Mr. Han and Mr. He entered into a rollover agreement with Parent pursuant to which Mr. Han and Mr. He collectively committed to contribute, immediately prior to the consummation of the merger, an aggregate amount of 8,809,583 shares of Company common stock to Parent (the equivalent of a $23,345,395 investment based upon the per share merger consideration of $2.65) in exchange for certain equity securities of Parent, or, if agreed between Parent and Mr. Han or Mr. He, as the case may be, in exchange for an amount in cash equal to $2.65 per share multiplied by the number of shares of Company common stock contributed by him to Parent pursuant to the rollover agreement. Mr. Han’s and Mr. He’s commitments pursuant to the rollover agreement are conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent and Merger Sub to complete the merger contained in the merger agreement, the funding of the debt financing described above and the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement. The Company is an express third-party beneficiary of the rollover agreement and has the right to seek specific performance of the commitments of Mr. Han and Mr. He under the rollover agreement under the circumstances in which the Company would be permitted by the merger agreement to obtain specific performance requiring Parent to enforce such commitments. The description of the rollover financing in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the rollover agreement, dated as of October 24, 2011, a copy of which is attached as Annex D.

Limitation on Remedies

Subject to any equitable remedies the Company may be entitled to, our right to receive payment of either a reverse termination fee of either $1.5 million or $2.5 million, as the case may be, in connection with the merger from Parent, Mr. Han or Mr. He is our sole and exclusive remedy for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise and upon payment of such reverse termination fee, Parent, Mr. Han, Mr. He and their respective representatives will have no further liability under the merger agreement.

Subject to any equitable remedies Parent or Merger Sub may be entitled to, Parent’s and Merger Sub’s right to receive payment of a termination fee of $500,000 from us, is the sole and exclusive remedy of Parent and Merger Sub against us for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise and upon payment of such amount, the Company, its subsidiaries and their respective representatives will have no further liability under the merger agreement.

The Company, Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled under the merger agreement. The Company is entitled to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the prospective lender to fund under the Buyer Group’s facility agreement at the effective time of the merger. The parties agree that under no circumstances will the Company be entitled to receive both a grant of specific performance that results in the consummation of the merger and payment of all or any portion of the reverse termination fee.

Interests of the Company’s Directors and Executive Officers in the Merger

Interests of Continuing Stockholders

As a result of the merger, Mr. Han and Mr. He are expected to hold approximately 65% and 35%, respectively, and in any event 100% in the aggregate, of the fully diluted equity interest in Parent, which will own 100% of the Company immediately following the completion of the merger. Because of their equity interests in the surviving company, they will enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the unaffiliated stockholders in the merger. Mr. Han and Mr. He will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company. Their investment in the surviving company will be illiquid, with no public trading market for the surviving company’s shares and no certainty that an opportunity to sell their shares in the surviving company at an attractive price, or that dividends paid by the surviving company will be sufficient to recover their investment. Pursuant to the terms of the Rollover Agreement, Mr. Han and Mr. He have the option to receive either cash equal to $2.65 per share or equity securities of Parent of equal value.

The merger may also provide additional means to enhance stockholder value for Mr. Han and Mr. He, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance; increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to Mr. Han and Mr. He, such as through dividends or other distributions.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the merger, including negotiating the terms and conditions of the merger agreement, the board of directors of the Company determined that the chairman of the special committee shall be paid as compensation for serving as chairman of the special committee $10,000 per month and that each other member of the special committee shall be paid as compensation for serving as a member of the special committee $5,000 per month during the period between the date of formation of the special committee and the earlier of the completion of the merger and the date of affirmative dissolution of the special committee by our board of directors. Such fees are payable whether or not the merger is completed and were approved by our board of directors. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Indemnification and Insurance

Parent and the surviving corporation will assume the indemnification obligations, now existing in favor of the current or former directors or employees of the Company under benefit plans of the Company (collectively, the “Indemnified Parties”) with respect to acts or omissions occurring at or prior to the effective time of the merger, as provided in the governing documents of the Company or its subsidiaries. Without limiting the foregoing, Parent will cause the governing documents and indemnification or similar agreements of the surviving corporation (or any successor) to contain provisions no less favorable to the Indemnified Parties with respect to rights to indemnification, advancement of expenses and limitations on liabilities, set forth in these documents as of the date of the merger agreement. The relevant provisions may not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the Indemnified Parties, unless such modification is required by applicable law.

Without limiting the foregoing, following the effective time of the merger, Parent and the surviving corporation will, jointly and severally, indemnify and hold harmless each indemnified party, and anyone who becomes an indemnified party between the date of the merger agreement and the effective time of the merger, against any costs or expenses, judgments, losses or liabilities incurred in connection with any actual or threatened proceeding, including any matter arising in connection with the transactions contemplated by the merger agreement, to the fullest extent permitted by applicable law (and Parent and the surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law). Notwithstanding anything to the contrary contained in the merger agreement, Parent may not (and Parent will cause the surviving corporation not to) settle or compromise or consent to the entry of any judgment or otherwise terminate any proceeding, unless such settlement, compromise, consent or termination includes an unconditional release of all of the indemnified parties from all liability and does not include an admission of fault or wrongdoing by any indemnified party.

Except in certain instances, for at least six years after the effective time of the merger, (i) Parent and the surviving corporation will maintain, on terms and conditions no less advantageous to the Indemnified Parties, or any other person entitled to the benefit of the indemnification provisions of the merger agreement, than the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of the merger agreement, including coverage of claims arising from facts or events that occurred on or before the effective time of the merger, including the transactions contemplated by the merger agreement (provided that Parent or the surviving corporation, as applicable, will not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premiums currently paid by the Company on an annualized basis (the “D&O Premium”), but in such case will purchase as much of such coverage as possible for such amount); and (ii) Parent and the surviving corporation will not take any action that would prejudice the rights of, or impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the effective time of the merger. In lieu of such insurance, prior to the effective time of the merger, the Company may, following consultation with Parent, purchase a six year “tail” prepaid policy on such terms and conditions (provided that the premium for such “tail” policy shall not exceed an amount equal to the D&O Premium), in which event Parent will no longer have any obligations to maintain the insurance policies described in this paragraph.

Treatment of Outstanding Company Restricted Stock

At the effective time of the merger, each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be treated as a share of Company common stock for all purposes of the merger agreement.

Treatment of Outstanding Company Options

At the effective time of the merger, each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, shall be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess, if any, of (i) the per share merger consideration over (ii) the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof. Unless otherwise determined by Parent, the Company’s 2009 Equity Incentive Plan shall terminate as of the effective time of the merger. See “The Merger Agreement—Treatment of Restricted Stock, Company Options and Company Warrants” beginning on page [  ] for additional information.

Treatment of Outstanding Company Warrants

At the effective time of the merger, each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant. See “The Merger Agreement—Treatment of Restricted Stock, Company Options and Company Warrants” beginning on page [  ] for additional information.

Related Party Transactions

Except as discussed below, since the beginning of the fiscal year ended June 30, 2010, there has not been any transaction, nor is there any currently proposed transaction, in which the Company were or will be a participant and in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation paid to our officers and directors for their services rendered in such capacities).

Mr. He leased office space to us at approximately the current fair market value from July 2009 to June 2011 with annual payments of approximately $176,000. For the years ended June 30, 2011 and 2010, we recorded rent expense to Mr. He in the amount of approximately $173,000 and $176,000, respectively, and for the three months ended September 30, 2011 and 2010, we recorded rent expense to Mr. He in the amount of approximately $46,090 and $43,725, respectively. As of September 30, 2011, June 30, 2011 and , 2010, approximately $52,000, $40,000 and $22,000 , respectively, remained unpaid.

Position with the Surviving Corporation

After completion of the merger, Mr. Han expects to continue to serve as chairman of the board of directors and chief executive officer of the surviving company and Mr. He expects to continue to serve as vice chairman and chief operating officer of the surviving company.

The Company does not have severance or “golden parachute” arrangements with any of its executive officers that would entitle them to payments as a result of the merger.

Relationship Between Us and the Buyer Group

Mr. Han and Mr. He together beneficially own 100% of Parent and Merger Sub and are parties to the rollover agreement described on page [__] of this proxy statement, pursuant to which they will contribute to Parent the Rollover Shares in exchange for shares of Parent and as such, will have indirect ownership of the Company following the merger. Mr. Han is chairman of the board of directors and chief executive officer of the Company. Mr. He is vice chairman of the board of directors and chief operating officer of the Company. Each of Mr. Han and Mr. He has received compensation for such employment. Both Mr. Han and Mr. He recused themselves from the deliberations with respect to the merger agreement and the merger.

Except as set forth above and elsewhere in this proxy statement, none of the Buyer Group, Parent or Merger Sub nor any of their respective directors, executive officers or other affiliates engaged in any transactions with us or any of our directors, officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

Dividends

We have never paid dividends on our common stock. Accordingly, we do not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, are generally prohibited from doing so following execution of the merger agreement on October 24, 2011.

Determination of the Per Share Merger Consideration

The per share merger consideration was determined through arm’s-length negotiations between the Buyer Group and its advisors, on the one hand, and the special committee, comprised solely of independent directors, and its advisors, on the other hand.

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

  filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL after the adoption of the merger agreement by our stockholders; and

  complying with U.S. federal securities laws.

Fees and Expenses

Description		Amount
Financing fees and expenses and related professional fees	$	[ ]
Financial advisory fee and expenses	$	[ ]
Legal and accounting fees and expenses	$	[ ]
Printing, proxy solicitation, filing fees and mailing costs	$	[ ]
Special committee fees	$	[ ]
Miscellaneous	$	[ ]
Total	$	[ ]

Material United States Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger and a discussion of the material U.S. federal income tax consequences to the Company and its affiliates of the merger. This discussion does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of shares of Company common stock in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). In addition, this discussion is not a complete description of all the tax consequences of the merger and, in particular, does not address U.S. federal income tax considerations for holders of shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under Delaware law to object to the merger, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks and other financial institutions, tax-exempt entities, broker-dealers, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, U.S. persons who have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or holders who hold shares of Company common stock as part of a hedge, straddle, integration, constructive sale or conversion transaction). In addition, this discussion does not discuss any consequences to stockholders of the Company who will directly or indirectly hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations. This discussion assumes that holders own shares of Company common stock as capital assets.

We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the offer and the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

(a) The Company

In the merger, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The merger may result in an “ownership change” of the Company under Section 382 of the Code. Code Section 382 limits the use of certain tax assets, such as net operating loss carryforwards, of a corporation that undergoes an ownership change. As of September 30, 2011, the Company had net operating loss carryforwards of approximately $1,709,000. As stated in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011, management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continued losses for United States federal income tax purposes and accordingly provided a 100% valuation allowance on this deferred tax asset to reduce the asset to zero. Accordingly, even if the merger results in an ownership change of the Company within the meaning of Code Section 382, no material U.S. federal income tax consequences are expected under such section to the Company or its affiliates. No material U.S. federal income tax consequences are otherwise expected to the Company or its affiliates as a result of the merger.

(b) U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Company common stock that is: a citizen or resident of the United States for U.S. federal income tax purposes; a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; any estate the income of which is subject to U.S. federal income tax regardless of the source of its income; or any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their own tax advisors regarding the tax consequences of exchanging the shares of Company common stock pursuant to the merger.

Payments with Respect to Shares of Company Common Stock

The receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Company common stock. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the merger. Long-term capital gains recognized by a non-corporate U.S. Holder (including an individual) generally are subject to tax at lower tax rates. There are limitations on the deductibility of capital losses. U.S. Holders of Company common stock should consult their tax advisors regarding the determination and allocation of their tax basis in their stock surrendered in the merger.

Information Reporting and Backup Withholding

Payments made with respect to shares of Company common stock exchanged for cash in the merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding unless the U.S. Holder (i) furnishes an accurate tax identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an Internal Revenue Service (“IRS”) Form W-9) or (ii) is an exempt recipient and, when required, demonstrates such fact. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the IRS in a timely manner.

(c) Non-U.S. Holders

The following is a discussion of certain U.S. federal income tax consequences that will apply to a Non-U.S. Holder of shares of Company common stock. The term “Non-U.S. Holder” means a beneficial owner, other than a partnership, of shares of Company common stock that is not a U.S. Holder.

Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to Shares of Company Common Stock

Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will be exempt from U.S. federal income tax, unless:

  the gain on shares of Company common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States);

  the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met; or

  the Non-U.S. Holder owned (actually or constructively) more than five percent of the Company’s common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes during such time. The Company does not believe that it currently is a United States real property holding corporation or that it has been a United States real property holding corporation during the past five years.

A Non-U.S. Holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to tax on such gain in the same manner as a U.S. Holder. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain.

Information Reporting and Backup Withholding

In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of Company common stock exchanged for cash in the merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the IRS in a timely manner.

Material PRC Tax Consequences

Under the EIT Law, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises.” The implementation rules for the EIT Law define the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the EIT Law or that the gain recognized on the receipt of cash for Company common stock should otherwise be subject to PRC tax to holders of such common stock that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for these securities should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for Company common stock pursuant to the merger by holders of such securities who are not PRC residents could be treated as PRC-source income that would be subject to PRC tax at a rate of up to 10%. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NASDAQ Global Market and will be deregistered under the Exchange Act of 1934, as amended, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

The Company and the members of its board of directors are named as defendants in class action lawsuits (the “Stockholder Actions”) brought in the Delaware Court of Chancery by several stockholders: Kinder v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); Bolen v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011), and Mulder v. China Advanced Construction Materials Group, Inc., and its Board of Directors et al., C.A. No. 6830-CS (filed September 1, 2011). The Stockholder Actions generally allege that the Company and all of its directors breached their fiduciary duties in connection with the receipt by the Company of a preliminary, non-binding offer from Mr. Han and Mr. He to enter into the merger. The Stockholder Actions seek, among other things, to declare that the merger is unfair, unjust and inequitable, to enjoin the Company from taking any steps necessary to accomplish or implement the merger, and damages in the event the merger is consummated.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the board of directors of the Company for use at the special meeting.

Date, Time and Place

We will hold the special meeting at [  ], local time, on [  ], 2012, at [  ]. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Stockholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

  to adopt the merger agreement (see “The Merger Agreement” beginning on page [  ]); and

  to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of Our Board of Directors and Special Committee

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, deemed it advisable and in the best interests of the Company and its unaffiliated stockholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interest of the Company and its unaffiliated stockholders and recommended that our stockholders adopt the merger agreement at the special meeting. The board of directors of the Company recommends that our stockholders vote “FOR” the adoption of the merger agreement.

Record Date; Stockholders Entitled to Vote; Quorum

Only holders of record of Company common stock at the close of business on [  ], the record date, are entitled to notice of and to vote at the special meeting. On the record date, [  ] shares of Company common stock were issued and outstanding and held by [  ] holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190.

A quorum will be present at the special meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Abstentions and "Broker Non-votes"

Shares of Company common stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the merger agreement.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by our stockholders requires the affirmative vote of (i) stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date and (ii) stockholders holding at least a majority of the outstanding shares of Company common stock at the close of business on the record date other than the Rollover Shares.

Failure to vote your shares of Company common stock, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present. Notice of the adjourned meeting need not be given if the time and place to which the meeting is adjourned is announced at the meeting before an adjournment is taken and our board of directors does not fix a new record date for the adjourned meeting.

Stock Ownership and Interests of Certain Persons

As of the record date for the special meeting, our directors (including Mr. Han and Mr. He)  owned, in the aggregate, [  ] shares of Company common stock, or collectively approximately [  ]% of the outstanding shares of Company common stock. Our directors have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the adoption of the merger agreement.

Certain members of our management and the board of directors of the Company have interests that may be different from, or in addition to, those of our stockholders generally. For more information, please read “Special Factors Relating to the Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [  ].

Voting Procedures

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name, submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of Company common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method or voting by telephone or the Internet as described below will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Company common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the special meeting.

If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card or Internet or telephone proxy. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted “FOR” the adoption of the merger agreement and approval to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

Electronic Voting

Our holders of record and many stockholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your shares of Company common stock are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company or other nominee. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter other than (a) the proposal to adopt the merger agreement and (b) the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the special meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, the Internet or telephone with a later date or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Stockholders Who Object to the Merger

Company stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of our common stock in lieu of receiving the per share merger consideration if the merger is consummated but only if they perfect their appraisal rights by complying with the required procedures under Delaware law. See “Appraisal Rights” beginning on page [  ] for additional information. For the full text of Section 262 of the Delaware General Corporation Law, please see Annex B to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the board of directors of the Company and will be paid for by the Company. In addition, we have retained MacKenzie Partners, Inc. (“MacKenzie Partners”) to assist in the solicitation of proxies for the special meeting. The Company will pay MacKenzie Partners a fee of $[  ] for its services plus an additional fee not exceeding $[  ] if the stockholders adopt the merger agreement. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you need assistance in completing your proxy card or have questions regarding the merger or the special meeting, or to request additional copies of the proxy statement or the proxy card, please contact [  ] toll-free at [  ], collect at [  ], by email at [  ] or at its principal offices at [  ].

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the agreement and plan of merger, dated as of October 24, 2011, a copy of which is attached as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs this merger. Please see the section titled “Where You Can Find More Information” beginning on page [  ].

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent, Merger Sub, Mr. Han and Mr. He were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger. The surviving corporation will be a privately held corporation and our current stockholders, other than Mr. Han and Mr. He who will hold an ownership interest in the surviving corporation, will cease to have any ownership interest in the surviving corporation or rights as our stockholders. Therefore, such current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the merger, be the officers of the Company until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

At the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will be in the form of the certificate of incorporation and bylaws of Merger Sub (except with respect to the name of the Company), until amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m., Beijing time, on the second business day after the satisfaction or (to the extent permitted by applicable law) waiver of all of the conditions to closing (described under “The Merger Agreement—Conditions to the Merger”) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions).

As soon as practicable on the closing date, Parent, Merger Sub and the Company shall file a certificate of merger with the Secretary of State of Delaware with respect to the merger. The effective time of the merger will occur upon the filing of the certificate of merger or at such later date and time as the Company and Parent may agree and specified in the certificate of merger.  Each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of the Company common stock shall be traded as a share of Company common stock for all purposes of the merger agreement.

Treatment of Common Stock

Each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (excluding the Rollover Shares and shares owned by stockholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL) will convert into the right to receive $2.65 in cash, without interest.

Each Rollover Share contributed to Parent by Mr. Han and Mr. He prior to the effective time of the merger in exchange for shares of Parent, which contribution is described in “Special Factors Relating to the Merger—Interests of the Company’s Directors and Executive Officers in the Merger”, will be cancelled without consideration; and

Each share of Company common stock issued and outstanding immediately prior to the effective time of the merger and held by holders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the DGCL will be cancelled without payment of consideration and will instead be entitled to the appraisal rights provided under the DGCL as described under “Appraisal Rights.”

Treatment of Restricted Stock, Company Options and Company Warrants

Each share of Company common stock that, immediately prior to the effective time of the merger, is subject to restrictions shall become fully vested immediately prior to the effective time of the merger, and each such share of Company common stock shall be traded as a share of Company common stock for all purposes of the merger agreement.

Each option to purchase Company common stock pursuant to the Company’s 2009 Equity Incentive Plan that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not then vested, will be cancelled and converted into the right to receive as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such option immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price payable per share of Company common stock issuable under such option; provided, that if the exercise price per share of Company common stock issuable under the option is equal to or greater than the per share merger consideration, such option shall be cancelled without any cash payment being made in respect thereof.

Each warrant to purchase Company common stock that is outstanding and unexercised shall be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to (a) the total number of shares of Company common stock subject to such warrant immediately prior to the effective time of the merger multiplied by (b) the excess of the per share merger consideration over the exercise price per share of Company common stock under such warrant.

Exchange and Payment Procedures

Prior to the effective time of the merger, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent responsible for distributing the merger consideration. At or prior to the effective time of the merger, Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payment of the aggregate per share merger consideration to the holders of shares of Company common stock (other than the Rollover Shares).

Promptly (but in any event no later than five business days) after the effective time of the merger, Parent will cause the paying agent to mail to each record holder of shares of Company common stock (i) a letter of transmittal describing how it may exchange its shares of common stock for the per share merger consideration and (ii) instructions for effecting the surrender of share certificates in exchange for the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent until you receive a letter of transmittal with instructions for the surrender of your stock certificates.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent or until the paying agent receives an “agent’s message” in the case of shares held in book-entry form and other documents reasonably required by the paying agent and approved by Parent and us. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the certificate is properly endorsed and the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the merger consideration as provided above.

From and after the effective time of the merger, there will be no transfers on the stock transfer books of the surviving corporation of shares of Company common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, any person presents to the surviving corporation, Parent or the paying agent any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the merger consideration to which such person is entitled.

Any portion of the merger consideration deposited with the paying agent that remains undistributed to the former record holders of Company common stock for twelve months after the effective time of the merger will be delivered to the surviving corporation upon demand by the surviving corporation. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the merger consideration. None of the surviving corporation, Parent, the paying agent or any other person will be liable to any former record holders of common stock for any cash delivered to a governmental entity pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation, deliver an agreement of indemnification in a form reasonably satisfactory to the surviving corporation or post a bond in a such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure letter delivered by the Company in connection therewith but not reflected in the merger agreement). In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to stockholders, may have been made for the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risks between the parties to the merger agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

  due organization, existence, good standing and authority to carry on the Company’s businesses;

  the absence of encumbrances on the Company’s ownership of the equity interests of its subsidiaries;

  the Company’s corporate power and authority to execute, deliver and perform its obligations under and to consummate the transactions under the merger agreement, and the enforceability of the merger agreement against the Company;

  the declaration of advisability of the merger agreement and the merger by the special committee and by the board of directors of the Company, the approval of the merger agreement and the merger by the board of directors of the Company and the board of directors’ submission of the merger agreement to a vote by the stockholders of the Company;

  the required vote of the Company’s stockholders to adopt the merger agreement;

  the absence of conflicts with, or breaches or default under, organizational documents, contracts and applicable law;

  the Company’s capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with the Company’s stockholders;

  governmental consents and approvals;

  the Company’s SEC filings since January 1, 2010 and the financial statements included therein;

  the absence of a Company “Material Adverse Effect” (as defined below) and the absence of certain other changes or events since June 30, 2011;

  the absence of certain undisclosed liabilities;

  the absence of legal proceedings against the Company or its subsidiaries;

  compliance with applicable laws, licenses and permits;

  possession of all material regulatory permits;

  title to assets and absence of liens on assets (other than certain permitted liens);

  intellectual property;

  insurance;

  material contracts and the absence of any material default under, or termination of, any material contract;

  the Company’s disclosure controls and procedures and internal controls over financial reporting;

  the accuracy of the information provided in the Schedule 13E-3 and this proxy statement;

  receipt of the fairness opinion of William Blair by the special committee and the board of directors of the Company;

  tax matters;

  environmental matters;

  the disclosure letter to the merger agreement;

  the absence of a shareholder rights or similar agreement and the inapplicability of any anti- takeover law to the merger;

  the absence of any undisclosed brokers' or finders' fees; and

  acknowledgment as to absence of any other representations and warranties.

Many of the representations and warranties in the merger agreement made by the Company are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the merger agreement, a “Material Adverse Effect” means any circumstance, event, change, effect or development, that individually or in the aggregate with all other circumstances, events, changes, effects or developments, has had or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, prospects, assets, liabilities, properties or business of the Company and its subsidiaries, taken as a whole. However, a Material Adverse Effect shall not be deemed to include circumstances, events, changes, effects or developments relating to or resulting from:

  changes in GAAP or regulatory accounting requirements or law applicable to the Company or any of its subsidiaries;

  changes, effects or circumstances in the industries or markets in which the Company or any of its subsidiaries operate;

  changes in general economic, political or financial market conditions, except to the extent the Company and its subsidiaries are disproportionately adversely affected;

  changes in global, national or regional political conditions or general economic, political or financial market conditions;

  stockholder litigation relating to the transaction;

  a decline or other changes in the Company’s stock price or trading volume;

  the outcome, results or progress of any legal proceedings disclosed to Parent;

  any matters which Parent or any of its affiliates has or should have actual or constructive knowledge as of the date of the merger agreement;

  changes resulting from the identity of or facts relating to Parent, Merger Sub or their affiliates;

  losses or changes in the Company’s relationship with customers, suppliers, vendors, lenders, employees, investors or partners arising out of the execution, delivery of performance of the merger agreement or the merger;

  public disclosure of the merger agreement or the merger;

  hostilities, wars, acts of terrorism, natural disasters or similar force majeure events; or

  acts or omissions taken with the prior written consent of the other parties that are permitted or required by the merger agreement.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  their due organization, existence and good standing;

  their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

  the absence of conflicts with, or breaches or defaults under, organizational documents, contracts and applicable law;

  capitalization of Parent and Merger Sub;

  governmental consents and approvals;

  operations and ownership of Parent and Merger Sub;

  the absence of legal proceedings against Parent or Merger Sub;

  the accuracy of the information provided by Parent or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;

  delivery of the Buyer Group’s facility agreement and the rollover agreement and the absence of any default thereunder;

  after delivery of the Buyer Group’s facility agreement and the rollover agreement, the absence of any side letters or other agreements to which Parent or its affiliates are a party relating to the financing;

  after delivery of the Buyer Group’s facility agreement and the rollover agreement, sufficiency of funds in the financing to pay the aggregate merger consideration and other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement;

  after delivery of the Buyer Group’s facility agreement and the rollover agreement, Parent and Merger Sub not having any reason to believe that the conditions to the financing will not be satisfied, that the financing will not be available or that the financing will not be sufficient;

  the absence of conditions precedent to the funding of the financing other than as set forth in the Buyer Group’s facility agreement;

  the absence of any undisclosed brokers’ or finders’ fees;

  solvency of Parent, Merger Sub and the surviving company immediately following consummation of the merger;

  the absence of any other agreements (except for the rollover agreement) (i) between Parent, Merger Sub or any of their affiliates on one hand, and any member of the Company’s management, directors, or stockholders, on the other, that relate to the transactions contemplated by the merger agreement or (ii) pursuant to which a stockholder would be entitled to receive consideration different than the merger consideration or pursuant to which a stockholder agreed to vote to approve the merger agreement or against any superior proposal;

  the absence of any side letters or other agreements among the Mr. Han, Mr. He, the debt financing source or any of their respective affiliates relating to the transactions contemplated by the merger agreement;

  independent investigation conducted by Parent and Merger Sub and non-reliance on the Company’s estimates, projections, forecasts, plans or budgets; and

  acknowledgement as to the absence of any other representations and warranties.

Certain Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things “materiality” or “Parent material adverse effect.” For purposes of the merger agreement, “Parent material adverse effect” means any circumstance, event, change, effect or development that individually or in the aggregate, prevents, materially impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement on a timely basis.

Conduct of Business Prior to Closing

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company and its subsidiaries will cause their businesses to be conducted in the ordinary course in all material respects and use their reasonable best efforts to maintain and preserve intact their business organizations and business relationships, keep available the services of their current key officers and employees and maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage).

Subject to certain exceptions set forth in the merger agreement and the disclosure letter the Company delivered in connection with the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably conditioned, withheld or delayed), the Company will not and will not permit its subsidiaries to, among other things:

  issue, sell, pledge, dispose, encumber, grant or authorize any shares of its capital stock, subject to certain exceptions;

  make, declare, pay or set aside for payment any dividend or other distribution with respect to the capital stock of the Company or any of its subsidiaries (except for dividends paid by any wholly owned subsidiaries to it or another wholly owned subsidiary);

  adjust, split, combine, redeem, repurchase or otherwise acquire any of the capital stock of the Company or any of its subsidiaries, subject to certain exceptions;

  sell, transfer, mortgage, encumber, or otherwise dispose of or discontinue any of the Company’s assets, deposits, business or properties in excess of $100,000, other than in the ordinary course of business;

  acquire assets, business, deposits or properties in excess of $100,000, other than in the ordinary course of business;

  amend the governing documents of the Company or its subsidiaries in any material respect;

  change accounting principles, practices or methods, except as required by United States generally accepted accounting principles or applicable regulatory accounting requirements;

  grant or agree to grant in the future any material increases in the compensation of any of the Company’s or its subsidiaries’ directors or executive officers;

  other than in the ordinary course of business or in accordance with the Company’s equity incentive plan (a) grant or increase any severance, change in control or similar compensation or benefits payable to, any director, officer or employee, (b) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under the equity incentive plan, (c) enter into, terminate or materially amend the equity incentive plan or any other benefit plans, programs or arrangements, and all employment, termination or other contracts or agreements, (d) enter into any employment agreement with any employee, (e) establish, adopt or amend any collective bargaining agreement, plan or arrangement for the benefit of any current or former directors or employees or any of their beneficiaries, or (f) issue or grant any options, warrants, or commitments relating to, or securities, rights or obligations exchangeable for any shares of the Company’s capital stock, or contracts, understandings or arrangements by which the Company may become bound to issue additional shares of capital stock;

  incur or guarantee any long-term indebtedness for borrowed money in excess of $500,000 other than in the ordinary course of business;

  enter into, terminate, modify or amend any contracts that calls for annual aggregate payments of $500,000 or more with a term longer than one year which cannot be terminated without material penalty upon notice of 90 days or less, other than in the ordinary course of business; or

  agree to take any of the actions prohibited by the foregoing.

Parent Forbearance

Except as expressly contemplated by or permitted by the merger agreement or as required by applicable law, Parent will not, without the written consent of the Company, take, or agree to take, any action that would reasonably be expected to (a) adversely affect or materially hinder or delay the performance of its covenants and agreements under the merger agreement or (b) result in any of the conditions to effect the merger or the debt financing becoming incapable of being satisfied.

Access to Information

Upon reasonable notice and subject to applicable laws relating to the confidentiality of information or requirements of governmental entities, subject to certain exceptions, each party will afford each other party’s representatives reasonable access, during normal business hours, upon reasonable advance notice, to all of its properties, books, contracts, commitments and records as may reasonably be requested by the other party.

Solicitation of Takeover Proposals

Until 11:59 p.m., New York time, on December 23, 2011 the Company is permitted to:

  initiate, solicit and encourage any inquiry or the making of takeover proposals or offers from third parties, including through public disclosure or by providing third parties non-public information pursuant to acceptable confidentiality agreements; provided, that the Company shall promptly make such information available to Parent if not previously made available to Parent; and

  enter into and maintain discussions or negotiations with any person with respect to any takeover proposal, or otherwise cooperate with or assist such inquiries, proposals, discussions or negotiations.

From and after 12:00 a.m., New York time, on December 24, 2011 until the earlier of the effective time of the merger or the termination of the merger agreement, the Company will not directly or indirectly:

  solicit, initiate, knowingly encourage or knowingly induce the making of any takeover proposal from a third party;

  provide any material non-public information concerning the Company to a third party in connection with a takeover proposal; or

  engage in discussions or negotiations with any third party concerning a takeover proposal.

Notwithstanding the foregoing, the Company may continue to engage in the activities permitted during the period prior to 11:59 p.m., New York time, on December 23, 2011 described above with an excluded party. In this proxy statement, we refer to any person that has submitted a takeover proposal after the execution of the merger agreement and prior to 11:59 p.m., New York time, on December 23, 2011 that the board of directors and the special committee determine in good faith (after consultation with its financial and legal advisors) constitutes or would reasonably be expected to result in a superior proposal as an “excluded party”; provided, however, that such person will cease to be an excluded party at such time as the takeover proposal made by such person is withdrawn, is terminated or expires, or the board of directors and the special committee determine in good faith (after consultation with its financial and legal advisors) ceases to constitute or ceases to be reasonably likely to lead to a superior proposal.

Prior to the time the Company’s stockholders adopt the merger agreement, if the Company receives an unsolicited takeover proposal from a third party that the special committee determines in good faith (after consultation with its financial and legal advisors) could result in a superior proposal, the Company may:

  furnish information concerning the Company and its subsidiaries to such party pursuant to an acceptable confidentiality agreement; and

  engage in discussions or negotiations with such party with respect to such takeover proposal.

From and after 12:00 a.m., New York time, on December 24, 2011, the Company shall promptly (in any event within 48 hours) advise Parent, orally and then in writing as promptly as practicable, of (a) any takeover proposal, (b) any initial request for non-public information concerning the Company or its subsidiaries related to a takeover proposal or from any person who would reasonably be expected to make a takeover proposal and (c) any initial request for discussions or negotiations related to a takeover proposal. In connection with such notice, Company must also provide the material terms and conditions and the identity of the third party making the takeover proposal or request. The Company must also keep Parent reasonably informed in all material respects of the status and details of such takeover proposal or request received after 12:00 a.m., New York time, on December 24, 2011.

After the receipt of the executed Buyer Group’s facility agreement on terms reasonably acceptable to the special committee on behalf of the Company to provide financing required for the transactions contemplated in the merger agreement, including the merger, the board of directors of the Company cannot effect a “change of recommendation” (as defined in “The Merger Agreement—Solicitation of Takeover Proposals”) or allow the Company to execute or enter into, any “Company acquisition agreement” (as defined in “The Merger Agreement—Solicitation of Takeover Proposals”) related to any takeover proposal. Notwithstanding the foregoing, at any time prior to the receipt of the requisite stockholder approvals of the merger, (x) if the special committee determines in good faith (after consultation with the Company’s outside legal advisors) that the failure to do so could likely be inconsistent with its fiduciary duties, then the board of directors of the Company, acting upon the recommendation of the special committee, may make a change of recommendation; and (y) if the board of directors of the Company determines in good faith (after consultation with the Company’s outside financial and legal advisors) that a takeover proposal constitutes a superior proposal, then the Company may make a change of recommendation, enter into a Company acquisition agreement with respect to such superior proposal and/or terminate the merger agreement.

After the receipt of the executed Buyer Group’s facility agreement, the Company is not entitled to effect a change of recommendation or terminate the merger agreement unless (a) the Company has provided written notice at least five business days in advance to Parent and Merger Sub advising Parent that the board of directors of the Company intends to make a change of recommendation or enter into a Company acquisition agreement and specifying the reasons for the proposed action and, if a change of recommendation is being made as a result of a superior proposal, the terms and conditions of such takeover proposal (including the identity of the third party making the takeover proposal and any related financing materials) and (b) with respect to a takeover proposal received on or after 12:00 a.m., New York time, on December 24, 2011, in addition to providing a written notice of a superior proposal to Parent, during the five business day period following Parent’s and Merger Sub’s receipt of such written notice, the Company will negotiate with Parent and Merger Sub in good faith (if Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement and the Buyer Group’s facility agreement, so that such superior proposal no longer constitutes a superior proposal, and following the end of the five business day period, the board of directors of the Company and the special committee will have determined in good faith, taking into account any changes to the merger agreement and the Buyer Group’s facility agreement proposed by Parent and Merger Sub, that the takeover proposal giving rise to such written notice continues to be a superior proposal. Any material amendment to the financial terms or any other material amendment of such superior proposal will require a new written notice and the Company will be required to comply again with the procedures in this paragraph.

The Company shall not be restricted from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to its stockholders any position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to its stockholders to comply with applicable law.

As used in this proxy statement, the following terms shall have the following meanings:

The term “takeover proposal” means any proposal or offer made by any third party to purchase or otherwise acquire (a) beneficial ownership (as defined under section 13(d) of the Exchange Act) of 20% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (b) any one or more assets or businesses of the Company and its subsidiaries that constitute 20% or more of the revenues or assets of the Company and its subsidiaries, taken as a whole.

The term “superior proposal” means a written takeover proposal on terms which the board of directors of the Company and special committee determine in good faith (after consultation with the Company’s outside legal and financial advisors) to be more favorable to the Company’s stockholders from a financial point of view than the terms of the merger agreement (taking into account such factors as the board of directors of the Company deems appropriate including any changes to the terms of the merger agreement proposed by Parent) and to be reasonably capable of being consummated on the terms proposed.

Indemnification; Directors’ and Officers’ Insurance

Parent and the surviving corporation will assume the indemnification obligations for acts or omissions occurring at or prior to the effective time of the merger in favor of the current or former directors, officers or employees of the Company or any of its subsidiaries or fiduciaries of the Company or any of its subsidiaries under benefit plans of the Company or its subsidiaries (collectively, the “indemnified parties”), as provided in the governing documents of the Company or its subsidiaries. Without limiting the foregoing, Parent will cause the governing documents and indemnification or similar agreements of the surviving corporation (or any successor) to contain provisions no less favorable to the indemnified parties with respect to rights to indemnification, advancement of expenses and limitations on liabilities, set forth in these documents as of the date of the merger agreement. The relevant provisions may not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the Indemnified Parties, unless such modification is required by applicable law.

Without limiting the foregoing, following the effective time of the merger, Parent and the surviving corporation will, jointly and severally, indemnify and hold harmless each indemnified party, and anyone who becomes an indemnified party between the date of the merger agreement and the effective time of the merger, against any costs or expenses, judgments, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened proceeding, including any matter arising in connection with the transactions contemplated by the merger agreement, to the fullest extent permitted by applicable law (and Parent and the surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law). Notwithstanding anything to the contrary contained in the merger agreement, Parent may not (and Parent will cause the surviving corporation not to) settle or compromise or consent to the entry of any judgment or otherwise terminate any proceeding, unless such settlement, compromise, consent or termination includes an unconditional release of all of the indemnified parties from all liability and does not include an admission of fault or wrongdoing by any indemnified party.

Except in certain instances, for at least six years after the effective time of the merger, (i) Parent and the surviving corporation will maintain in full force and effect, on terms and conditions no less advantageous to the indemnified parties, or any other person entitled to the benefit of the indemnification provisions of the merger agreement, than the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of the merger agreement, including coverage of claims arising from facts or events that occurred on or before the effective time of the merger, including the transactions contemplated by the merger agreement (provided that Parent or the surviving corporation, as applicable, will not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premiums currently paid by the Company on an annualized basis, but in such case will purchase as much of such coverage as possible for such amount); and (ii) Parent and the surviving corporation will not take any action that would prejudice the rights of, or impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the effective time of the merger. In lieu of such insurance, prior to the effective time of the merger, the Company may, following consultation with Parent, purchase a six year “tail” prepaid policy on such terms and conditions (provided that the premium for such “tail” policy shall not exceed an amount equal to 300% of the aggregate annual premiums currently paid by the Company on an annualized basis), in which event Parent will no longer have any obligations to maintain the insurance policies described in this paragraph.

Financing

Parent and Merger Sub will use their best efforts to obtain the debt financing for the merger on terms and conditions reasonably satisfactory to the special committee, including using their best efforts to (a) enter into the Buyer Group’s facility agreement as promptly as practicable after the date of the merger agreement, (b) satisfy on a timely basis all conditions applicable to Parent or Merger Sub in the Buyer Group’s facility agreement and (c) cause the lender under the Buyer Group’s facility agreement to fund the debt financing at the effective time of the merger.

In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Buyer Group’s facility agreement, Parent and Merger Sub will use their best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from alternative sources, on terms not materially less favorable in the aggregate to Parent and Merger Sub than those set forth in the Buyer Group’s facility agreement, in an amount sufficient, when added to the portion of the debt financing that is available, to consummate the transactions contemplated by the merger agreement.

Neither Parent nor Merger Sub may permit any amendment or modification to, or consent to any waiver of any provision or remedy under, the Buyer Group’s facility agreement or alternative financing agreement, if such amendment, modification or waiver (a) reduces the aggregate amount of the debt financing or, if applicable, the alternative financing (including by changing the amount of fees to be paid or original issue discount), or (b) imposes new or additional conditions that would reasonably be expected to (i) prevent or materially delay the ability of Parent to consummate the merger and the other transactions contemplated by the merger agreement or (ii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Buyer Group’s facility agreement or the alternative financing agreements. However, the foregoing prohibition will not prohibit Parent from adding additional lender(s) to the Buyer Group’s facility agreement. Parent may not release or consent to the termination of the obligations of the lender under the Buyer Group’s facility agreement or the alternative financing agreements, except for assignments and replacements of a lender in connection with any syndication of the debt financing or alternative financings as expressly contemplated by the Buyer Group’s facility agreement or the alternative financing agreements. Parent will keep the special committee reasonably informed on a reasonably current basis of the status of Parent’s efforts to arrange any alternative financing.

Parent and Merger Sub will use their best efforts to:

  maintain in effect the Buyer Group’s facility agreement and any alternative financing agreements;

  satisfy on a timely basis all conditions to funding in the Buyer Group’s facility agreement and any alternative financing agreements within their control;

  cause the lender under the Buyer Group’s facility agreement to fund the debt financing at the effective time of the merger;

  cause the financing sources for the alternative financing to fund the alternative financing at the effective time of the merger; and

  enforce their rights under the Buyer Group’s facility agreement and any alternative financing agreements.

Parent will give the special committee notice promptly (a) upon becoming aware of any breach of any material provisions of, or termination by any party to, the Buyer Group’s facility agreement or any alternative financing agreement or (ii) upon the receipt of any written or oral notice or other communication from any person with respect to any threatened breach or threatened termination by any party to the Buyer Group’s facility agreement or any alternative financing agreement.

The Company will use its reasonable best efforts to cooperate with Parent’s reasonable requests in connection with the arrangement, consummation and funding or draw-down of the debt financing (and, if applicable, any alternative financing); provided, that (a) the Company and its affiliates will not be required to pay or agree to pay any fees or expenses or give any indemnities to any person and (b) such cooperation by the Company or its affiliates will not unreasonably interfere with the ongoing operations of the Company or its affiliates).

Parent will, promptly upon termination of the merger agreement, (i) reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company in connection with the Company’s cooperation in obtaining the debt financing or alternative financing and (ii) reimburse the Company and its representatives for any losses incurred by it in connection with the arrangement of the debt financing or any alternative financing and any information (other than information provided by the Company and it subsidiaries) utilized in connection therewith. Parent and Merger Sub agree that the Company and its affiliates and its and their respective representatives will not, prior to the effective time of the merger, incur any liability to any person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by the merger agreement or any cooperation provided by the Company.

No Knowledge of Inaccuracies

Parent and Merger Sub will promptly notify the Company if at any time before the closing Parent or Merger Sub becomes aware of any material inaccuracies in the Company’s representations and warranties.

Employee Matters

At closing, Parent will provide each Company employee with a level of compensation and benefits no less favorable in the aggregate than the level of compensation and benefits provided to such employee immediately prior to closing. The welfare plans of Parent or its affiliates, including, following the closing date, the Company, applicable to each Company employee (a) will not contain any exclusions for pre-existing medical or health conditions (to the extent such conditions had been covered under the Company plans as of the date of closing) and (b) will credit each employee for the plan year of the Company in which the date of closing occurs with all deductibles and co-payments applicable to the portion of such plan year occurring prior to the date of closing. In addition, each Company employee will receive credit for services with the Company and its affiliates and predecessors under Parent's employee benefit plans for purposes of eligibility, vesting and benefit accrual; provided, however, that in no event shall such credit result in the duplication of benefits or the funding of such benefit plans.

Conditions to the Merger

The consummation of the merger is subject to the satisfaction or waiver by Parent and the Company of the following conditions:

  the requisite stockholder approvals shall have been obtained; and

  no order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing the consummation of the merger or any of the transactions contemplated by the merger agreement is in effect.

The obligation of Parent and Merger Sub to effect the merger is also subject to the satisfaction, or waiver by Parent, of the following conditions:

  the representations and warranties of the Company in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date, subject to a material adverse effect exception;

  the Company having performed in all material respects all obligations required to be performed by it under the merger agreement at or before the closing date; and

  since the date of the merger agreement, no change, event, circumstance or development having occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

The obligation of the Company to effect the merger is subject to the satisfaction, or waiver by the Company, of the following conditions:

  the representations and warranties of Parent and Merger Sub in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date, subject to a Parent material adverse effect exception;

  each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

  since the date of the merger agreement, no change, event, circumstance or development having occurred that has had, or would reasonably be expected to have, a Parent material adverse effect.

Termination

The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

by mutual written agreement of the Company and Parent;

by either the Company or Parent, if:

  any governmental entity has issued a final order, injunction or decree permanently enjoining or otherwise prohibiting consummation of the merger; provided, that this termination right is not available to a party if the failure of such party to fulfill any of its obligations under the merger agreement is the primary cause or material contributing factor to the denial of such approval, or issuance of such final order, injunction or decree;

  the merger is not completed by June 30, 2012 (the “termination date”), provided, that this termination right is not available to a party if the failure of the merger to have been consummated on or before the termination date was primarily due to the breach or failure of such party to fulfill any of its obligations under the merger agreement; or

  our stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof.

by the special committee (on behalf of the Company):

  if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured or if curable, is not cured by Parent or Merger Sub within 30 calendar days after written notice of such breach or if earlier, by the termination date; provided, that this termination right is not available to the Company if a material breach of the merger agreement by the Company is the primary cause or material contributing factor to the failure of such condition to be satisfied;

  enters into an acquisition agreement relating to a superior proposal without breaching the merger agreement;

  if all of the closing conditions are otherwise satisfied but Parent and Merger Sub fail to close within two business days following the date the closing should have occurred, the Company has notified Parent in writing that it is ready to close and the Company has given Parent written notice of at least one business day of its intention to terminate the merger agreement; or

  for any reason on prior to the receipt by the Company of a copy of the executed Buyer Group’s facility agreement.

by Parent:

  if the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement, such that the corresponding condition to closing would not be satisfied and such breach or inaccuracy cannot be cured or if curable, is not cured by the Company within 30 calendar days after written notice of such breach, or if earlier, by the termination date; provided, that this termination right is not available to Parent if (a) a material breach of the merger agreement by Parent or Merger Sub is the primary cause or material contributing factor to the failure of such condition to be satisfied or (b) if either Mr. Han or Mr. He has actual knowledge of such breach by the Company on or prior to October 24, 2011; or

  if the board of directors of the Company has made and not withdrawn a change of recommendation.

Termination Fees and Reimbursement of Expenses

The Company is required to pay Parent a termination fee of $500,000 in the event that the merger agreement is terminated:

  by the special committee on behalf of the Company after the receipt of the executed Buyer Group’s facility agreement by the Company in order to enter into an alternative acquisition agreement in connection with a superior proposal;

  by either the Company or Parent after the termination date or on or because our stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement thereof, if (a) a third party has made a takeover proposal during the period after 12:00 a.m., New York time, on December 24, 2011 and before the special meeting, which proposal has been publicly disclosed and not withdrawn, (b) the Company has received a copy of the executed Buyer Group’s facility agreement before the takeover proposal under (a) was made and (c) such takeover proposal shall have been consummated or any definitive agreement with respect to such takeover proposal shall have been entered into within twelve months after such termination under (a); or

  by Parent due to the Company’s breach of any of its representations, warranties, covenants or agreements under the merger agreement or the board of directors of the Company having made and not withdrawn a change of recommendation.

Parent or, at the request of the Company, Mr. Han and Mr. He on a joint and several basis are required to pay the Company a reverse termination fee of $1.5 million in the event the merger agreement is terminated:

  by the Company for any reason if the Company does not receive a copy of the executed Buyer Group’s facility agreement on or before December 23, 2011;

  by the Company due to Parent’s breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  if all of the closing conditions are otherwise satisfied but Parent and Merger Sub fail to close within two business days following the date the closing should have occurred, the Company has notified Parent in writing that it is ready to close and the Company has given Parent written notice of at least one business day of its intention to terminate the merger agreement.

Parent or, at the request of the Company, Mr. Han and Mr. He on a joint and several basis are required to pay the Company a reverse termination fee of $2.5 million in the event the merger agreement is terminated by the Company for any reason if the Company does not receive a copy of the executed Buyer Group’s facility agreement on or before January 22, 2012.

Remedies

Subject to any equitable remedies the Company may be entitled to, our right to receive payment of a reverse termination fee of either $1.5 million or $2.5 million, as the case may be, in connection with the merger from Parent, Mr. Han or Mr. He is our sole and exclusive remedy for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise. Upon payment of such reverse termination fee, Parent, Mr. Han, Mr. He and their respective representatives will have no further liability under the merger agreement.

Subject to any equitable remedies Parent or Merger Sub may be entitled to, Parent’s and Merger Sub’s right to receive payment of a termination fee of $500,000 from us, is the sole and exclusive remedy of Parent and Merger Sub against us for any loss or damage suffered as a result of the failure of the merger to be consummated under certain circumstances or for a breach or failure to perform under the merger agreement or otherwise. Upon payment of such amount, the Company, its subsidiaries and their respective representatives will have no further liability under the merger agreement.

The Company, Parent and Merger Sub are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled under the merger agreement. The Company is entitled to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the prospective lender to fund under the Buyer Group’s facility agreement at the effective time of the merger. The parties agree that under no circumstances will the Company be entitled to receive both a grant of specific performance that results in the consummation of the merger and payment of all or any portion of the reverse termination fee.

Amendment; Waiver of Conditions

The merger agreement may be amended with the approval of the respective boards of directors of the parties at any time; provided, that in the case of the Company, the board of directors must approve such amendment in writing, acting upon the unanimous recommendation of the special committee; and provided further, that after any such adoption of the merger agreement by the requisite stockholders’ approval, no amendment shall be made which changes the merger consideration, adversely affects the stockholders, or otherwise requires further approval of the stockholders by law without the further approval of such stockholders.

At any time before the effective time of the merger, each of the parties to the merger agreement may waive compliance with any of the agreements or conditions contained in the merger agreement to the extent permitted by applicable law.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business, New York time, on October 28, 2011 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors, (iv) all of our officers and directors as a group, and (v) the Rollover Stockholders. Information concerning beneficial ownership was obtained from publicly available filings. Unless otherwise indicated, (a) each stockholder has sole voting power and dispositive power with respect to the indicated shares and (b) the address of each stockholder who is a director or executive officer is c/o China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People’s Republic of China, 100190.

Beneficial Owner	Title	Number of Shares Beneficially Owned	Percent of Class(1) (2)	Number of Shares Beneficially Owned Immediately After Merger	Percent of Class Immediately After Merger
Officers and Directors
Xianfu Han	Chairman and CEO	5,785,750(3)	32.49%	–(6)	65.00%(6)
Weili He	Vice Chairman and COO	3,023,833(4)	16.98%	–(7)	35.00%(7)
Jeremy Goodwin(5)	President and CFO	174,500	*	0	0%
Jing Liu	Director	15,000	*	0	0%
Tao Jin	Director	2,500	*	0	0%
Yang (Joanna) Wang	Director	2,500	*	0	0%
All officers and directors as a group (6 persons named above)
5% Security Holders
Xianfu Han	Chairman and CEO	5,785,750(3)	32.49%	–(6)	65.00%(6)
Weili He	Vice Chairman and COO	3,023,833(4)	16.98%	–(7)	35.00%(7)
Novel Gain Holdings Limited		0	0%	100(8)	100.00%
Rollover Stockholders
Xianfu Han	Chairman and CEO	5,785,750(3)	32.49%	–(6)	65.00%(6)
Weili He	Vice Chairman and COO	3,023,833(4)	16.98%	–(7)	35.00%(7)

*Less than 1%

(1)	As of the close of business on October 28, 2011, there were 17,809,387 shares of our common stock outstanding.

(2)

In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire within 60 days of October 28 , 2011 upon exercise of convertible securities, warrants or options. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on October 28 , 2011 (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on October 28 , 2011, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)

On June 11, 2008, Mr. Han entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008 and American Stock Transfer & Trust Company, or AST, whereby 3,500,000 shares of the Company’s common stock owned by Mr. Han were placed into escrow, with AST appointed as the escrow agent. The 3,500,000 shares were thereafter transferred into the name of AST and are held in escrow and to be released to Mr. Han if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. The performance milestones were met as of June 30, 2010 and Mr. Han may have such shares returned to him at any time, although they are still held in escrow.

(4)

On June 11, 2008, Mr. He entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008 and American Stock Transfer & Trust Company, or AST, whereby 2,000,000 shares of the Company’s common stock owned by Mr. He were placed into escrow, with AST appointed as the escrow agent. The 2,000,000 shares were thereafter transferred into the name of AST and are held in escrow and to be released to Mr. He if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. The performance milestones were met as of June 30, 2010 and Mr. He may have such shares returned to him at any time, although they are still held in escrow.

(5)

Includes (i) 50,000 shares of common stock underlying stock options with an exercise price of $2.90 per share, (ii) 12,500 shares of common stock underlying stock options with an exercise price of $4.64 per share, and (iii) 35,000 shares of common stock underlying stock options with an exercise price of $5.38 per share. Mr. Goodwin resigned from his positions as Chief Financial Officer and President effective November 14, 2011.

(6)

If the merger occurs, Mr. Han is expected to own approximately 65.00% of Parent, which in turn would be the 100.00% owner of the Company. As a result, Mr. Han may be deemed to beneficially own approximately 65.00% of the Company immediately after the merger. Pursuant to the terms of the Rollover Agreement, Messrs. Han and He have the option to receive either cash or shares of Parent in exchange for the Rollover Shares, which may change the number and percentage of shares of Parent held by Messrs. Han and He immediately prior to the merger and continuing immediately after the merger, although they will in any event own, in the aggregate, 100% of Parent.

(7)

If the merger occurs, Mr. He is expected to own approximately 35.00% of Parent, which in turn would be the 100.00% owner of the Company. As a result, Mr. He may be deemed to beneficially own approximately 35.00% of the Company immediately after the merger. Pursuant to the terms of the Rollover Agreement, Messrs. Han and He have the option to receive either cash or shares of Parent in exchange for the Rollover Shares, which may change the number and percentage of shares of Parent held by Messrs. Han and He immediately prior to the merger and continuing immediately after the merger, although they will in any event own, in the aggregate, 100% of Parent.

(8)

Immediately following the merger and final disposition of any dissenting shares, all currently outstanding shares of the Company will be cancelled. The 100 shares of Merger Sub held by Parent will be converted in the merger into shares of the surviving corporation. As a result, Parent will hold 100 shares, representing all of the issued and outstanding shares of the surviving corporation.

Changes in Control

Except for the merger disclosed elsewhere in this proxy statement, there are currently no other arrangements which may result in a change in control of the Company.

COMMON STOCK TRANSACTION INFORMATION

Securities Transactions by the Company, Executive Officers, Directors, and Filing Persons

On October 14, 2011, the Company issued 2,500 shares of restricted Company common stock to an individual as compensation for services. On November 10, 2011, the Company issued 10,000 shares of restricted common stock to Shaojian (Sean) Wang, a former director, that the former director was entitled to receive as of August 11, 2011 as compensation pursuant to a director agreement with the former director, dated as of August 15, 2009. Other than as described above, there were no transactions involving the Company’s securities within the last sixty days effected by the Company, its executive officers, its directors, or the Buyer Group. None of the Company, its executive officers, its directors, and the Buyer Group purchased any of the Company common stock within the past two years.

Prior Public Offerings

In February 2010, we completed a public offering of 2,000,000 shares of our common stock at $4.60 per share. We raised approximately $9.2 million in gross proceeds from this offering, or approximately $8.4 million in net proceeds after deducting underwriting discounts and commissions and other offering expenses. In March 2010, the sole book-running manager and underwriter of the February 2010 public offering exercised in full its option to purchase an additional 300,000 shares of common stock to cover over-allotments, for which we received approximately $1.34 million in gross proceeds, or approximately $1.2 million in net proceeds after deducting underwriting discounts and commissions and other offering expenses.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the special meeting of stockholders, make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of Company common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 of the DGCL and this summary to “stockholder” are to the record holder of shares of Company common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, when a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or the Internet, without abstaining or expressly directing that your shares of Company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of Company common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person, or submitting a proxy by telephone or the Internet, in favor of the proposal to adopt the merger agreement or check either the “against” or the “abstain” box next to the proposal on such card or vote in person or by submitting a proxy by telephone or the Internet, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of Company common stock is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates or in the case of uncertificated shares, as the holder’s name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a broker, dealer, commercial bank, trust company or other nominee, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, it, he or she is acting as agent for such owner or owners.

A record holder such as a broker, dealer, commercial bank, trust company or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares of Company common stock must be mailed or delivered to: China Advanced Construction Materials Group, Inc., Attn: Corporate Secretary, 9 North West Fourth Ring Road, Yingu Mansion, Suite 1708, Haidian District, Beijing, People’s Republic of China 100190, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each stockholder as of the effective time of the merger who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of Company common stock held either in a broker, dealer, commercial bank, trust company or other nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery shall take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the per share merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the per share merger consideration payable in the merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining “fair value” of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Court of Chancery will direct the payment of the fair value of the shares of Company common stock who have perfected appraisal rights, together with interest, if any by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of Company common stock have been appraised. The costs of the action (which do not include attorneys’ fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the per share merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger.

If you properly demand appraisal of your shares of Company common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Company common stock will be converted into the right to receive the per share merger consideration. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SELECTED FINANCIAL INFORMATION

Selected Historical Financial Information

Set forth below is certain selected historical consolidated financial data relating to the Company. The financial data has been derived from the audited financial statements filed as part of our Annual Report on Form 10-K for the year ended June 30, 2011 and the unaudited financial statements filed as part of our Quarterly Reports on Form 10-Q for the three-month periods ended September 30, 2011 and 2010. The information set forth below is not necessarily indicative of future results and should be read in conjunction with the financial statements and the related notes and other financial information contained in such Form 10-K and Forms 10-Q. See “Where You Can Find More Information” beginning on page [  ].

	Three Months Ended		Year Ended
	September 30,		June 30,
	2011	2010	2011	2010
	(In millions, except		(In millions, except
	per share data)		per share data)
Statement of Operations Data:
Revenue	$44.59	$30.96	$137.91	$93.04
Income From Operations	1.04	1.93	9.04	13.90
Net Income	3.09	3.31	17.07	13.01
Net Income Per Share
Basic	$0.17	$0.19	$0.97	$0.90
Diluted	0.17	0.18	0.94	0.79
Balance Sheet Data (at period end):
Total Assets	$154.08	$110.66	$144.84	$85.61
Total Current Liabilities	66.49	42.15	61.13	21.51
Total Other Liabilities	0.42	2.77	0.62	2.92
Total Shareholders’ Equity	87.16	65.74	83.09	61.18
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$5.81	$(1.79)	$(2.70)	$(0.19)
Net cash provided by (used in) investing activities	7.25	0.59	(13.27)	(7.10)
Net cash provided by (used in) financing activities	(11.46)	10.59	14.12	6.94
Effect of exchange rate changes on cash	0.02	0.03	0.16	0.02
Net cash inflow (outflow)	1.62	9.42	(1.69)	(0.33)

Ratio of Earnings to Fixed Charges

	September 30,	June 30,	June 30,
	2011	2011	2010
Ratio of Earnings to Fixed Charges(1)	5.02%	3.65%	0.15%

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense. The Ratio of Earnings to Fixed Charges should be read in conjunction with the Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations filed with the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the relevant periods.

Net Book Value per Share of Company Common Stock

The net book value per share of our common stock as of September 30, 2011 was $4.67, computed by dividing stockholders’ equity at the end of such period by the weighted average number of shares of our common stock outstanding.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock was quoted on the OTC Bulletin Board from May 19, 2008 until November 2009 when the stock began trading on the NASDAQ Global Market under the symbol “CADC.” Prior to May 19, 2008, there was no active market for our common stock. The following table sets forth the quarterly high and low sales prices of a share of our common stock as reported by the NASDAQ Global Market for the periods indicated. These prices do not include retail markup, markdown or commission and may not represent actual transactions.

Year	Quarter Ending	High	Low
2011	December 31 (as of October 28)	$2.29	$2.20
	September 30	$2.57	$1.51
	June 30	$3.79	$1.45
	March 31	$5.39	$3.25
2010	December 31	$5.15	$3.43
	September 30	$4.15	$2.95
	June 30	$5.65	$3.24
	March 31	$7.75	$4.01
2009	December 31	$8.50	$4.20
	September 30	$7.15	$2.50
	June 30	$3.90	$1.01
	March 31	$2.30	$1.01
2008	December 31	$2.75	$2.31
	September 30	$2.60	$2.50
	June 30 (from May 19)	$2.50	$0.30

If the merger is completed, there will be no further public market for shares of our common stock and shares of our common stock will be delisted from the NASDAQ Global Market and deregistered under the Exchange Act.

On October 21, 2011, the last full trading day prior to the public announcement of the terms of the offer and the merger, the reported closing sales price per share on the NASDAQ Global Market was $1.85. On October 24, 2011, the closing price per share was $2.16. You are encouraged to obtain current market quotations for shares of our common stock in connection with voting your shares of our common stock.

As of October 28, 2011, there were 394 stockholders of record of our common stock.

Dividends

We have never paid dividends on our common stock. Accordingly, we do not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, are generally prohibited from doing so.

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes the information as of June 30, 2011 for each category of our equity compensation plan:

					Number of securities
					remaining available
	Number of securities				for future issuance
	to be issued upon		Weighted-average		under equity
	exercise of		exercise price of		compensation plans
	outstanding options,		outstanding options,		excluding securities
	warrants and rights		warrants and rights		reflected in column (a)
Plan category	(#) (a)		($) (b)		(#) (c)
Equity compensation plans approved by security holders (1) (2)	47,000	(1)(2)	$5.19	(1)(2)	937,500
Equity compensation plans not approved by security holders	50,000		$2.90		-
Total	97,000	(1)(2)

(1) On June 19, 2009, our board of directors authorized the establishment of the 2009 Equity Incentive Plan, whereby we were authorized to issue a maximum 1,400,000 shares of our common stock to certain employees, consultants and directors through grants of stock options, and restricted stock.

(2) Through June 30, 2011, we have granted an aggregate of 350,000 shares of restricted stock pursuant to the 2009 Equity Incentive Plan, of which 82,500 remain non-vested and subject to forfeiture as of June 30, 2011. The weighted average grant date fair value of the non-vested restricted stock awards outstanding as of June 30, 2011 was $3.95.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As of the date of this proxy statement, the board of directors of the Company knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in our proxy statement and form of proxy/voting instruction card for the annual meeting of stockholders to be held in 2012 pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than December 31, 2011, unless the date of our such annual meeting is more than 30 days before or after June 25, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Secretary of the Company, Jianling Chen.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

The Company’s bylaws do not provide any requirements for the submission of a nomination of a person for election to the board of directors of the Company or a proposal for consideration at our annual stockholders’ meeting.

If the merger is completed, we do not expect to hold our 2012 annual meeting of stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In many cases you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “predict,” or “expect” and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Risks, uncertainties and assumptions include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that various closing conditions for the merger (including the stockholder approvals) may not be satisfied or waived; the possibility that alternative acquisition proposals will or will not be made; the failure to obtain sufficient funds to close the merger; the failure of the merger to close for any other reason; the amount of fees and expenses related to the merger; the diversion of management’s attention from ongoing business concerns; the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees; the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger; the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely matter or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger and other risks that are set forth in the Company’s filings with the SEC, which are available without charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at http://www.china-acm.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The information required by Item 14(c)(2) of Regulation 14A promulgated under the Exchange Act is included in this proxy statement from our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as amended, and our Quarterly Report on Form 10-Q for the period ended September 30, 2011, attached as Annex E and Annex F, respectively (not including their exhibits).

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

Requests for copies of our filings should be directed to China Advanced Construction Materials Group, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen 518034, People's Republic of China, Attention: General Counsel, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

ANNEX A –  MERGER AGREEMENT

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

 by and among

NOVEL GAIN HOLDINGS LIMITED,

CACMG ACQUISITION, INC.,

MR. XIANFU HAN (solely for the purpose of Section 8.3(c) and Section 8.3(e))

MR. WEILI HE (solely for the purpose of Section 8.3(c) and Section 8.3(e))

and

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Dated as of October 24, 2011

3.23	Brokers Fees	A-18
3.24	No Other Representations or Warranties	A-18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
A-18
4.1	Corporate Organization	A-18
4.2	Authorization	A-19
4.3	No Conflicts	A-19
4.4	Capitalization.	A-20
4.5	Consents and Approvals	A-20
4.6	Operation and Ownership of Parent and Merger Sub	A-20
4.7	Legal Proceedings	A-21
4.8	Parent Information	A-21
4.9	Financing	A-21
4.10	Broker's Fees	A-22
4.11	Solvency	A-22
4.12	Certain Actions	A-22
4.13	Buyer Group Contracts	A-22
4.14	Independent Investigation	A-23
4.15	Non-Reliance on Company Estimates	A-23
4.16	No Other Representations or Warranties	A-23

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-24
5.1	Conduct of Business Prior to the Effective Time	A-24
5.2	Company Forbearances	A-24
5.3	Parent Forbearances	A-26

ARTICLE VI ADDITIONAL AGREEMENTS		A-26
6.1	Proxy Statement and Schedule 13E-3; Stockholder Approvals	A-26
6.2	Best Efforts	A-27
6.3	Access to Information	A-28
6.4	Indemnification; Advancement of Expenses; Exculpation and Insurance	A-29
6.5	Stock Exchange Delisting	A-31
6.6	Go-Shop	A-31
6.7	Notification of Certain Matters	A-34
6.8	Financing	A-35
6.9	Takeover Statutes	A-37
6.10	Resignations	A-37
6.11	Participation in Litigation	A-37
6.12	Publicity	A-37
6.13	Merger Sub	A-37
6.14	Knowledge of Inaccuracies	A-37
6.15	Employee Matters.	A-38
6.16	No Amendment to the Buyer Group Contracts	A-38

ARTICLE VII CONDITIONS PRECEDENT		A-38
7.1	Conditions to Each Party's Obligation To Effect the Merger	A-38

7.2	Conditions to Obligations of Parent and Merger Sub	A-39
7.3	Conditions to Obligations of the Company	A-39

ARTICLE VIII TERMINATION AND AMENDMENT		A-40
8.1	Termination	A-40
8.2	Effect of Termination	A-42
8.3	Fees and Expenses	A-42
8.4	Amendment	A-44
8.5	Extension; Waiver	A-44

ARTICLE IX GENERAL PROVISIONS		A-44
9.1	Nonsurvival of Representations, Warranties and Agreements	A-44
9.2	Notices	A-44
9.3	Interpretation	A-46
9.4	Severability	A-46
9.5	Entire Agreement	A-46
9.6	Governing Law; Jurisdiction	A-46
9.7	Assignment; Third Party Beneficiaries	A-47
9.8	Specific Performance	A-47
9.9	WAIVER OF JURY TRIAL	A-48
9.10	Counterparts	A-48
9.11	Telecopy Execution and Delivery	A-48

INDEX OF DEFINED TERMS

	Section		Section

Acceptable Confidentiality Agreement 6.6(a)		Filings	3.6
Affiliate	3.8	GAAP	3.7(b)
Agreement	Preamble	Go-Shop Period End Date	6.6(a)
Alternative Financing	6.8(a)	Governmental Entity	3.6
Alternative Financing Agreements	6.8(a)	HSR Act	3.6
Alternative Transaction Proposal	6.6(h)(i)	Indebtedness	4.11
Business Day	1.2	Indemnified Parties	6.4(a)
Buyer Group Contracts	4.13	Insolvent	4.11
Buyer Group Parties	4.13	Intellectual Property Rights	3.13
Certificate	1.5(a)	Judgment	3.9
Certificate of Merger	1.3	Knowledge	3.5
Change of Recommendation	6.6(e)	Law	3.3(a)
Closing	1.2	Lender	4.9
Closing Date	1.2	Liens	3.2
Company	Preamble	Material Adverse Effect	3.1(b)
Company Acquisition Agreement	6.6(e)	Material Permits	3.11
Company Board	Recitals	Merger	Recitals
Company Board Recommendation	Recitals	Merger Consideration	1.5(a)
Company Bylaws	3.1(a)	Merger Sub	Preamble
Company Certificate	3.1(a)	Merger Sub Common Stock	1.5(c)
Company Common Stock	1.5(a)	NASDAQ	3.3(a)
Company Contract	3.15(a)	Notice of Alternative Proposal	6.6(f)
Company Preferred Stock	3.5	Parent	Preamble
Company Option	1.6(b)	Parent Material Adverse Effect	4.1(b)
Company Restricted Stock	1.6(c)	Parent Termination Fee	8.3(c)
Company SEC Reports	3.7(a)	Parties	Preamble
Company Termination Fee	8.3(b)	Paying Agent	2.1
Company Warrant	1.6(c)	Person	2.2(a)
Confidentiality Agreement	6.3(b)	Proceeding	3.1(a)
D&O Premium	6.4(c)	Proxy Statement	3.6
Debt Financing	4.9	Regulatory Approvals	3.6
DGCL	Recitals	Representatives	6.6(b)
Disclosure Letter	3.21	Requisite Regulatory Approvals	7.1(c)
Dissenting Shares	1.7(a)	Rollover Agreement	Recitals
Effective Time	1.3	Rollover Holders	Recitals
End Date	8.1(c)	Rollover Shares	Recitals
Environmental Laws	3.20	SEC	3.6
Equity Incentive Plan	1.6(b)	Securities Act	3.7(a)
Evaluation Date	3.16	Solicited Person	6.6(a)
Exchange Act	3.7(a)	Special Committee	Recitals
Exchange Fund	2.1	Stockholder Approvals	3.3(c)
Excluded Party	6.6(b)	Stockholders' Meeting	3.17
Facility Agreement	4.9	Subsidiary	3.2

i

Superior Proposal	6.6(h)(ii)
Surviving Corporation	Recitals
Takeover Statute	3.22
Terminated Alternative Transaction Proposal	6.6(b)
Total Common Stock Consideration	1.5(a)

ii

AGREEMENT AND PLAN OF MERGER, dated as of October __, 2011 (this "Agreement"), by and among Novel Gain Holdings Limited, a British Virgin Islands company ("Parent"), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent ("Merger Sub"), China Advanced Construction Materials Group, Inc., a Delaware corporation (the "Company" and, together with Parent and Merger Sub, the "Parties"), Mr. Xianfu Han (solely for the purpose of Section 8.3(c) and Section 8.3(e)) and Mr. Weili He (solely for the purpose of Section 8.3(c) and Section 8.3(e)) .

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger (sometimes referred to herein in such capacity as the "Surviving Corporation");

WHEREAS, the Board of Directors of the Company (the "Company Board"), acting upon the unanimous recommendation of the Special Committee of the Company Board (the "Special Committee"), has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the stockholders of the Company, (b) approved the execution, delivery and performance by the Company of this Agreement and consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement (the "Company Board Recommendation"), in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Parent and Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of their respective stockholders, and has approved the execution, delivery and performance by Parent and Merger Sub, as the case may be, of this Agreement and consummation of the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement, in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Mr. Xianfu Han and Mr. Weili He (the "Rollover Holders") are entering into a Rollover Agreement (the "Rollover Agreement") pursuant to which they are agreeing, among other things, to contribute an aggregate amount of 8,809,583 shares of Company Common Stock owned by them (the "Rollover Shares") to Parent immediately prior to the Effective Time of the Merger;

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations,warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1      The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation in the Merger.

1.2       Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Beijing time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 30th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China, on the second (2nd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver by the Party or Parties entitled to the benefits of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Special Committee (on behalf of the Company). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." As used in this Agreement, the term "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, the People’s Republic of China or Hong Kong are authorized or obligated under applicable Law to be closed.

1.3       Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with the relevant provisions of, the DGCL. The term "Effective Time" shall be the time when the filing of the Certificate of Merger becomes effective or at such other date and time as may be agreed to by Parent and the Special Committee (on behalf of the Company) prior to the Closing Date and specified in the Certificate of Merger.

1.4       Effect of the Merger. At and after the Effective Time, the Merger shall have the effect set forth in this Agreement, the Certificate of Merger and the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers, immunities and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation, all as provided in the DGCL and other applicable Laws of the State of Delaware.

1.5       Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

(a)       Conversion of Company Common Stock. Each share of common stock, par value US$0.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (excluding the Rollover Shares and any Dissenting Shares) shall be converted into the right to receive an amount in cash equal to US$2.65 (the "Merger Consideration"), without any interest thereon. The sum of the cash payable to all holders of Company Common Stock (excluding the Rollover Shares) in the aggregate is referred to as the "Total Common Stock Consideration." All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.5(a) shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each such certificate or evidence, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

(b)       Cancellation of Company Common Stock Owned by Parent or Merger Sub. Each share of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist as of the Effective Time, and no conversion thereof and no consideration shall be made with respect thereto.

(c)       Common Stock of Merger Sub. Each share of common stock, par value US$0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value US$0.01 per share, of the Surviving Corporation. From and after the Effective Time, all certificates, if any, representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

1.6       Company Options and Company Warrants.

(a)       As soon as practicable following the date of this Agreement, the Company (or, as applicable, the Company Board or the Compensation Committee of the Company Board) shall take such action as may be reasonably necessary (including using its reasonable efforts to obtain any applicable consents and/or amendments) to effect the following provisions of this Section 1.6. The Company shall take all actions reasonably necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to issue Shares, other share capital of the Company or the Surviving Corporation or any other consideration (other than as required by this Section 1.6) to any Person pursuant to or in settlement of Company Options, Company Restricted Stocks and Company Warrants.

(b)       As of the Effective Time, each option to purchase Company Common Stock pursuant to the Company’s 2009 Equity Incentive Plan (the “Equity Incentive Plan”) that is then outstanding and unexercised (a “Company Option”), whether or not then vested, shall be cancelled and converted into the right to receive from the Surviving Corporation after the Effective Time, a cash amount equal to (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share issuable under such Company Option, provided that each holder of the Company Option must execute a waiver of all claims against the Company with respect to such Company Option prior to the Effective Time. For the avoidance of doubt, the treatment of Company Options under this Section 1.6(b) provides for substantially similar consideration as is being provided to all other holders of Company Common Stock under this Agreement. Unless otherwise determined by Parent, the Equity Incentive Plan shall terminate as of the Effective Time.

(c)       As of the Effective Time, each share of Company Common Stock that, immediately prior to the Effective Time, is subject to restrictions ("Company Restricted Stock") under the Equity Incentive Plan, whether or not then vested, shall become fully vested immediately prior to the Effective Time, and each such share of Company Restricted Stock shall be treated as a share of Company Common Stock for all purposes of this Agreement.

(d)       As of the Effective Time, each warrant to purchase Company Common Stock (a “Company Warrant”) that is then outstanding and unexercised shall be converted into the right to receive from the Surviving Corporation after the Effective Time, a cash amount equal to (i) the total number of Shares subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share issuable under such Company Warrant.

(e)       Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 1.6 and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

1.7      Dissenting Shares.

(a)       Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, and are held by stockholders of the Company who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration as described in Section 1.5(a), but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such stockholder's right to appraisal and payment under the DGCL, such stockholder's shares of Company Common Stock shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without any interest) as described in Section 1.5(a), and such shares shall not be deemed to be Dissenting Shares. Parent shall promptly deposit with the Paying Agent any additional funds necessary to pay in full the Total Common Stock Consideration so due and payable to such stockholders who have failed to perfect or who shall have effectively withdrawn or lost such right to seek payment of the appraisal value of such Dissenting Shares.

(b)       The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock or withdrawals of such demands and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or as required by applicable Law, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

1.8       Changes in Company Common Stock. If, between the date of this Agreement and the Effective Time, the number of outstanding shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class of shares, by reason of any stock dividend or distribution, subdivision, reclassification, recapitalization, stock split (including a reverse stock split), combination, readjustment or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted to reflect such change.

1.9       Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, each of the certificate of incorporation and bylaws of the Surviving Corporation shall be amended in its entirety to read as the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable Law, in each case except to the extent necessary to (a) comply with Section 6.5 and (b) reflect that the name of the Surviving Corporation shall be China Advanced Construction Materials Group, Inc. until thereafter amended as provided therein and by applicable Law.

1.10       Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws. From and after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of the Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1       Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company that is reasonably acceptable to the Special Committee (on behalf of the Company) as may be designated by Parent at its own cost and expense (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time (excluding Rollover Shares, any shares of Company Common Stock to be cancelled pursuant to Section 1.5(b) and any Dissenting Shares), cash in an amount sufficient for the Paying Agent to make payments under Sections 1.5(a), 1.6(b) and 1.6(c), by wire transfer of immediately available funds (such cash amount being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall also act as the agent for the holders of shares of Company Common Stock for the purpose of holding the Certificates and shall obtain no rights or interests in the shares represented by such Certificates. The Exchange Fund shall, pending its disbursement to the holders of shares of Company Common Stock, be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Corporation in (a) short-term direct obligations of the United States of America, (b) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (c) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, (d) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding US$1 billion or (e) a money market deposit account; provided that no such investment or losses shall affect the amounts payable to such holders and Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent that are lost through any investment so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Sections 1.5(a), 1.6(b), 1.6(c) and 1.7(a) . Earnings from investments, subject to the immediately preceding proviso, shall be the sole and exclusive property of Parent and the Surviving Corporation; in no event shall a Person entitled to receive the Merger Consideration pursuant to Section 1.5(a) be entitled to receive interest or other earnings on any funds deposited with the Paying Agent. The Exchange Fund shall not be used for any other purpose.

2.2       Exchange Procedures.

(a)       Promptly after the Effective Time (but in no event later than five (5) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail to each individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or other entity ("Person") who was at the Effective Time a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.5(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates that formerly evidenced the shares of Company Common Stock shall pass, only upon proper delivery of such Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, and which shall have such customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form as Parent and the Special Committee (on behalf of the Company) may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates pursuant to such letter of transmittal in exchange for the Merger Consideration (which instructions shall provide that, at the election of the surrendering holder, such Certificates (including, as applicable, any book-entry shares) may be surrendered and the Merger Consideration in exchange therefor collected by hand delivery), in each case in form and substance reasonably agreed to by Parent and the Special Committee (on behalf of the Company).

(b)       Upon (i) surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto or (ii) receipt of an "agent's message" by the Paying Agent, as applicable, in the case of shares held in book-entry form, and such other documents as may be reasonably required by the Paying Agent and reasonably approved by Parent and the Special Committee (on behalf of the Company), the holder of such Certificate (including, as applicable, book-entry shares) shall be entitled to receive in respect of each share previously represented thereby cash in the amount of the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on any cash payable pursuant to Sections 1.5(a), 1.6(b), 1.6(c) or 1.7(a) .

(c)       If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (i) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Paying Agent that such tax either has been paid or is not payable.

(d)       Until surrendered as contemplated by this Section 2.2, each Certificate (including, as applicable, book-entry shares) shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in respect of the number of shares previously represented thereby. From and after the Effective Time, holders of Certificates (including, as applicable, book-entry shares) shall cease to have any rights as stockholders of the Company, except as provided herein or by applicable Law.

2.3       Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or earnings from investments received with respect thereto) that remains undistributed to the holders of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand by the Surviving Corporation, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their respective claims for the Merger Consideration that may be payable upon due surrender of their Certificates (or the payments pursuant to Section 1.6(b) or 1.6(c), as applicable), as determined pursuant to this Agreement (subject to abandoned property, escheat or other similar Laws), without any interest thereon. Any amounts remaining unclaimed by such holders immediately prior to such earlier time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any holder of a Certificate for Merger Consideration that was required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law and was so delivered.

2.4       Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate; provided, however, the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate(s) to deliver an agreement of indemnification in a form reasonably satisfactory to the Surviving Corporation, or a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate alleged to have been lost, stolen or destroyed.

2.5       Transfer Books. The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.4, if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Disclosure Letter (it being understood that any information set forth on one section or subsection of the Disclosure Letter shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection), (b) as set forth in the Company SEC Reports, other than disclosures in the Company SEC Reports contained in the "Risk Factors" and "Forward Looking Statements" sections to the extent they are general, nonspecific, forward-looking or cautionary in nature, or (c) with respect to any matters which either Mr. Xianfu Han, Chairman and Chief Executive Officer of the Company, or Mr. Weili He, Vice Chairman and Chief Operating Officer, has actual knowledge at or prior to the date of this Agreement (provided that Mr. Xianfu Han and Mr. Weili He shall be deemed to have made diligent inquiry of those employees, agents, consultants or other Persons whom they reasonably believe could have knowledge of the matters represented), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1       Organization and Qualification.

(a) Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation or material default of any of the provisions of its certificate of incorporation, bylaws or other equivalent organizational documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not have or cannot reasonably be expected to result in a Material Adverse Effect, and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as deposition) ("Proceeding") has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Except as otherwise disclosed in Section 3.1 of the Disclosure Letter, true, complete and correct copies of the Certificate of Incorporation of the Company as amended to date (the "Company Certificate") and the Bylaws of the Company (the "Company Bylaws"), as in effect as of the date of this Agreement, have been publicly filed by the Company as part of the Company SEC Reports.

(b)       As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Company and its Subsidiaries, any circumstance, event, change, effect or development that, individually or in the aggregate together with all other circumstances, events, changes, effects or developments, has had or would reasonably be expected to have a material adverse effect on the financial condition, results of operations, prospects, assets, liabilities, properties or business of such Party and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include circumstances, events, changes, effects or developments arising out of, relating to or resulting from, (i) changes in GAAP or regulatory accounting requirements or changes in Laws (or interpretations thereof) applicable to the Company or any of its Subsidiaries; (ii) changes, effects or circumstances in the industries or markets in which the Company or any of its Subsidiaries operates, (iii) changes in global, national or regional political conditions or general economic, political or financial market conditions (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities (including debt securities) markets), (iv) any suit, claim, request for indemnification or proceeding brought by any current or former stockholders of the Company (on their own behalf or on behalf of the Company) for breaches of fiduciary duties, violations of the securities Laws or otherwise in connection with this Agreement or the transactions contemplated hereby, (v) any declines or other changes in the Company’s stock price or the trading volume of the Company’s stock or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance, credit rating or results of operations for any period or any failure by the Company to meet any internal budgets, projections, plans or forecasts of its revenues, earnings or other financial performance or results of operations, (vi) the outcome, results or progress of any Proceedings set forth on Section 3.9 of the Disclosure Letter or any indemnification or similar claims related to the foregoing; (vii) any matters which Parent or any of its Affiliates has or should have actual or constructive knowledge as of the date of this Agreement; (viii) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, (ix) any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, employees, investors, or joint venture partners arising out of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the announcement of any of the foregoing; (x) the public disclosure of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated hereby, (xi) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, acts of God or natural disasters or similar force majeure events or (xii) actions or omissions taken with the prior written consent of the other Parties hereto or expressly required or permitted by this Agreement.

3.2       Subsidiaries. All of the Subsidiaries of the Company (except for any subsidiary that may be formed or acquired by the Company after the date of this Agreement) are set forth in the Company SEC Reports. Except as disclosed in the Company SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions ("Liens"), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid except as permitted under applicable Law, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary. As used in this Agreement, the term "Subsidiary" means any entity in which the Company, directly or indirectly, owns at least a majority of capital stock or holds at least a majority of equity or similar interest, including without limitation Beijing Xin Ao Concrete Group, Co., Ltd., and shall, where applicable, include any subsidiary of the Company formed or acquired after the date of this Agreement.

3.3        Authorization, Special Committee and Fairness.

(a)        The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by it of the Merger and other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and, except for the Stockholder Approvals, no further action is required on the part of the Company in connection therewith. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by any applicable national, federal, provincial, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including the Nasdaq Global Market ("NASDAQ")), as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time ("Law").

(b)       The Special Committee is composed of three (3) members of the Company Board who are not affiliated with Parent or Merger Sub and are not members of the Company's management. The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to make the Company Board Recommendation to the holders of the Company Common Stock. The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement be submitted to the holders of the Company Common Stock for their approval.

(c)       The affirmative vote (in person or by proxy) of the holders of both (i) a majority of the outstanding shares of Company Common Stock and (ii) a majority of the outstanding shares of Company Common Stock (other than the Rollover Shares) in favor of the adoption of this Agreement (collectively, the "Stockholder Approvals") is the vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

3.4       No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the Company Certificate or Company Bylaws, or the certificate of incorporation, bylaws or other equivalent organizational documents of any Subsidiary of the Company, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Requisite Regulatory Approvals, conflict with or result in a violation of any Law applicable to the Company or a Subsidiary, or by which any property or asset of the Company or a Subsidiary is bound or affected; except, in respect of clauses (b) and (c), for such conflict, breach, violation, default, loss, right or other occurrence which, individually or in the aggregate, would not, have or reasonably be expected to result in a Material Adverse Effect.

3.5       Capitalization. The authorized capital stock of the Company consists of 74,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, US$0.001 par value per share ("Company Preferred Stock") of which, as of the date of this Agreement, 17,809,387 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding. Except as set forth in the Company SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. Except as disclosed in the Company SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Company Common Stock or Company Preferred Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is, or may become, bound to issue additional shares of Company Common Stock or Company Preferred Stock. All of the outstanding shares of capital stock of the Company issued on or after April 29, 2008 are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. To the Company’s Knowledge, all of the outstanding shares of capital stock of the Company issued prior to April 29, 2008 are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the Company SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company's stockholders. As used in this Agreement, the term "Knowledge" means the actual knowledge of Mr. Xianfu Han, Chairman and Chief Executive Officer of the Company, Mr. Weili He, Vice Chairman and Chief Operating Officer of the Company, and any other responsible officer of the Company listed on Section 3.5 of the Disclosure Letter.

3.6       Consents and Approvals. Assuming that the Filings and Regulatory Approvals referred to in Section 4.5 are duly made and obtained, as applicable, and except for (a) filings of applications, notices, petitions, filings, registrations, declarations, submissions and other documentation ("Filings") with, and permits, consents, approvals, authorizations, clearances, exemptions, non-objections, waivers or orders (collectively, the "Regulatory Approvals") from, each federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental, regulatory, self-regulatory or enforcement authority or instrumentality, whether domestic, foreign or supranational (each, a "Governmental Entity") set forth in the Disclosure Letter, (b) compliance with the applicable requirements of the Exchange Act (including the joining of the Company in the filing of the Schedule 13E-3, the furnishing of the proxy statement relating to the Merger (including any amendment or supplement thereto, the "Proxy Statement") and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the Securities and Exchange Commission (the "SEC")) if any, on such documents), (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (d) any Filings or Regulatory Approvals in compliance with the rules of NASDAQ, (e) any Filings under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") or any applicable antitrust or competitive Laws, and (f) such other Filings or Regulatory Approvals the failure of which to be made or obtained, as applicable, would not have a Material Adverse Effect, no Filings with, or Regulatory Approvals from, any Governmental Entity are necessary in connection with the consummation by the Company of the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, the Company has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received on a timely basis.

3.7        Company SEC Reports; Financial Statements.

(a)        The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2010, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "Company SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such Company SEC Reports prior to the expiration of any such extension. As of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act (and to the extent such Company SEC Report was amended or supplemented, then as of the date of effectiveness of such amendment or supplement), the Company SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the Company SEC Reports, as of the date of filing, in the case of Company SEC Reports filed pursuant to the Exchange Act (and to the extent such Company SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of Company SEC Reports filed pursuant to the Securities Act (and to the extent such Company SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)       The financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal year-end audit adjustments.

3.8       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Company SEC Reports, except as specifically disclosed in a subsequent Company SEC Report filed prior to the date of this Agreement, (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) in excess of US$500,000 other than (i) liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Equity Incentive Plan. Except for the Merger or other transactions contemplated hereby or as disclosed in the Company SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made that has not been publicly disclosed. For purposes of this Agreement, "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a Person as such terms are used in and construed under Rule 405 under the Securities Act.

3.9       Legal Proceedings. As of the date of this Agreement, except as set forth on Section 3.9 of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's Knowledge, threatened in writing, Proceedings of any nature against the Company or any of its Subsidiaries or to which any of their properties or assets is subject, that if adversely determined, would reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, there is no material judgment, order, injunction or decree ("Judgment") (other than those of general application that apply to similarly situated companies) outstanding against the Company, any of its Subsidiaries or any of their material properties or assets.

3.10       Compliance. Neither the Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or Governmental Entity, or (c) is or has been in violation of any Law, including without limitation, (i) any Law applicable to its business, (ii) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering Laws, and (iii) any Laws related to health, safety or the environment, including those relating to the regulation of hazardous substances, except for any such default or violation in respect of clauses (a), (b) or (c), which would not reasonably be expected to result in a Material Adverse Effect.

3.11       Regulatory Permits. The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses as described in the Company SEC Reports ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

3.12       Title to Assets. The Company and the Subsidiaries have valid land use rights for all real property owned by them and good title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens that are not reasonably likely to have a Material Adverse Effect, (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, (iv) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries or that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; (v) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (vi) Liens imposed by applicable Law; (vii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (viii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (ix) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions such as record, zoning and building, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (x) Liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed or furnished prior to the date of this Agreement; (xi) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber; and (xii) outbound license agreements and non-disclosure agreements entered into in the ordinary course of business. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

3.13       Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights necessary or material for use in connection with their respective businesses as described in the Company SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"); provided, however, that the foregoing representation shall be subject to the Knowledge of the Company in respect of Intellectual Property Rights owned by third parties. Neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the intellectual property rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights owned by the Company or its Subsidiaries are enforceable and there is no existing infringement by another Person of any of the material Intellectual Property Rights owned by the Company or its Subsidiaries. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material confidential intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.14       Insurance. Section 3.14 of the Disclosure Letter lists each existing insurance policy held by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.15       Contracts.

(a)       Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports filed prior to the date of this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a) is referred to herein as a "Company Contract."

(b)       (i) Each Company Contract is valid and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization, preference or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in equity or at law)), and is in full force and effect, and (ii) as of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Contract is in material breach of or material default under the terms of any Company Contract.

3.16       Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the United States Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

3.17       Company Information. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the meeting of stockholders for the purpose of considering and taking action upon this Agreement (the "Stockholders' Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

3.18       Opinion. The Special Committee and the Company Board have received the opinion of William Blair & Company to the effect that, as of the date of such opinion and based upon and subject to the matters set forth in such opinion, the consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their Affiliates, and the Rollover Holders) pursuant to the Merger is fair, from a financial point of view, to such holders.

3.19       Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Company SEC Reports are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.

3.20       Environmental Matters. The Company and its Subsidiaries are in compliance in all material respects with applicable Laws relating to (a) the protection of the environment, human health or natural resources, (b) the handling, use, disposal, release or threatened release of any hazardous substance and (c) pollution, contamination or any injury to Persons or property involving any hazardous substance ("Environmental Laws"). There are no material Proceedings pending before, or, to the Company's Knowledge, threatened in writing by, any Governmental Entity against the Company or its Subsidiaries relating to any noncompliance under Environmental Law and, to the Knowledge of the Company, there is no reasonable basis for any such Proceeding. There are no Judgments by or with any Governmental Entity which would reasonably be expected to result in any material liabilities or obligations under or in respect of any Environmental Law. To the Knowledge of the Company, there are no hazardous substances at any property (currently or formerly owned or leased by the Company or any of its Subsidiaries) under circumstances which would reasonably be expected to result in material liability to, or claims against, the Company or its Subsidiaries relating to any Environmental Law.

3.21       Disclosure Letter. Simultaneously with the execution of this Agreement, the Company delivered to Parent a letter (the "Disclosure Letter") that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission or evidence of materiality of such item or that such item has had or, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor shall it establish any standard of materiality for any purpose whatsoever. Disclosure of any fact, circumstance or information in any section of the Disclosure Letter shall be deemed to be disclosure of such fact, circumstance or information with respect to any other sections of the Disclosure Letter if it is reasonably apparent that such disclosure relates to one or more of all of such sections.

3.22       Application of Takeover Protections. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Certificate, Company Bylaws or Laws of the State of Delaware (each, a "Takeover Statute") that is applicable to the Company as a result of the Parties fulfilling their obligations or exercising their rights hereunder.

3.23       Brokers Fees. None of the Company or any of its Subsidiaries nor any of their officers, directors or employees have utilized any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any other transactions contemplated by this Agreement, other than William Blair & Company, the fees and expenses of which will be paid by the Company.

3.24       No Other Representations or Warranties.

Except for the representations and warranties contained in this Article III, none of the Company, its Affiliates or their respective Representatives makes any representation or warranty, express or implied, at law or in equity, with respect to the Company or its Subsidiaries or their respective businesses, assets or properties, or with respect to any other information provided to Parent, Merger Sub, their Affiliates or their respective Representatives in connection with the transactions contemplated hereby. None of the Company, its Affiliates or their respective Representatives will have or be subject to any liability or indemnification obligation to Parent, Merger Sub, their Affiliates or their respective Representatives resulting from the distribution, or making available, to such Persons, or such Persons' use of, any such information, including any documents, projections, forecasts or other materials made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Each of Parent and Merger Sub hereby acknowledges that the Company makes no representations or warranties except for the representations and warranties contained in Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to the Company as follows:

4.1       Corporate Organization.

(a)        Each of Parent and Merger Sub is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own and use its properties and assets and to carry on its business as presently conducted. Neither the Parent nor Merger Sub is in material violation or material default of any of the provisions of its respective certificate of incorporation, bylaws or other equivalent organizational documents. Each of the Parent and Merger Sub is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not have or cannot reasonably be expected to result in a Parent Material Adverse Effect, and no Proceeding has been instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. True, complete and correct certified copies of the certificate of incorporation and bylaws or other equivalent organizational documents of each of Parent and Merger Sub, as in effect as of the date of this Agreement, have been delivered to the Company.

(b)       As used in this Agreement, the term "Parent Material Adverse Effect" means any circumstance, event, change, effect or development that, individually or in the aggregate, prevents or materially impedes, interferes with, hinders or delays the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement on a timely basis, including the Merger and the Debt Financing.

4.2       Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger and the Debt Financing. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the Merger and the transactions contemplated hereby, have been duly authorized by all necessary action on the part of each of Parent and Merger Sub, and no further action is required on the part of Parent or Merger Sub in connection therewith. The Board of Directors of each of Parent and Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the Merger and the Debt Financing, are advisable and in the best interests of their stockholders, and has approved this Agreement and the transactions contemplated hereby, including the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors' rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by any applicable Law.

4.3       No Conflicts. The execution, delivery and performance of this Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the Merger and the Debt Financing and the other transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or other equivalent organizational documents of Parent or its Subsidiaries, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of Parent or Merger Sub or otherwise) or other understanding to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound or affected, or (c) subject to the Requisite Regulatory Approvals, conflict with or result in a violation of any Law applicable to Parent or Merger Sub, or by which any property or asset of Parent or Merger Sub is bound or affected.

4.4       Capitalization.

(a)        The authorized share capital of Parent consists solely of 50,000 shares of common stock, par value US$1.00 per share, of which, as of the date of this Agreement, 100 shares are validly issued and outstanding.

(b)       The authorized capital stock of the Merger Sub consists solely of 10,000 shares of common stock, par value US$0.01 per share, of which, as of the date of this Agreement, 100 shares are validly issued and outstanding.

(c)       Except as disclosed on Schedules 13D filed with the SEC as of the date of this Agreement, neither Parent nor Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire any Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

4.5       Consents and Approvals. Assuming that the Filings and Regulatory Approvals referred to in Section 3.6 are duly made and obtained, as applicable, and except for (a) compliance with the applicable requirements of the Exchange Act (including the joining of the Parent and the Merger Sub in the filing of the Schedule 13E-3, the furnishing of the Proxy Statement relating to the Merger and the filing or furnishing of one or more amendments to the Schedule 13E-3 to respond to comments of the SEC, if any, on such documents), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) any Filings or Regulatory Approvals in compliance with the rules of NASDAQ, and (d) Filings or Regulatory Approvals under the HSR Act, no Filings with, or Regulatory Approvals from, any Governmental Entity are necessary in connection with the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, neither Parent nor Merger Sub has knowledge of any reason why the Requisite Regulatory Approvals will not be received on a timely basis.

4.6       Operation and Ownership of Parent and Merger Sub.

(a)        Parent has been formed solely for the purpose of engaging in the transactions contemplated hereby and it has not conducted any business prior to the date of this Agreement and, prior to the Effective Time, will not have engaged in any business activities or conducted any operations, other than pursuant to this Agreement. Mr. Xianfu Han and Mr. Weili He, collectively, as of the date hereof and at the Effective Time, will own, beneficially and of record, one hundred percent (100%) of the outstanding shares of Parent, free and clear of all Liens.

(b)       Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and it has not conducted any business prior to the date of this Agreement and, prior to the Effective Time, will not have engaged in any business activities or conducted any operations, other than pursuant to this Agreement. Parent owns and, at the Effective Time, will own, beneficially and of record, all of the outstanding shares of Merger Sub Common Stock, free and clear of all Liens (other than Liens created pursuant to the Debt Financing).

4.7       Legal Proceedings. There is no Proceeding pending or, to the knowledge of Parent or Merger Sub, threatened in writing against Parent, Merger Sub or any of their respective Affiliates that would reasonably be expected to have a Parent Material Adverse Effect. There is no Judgment outstanding against Parent, Merger Sub or any of their respective Affiliates that would reasonably be expected to have a Parent Material Adverse Effect.

4.8       Parent Information. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of its Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.9       Financing. Prior to the Closing, Parent has delivered to the Special Committee (a) a true and complete copy of the loan facility agreement or equivalent lending arrangement documentation (the "Facility Agreement") entered into between Parent and a reputable financial institution, private equity entity or other investor (the “Lender”) on terms reasonably acceptable to the Special Committee (on behalf of the Company), pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided the debt amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the "Debt Financing") and (b) the executed Rollover Agreement. At and after its delivery to the Special Committee , the Facility Agreement has not been amended or modified, no such amendment or modification is contemplated and none of the commitments contained in the Facility Agreement have been withdrawn, terminated or rescinded in any respect. At and after its delivery to the Special Committee , (i) the Facility Agreement is in full force and effect and is the legal, valid and binding obligations of Parent, Merger Sub and the other parties thereto, (ii) there are no side letters or other agreements, contracts or arrangements related to the funding of the Debt Financing other than as expressly set forth in the Facility Agreement, (iii) Parent has fully paid any and all commitment fees or other fees in connection with the Facility Agreement that are payable by Parent. The net proceeds contemplated by the Debt Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (i) the Exchange Fund and (ii) any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement upon the terms contemplated hereby and all related fees and expenses associated therewith. At the time the Facility Agreement is delivered to the Special Committee , Parent and Merger Sub do not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent or Merger Sub at the Effective Time. The Facility Agreement contains all of the conditions precedent to the obligations of the parties thereunder to make the Debt Financing available to Parent on the terms therein. At and after the time the Facility Agreement is delivered to the Special Committee , no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under the Facility Agreement.

4.10       Broker's Fees. Neither Parent or any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any other transactions contemplated by this Agreement.

4.11       Solvency. Neither the Parent nor Merger Sub has taken any steps to seek protection pursuant to any bankruptcy Law and neither Parent nor Merger Sub has any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Parent and Merger Sub, individually and on a consolidated basis, are not as of the date of this Agreement, and immediately after giving effect to the transactions contemplated hereby to occur at the Closing, including the Debt Financing and the payment of the Exchange Fund and all other amounts, fees and expenses required to be paid in connection with the consummation of the transactions contemplated by this Agreement, will not be Insolvent (as defined below). For purposes of this Agreement, "Insolvent" means, with respect to any Person (a) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (d) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For the purposes of this Agreement, "Indebtedness" means (i) any liabilities for borrowed money or amounts; (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Person's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in under leases required to be capitalized in accordance with GAAP.

4.12       Certain Actions. As of the date of this Agreement, other than the Rollover Agreement, there are no agreements (whether oral or written) (i) between Parent, Merger Sub or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any member of the Company’s management, directors or stockholders, on the other hand, that relate in any way to the transactions contemplated hereby; or (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

4.13       Buyer Group Contracts. As of the date hereof, other than the Rollover Agreement and any other agreements solely between the Lender and its Affiliates, there are no side letters or other oral or written agreements relating to the transactions contemplated by this Agreement between two or more of the following Persons: Messrs. Xianfu Han and Weili He, the Lender, or any of their respective Affiliates (excluding the Company and its Subsidiaries) (collectively, the "Buyer Group Parties").

4.14       Independent Investigation. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, which investigation, review and analysis were performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that it, its Affiliates and its Representatives have been provided adequate access to the personnel, properties, facilities and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except the representations and warranties of the Company contained in Article III).

4.15       Non-Reliance on Company Estimates. The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and its Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto, other than fraud in connection therewith.

4.16       No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub, their Affiliates or their respective Representatives makes any representation or warranty, express or implied, at law or in equity, with respect to Parent or Merger Sub or their respective businesses, assets or properties, or with respect to any other information provided to the Company, its Affiliates or their respective Representatives in connection with the transactions contemplated hereby. None of Parent, Merger Sub, their Affiliates or their Representatives will have or be subject to any liability or indemnification obligation to the Company, its Affiliates or their Representatives resulting from the distribution, or making available, to such Persons, or such Persons' use of, any such information, including any documents, projections, forecasts or other materials made available in certain "data rooms" or management presentations in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1       Conduct of Business Prior to the Effective Time. Except for matters set forth in the Disclosure Letter, as expressly contemplated by or permitted by this Agreement or with the written consent of Parent, during the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course in all material respects; (b) use reasonable best efforts to maintain and preserve intact its business organization and business relationships and keep available the services of its current key officers and employees, other than as a result of the public disclosure of this Agreement or the transactions contemplated hereby and; (c) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage).

5.2       Company Forbearances.

(a)       During the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as set forth in the Disclosure Letter, as expressly contemplated by or permitted by this Agreement or as required by an existing agreement of the Company or any Subsidiary, applicable Law or a Governmental Entity, the Company shall not, and shall not permit any of its Subsidiaries to, without the written consent of Parent, which shall not be unreasonably conditioned, withheld or delayed:

(i)       issue, sell, pledge, dispose, encumber, grant, or authorize any shares of Company Common Stock or any other capital stock of the Company or its Subsidiaries other then pursuant to the Equity Incentive Plan;

(ii)       (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries or (B) directly or indirectly adjust, split, combine, redeem, reclassify, repurchase or otherwise acquire any shares of its stock (other than repurchases of common stock in the ordinary course of business to satisfy obligations under equity incentive, deferred compensation, employee benefit plans or other similar plans or arrangements);

(iii)       sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in excess of US$100,000 other than in the ordinary course of business;

(iv)       acquire (including by merger, consolidation or acquisition of stock or assets) all or any portion of the assets, business, deposits or properties of any other entity in excess of US$100,000 other than in the ordinary course of business;

(v)       amend or otherwise change the Company Certificate or the Company Bylaws or amend or otherwise change the equivalent governing documents of any of the Subsidiaries of the Company in any material respect;

(vi)       implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

(vii)       grant, or agree to grant in the future, any material increases in the compensation of any of its or its Subsidiaries' directors or executive officers;

(viii)       other than in the ordinary course of business or in accordance with the Equity Incentive Plan (A) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, officer or employee, (B) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits under the Equity Incentive Plan, (C) enter into, terminate or materially amend the Equity Incentive Plan or any other bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements between the Company or any Subsidiary and any employee of the Company or any Subsidiary, (D) enter into any employment agreement with any officer or employee of the Company or any Subsidiary of the Company, (E) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of the Company or its Subsidiaries or any of their beneficiaries, or (F) issue or grant any options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Company Common Stock or Company Preferred Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Company Common Stock or Company Preferred Stock;

(ix)       incur or guarantee any long-term indebtedness for borrowed money in excess of US$500,000 other than in the ordinary course of business;

(x)       enter into, terminate, modify or amend any Company Contract that calls for annual aggregate payments of US$500,000 or more with a term longer than one (1) year which cannot be terminated without material penalty upon notice of ninety (90) days or less, other than in the ordinary course of business;

(xi)      agree to take any of the actions prohibited by this Section 5.2(a) .

(b)       Notwithstanding anything in Section 5.2(a) or otherwise in this Agreement to the contrary, nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

5.3       Parent Forbearances. During the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as expressly contemplated by or permitted by this Agreement or as required by applicable Law, Parent shall not, and shall not permit any of its Subsidiaries to, without the written consent of Special Committee (on behalf of the Company), take, or agree to take, any action that would reasonably be expected to (i) adversely affect or materially hinder or delay the ability of Parent or Merger Sub to obtain any Requisite Regulatory Approvals or to perform its covenants and agreements under this Agreement or (ii) result in any of the conditions to effect the Merger or the Debt Financing becoming incapable of being satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1       Proxy Statement and Schedule 13E-3; Stockholder Approvals.

(a)       Subject to Section 6.6, promptly following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement relating to the Stockholders' Meeting and the Company and Parent shall jointly prepare and caused to be filed with the SEC the Schedule 13E-3. Each of the Company and Parent shall, and shall cause its Subsidiaries and Representatives to, provide such information specifically for inclusion or incorporation by reference in the Proxy Statement and Schedule 13E-3 as may be necessary or appropriate so that, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting or filing with the SEC (as applicable), the Proxy Statement and Schedule 13E-3 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Parties shall use its best efforts so that the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any information relating to Parent, Merger Sub or the Company or any of their respective Affiliates, officers or directors should become known to Parent, Merger Sub or the Company which should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3, so that any of such documents would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company agrees to promptly (i) notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement or Schedule 13E-3 and of any request by the SEC for amendments of, or supplements to, the Proxy Statement or Schedule 13E-3, and (ii) provide Parent with copies of all correspondence between such Party and the SEC with respect to the Proxy Statement and Schedule 13E-3. Prior to filing or mailing (as applicable) the Proxy Statement and Schedule 13E-3 (or any amendment of supplement thereto), or responding to any comments from the SEC with respect thereto, Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement, Schedule 13E-3 and any proposed responses to any SEC comments or communications, and the Company shall consider all additions, deletions or changes suggested thereto by Parent and its counsel in good faith. Each of the Company and Parent shall use its best efforts to resolve all comments from the SEC with respect to the Proxy Statement and Schedule 13E-3 as promptly as reasonably practicable.

(b)       As promptly as reasonably practicable after the Proxy Statement and Schedule 13E-3 shall have been cleared by the SEC, the Company shall (i) establish a record date for, duly call, give notice of, convene and hold the Stockholders' Meeting and (ii) mail a Proxy Statement to the holders of Company Common Stock as of the record date established for the Stockholders' Meeting. Subject to Section 6.6(e), the Company shall include in the Proxy Statement the recommendation of the Company Board that the Company's stockholders adopt this Agreement.

6.2       Best Efforts.

(a)       The Parties shall cooperate with each other and shall, and shall cause each of their respective Subsidiaries or Representatives to, as the case may be, (i) promptly prepare and file all Filings with Governmental Entities that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including the Merger); and (ii) use best efforts promptly to (A) obtain all Regulatory Approvals of all Governmental Entities, and to comply with the terms and conditions thereof, and (B) take, or to cause to be taken, all actions, and to do, or to cause to be done, all other things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable (and, in any event, by no later than the End Date). In furtherance and not in limitation of the foregoing, the Parties shall file, or cause to be filed, any required Filings with respect to the Requisite Regulatory Approvals as promptly as practicable after the date of this Agreement. Each Party shall furnish all information reasonably required for any Filing to be made pursuant to this Section 6.2 and shall have the right to review in advance, and each will consult the other on, in each case subject to applicable Laws relating to the confidentiality of information, all of the information relating to such Party or any of its Subsidiaries or Representatives, or otherwise relating to the transactions contemplated by this Agreement, that appears in any such Filing made with, or other written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement.

(b)       In furtherance and not in limitation of the foregoing, each Party shall, and shall cause its respective Subsidiaries to, take any and all commercially reasonable actions to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned, any Judgment, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including vigorously defending any Proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (ii) eliminate each and every impediment under any applicable Law so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of businesses or assets of Parent, the Company or their respective Subsidiaries or otherwise taking or committing to take actions that limit Parent's or its Subsidiaries' freedom of action with respect to, or their ability to retain, any of their respective businesses or assets or those of the Company or its Subsidiaries, in each case, as may be required in order to avoid the entry of, or to effect the dissolution or lift of, any injunction, temporary restraining order, or other order in any Proceeding, which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by this Agreement.

(c)       Each of Parent and the Company shall promptly advise the other regarding any communication from any Governmental Entity or other Person relating to the transactions contemplated by this Agreement, including any communication from any Governmental Entity the approval of which is a Requisite Regulatory Approval, that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed. No Party shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the request of any Governmental Entity without the consent of the other Parties to this Agreement.

6.3       Access to Information.

(a)       From the date of this Agreement until the earlier of the Effective Time or the date on which this Agreement is terminated pursuant to Section 8.1, upon reasonable notice and subject to applicable Laws relating to the confidentiality of information or requirements of Governmental Entities, each Party shall, and shall cause each of its Subsidiaries to, afford the other Party's Representatives reasonable access, during normal business hours, upon reasonable advance notice, to all of its properties, books, contracts, commitments and records as may reasonably be requested by the other Party. Neither the Company, nor Parent, nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) jeopardize the attorney-client or other privilege of such Party or such Subsidiaries, (ii) contravene any applicable Law or requirements of Governmental Entities or binding agreement entered into prior to the date of this Agreement, (iii) breach the terms of a confidentiality agreement with a third party (provided, however, that at the request of the other Party, the Party shall use its best efforts to obtain waivers from such third parties), (iv) as reasonably determined by the Company’s counsel, be reasonably likely to result in antitrust difficulties for the Party or (v) result in disclosure of trade secrets of the Company or its Subsidiaries, as reasonably determined by the Company.

(b)       All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into among the Company, the Special Committee and Messrs. Xianfu Han and Weili He, dated as of August 31, 2011 (the "Confidentiality Agreement").

6.4       Indemnification; Advancement of Expenses; Exculpation and Insurance.

(a)       Parent shall, and shall cause the Surviving Corporation to, assume theobligations with respect to all rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matter in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries or fiduciaries of the Company or any of its Subsidiaries under benefit plans of the Company and its Subsidiaries (collectively, the "Indemnified Parties"), as provided in the Company Certificate or the Company Bylaws (or equivalent organizational documents of the Company's Subsidiaries), without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. Without limiting the foregoing, Parent shall cause the certificate of incorporation and bylaws and indemnification or similar agreements of the Surviving Corporation (or any successor) to contain provisions no less favorable to the Indemnified Parties with respect to rights to indemnification, advancement of expenses and limitations on, or exculpation from, liabilities, for acts or omissions than are set forth as of the date of this Agreement in the Company Certificate and the Company Bylaws and indemnification or similar agreements in effect as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification shall be required by applicable Law.

(b)       Without limiting the provisions of Section 6.4(a), following the Effective Time, Parent shall, and shall cause the Surviving Corporation to, jointly and severally indemnify and hold harmless each Indemnified Party, and any Person who becomes an Indemnified Party between the date of this Agreement and the Effective Time, against any costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened Proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), to the fullest extent permitted by applicable Law (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law); provided that if required by applicable Law, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Notwithstanding anything to the contrary contained in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation and its other Subsidiaries not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Proceeding, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by such Proceeding from all liability arising out of such Proceeding, and does not include an admission of fault or wrongdoing by any Indemnified Party.

(c)       Except as provided below, for at least six (6) years after the Effective Time, (i) Parent shall, and shall cause the Surviving Corporation and its other Subsidiaries to, maintain in full force and effect, on terms and conditions no less advantageous to the Indemnified Parties, or any other Person entitled to the benefit of this Section 6.4, as applicable, than, the existing directors' and officers' liability insurance and fiduciary insurance maintained by the Company as of the date of this Agreement, covering, without limitation, claims arising from facts or events that occurred on or before the Effective Time, including the transactions contemplated hereby (provided that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premiums currently paid by the Company on an annualized basis (the "D&O Premium"), but in such case shall purchase as much of such coverage as possible for such amount); and (ii) Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance, whether in respect of claims arising before or after the Effective Time. In lieu of such insurance, prior to the Effective Time, the Company may, following consultation with Parent, purchase a six (6) year "tail" prepaid policy on such terms and conditions (provided that the premium for such "tail" policy shall not exceed an amount equal to the D&O Premium), in which event Parent shall cease to have any obligations under the first sentence of this Section 6.4(c) .

(d)       The obligations of Parent and the Surviving Corporation and its other Subsidiaries under this Section 6.4 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party, or any other Person entitled to the benefit of this Section 6.4, to whom this Section 6.4 applies, without the consent of the affected Indemnified Party or such other Person, as the case may be. If Parent or the Surviving Corporation or any of their respective Subsidiaries or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to and assume all of the obligations set forth in this Section 6.4.

(e)       The provisions of this Section 6.4 shall survive the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation and their respective Subsidiaries, and are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party and each other Person entitled to the benefit of this Section 6.4, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

6.5       Stock Exchange Delisting. After the Effective Time, Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of NASDAQ to delist the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act.

6.6       Go-Shop.

(a)        Notwithstanding any other provision of this Agreement to the contrary, from the date of this Agreement until 11:59 p.m. New York City time on the date which is sixty (60) days after the date of this Agreement (the "Go-Shop Period End Date"), the Company and its Subsidiaries and their respective Representatives shall have the right (acting under the direction of the Special Committee) to directly or indirectly (i) initiate, solicit and encourage Alternative Transaction Proposals, including by way of public disclosure and by way of providing access to non-public information to any Person (each a "Solicited Person") pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that the Company shall promptly provide to Parent any material non-public information concerning the Company or its Subsidiaries that it has provided to any Solicited Person given such access which was not previously provided to Parent; and (ii) enter into and maintain discussions or negotiations with respect to Alternative Transaction Proposals or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations. Within 48 hours following the Go-Shop Period End Date, the Company shall notify Parent of the material terms and conditions of the Alternative Transaction Proposals (including any amendments or modifications thereof) received from any Excluded Party and the identity thereof. The Company shall immediately cease any discussions with any Person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that relate, or may reasonably be expected, to lead to a Company Acquisition Proposal, except as otherwise expressly provided in Sections 6.6(b) and 6.6(c) . As used in this Agreement, the term "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and shall not prohibit the Company from providing information to Parent which the Company is required to provide pursuant to Section 6.6(d) .

(b)       The Company agrees that, after the Go-Shop Period End Date until the earlier of the Effective Time or the date on which this Agreement is terminated pursuant to Section 8.1 hereof, it shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their respective directors, officers, employees, advisors, representatives or agents (collectively, "Representatives") to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly induce an Alternative Transaction Proposal; (ii) provide any material non-public information concerning the Company or its Subsidiaries to any Person in connection with an Alternative Transaction Proposal; or (iii) engage in any discussions or negotiations with any third party concerning an Alternative Transaction Proposal. Notwithstanding the foregoing, the Company may take and continue to take any of the actions described in Section 6.6(a) and, subject to Section 6.6(d), from and after the Go-Shop Period End Date with respect to any Solicited Person that, prior to the Go-Shop Period End Date, has made a bona fide Alternative Transaction Proposal that the Company Board and the Special Committee determines in good faith (after consultation with the Company's outside financial and legal advisors) no later than the Go-Shop Period End Date, constitutes or would reasonably be expected to result in a Superior Proposal (each such Solicited Person, an "Excluded Party") Notwithstanding anything contained in this Section 6.6(b) to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Alternative Transaction Proposal made by such party is withdrawn, is terminated or expires, or the Company Board and the Special Committee determines in good faith (after consultation with the Company's outside financial and legal advisors) that such Alternative Transaction Proposal ceases to constitute, or ceases to be reasonably likely to lead to, a Superior Proposal (a "Terminated Alternative Transaction Proposal"). At the Go-Shop Period End Date, other than with respect to Persons who at the Go-Shop Period End Date are Excluded Parties, and at any subsequent time with respect to any Person (including a formerly Excluded Party) that has made an Alternative Transaction Proposal that becomes a Terminated Alternative Transaction Proposal, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with such Person conducted theretofore by the Company, its Subsidiaries or any of their respective Representatives with respect to any Alternative Transaction Proposal and cause to be returned or destroyed all confidential information provided or made available to such Person on behalf of the Company or its Subsidiaries. The Company shall not, and shall cause its Subsidiaries to not, waive any terms of an Acceptable Confidentiality Agreement or any other standstill or similar agreement to which the Company or any of its Subsidiaries is a party.

(c)       Notwithstanding anything to the contrary contained in Section 6.6(b), in the event that, prior to the receipt of Stockholder Approvals, the Company receives an unsolicited Alternative Transaction Proposal that the Special Committee determines in good faith (after consultation with the Company's outside financial and legal advisors) constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may take the following actions:

(i)       furnish information concerning the Company and its Subsidiaries to the Person making such Alternative Transaction Proposal (and its respective Representatives) pursuant to an Acceptable Confidentiality Agreement; and

(ii)       engage in discussions or negotiations (including, as a part thereof, making counterproposals) with such Person (and its Representatives) with respect to such Alternative Transaction Proposal.

(d)       Following the Go-Shop Period End Date, the Company shall promptly (and in any event within forty-eight (48) hours) advise Parent, orally and, as promptly as practicable thereafter, in writing, of (i) any Alternative Transaction Proposal, (ii) any initial request for non-public information concerning the Company or any of its Subsidiaries related to, or from any Person who would reasonably be expected to make an Alternative Transaction Proposal or (iii) any initial request for discussions or negotiations related to any Alternative Transaction Proposal, and in connection with such notice, provide the material terms and conditions thereof and the identity of the Person making such Alternative Transaction Proposal or request. The Company shall keep Parent reasonably informed in all material respects of the status and details (including material amendments to the terms thereof) of such Alternative Transaction Proposal or request received after the Go-Shop Period End Date.

(e)       Except as otherwise provided in this Agreement, after the receipt of the executed Facility Agreement, the Company Board shall not (i) (A) withdraw (or modify in a manner adverse to Parent and Merger Sub), or propose publicly to withdraw (or modify in a manner adverse to Parent and Merger Sub), the Company Board Recommendation or (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Superior Proposal (any action in this clause (i) being referred to as a "Change of Recommendation") or (ii) adopt, approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (each, a "Company Acquisition Agreement") constituting or related to, or that would reasonably be expected to result in, any Alternative Transaction Proposal (other than an Acceptable Confidentiality Agreement referred to in Section 6.6(b)(i)) . Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of Stockholder Approvals, (x) if the Special Committee determines in good faith (after consultation with the Company's outside legal advisors) that the failure to do so could likely be inconsistent with its fiduciary duties under applicable Law, then the Company Board, acting upon the recommendation of the Special Committee, may make a Change of Recommendation; and (y) if the Company Board determines in good faith (after consultation with the Company's outside financial and legal advisors) that an Alternative Transaction Proposal constitutes a Superior Proposal, then the Company may enter into a Company Acquisition Agreement with respect to such Superior Proposal or terminate this Agreement in accordance with Section 8.1(d)(ii) .

(f)       The Company shall not be entitled to effect a Change of Recommendation or terminate this Agreement as permitted under Section 8.1(d)(ii) unless (i) the Company has provided written notice (a "Notice of Alternative Proposal") at least five (5) Business Days in advance to Parent and Merger Sub advising Parent that the Company Board intends to make a Change of Recommendation or enter into a Company Acquisition Agreement with respect to an Alternative Transaction Proposal that either constitutes or could reasonably be expected to constitute a Superior Proposal, as applicable, and specifying the reasons therefor, including the terms and conditions of such Alternative Transaction Proposal that is the basis of the proposed action by the Company Board (including the identity of the Person making the Alternative Transaction Proposal and any financing materials related thereto, if any) and (ii) with respect to an Alternative Transaction Proposal received after the Go-Shop Period End Date, the Company has provided a Notice of Alternative Proposal to Parent, and during the five (5) -Business Day period following Parent's and Merger Sub's receipt of the Notice of Alternative Proposal, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Facility Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and following the end of the five (5) -Business Day period, the Company Board and the Special Committee shall have determined in good faith, taking into account any changes to this Agreement and the Facility Agreement proposed in writing by Parent and Merger Sub in response to the Notice of Alternative Proposal or otherwise, that the Alternative Transaction Proposal giving rise to the Notice of Alternative Proposal continues to constitute a Superior Proposal. Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Alternative Proposal and the Company shall be required to comply again with the requirements of this Section 6.6(f)(ii) . For the avoidance of doubt, prior to the receipt of the Facility Agreement on terms reasonably acceptable to the Special Committee (on behalf of the Company), the Company Board shall be entitled to make a Change of Recommendation or enter into a Company Acquisition Agreement at any time after the date of this Agreement.

(g)       Nothing in this Agreement shall restrict the Company from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to its stockholders any position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to its stockholders to comply with applicable Law.

(h)       As used in this Agreement, the following terms shall have the following meanings:

(i)       As used in this Agreement, the term "Alternative Transaction Proposal" means any proposal or offer made by any Person (other than Parent, Merger Sub or any Affiliate thereof) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (A) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer, exchange offer or similar transaction or (B) any one or more assets or businesses of the Company and its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole.

(ii)       As used in this Agreement, the term "Superior Proposal" means a written Alternative Transaction Proposal on terms which the Company Board and Special Committee determines in good faith (after consultation with the Company's outside legal and financial advisors) to be more favorable to the Company's stockholders from a financial point of view than the terms of this Agreement (taking into account such factors as the Company Board deems appropriate, including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise) and to be reasonably capable of being consummated on the terms proposed.

6.7       Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, or could have a Parent Material Adverse Effect, and (b) any Proceedings commenced or, to such Party's knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Affiliates which relate to this Agreement or the transactions contemplated hereby.

6.8       Financing.

(a)       Each of Parent and Merger Sub shall use, and cause its Affiliates to use, its best efforts to take, or cause to be taken, all actions and to do, or cause to be done (including, if necessary, enforcement of their respective rights under the Facility Agreement), all things necessary, proper or advisable to consummate and obtain the Debt Financing on terms and conditions reasonably satisfactory to the Special Committee (on behalf of the Company), including using (and causing their Affiliates to use) their respective best efforts to (i) enter into the Facility Agreement as promptly as practicable after the date of this Agreement, (ii) satisfy, or cause their Representatives to satisfy, on a timely basis all conditions applicable to Parent, Merger Sub or their Representatives in such Facility Agreement and (iii) cause the Lender to fund the Debt Financing at the Effective Time. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Facility Agreement, Parent and Merger Sub shall use their respective best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from alternative sources, on terms not materially less favorable in the aggregate to Parent and Merger Sub (and their respective Affiliates) than those set forth in the Debt Financing as in effect on the date of this Agreement, in an amount sufficient, when added to the portion of the Debt Financing that is available, to consummate the transactions contemplated by this Agreement (the "Alternative Financings"); provided, that, notwithstanding anything to the contrary in this Section 6.8 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required to amend or waive any of the terms or conditions hereof. Parent shall deliver to the Special Committee (on behalf of the Company) as promptly as practicable (and no later than two Business Days) after such execution, true and complete copies of all agreements or other arrangements pursuant to which any such alternative sources shall have committed to provide any such Alternative Financings (the "Alternative Financing Agreements").Parent and Merger Sub further agree that, any information, including any documents, internal budgets, projections, plans or forecasts of its revenues, or other materials provided to the Lender in connection with the Debt Financing and Alternative Financings shall be provided to the Special Committee at the same time.

(b)       To the extent applicable and subject to the terms and conditions of this Agreement, Parent and Merger Sub shall use their respective best efforts to obtain the Alternative Financing on the terms and conditions described in the Alternative Financing Agreements. Each of Parent and Merger Sub shall use its best efforts to: (i) maintain in effect the Alternative Financing Agreements; (ii) satisfy on a timely basis all conditions in the Alternative Financing Agreements within its control; (iii) cause the financing sources for the Alternative Financing to fund the Alternative Financing at the Effective Time; and (iv) enforce its rights under the Alternative Financing Agreements.

(c)       Neither Parent nor Merger Sub shall permit any amendment or modification to be made to, or consent to any waiver of any provisions or remedy under, the Facility Agreement and if applicable, the Alternative Financing Agreements, if such amendment, modification or waiver (i) reduces the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount) contemplated in the Facility Agreement and if applicable, the Alternative Financing Agreements (unless the Debt Financing is increased by an amount corresponding to such reduction), (ii) imposes new or additional conditions that would reasonably be expected to (x) prevent or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated hereby or (y) adversely impact the ability of Company, Parent or Merger Sub to enforce its rights against the other parties to the Facility Agreement and if applicable, the Alternative Financing Agreements. For purposes of clarification, the foregoing shall not prohibit Parent from amending the Facility Agreement to add additional lender(s) (and Affiliates of such additional lender(s)) as a party thereto. Parent shall not release or consent to the termination of the obligations of the Lender under the Facility Agreement and if applicable, the Alternative Financing Agreements, except for assignments and replacements of an individual lender in connection with any syndication of the Debt Financing or Alternative Financings as expressly contemplated by the Facility Agreement and if applicable, the Alternative Financing Agreements. Parent shall give the Special Committee (on behalf of the Company) notice promptly (i) upon becoming aware of any breach of any material provisions of, or termination by any party to, the Facility Agreement and, if applicable, the Alternative Financing Agreements or (ii) upon the receipt of any written or oral notice or other communication from any Person with respect to any threatened breach or threatened termination by any party to the Facility Agreement and, if applicable, the Alternative Financing Agreements. Parent shall keep the Special Committee (on behalf of the Company) reasonably informed on a reasonably current basis of the status of Parent’s efforts to arrange any Alternative Financing, if applicable.

(d)       The Company shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its Representatives to, use their reasonable best efforts to cooperate with Parent's reasonable requests in connection with the arrangement, consummation and funding or draw-down of the Debt Financing and if applicable, the Alternative Financing; provided that (i) the Company and its Affiliates (as applicable) shall not be required to pay or agree to pay any fees or reimburse any expenses or give any indemnities to any Person and (ii) such cooperation by the Company or its Affiliates (as applicable) shall not be required to the extent such cooperation unreasonably interferes with the Company's or its Affiliates' (as applicable) on-going operations.

(e)       Parent shall, promptly upon termination of this Agreement, (i) reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company in connection with cooperation provided for in Section 6.8(d); and (ii) reimburse the Company and its Representatives for any and all losses suffered or incurred by it in connection with the arrangement of the Debt Financing or, if applicable, the Alternative Financing, and any information utilized in connection therewith (other than information provided by the Company or any of its Subsidiaries). All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent, Merger Sub, its Affiliates or their respective Representatives pursuant to this Section 6.8 shall be kept confidential in accordance with the terms of the Confidentiality Agreement. Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not, prior to the Effective Time, incur any liability to any person under any financing that Parent and Merger Sub may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to this Section 6.8.

6.9       Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Parties shall use their best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

6.10       Resignations. To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors and officers of the Company and the Subsidiaries designated by Parent.

6.11       Participation in Litigation. Prior to the Effective Time, Parent shall give prompt notice to the Special Committee (on behalf of the Company), and the Company shall give prompt notice to Parent, of any Proceedings commenced against such Party which relate to this Agreement and the transactions contemplated hereby. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated hereby, and no such litigation shall be settled without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.12       Publicity. Each of the Company, Parent and Merger Sub shall consult with the other prior to issuing any press release or making other similar public disclosures with respect to this Agreement, the Merger or the other transactions contemplated hereby and prior to making any filings with any Governmental Entity with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system on which such Party's securities are listed or traded, in which case the Party required to make the release or other similar public disclosure or filing shall consult with each other Party to the extent practicable. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form heretofore agreed to by the Parties.

6.13       Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness other than the Debt Financing.

6.14       Knowledge of Inaccuracies. Each of Parent and Merger Sub shall promptly notify the Special Committee (on behalf of the Company) if at any time before the Closing, Parent or Merger Sub becomes aware of any material inaccuracy in any of the representations and warranties made by the Company under this Agreement; provided that such notification shall be for informational purposes only, and a failure to provide such notification shall not be grounds for termination pursuant to Section 8.1(e)(i) .

6.15       Employee Matters. At Closing, Parent shall provide each current employee who continues to work for the Company and its Subsidiaries with a level of compensation and employee benefits that is generally no less favorable in the aggregate than the level of compensation and employee benefits provided to such employees immediately prior to the Closing Date, subject to market adjustments in the ordinary course. The welfare plans of the Parent or its Affiliates, including, following the Closing Date, the Company, applicable to each employee of the Company and its Subsidiaries (i) shall not contain any exclusions for pre-existing medical or health conditions (to the extent the conditions had been covered under the Company plans as of the Closing Date) and (ii) shall credit each employee for the plan year of the Company in which the Closing Date occurs with all deductibles and co-payments applicable to the portion of such plan year occurring prior to the Closing Date. In addition, each employee of the Company and its Subsidiaries shall receive credit for services with the Company, its Subsidiaries and their Affiliates and predecessors under the Surviving Corporation’s employee benefit plans for purposes of eligibility, vesting and benefit accrual; provided, however, that in no event shall such credit result in the duplication of benefits or the funding thereof.

6.16       No Amendment to the Buyer Group Contracts. Except as expressly permitted in Section 6.8, Parent and Merger Sub shall not, and shall cause the Buyer Group Parties not to (i) amend, modify, withdraw or terminate any Buyer Group Contract or (ii) enter into or modify any other agreement relating to the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

7.1       Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of the Parties to consummate the Merger shall be subject to the satisfaction or waiver (to the extent permissible under applicable Law) by Parent and the Special Committee (on behalf of the Company) prior to the Effective Time of the following conditions:

(a)       Stockholder Approvals. The Stockholder Approvals shall have been obtained.

(b)       No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

(c)       Regulatory Approvals. Each of the approvalsrequired to consummate the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (collectively, the "Requisite Regulatory Approvals").

7.2       Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction, or waiver (to the extent permissible under applicable Law) by Parent, at or prior to the Effective Time, of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, except for such failures to be true and correct as would not reasonably be expected to have, in the aggregate, a Material Adverse Effect both as of the date of this Agreement and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date) and disregarding for this purpose all qualifications or limitations set forth in any representations or warranties as to "materiality," "Material Adverse Effect" and words of similar import. Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect.

(b)       Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

(c)       No Material Adverse Effect. Since the date of this Agreement, there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

7.3       Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver (to the extent permissible under applicable Law) by the Company at or prior to the Effective Time of the following conditions:

(a)       Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Effective Time except for such failures to be true and correct as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect, both as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date) and disregarding for this purpose all qualifications or limitations set forth in any representations or warranties as to "materiality," "Material Adverse Effect" and words of similar import. The Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect.

(b)       Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to such effect.

(c)       No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have a Parent Material Adverse Effect; and Company shall have received certificates signed on behalf of the Parent and by a senior executive officer of Parent to such effect.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1       Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of Stockholder Approvals:

(a)       by the mutual written agreement of the Company and Parent duly authorized by their boards of directors (in the case of the Company, acting upon the recommendation of the Special Committee);

(b)       by either the Company or Parent, if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable or any Governmental Entity of competent jurisdiction shall have issued a final order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger contemplated by this Agreement; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, primarily resulted in or materially contributed to such denial of approval, order, injunction or decree;

(c)       by either the Company or Parent if (i) the Merger shall not have been consummated on or before June 30, 2012 (as may be extended pursuant to this Section 8.1(c), the "End Date"); provided that the right to terminate this Agreement under this Section 8.1(c)(i) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, primarily resulted in or materially contributed to the failure of the Closing to occur by such date; provided, further, that, if as of the Business Day immediately preceding the End Date (without any extension thereto, or in the event any Party has extended the End Date pursuant to this Section 8.1(c), as of the Business Day immediately preceding the end of such extension) the condition in Section 7.1(c) has not been satisfied or waived, and all other conditions set forth in Article VII have been satisfied or waived (or, in the case of those conditions that by their nature may only be satisfied at the Closing, such conditions would be satisfied if such Business Day were the Closing Date), then the Company or Parent may extend the End Date for periods of additional 30 calendar days, by delivery to the other Parties of written notice of such extension signed by a senior executive officer of the Company or Parent, as applicable; or (ii) the Stockholders' Meeting (including any adjournments or postponements thereof) shall have concluded and the Stockholder Approvals contemplated by this Agreement shall not have been obtained;

(d)       by the Special Committee (on behalf of the Company):

(i)       if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) has given rise to or would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured or, if capable of being cured, is not cured by Parent or Merger Sub, as applicable, within thirty (30) calendar days following receipt of written notice of such breach or failure to perform from the Company (or, if the End Date is less than thirty (30) calendar days from the date of receipt of such notice, by the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(d)(i) shall not be available to the Company if a material breach of this Agreement by the Company has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition capable of satisfaction;

(ii)       if the Company enters into a Company Acquisition Agreement relating to a Superior Proposal after paying to Parent the Company Termination Fee payable pursuant to Section 8.3(b);

(iii)       if (A) all the conditions to Closing set forth in Section 7.1 and Section 7.2 have been waived or satisfied (other than those conditions that by their nature are to be satisfied at Closing); (B) Parent and Merger Sub fail to complete the Closing within two (2) Business Days following the date the Closing should have occurred; (C) the Company stands ready and willing to consummate the Merger at such time; and (D) the Company shall have given Parent written notice of at least one (1) Business Day prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(iii); or

(iv)       At any time for any reason prior to the receipt by the Company of a copy of the executed Facility Agreement.

(e)        by Parent, if:

(i)       the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) has given rise to or would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) of this Agreement and (B) is incapable of being cured or, if capable of being cured, is not cured by the Company within thirty (30) calendar days following receipt of written notice of such breach or failure to perform from Parent (or, if the End Date is less than thirty (30) calendar days from the date of receipt of such notice, by the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(e)(i) shall not be available to Parent (1) if a material breach of this Agreement by Parent or Merger Sub has been the primary cause of, primarily resulted in or materially contributed to the failure of any such condition capable of satisfaction or (2) to the extent either Mr. Xianfu Han, Chairman and Chief Executive Officer of the Company, or Mr. Weili He, Vice Chairman and Chief Operating Officer of the Company, has actual knowledge of any breach of representation or warranty by the Company on or prior to the date of this Agreement (provided that Mr. Xianfu Han and Mr. Weili He shall be deemed to have made diligent inquiry of those employees, agents, consultants or other Persons whom they reasonably believe could have knowledge of the matters represented); or

(ii)       the Company Board effects and has not withdrawn a Change of Recommendation.

The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), or (e) of this Section 8.1 shall give written notice of such termination to the other Party in accordance with Section 9.2, specifying the provision(s) hereof pursuant to which such termination is being effected.

8.2       Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Company, Parent, any of their respective Subsidiaries or any of their respective Representatives, shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated hereby, except that (a) Sections 6.3(b), 6.13 (only with respect to any press release or public disclosures of the termination of this Agreement and not any other press releases issued or public disclosures made thereafter), 8.2 and 8.3, Article IX, the expenses and other reimbursement provisions of Section 6.8(e) shall survive any termination of this Agreement, and (b) no Party shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement.

8.3       Fees and Expenses.

(a)       Except as otherwise provided in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

(b)       In the event that (i) the Company terminates this Agreement pursuant to Section 8.1(d)(ii); (ii) (A) after the Go-Shop Period End Date and the receipt of the Facility Agreement, and prior to the Stockholders' Meeting, any Person shall have made an Alternative Transaction Proposal, which proposal has been publicly disclosed and not withdrawn, and thereafter the Company or Parent terminates this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii), and (B) within twelve (12) months after such termination, such Alternative Transaction Proposal shall have been consummated or any definitive written agreement with respect to such Alternative Transaction Proposal shall have been entered into; or (iii) Parent terminates this Agreement pursuant to Section 8.1(e)(i) or Section 8.1(e)(ii), then the Company shall pay Parent a fee in the amount of US$500,000 (the "Company Termination Fee") no later than five (5) Business Days after such termination, in the case of a termination described in clause (i) or (iii) above, or no later than five (5) Business Days after such the consummation of such transaction or the execution of such definitive written agreement, in the case of a termination described in clause (ii) above. Notwithstanding the foregoing, in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion or (y) if, at the time this Agreement is terminated, this Agreement could have been terminated by the Company pursuant to Section 8.1(d)(i) . The Parties agree that the payment of the Company Termination Fee shall constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy available to Parent with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable pursuant to this Section 8.3(b) upon termination of this Agreement and, upon payment of the Company Termination Fee, that the Company, its Subsidiaries and any of their respective Representatives shall have no further liability to Parent, its Subsidiaries or any of their respective Representatives hereunder.

(c)       In the event that (i) the Company terminates this Agreement pursuant to Sections 8.1(d)(i) or 8.1(d)(iii) or (ii) the Company terminates this Agreement pursuant to Section 8.1(d)(iv) after the date which is sixty (60) days after the date of this Agreement, then, subject to Section 8.3(d), Parent, or, at the request of the Company, Mr. Xianfu Han and Mr. Weili He on a joint and several basis, shall pay a termination fee to the Company in an amount equal to US$1,500,000 (the "Parent Termination Fee") no later than five Business Days after such termination. Notwithstanding the foregoing, in no event shall the Parent be required to pay the Parent Termination Fee on more than one (1) occasion. The Parties, Mr. Xianfu Han and Mr. Weili He agree that the payment of the Parent Termination Fee shall constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable pursuant to this Section 8.3(c) upon termination of this Agreement by the Company and, upon payment of the Parent Termination Fee, that Parent, its Subsidiaries and any of their respective Representatives shall have no further liability to the Company, its Subsidiaries and any of their respective Representatives hereunder.

(d)       In the event that the Company terminates this Agreement pursuant to Section 8.1(d)(iv) after the date which is ninety (90) days after the date of this Agreement, the Parent Termination Fee will be increased from US$1,500,000 to US$2,500,000.

(e)       The payments of the Company Termination Fee and the Parent Termination Fee contemplated by Sections 8.3(b) and 8.3(c), respectively, shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company, as applicable, and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of taxes. The Company, Parent, Mr. Xianfu Han and Mr. Weili He acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of Parties hereto would enter into this Agreement. In the event that any of the Company, Parent, Mr. Xianfu Han and Mr. Weili He fails to pay when due any amounts payable under this Section 8.3, then such Party shall (i) indemnify the other Parties for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in connection with the collection of such overdue amount, and (ii) pay to the other Parties interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to three percent (3%) plus the prime rate published in The Wall Street Journal on the date such payment was required to be made.

8.4       Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, with the approval of the boards of directors of the Parties at any time; provided, however, that (a) in the case of the Company, the Company Board, acting upon the recommendation of the Special Committee, has unanimously approved such amendment in writing, and (b) after the Stockholder Approvals have been obtained, no amendment shall be made which changes the Merger Consideration or adversely affects the rights of the Company's stockholders hereunder or is otherwise required under any applicable Law to be approved by such stockholders without, in each case, the approval of such stockholders.

8.5       Extension; Waiver. At any time prior to the Effective Time, any Party may, to the extent permitted under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or (c) waive compliance with any of the agreements or conditions of the other Party contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. For the purpose of this Section 8.5, Parent and Merger Sub collectively shall be deemed to be one Party.

ARTICLE IX

GENERAL PROVISIONS

9.1       Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 2.2 (Exchange Procedures), 2.3 (Termination of Exchange Fund), 2.4 (Lost, Stolen or Destroyed Certificates), 6.3(b) (Access to Information), 6.4 (Indemnification; Advancement of Expenses; Exculpation and Insurance) and this Article IX, and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part on or after the Effective Time, which shall survive the consummation of the Merger until fully performed.

9.2       Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)

 if to the Company, to:

China Advanced Construction Materials Group, Inc.
9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
Attention:       Ms. Zhang Wei
Facsimile:       +86.10.8252.5354

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue, Beijing
People's Republic of China, 100004
Attention: Peter X. Huang
Facsimile: +86.10.6535.5577

and a copy to:

Pillsbury Winthorp Shaw Pittman LLP
Suite 4201, Bund Center
222 Yan An Road East, Huangpu District
Shanghai, 200002
Attention: Woon-Wah Siu
Facsimile: +86.21.6137.7900

if to Parent or Merger Sub, to:

9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
Attention: Mr.Xianfu Han
Facsimile: +86.10.8252.5354

with a copy to:

Squire, Sanders & Dempsey (US) LLP
Suite 1207, 12th Floor
Shanghai Kerry Centre
1515 Nanjing Road West, Shanghai
People’s Republic of China 200040

Attention:      James Hsu
Facsimile:      +86.21.6103.6363

9.3       Interpretation.

(a)       When a reference is made in this Agreement to Articles, Sections, Exhibits or Sections of the Disclosure Letter, such reference shall be to an Article, Section, Exhibit or Section of the Disclosure Letter to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby," "herewith," "hereto" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. All Sections of the Disclosure Letter and Exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement.

(b)       The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

9.4       Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the Parties that such provision, covenant or restriction be enforced to the maximum extent permitted.

9.5       Entire Agreement. This Agreement (including the Rollover Agreement, the Disclosure Letter and the other documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

9.6       Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles. The Parties agree that any Proceeding brought by any Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the Parties submits to the jurisdiction of any such court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each Party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum.

9.7       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. The Parties hereby agree that, except as otherwise provided herein (including Section 6.4), this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.8      Specific Performance. Notwithstanding anything in this Agreement to the contrary, the Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason Parent, Merger Sub or the Company shall have failed to perform its obligations under this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity or pursuant to this Agreement. Without limiting the foregoing, each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges and agrees that the existence of any other remedy contemplated by this Agreement shall not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief and agrees that in the event of any action by the other Party for specific performance or injunctive relief, it will not assert that a remedy at Law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. Any such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any Party may otherwise have. Notwithstanding anything herein to the contrary, the Parties agree that the Company shall be permitted or entitled to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Lender to fund the Debt Financing at the Effective Time. For the avoidance of doubt, while the Company may pursue both a grant of specific performance and the payment of the Parent Termination Fee under Section 8.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance that results in the Closing and payment of all or any portion of the Parent Termination Fee.

9.9       WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.10       Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart.

9.11       Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more Parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party to this Agreement, all Parties to this Agreement agree to execute an original of this Agreement, as well as any facsimile, telecopy or other reproduction of this Agreement.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NOVEL GAIN HOLDINGS LIMITED

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Director

CACMG ACQUISITION, INC.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: President

CHINA ADVANCED CONSTRUCTION
MATERIALS GROUP, INC.

By: /s/ Tao Jin
Name: Tao Jin
Title: Director

Solely for the purpose of agreeing to Section 8.3(c)
and Section 8.3(e) of this Agreement

XIANFU HAN

By: /s/ Xianfu Han

Signature Page to the Merger Agreement

Solely for the purpose of agreeing to Section 8.3(c)
and Section 8.3(e) of this Agreement

WEILI HE

By: /s/ Weili He

Signature Page to the Merger Agreement

ANNEX B – FINANCIAL ADVISOR OPINION

ANNEX C – SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

  ANNEX D – ROLLOVER AGREEMENT

Novel Gain Holdings Limited
P.O. Box 957, Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands

Date: October 24, 2011

Ladies and Gentlemen:

This letter agreement (this “Agreement”), dated as of the date hereof, sets forth the irrevocable commitment of each of the undersigned (each, a “Rollover Holder” and collectively the “Rollover Holders”), subject to the terms and conditions contained herein, to transfer, contribute and deliver all of his shares of common stock, par value US$0.001 per share, of China Advanced Construction Materials Group, Inc., a Delaware corporation (the “Company” and its shares of common stock, “Company Common Stock”) to Novel Gain Holdings Limited, a British Virgin Islands company (“Parent”) in exchange for certain equity securities of Parent, or if agreed between Parent and such Rollover Holder, a certain amount in cash. It is contemplated that, pursuant to an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, by and among the Company, Mr. Xianfu Han, Mr. Weili He, Parent and CACMG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent. Each capitalized term used and not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

1.        Commitment. Each of the Rollover Holders hereby commits (its “Commitment”), subject to the terms and conditions set forth herein, to transfer, contribute and deliver to Parent immediately prior to the Effective Time the number of shares of Company Common Stock corresponding to such Rollover Holder as set forth on Exhibit A (in respect of such Rollover Holder, its “Rollover Contribution Shares”), valued at US$2.65 per share, in exchange for equity securities of Parent of equivalent value or, if agreed between Parent and such Rollover Holder, in exchange for an amount in cash equal to US$2.65 per share multiplied by the number of the Rollover Contribution Shares. Parent shall, immediately prior to the Effective Time, issue such equity securities of Parent, if any, to such Rollover Holder in connection with such Rollover Holder’s contribution of the Rollover Contribution Shares to Parent.

2.         Conditions. The Commitments shall be subject to (i) the satisfaction or waiver of each of the conditions to Parent’s and Merger Sub’s obligations to effect the Closing set forth in Article VII of the Merger Agreement, and (ii) the substantially simultaneous consummation of the Merger in accordance with the terms of the Merger Agreement.

3.         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and the Company shall be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement by the Rollover Holders and to enforce specifically against the Rollover Holders the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent or the Company is entitled at law or in equity. Each of Parent and the Company shall have the right to specific performance of this Agreement without having to prove actual damages and without the necessity of posting any bond or other security or having to establish that monetary relief would not provide an adequate remedy.

4.         Representations and Warranties of Parent. Parent hereby represents and warrants to the Rollover Holders that:

(a)   (i) it has all requisite corporate power and authority to execute, deliver and perform this Agreement; (ii) the execution, delivery and performance of this Agreement by it has been duly and validly authorized and approved by all necessary action by it; and (iii) this Agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this Agreement.

(b)   The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other equivalent organizational documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of its properties or assets, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, instrument or other understanding to which it is a party or by which any of its property or assets are bound or affected; or (iii) conflict with or result in a violation of any Law applicable to it, or by which any of its property or asset is bound or affected.

5.         Representations and Warranties of each of the Rollover Holders. Each of the Rollover Holders hereby represents and warrants to Parent that:

(a)   (i) this Agreement has been duly and validly executed and delivered by him and constitutes a valid and legally binding obligation of him, enforceable against him in accordance with the terms of this Agreement; and (ii) he had access to all of the information he required in order to evaluate his investment in Parent;

(b)   the execution, delivery and performance of this Agreement by such Rollover Holder and the consummation by such Rollover Holder of the transactions contemplated hereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon the Rollover Contribution Shares, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, instrument or other understanding by which the Rollover Contribution Shares are bound or affected, or (ii) conflict with or result in a violation of any Law applicable to such Rollover Holder, or by which the Rollover Contribution Shares are bound or affected; and

(c)   as of the date hereof and as of the Effective Time, such Rollover Holder is the beneficial owner of the Rollover Contribution Shares. At the Effective Time, the Rollover Contribution Shares shall be free and clear of any Liens and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of any such Rollover Contribution Shares) other than those created by this Agreement.

6.         Confidentiality. This Agreement shall be treated as confidential and is being provided to the Company solely in connection with the Merger. This Agreement may not be used, circulated, quoted or otherwise referred to in any document by the Rollover Holders except with the prior written consent of Parent in each instance; provided that no such written consent is required for any disclosure of the existence or content of this Agreement (i) to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any SEC filing relating to the Merger (provided, that the Rollover Holders shall provide Parent with a reasonable opportunity to review any such disclosure in advance); (ii) to the extent that such information is already publicly available other than as a result of a breach of this Agreement by the Rollover Holders; (iii) pursuant to any litigation relating to the Merger, the Merger Agreement or the transactions contemplated thereby as permitted by or provided in the Merger Agreement; or (iv) to the Rollover Holders’ or the Company’s Representatives and Affiliates or the Special Committee's advisors who need to know of the existence of this Agreement.

7.         Termination. This Agreement, and the obligation of the Rollover Holders to transfer, contribute and deliver the Rollover Contribution Shares, will terminate automatically and immediately upon the earlier to occur of (i) the Effective Time (at which time the obligation of the Rollover Holders shall be discharged but subject to the performance of such obligation by each of the Rollover Holders immediately prior to the Effective Time of the Merger) and (ii) the valid termination of the Merger Agreement in accordance with its terms; provided, however, that in each case the Rollover Holders shall continue to have liability for breaches of this Agreement prior to the termination of this Agreement.

8.          Tax-Free Exchange. The parties hereto intend that for U.S. federal tax purposes, the contribution of the Rollover Contribution Shares by the undersigned and the receipt of interests by the undersigned be treated collectively as a transaction governed by Section 721 of the Code, and none of such parties shall take any contrary position unless otherwise required by a change in applicable Law; provided, however, under no circumstances is it guaranteed that any contribution of the Rollover Contribution Shares by the undersigned and the receipt of interests by the undersigned will be governed by Section 721 of the Code, and the parties agree that it is in their best interests to consult their own advisors and to draw their own conclusions relating to the applicability of Section 721 of the Code.

9.          No Modification; Entire Agreement. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by Parent, the Rollover Holders and the Company in writing. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and statements, written or oral, between Rollover Holders and Parent with respect to the subject matter hereof and the transactions contemplated hereby. No transfer or assignment of any of the Rollover Holders’ rights or obligations hereunder (including the contribution, transfer and delivery of the Rollover Contribution Shares) shall be permitted without the prior written consent of Parent and the Company and no transfer or assignment of any of Parent’s rights or obligations hereunder shall be permitted without the prior written consent of the Rollover Holders and the Company. Any purported transfer in violation of the preceding sentence shall be null and void.

10.          Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any proceeding brought by any party or third party beneficiary to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the jurisdiction of any such court in any proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum.

11.          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

12.          Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that each party hereto need not sign the same counterpart.

13.          Third Party Beneficiaries. The parties hereby agree that, except as expressly provided otherwise herein, their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under any provision of this Agreement. Notwithstanding the foregoing, the parties hereby agree that the Company is an express third-party beneficiary hereof and shall have the right directly to enforce specifically the terms and provisions of this Agreement against the Rollover Holders or the Parent.

[Remainder of page intentionally left blank]

Sincerely,
/s/ Xianfu Han
Name: Xianfu Han

/s/ Weili He
Name: Weili He

Agreed to and accepted:

Novel Gain Holdings Limited

By	/s/ Xianfu Han
	Name:	Xianfu Han
	Title:	Director

 Exhibit A

No.	Name	Number of Rollover Contribution Shares
1	Xianfu Han	5,785,750
2	Weili He	3,023,833
Total		8,809,583

ANNEX E - ANNUAL REPORT ON FORM 10-K OF THE COMPANY, AS AMENDED

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A
Amendment 1

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

For the Fiscal Year Ended June 30, 2011

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Commission file number 333-141568

CHINA ADVANCED CONSTRUCTION
MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8468508
(State or other Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
(Address of Principal Executive Office and Zip Code)

Registrant's telephone number, including area code: +86 10 82525361

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
Common Stock, Par Value $0.001	NASDAQ Global Market

Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).Yes ☐ No ☒

At December 31, 2010, the last business day of the registrant’s most recently completed second fiscal quarter, there were 17,726,887 shares of the registrant’s common stock outstanding, and the aggregate market value of such shares held by non-affiliates of the registrant (based upon the closing price of such shares as reported on the NASDAQ Global Market) was approximately $41.5 million. Shares of the registrant’s common stock held by the registrant’s executive officers and directors have been excluded because such persons may be deemed to be affiliates of the registrant. This determination of affiliate status is not necessarily a conclusive determination for other purposes

As of September 22, 2011, there were 17,806,887 shares of the Registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None.

EXPLANATORY NOTE

On September 23, 2011, we filed our Annual Report on Form 10-K for the year ended June 30, 2011 (the “Original Filing”), with the Securities and Exchange Commission (the “SEC”). The Original Filing inadvertently omitted the report of Frazer Frost, LLP, our former independent registered public accounting firm, dated September 28, 2010,  with respect to our consolidated balance sheet as of June 30, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the two-years ended June 30, 2010. This Amendment No. 1 (this “Amendment”) on Form 10-K/A is being filed solely to incorporate the report of Frazer Frost, LLP on page F-2.

As required by Rule 12b-15 of the Securities Exchange Act of 1934, as amended, this Form 10-K/A contains new certifications by our principal executive officer and our principal financial and accounting officer, filed as exhibits hereto.

This amendment on Form 10-K/A is not intended to revise any other information presented in the Original Filing, which remains unchanged, and has not been updated to reflect events occurring subsequent to the original filing date. This Amendment speaks as of the date of the Original Filing, except for certain certifications, which speak as of their respective dates and the filing date of this Amendment. This Amendment should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing, including any amendments to those filings.

1

INTRODUCTORY NOTE

In this report, unless indicated otherwise, references to

●“China,” “Chinese” and “PRC,” are references to the People’s Republic of China;
●“BVI” are references to the British Virgin Islands
●“China Advanced,” “China-ACM,” “the Company,” “we,” “us,” or “our,” are references to the combined business of China Advanced Construction Materials, Group, Inc. and its wholly-owned subsidiaries, BVI-ACM,  China-ACMH and AIH, as well as Xin Ao, but do not include the stockholders of China Advanced;

●“BVI-ACM” are references to Xin Ao Construction Materials, Inc.
●“China-ACMH” are references to Beijing Ao Hang Construction Materials Technology Co., Ltd.; ●“AIH” are references to Advance Investment Holding Co., Inc.
●“Xin Ao” are references to Beijing Xin Ao Concrete Group;
●“RMB” are references to the Renminbi, the legal currency of China; and
●“U.S. dollars,” “dollars” and “$” are references to the legal currency of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify such forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●our expectations regarding the market for our concrete products and services;
●our expectations regarding the continued growth of the concrete industry;
●our beliefs regarding the competitiveness of our products;
●our expectations regarding the expansion of our manufacturing capacity;
●our expectations with respect to increased revenue growth and our ability to maintain profitability resulting from increases in our production volumes;
●our future business development, results of operations and financial condition;
●competition from other manufacturers of concrete products;
●the loss of any member of our management team;
●our ability to integrate acquired subsidiaries and operations into existing operations;
●market conditions affecting our equity capital;
●our ability to successfully implement our selective acquisition strategy;
●changes in general economic conditions; and
●changes in accounting rules or the application of such rules.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference in this report, or that we filed as exhibits to this report, in their entirety and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

2

PART I

Item 1. Business

OUR BUSINESS

Overview

We are a holding company whose primary business operations are conducted through our wholly-owned subsidiaries BVI-ACM and China-ACMH, and our variable interest entity Xin Ao. The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. We are committed to conducting our operations with an emphasis on the extensive use of recycled waste materials, extending product life, the efficient production of our concrete materials with minimal energy usage, dust and air pollution, and innovative products, methods and practices.

During the year ended June 30, 2011, we supported materials, services and our high speed railway projects through our network of ready-mixed concrete plants throughout Beijing (four as of June 30, 2011) and our portable plants (twenty-four as of June 30, 2011) located in various provinces throughout China. We own one concrete plant and its related equipment, and we lease three additional plants in Beijing.  In addition, we have technical and preferred procurement agreements with three independently owned concrete mixture stations, pursuant to which we are paid by percentages of cost savings for technical support provided to clients and of sales price for projects we refer to other stations due to the geographical location of our owned and leased plants. Two of the technically serviced plants are located in Datong, Shaanxi and one in Mianyang, Sichuan. Our manufacturing services are used primarily for our national high speed railway projects; almost all of our general contract contractors on the high speed railway projects supply the needed raw materials, which results in higher gross margins for us and reduces our upfront capital investments needed to purchase raw materials. We also produce ready-mix concrete at portable plants, which can be dismantled and moved to new sites for new projects. Our management believes that we may have the ability to capture a greater share of the Beijing market and further expand our footprint in China via expanding relationships and networking, signing new contracts, and continually developing market-leading innovative and eco-friendly ready-mix concrete products.

According to the Investment Research Institute of China’s State Development and Reform Commission during the 12th 5 year plan (FYP) from 2011-2015 the Chinese government will invest $450 billion (RMB 3 trillion) in railway and another $460 billion (RMB3.05 trillion) in rural infrastructure.

Our Corporate Structure

We own all of the issued and outstanding capital stock of Xin Ao Construction Materials, Inc., or BVI-ACM, a British Virgin Islands corporation, which in turn owns 100% of the outstanding capital stock of Beijing Ao Hang Construction Materials Technology Co., Ltd., or China-ACMH, a company incorporated under the laws of China. On November 28, 2007, China-ACMH entered into a series of contractual agreements with Beijing Xin Ao Concrete Group Co., Ltd., or Xin Ao, a company incorporated under the laws of China, and its two shareholders, in which China-ACMH effectively took over management of the business activities of Xin Ao and has the right to appoint all executives and senior management and the members of the board of directors of Xin Ao. The contractual arrangements are comprised of a series of agreements, including an Exclusive Technical Consulting and Services Agreement and an Operating Agreement, through which China-ACMH has the right to advise, consult, manage and operate Xin Ao for an annual fee in the amount of Xin Ao's yearly net profits after tax. Additionally, Xin Ao's shareholders have pledged their rights, titles and equity interest in Xin Ao as security for China-ACMH to collect technical consulting and services fees provided to China-ACMH through an Equity Pledge Agreement. In order to further reinforce China-ACMH's rights to control and operate Xin Ao, Xin Ao's shareholders have granted China-ACMH the exclusive right and option to acquire all of their equity interests in Xin Ao through an Option Agreement.

The following chart reflects our organizational structure as of the date of this report.

3

Our Corporate History

China Advanced Construction Materials Group, Inc. was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc. in connection with a reverse acquisition transaction with BVI-ACM as described below.

On April 29, 2008, we completed a reverse acquisition transaction with BVI-ACM whereby we issued to the stockholders of BVI-ACM 8,809,583 shares of our common stock in exchange for all of the issued and outstanding capital stock of BVI-ACM. BVI-ACM thereby became our wholly owned subsidiary and the former stockholders of BVI-ACM became our controlling stockholders.

Background and History of BVI-ACM and China-ACMH

BVI-ACM was established on October 9, 2007, under the laws of British Virgin Islands. The majority shareholders of BVI-ACM are Chinese citizens who own 100% of Xin Ao, a limited liability company formed under laws of China. BVI-ACM was established as a “special purpose vehicle” for foreign fund raising for Xin Ao. China State Administration of Foreign Exchange, or SAFE, requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matter. On September 29, 2007, BVI-ACM was approved by local Chinese SAFE as a “special purpose vehicle” offshore company.

On November 23, 2007, BVI-ACM established a subsidiary, China-ACMH, in China as a wholly owned foreign limited liability company with registered capital of $5 million. Through China-ACMH and its variable interest entity Xin Ao, we are engaged in producing general ready-mixed concrete, customized mechanical refining concrete, and some other concrete-related products which are mainly sold in China. On September 20, 2010, China ACM established a 100% owned subsidiary, Advanced Investment Holdings Co., Inc., or AIH, in the State of Nevada.  AIH never engaged in operations and the Company subsequently dissolved AIH on August 30, 2011.

In March and April 2010, Xin Ao established five 100% owned subsidiaries in China: Beijing Heng Yuan Zheng Ke Technical Consulting Co., Ltd (“Heng Yuan Zheng Ke”), Beijing Hong Sheng An Construction Materials Co., Ltd (“Hong Sheng An”), Beijing Heng Tai Hong Sheng Construction Materials Co., Ltd (“Heng Tai”), Da Tong Ao Hang Wei Ye Machinery and Equipment Rental Co., Ltd (“Da Tong”) and Luan Xian Heng Xin Technology Co., Ltd (“Luan Xian Heng Xin”). Total registered capital for these five subsidiaries is approximately $2.1 million (RMB 14 million) and none of these Xin Ao subsidiaries had actual operation as of June 30, 2011. The purpose of these new subsidiaries is to support the Company's future growth.

4

Business Segment Information

In the year ended June 30, 2011, our operations were comprised of four reportable segments: selling concrete, manufacturing concrete, providing technical support services and other services, which include mixer rental, sales of materials and marketing cooperation.

For financial information relating to our business segments, see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 16 of the Consolidated Financial Statements appearing elsewhere in this annual report.

Concrete Sales Business

Our concrete sales business segment is comprised of the formulation, production and delivery of the Company’s line of C10-C100 concrete mixtures primarily through our current fixed plant network of 4 ready mix concrete batching plants in Beijing. For this segment of our business, we procure all of our own raw materials, mix them according to our measured mixing formula, ship the final product in mounted transit mixers to the destination work site, and, for more sophisticated structures, will pump the mixture and set it into structural frame moulds as per structural design parameters. The process of delivering and setting the ready mix concrete mixture cannot exceed 90 minutes due to the chemistry of the concrete mixture which hardens thereafter. The deliverable radius of a concrete mixture from any one of our 4 ready mix plants in Beijing is approximately 25 kilometers. Traffic conditions are a consideration which affect the timing and shipment of our concrete mixtures. Since the 2008 Olympics, there are alternating license plate traffic restrictions on many traffic routes in Beijing to ease traffic congestion and associated exhaust pollution. Due to the large amounts of working capital required for the acquisition of raw materials associated for this business segment, a supply shortage or degradation of supplier accounts payable credit terms would pose a potential risk to our business.

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We anticipate that this trend will continue and likely accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

Manufacturing Services Business

Our manufacturing services business segment is comprised of the formulation, production and delivery of project-specific concrete mixtures primarily through our current portable plant network of 24 rapid assembly and deployment batching plants (Ningbo portable plant was retired May 2011 bringing total number of portables from 25 to 24), located in various provinces throughout China. Our clients will purchase and provide the raw materials in volume on a separate account which we will then proportion and mix according to our formulation for a given project’s specifications. At present, our manufacturing services business segment is primarily dedicated to various high speed rail projects in China which demand very high quality standards on a time sensitive work schedule. Our high speed rail clients are primarily state-owned conglomerate construction contractors whose business practices follow closely with government policy.

Technical Services Business

Our technical services business segment is comprised of the our party production management services, including chemical engineering and ready-mix consulting services for independently owned concrete plants and their associated projects. We manage the production and receive a percentage of our client contractors’ profits based on cost savings generated.

Other Services

Our final business segment is comprised of other services which we engage in from time to time, including marketing cooperation and mixer rentals. When we are unable to service projects due to geographic limitations, we refer projects to several other independently-owned mixture stations as part of our marketing cooperation and existing relationships with contractors. We are paid a percentage of the sales price of the business that is referred. The marketing cooperation allows us to capture business that might otherwise be uneconomical due to capital requirements. We also generates revenues by renting our mixing trucks to other mixer stations.

5

Our Industry

China averaged annual GDP growth exceeding 10% over the past 30 years. China recently became the world’s second largest economy, both in nominal and PPP terms, after the United States. In line with this macroeconomic growth the Chinese construction and building material industry has grown tremendously. China currently uses half of the world’s concrete output and one third of it’s steel output in construction according to an article in China Orbit published in January 2011. According to estimates by Credit Suisse China’s GDP Growth will slow to 8.6% in calendar 2011 and 8.2% in calendar 2012. According to Global Insight, a provider of global economic and financial intelligence, the global construction market has experienced a decline over the past 3 years, and a slow recovery is expected only after 2011. Despite the decline in the global construction market, the Chinese construction market has maintained a double digit increase over the past 10 years, which has made it one of the most dynamic markets in the world. The Chinese market, however, faces some uncertainty going forward in the face of ending projects initiated under the 2008-2009 Government stimulus package, macro-economic credit tightening measures by the Government to combat inflation, suspended approval of new high speed railway construction projects by the State Planning Commission and the Ministry of Rail, and increasing industry consolidation pressure for more energy efficient, environmentally conscious and quality consistent cement and concrete.

China is already among the world’s largest construction materials producers, ranking first in the world’s annual output of cement, flat glass, building ceramic and ceramic sanitary ware and accounted for 51.3% of Asia’s construction materials market in 2010. The construction materials market includes all manufacturers of sand, gravel, aggregates, cement, concrete and bricks. The market does not include other finished or semi-finished building materials. According to Datamonitor, the Chinese construction materials market had total revenue of $245.6 billion in 2010, representing a compound annual growth rate (CAGR) of 7.5% for the period spanning 2006-2010. The cement segment was the market's most lucrative in 2010, with total revenue of $69.5 billion, equivalent to 28.3% of the market's overall value. The performance of the market is forecast to decelerate, with an anticipated CAGR of 6.4% for the five year period 2010-2015, which is expected to drive the market to a value of $335.5 billion by the end of 2015.

According to Nomura Research, in order to meet a possibly higher energy-saving target during 12th FYP period, China has given high priority to push industry consolidation to curb capacities and energy consumption. According to news report (Source: China Cement Net, Cement Industry Restructuring Set to Start, Sept 13), China aims to increase the Top 10 cement producers’ market share from 25% (as of 2009) to above 35% as of 2015, end of 12th FYP period in terms of cement capacities, for which the government actually has two prongs: phasing out outdated capacities and pushing industry M&A.

On August 9, 2010 China announced to close down 19mt  of outdated cement capacity and 88.3mt of outdated clinker capacity by 3Q10, implicating a total of 762 cement producers across the country. In addition, it was reported that China will eliminate all of its outdated capacities by end of 12th FYP period. (Source: China Cement Net, Cement Industry Restructuring Set to Start, Sept 13). On the other hand, China has issued various policies to push industry consolidation since 2005, and the latest one, Advice to promote company M&A and industry restructuring by China’s State Council on Sept 6, 2010, stipulates that the government will remove rules that limit cross-regional M&As and that local governments may sign agreements on splitting revenue from companies formed through cross-regional M&A, which removes the biggest obstacle for cross-region M&As. Nomura Research expects industry M&A to speed up in the next few years driven by both governments’ efforts and cement producers’ growth needs.

Construction Demand in China

China's gross national construction output is expected to increase by 15 percent during the country's 12th five-year plan period (2011-15), according to a statement from China's Ministry of Housing and Urban-Rural Development of China on August 18, 2011.  During the same period consumption of C60 concrete in China is also expected to increase by 10 percent.

According to the evaluation by Research Institute of Investment, National Development and Research Commission, China’s November 2008 economic stimulus package, valued at RMB 4 trillion (approximately US$593 billion), has had a material impact on the construction industry, contributing to growth in the construction industry of approximately RMB 594 billion in 2009. According to data prepared by the National Bureau of Statistics of China, from January to April 2009, urban fixed assets investment reached RMB3.7 trillion, up 30.5 percent year by year. Many of the projects begun under the 2008-2009 stimulus package have already been completed or will soon begin to reach completion. Credit Suisse, in a recent research report, refers to this as the fading of the “super-cycle” characterized by slowdowns in traditional property construction, extended suspension of additional highspeed rail starts and general railway construction slowdown, and weakness in other infrastructure construction as 2009 projects come to completion in 2012-2013. On the other hand, Daiwa believes these slowing trends will be offset by social housing construction starts, robust construction activity for commercial and other properties and increasing rural and conservation related infrastructure spending.

6

The stimulus package has been used to finance programs, during 2009 and 2010 in 10 major areas, such as low-income housing, rural infrastructure, water, electricity, transportation, the environment, technological innovation and rebuilding disaster struck areas. The economic stimulus package also focuses on infrastructure projects such as new railways, roads, and airports. According to the Ministry of Railways, China doubled its investment in railways to about RMB 600 billion (approximately US$87.8 billion) for 2009 and 2010. Part of the new funds will go to building 5,148 km of new lines, including five passenger-only high-speed lines. The ministry also plans to start 70 other new projects, which will cost an estimated RMB 1.5 trillion (approximately US$219.6 billion). By 2012 China is expected to have 110,000 km of rail lines, including 13,000 km of passenger routes, of which, many will be high-speed railways allowing trains to run between 200 and 350 km an hour. (Chinese version: http://www.concrete365.com/news/2009/7-20/H142630705.htm). In response to a high-speed railway crash in Zhejiang province on July 23, 2011, the State Planning Commission announced on August 10, 2011 that it was suspending approvals indefinitely for new rail projects until a comprehensive safety check on existing rail lines could be completed (http://www.prcgov.org/meet/meetings-content-61.html).

According to a report published by the Freedonia Group, an industry research firm in May 2010, Construction expenditures in China are expected to rise 9.1 percent per annum in real terms and are expected to reach $1.7 trillion by 2014.

It is anticipated that increases will be bolstered by a growing domestic economy, ongoing industrialization, rebounding foreign investment funding, continuing efforts to expand and upgrade physical infrastructure, rising income levels, and further population and household growth. These and other trends are presented in Construction Outlook in China, a new study from the Freedonia Group.

The Freedonia Group expects that non-building construction will be the fastest growing sector, advancing by an estimated 10.0 percent annually in real terms through 2014. Government spending initiatives are the predominant drivers of non-building construction activity. Growth will benefit from state-led efforts to expand and upgrade China’s transportation infrastructure. Utilities construction will also contribute to non-building construction spending gains, as the government continues to increase power generation capacity and improve electricity transmission networks.

Residential building is the largest market for construction services in China, accounting for 37 percent of total construction spending in 2009. Residential building construction expenditures are expected to increase at an annual pace of 8.4 percent through 2014, primarily supported by rising personal income levels. Government efforts to improve living conditions for low-income earners (including the construction of affordable and low-rent houses in urban areas and subsidies for alterations of dilapidated farmhouses in rural areas) are also expected to bolster residential building construction spending. However, expected deceleration in the overall economy and household formation may constrain residential building construction activity to some extent.

Non-residential building construction expenditures are forecast to rise 9.0 percent per year through 2014. Growth is expected to be driven by rebounding local and foreign investment in the manufacturing sector, following the sharp moderations associated with the global economic downturn of 2008 and 2009. Government efforts to improve public services such as health care and education may also spur gains.

The Chinese Construction industry accounted for approximately 20% of the nominal gross domestic product (GDP), contributing RMB 6,114 billion in 2008. The government stimulus package has helped to fuel growth in construction and infrastructure development. The government’s continued efforts to modernize the country’s infrastructure is exemplified by such massive projects as the South-North Water Diversion — designed to redirect water to the northern plains from Central and South China. This project, scheduled for completion in 2050, is expected to result in annual cement consumption of over one million metric tons.

China accounts for half of all new building activity in the world and rapid expansion is expected to continue to 2030 as up to 400 million citizens are expected to move into urban areas.

China’s Cement & Concrete Demand

In the last four months of 2009, the country's cement output rose 13 percent from the same period of 2008. The year to year growth was 3.1 percentage points larger than that of a year ago. “Demand for cement in China is forecast to rise 6.0 percent annually through 2012 to 1.8 billion metric tons. Growth will be driven by rising, but decelerating, construction expenditures in China. Further advances in cement manufacturing technology are also expected to help stimulate sales by improving the quality of the product. Blended cements are expected to account for about 90 percent of total sales in 2012, reflecting the versatility of these types across a range of construction applications, as well as their performance and/or price benefits over other types of cement. Regional cement markets reflect differences in construction expenditures, which in turn are driven by local trends in demographics, industrial output and economic activity. Central and Eastern China are expected to remain the largest cement market in China through 2012, fueled by increases in regional construction expenditures. However, the cement markets in Northwest and Southwest China are expected to grow at a faster pace, benefiting from the government’s Great Western Development strategy, which aims to promote investment in these areas. Consumption of cement in Central and Northern China is also expected to perform above the national average, supported by high levels of transportation infrastructure construction and booming urban markets in Beijing and Tianjin.” (from Business Wire).

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Residential and non-residential buildings in China are increasingly requiring much more concrete due to, among other reasons, the short supply of wood. China is currently the largest consumption market of cement worldwide at over $200 billion annually. China’s cement consumption amounted to approximately 44% of global demand in 2008 and is expected to be greater than current combined consumption of India and the U.S. by 2010. At the present rate, it is presumed that China will continue to be an important player in the global construction materials marketplace for at least the next two decades.

As a result of the government stimulus package, the demand for cement and concrete is expected to be significantly increased in China in the following several years.

Demand for Ready-Mixed Concrete

Construction contractors are expected to continue to represent the largest market for cement, accounting for an estimated one-third of total demand in 2012. Economic downturns or reductions in government funding of infrastructure projects could significantly reduce our revenues. However, we believe that the ready-mix concrete market could exhibit the strongest growth in the cement industry, and could possibly have near double-digit gains through 2012. Gains are expected to benefit from government regulations banning on-site concrete and mortar mixing. Demand for cement used in concrete products is expected to be driven by the increasing popularity of precast concrete with many construction contractors. In addition, the phase-out of clay bricks will heighten demand for concrete blocks.  Recognizing the significant environmental impact created from the large-scale construction activities undertaken in the past few decades, China’s government implemented Decree #341 in 2004 which bans onsite concrete production in over 200 major cities across China in order to reduce environmental damage from onsite cement mixing and improve the quality of concrete used in construction.

Our Competitive Strengths

Our competition includes a number of state-owned and large private PRC-based manufacturers and distributors that produce and sell products similar to ours. We compete primarily on the basis of quality, technological innovation and price. Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards often being made to the lowest bidder, though other factors such as shorter schedules or prior experience with the customer are often just as important. Within our markets, we compete with many national, regional and local state-owned and private construction firms some of which have achieved greater market penetration or have greater financial and other resources than us. In addition, there are a number of larger national companies in our industry that could potentially establish a presence in our markets and compete with us for contracts. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

We believe that the following competitive strengths enable us to compete effectively and to capitalize on the remaining growth potential of the market for construction materials in China:

●  Large Scale Contractor Relationships. We have contracts with major construction contractors which are constructing key infrastructure, commercial and residential projects. Our sales efforts focus on large-scale projects and large customers which place large recurring orders and present less credit risk to us. For the year ended June 30, 2011, five customers accounted for approximately 19% of the Company’s sales and 18% of the Company’s account receivables as of June 30, 2011. Should we lose any of these customers in the future and are unable to obtain additional customers, our revenues will suffer.

●  Experienced Management. Management’s technical knowledge and business relationships gives us the ability to secure major infrastructure projects, which provides us with leverage to acquire less sophisticated operators, increase production volumes, and implement quality standards and environmentally sensitive policies.  Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team.

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●Innovation Efforts. We strive to produce the most technically and scientifically advanced products for our customers and maintain close relationships with Tsinghua University, Xi’an University of Architecture and Technology and Beijing Dongfang Jianyu Institute of Concrete Science & Technology which assist us with our research and development activities. During our 5 year agreement with the the Institute, we have realized an advantage over many of our competitors by gaining access to a wide array of resources and knowledge. $604,400 was paid under the agreement in the year ended June 30, 2011 to the Institute. The Company incurred research & development expenses $608,696 and $121,762 for the years ended June 30, 2011 and 2010, respectively.

Our Growth Strategy

We are committed to enhancing profitability and cash flows through the following strategies:

●Increasing Capacity Utilization or Capacity Expansion via Building New Plants. We increased capacity utilization at our four Beijing-based concrete plants significantly in Fiscal Year 2011 so that it may be difficult to achieve further efficiencies in Fiscal Year 2012 without adding additional plants in Beijing or in new locations. We also added nine and retired one portable station during the fiscal year 2011 in order to meet the requirements of existing contracts and anticipated demand. We may begin to selectively sell or retire portable plant assets in fiscal year 2012 contingent on slowing demand for railway construction with respect to extended suspension of new and ongoing high speed railway projects stemming from changing policy announcements from China’s Ministry of Rail and State Planning Commission.

●Mergers and Acquisitions. When capital permits, we intend to capitalize on the challenges that smaller companies are encountering in our industry by acquiring complementary companies at favorable prices. We believe that buying rather than building capacity is an option that may be attractive to us if replacement costs are higher than purchase prices. We are currently looking into acquiring smaller concrete manufacturers in China as part of our expansion plans; further information will be reported when key details have been confirmed. No Letters-of-Intent have been entered into or specific targets identified at this time.

●Vertical Integration. When capital permits, we plan to acquire smaller companies within the construction industry, develop more material recycling centers, and hire additional highly qualified employees. In order to accomplish this, we may be required to offer additional equity or debt securities. Certain of the companies we may seek to acquire are suppliers of the raw materials we purchase to manufacture our products. If we do acquire such companies we will have greater control over our raw material costs.

●Supply Chain Efficiencies and Scale. We intend to streamline our supply chain process and leverage our economies of scale.
●New Product Offering. We plan to produce a lightweight aggregate concrete for use in projects and to expand product offerings to include pre-cast concrete.

Our Operations

We provide materials and services through our network of ready-mixed concrete plants throughout Beijing (four as of June 30, 2011) and portable plants (twenty-four as of June 30, 2011) located in various provinces throughout China. We own one concrete plant and its related equipment, and we lease three additional plants in Beijing.  In addition, we have technical and preferred procurement agreements with three independently owned concrete mixture stations, pursuant to which we are paid by percentages of cost savings for technical support provided to clients and of sales price for projects we refer to other stations due to the geographical location of our owned and leased plants. Two of the technically serviced plants are located in Datong, Shaanxi and one in Mianyang, Sichuan.

Our manufacturing services are used primarily for our national high speed railway projects; almost all of our general contract contractors on the high speed railway projects supply the needed raw materials, which results in higher gross margins for us and reduces our upfront capital investments needed to purchase raw materials.

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We also produce ready-mix concrete at portable plants, which can be dismantled and moved to new sites for new projects. The portable plants can be dismantled and moved to new sites in less than a few weeks. The plants are currently located between railway stations and each of these plants is directly tied to contracts we have recently won and are expected to operate near capacity. Almost all of our general contractors supply raw materials for the projects, which results in higher gross margins for the Company and reduces upfront capital investment on raw material purchase. The one time start up cost for each portable plant and associated equipment is approximately $3 million, with cost optimization initiatives underway to bring the average cost down below $2.5 million per plant. Each plant is capable of generating approximately $2 million in revenue per year.

Products and Services

As architectural designs have become more complex, challenging, and modern in scope, the need for technology driven companies to provide high-end specialty concrete mixtures has been rapidly accelerating. Increasing demand for state-of-the-art cement mixtures has spurred our technological innovation and our ability to provide advanced mixtures of building materials that meet project specific engineering and environmental specifications. We produce a range of C10 to C100 concrete materials and specialize in an array of specialized ready-mixed concretes tailored to each project’s technical specifications and environmental standards. Our High Speed Rail clients require our concrete products be held to 100 year strength and survivability standard as tested by the local Ministry of Construction authority.

We specialize in “ready-mixed concrete”, a concrete mixture made at our facility with complete computerized operating systems. Such concrete accounts for nearly three-fourths of all concrete produced. Ready-mixed concrete is mixed on demand and is shipped to worksites by concrete mixer trucks.

The ready-mixed concrete sector in the concrete market is growing at a fast rate, largely due to the Chinese government’s implementation of Decree #341 in 2004. This law bans on-site concrete production in over 200 cities across China, with the goal of reducing environmental damages from onsite concrete mixing and improving the quality of concrete used in construction. The use of ready-mix concrete minimizes worksite noise, dirt and congestion, and most additives used in ready-mix concrete are environmentally safe. Our goal is to continue to use at least 30% recyclable components in our concrete mixtures.

We are building a comprehensive product portfolio that serves the diverse needs of our developing customer base and its unique construction and infrastructure projects. While we mainly specialize in ready-mix concrete formulations from controlled low-strength material to high-strength concrete, each specifically formulated to meet the individual needs of each project. We provide both industry standard and highly innovative products, including:

Common Industry Mixtures (Customized to Project)		Industry Leading Mixtures Highly Technical Blends

●	Ready-mixed Concrete Blends: C10 to C100	●	Compound Admixture Concrete

●	Controlled Low-Strength Material (CLSM)	●	Lightweight Aggregate Concrete

●	High-Strength Concrete with Customized Fibers	●	Energy-saving Phase change thermostat concrete

●	Soil Cement, Unique Foundation Concrete	●	C100 High Performance Concrete

Our Customers

For the fiscal year ended June 30, 2011, we had three customers, whose sales accounted for more than 4% of our total sales. Five customers accounted for approximately 19% and 16% of the Company’s sales for the years ended June 30, 2011 and 2010, respectively. The total accounts receivable from these customers amounted to $14,445,649and $3,165,034 as of June 30, 2011 and 2010.

Developing New Relationships

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Our business will be damaged if project contracts with the Chinese government, for which we may act as a sub-contractor are cancelled. Our sales strategy balances these risks focusing on building new long-term cooperative relationships with some of China’s top construction companies in order to benefit from their reputations and to enter new markets. Our sales representatives are actively building relationships with the Chinese government, general contractors, architects, engineers, and other potential sources of new business in our target markets. Our sales efforts are further supported by our executive officers and engineering personnel, who have substantial experience in the design, formulation and implementation of advanced construction and concrete materials projects.

Our Suppliers

We rely on third party suppliers of the raw materials to manufacture our products. Our top five suppliers accounted for approximately 18% and 27% of the Company’s purchases for the years ended June 30, 2011 and 2010, respectively. The total accounts payable to these suppliers amounted to $7,146,569 and $950,814 as of June 30, 2011 and 2010, respectively.

Sales and Marketing

Our marketing efforts are geared towards advancing China-ACMH as the supplier of choice for building China’s most modern and challenging projects. The Company is constantly seeking ways to raise its profile and leverage additional publicity. To this end, the Company plans to expand its presence at leading construction industry events and in periodicals to build on its successful reputation. The primary goal when expanding into new markets is to reinforce the sales effort by promoting positive testimonials and success stories from the Company’s strong base of high profile clients and projects.

Research and Development

Construction materials companies are under extreme pressure to respond quickly to industry demands with new designs and product innovations that support rapidly changing technical demand and regulatory requirements. We devote a substantial amount of attention to the research and development of advanced construction materials that meet the demands of project specific needs while striving to lead the industry in value, materials and processes. We have sophisticated in house R&D and testing facilities, a highly technical onsite team, access to highly specialized market research, cooperation with a leading research institution, experienced management and advisory board, and close relationships with leading concrete materials experts. Our research development expense was $608,696 in the year ended June 30, 2011 as compared to $121,762 for the year ended June 30, 2010.

University Relationships & Cooperation Agreements

We have strong relationships with Tsinghua University and the Xi’an University of Architecture and Technology. We have signed a ten-year cooperation agreement with Xi’an University on June 10, 2007 pursuant to which we expect to pay approximately $42,857 to Xi’an University per year and Xi’an University will set up a technical research center to conduct scientific research for the Company and work with the Company in the areas of technical development, engineering design and human resource training according to the Company’s business strategies and requirements. Xi’an University is a top university in the fields of building and material science research and education and works with the Company to follow the advancements of the cement and concrete industries globally.

Beijing Concrete Institute Partnership

The Beijing Dongfang Jianyu Institute of Concrete Science & Technology, or Beijing Concrete Institute, has 40 employees, with five senior research fellows, and 15 mid-level researchers. The Institute and its staff have participated and collaborated with national and local government agencies to establish the following industry standards:

●Specification For Mix Proportion Design of Ordinary Concrete JGJ55-2000
●Code for Acceptance of Constructional Quality Of Concrete Structures GB 50204-2002
●Applied Technical Specification of Mineral Admixtures In Concrete DBJ/T01-64-2002
●Ready-Mixed Concrete GB/T 14902-2003
●Practice Code for Application of Ready-Mixed Mortar DBJ 01-99-2005
●Management Specification of Quality for Ready-Mixed Concrete

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●Technical Requirement for Environmental Labeling Products Ready-Mixed Concrete HJ/T412-2007

We have a close association with the Beijing Concrete Institute and have been able to incorporate many of these research findings into our operations, products, and procedures. We work closely with the institute and, in return for sponsoring multiple research initiatives, have been granted exclusive work space for the development of the materials used for our existing plants’ regional projects.

We are able to use the Research Findings & Technical Publication and Procedures of the Beijing Concrete Institute in our business, which provides us with an advantage over many of our competitors. Because of our five year exclusive contract with the institute, our competitors are unable to benefit from the same findings for commercial use. Some of these findings include:

●Research on Compound Admixture HPC; 3rd Class Award for China Building Materials Science & Technology Progress.
●Research and Application of C100 HPC; 3rd Class Award for Beijing Science & Technology Progress.
●Research on pumping Light Aggregate Concrete; Innovation Award for China Building Materials Science & Technology.
●Research and Application of Green (nontoxic) HPC; First Prize for Beijing Science & Technology Progress.
●Construction Technology of HPC for the Capital International Airport
●Research on Production and Construction Technology of Phase Change Energy-saving Thermostat Concrete and Mortar
●Polycarboxylate Series High Performance Water Reducing Agent Compositing Technique
●State Swimming Center for Concrete Cracking Control Technology

In addition, we are able to collaborate closely with the institute and its executives who play a strong role recommending industry standards, advising on major infrastructure developments, and creating and maintaining strong connections with leading developers, construction companies, and governmental officials.

Successful Innovations

Some of our more advanced products and processes developed through our relationships with research institutes and universities include:

C100 High Performance Concrete

High Strength Concrete is often defined as concrete with a compressive strength greater than 6000 psi (41 MPa). The primary difference between high-strength concrete and normal-strength concrete relates to the compressive strength that refers to the maximum resistance of a concrete sample to applied pressure. Manufacturing high-strength concrete involves making optimal use of the basic ingredients that constitute normal-strength concrete.

Through our collaborative efforts, we have developed a high performance concrete which can be produced at an impermeable grade above P35, and can be used as self-waterproofing concrete for structural engineering, as the water-cement (W/C) ratio and carbonized shrinking is minimal and the structure is close-grained.

Only a limited number of firms in the Beijing area have the expertise to produce C100 High Performance Concrete.

Compound Admixture Concrete

This compound mineral mixture is a composite of coal powder, mineral powder and mineral activators blended to specific proportions. This mixture improves activity, filling, and super-additive effects of the concrete and also improves the compatibility between cement and aggregate.

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Lightweight Aggregate Concrete & Innovative Pumping Technology

This procedure involves a pumping technology of lightweight aggregate. It is a pretreatment method of lightweight aggregate. Setting appropriate times and pressure, lightweight aggregate will reach an appropriate saturation state under pressure once it is put into a custom designed sealed pressure vessel. Lightweight aggregate concrete prepared using the above pretreatment method, will dry quicker under pumping pressure, and maintain consistency. Accordingly, lightweight aggregate concrete will be easily pumped which can shorten construction time.

Energy-saving Technologies of Phase Change Thermostat Concrete

Energy conservation concrete may adjust and reflect process temperature, and temperature self-control may solve cracking brought about by cement heat of hydration in large-scale concrete pours.

Polycarboxylate Series High Performance Water Reducing Agent Compositing Technique

The research and production of water reducing admixture would improve performance while lowering pollution and environmental impact. Super plasticizer Polycarboxylate series which reduces water requirements is an attractive additive in that it enables high strength concrete, super-strength concrete, high fluidity and super plasticizer concrete, and self-defense concrete. The water reduction of Polycarboxylate may reach 20% to 25%, which is higher than the Naphthaline water reducing agent, which is the current industry standard. The cost of the water reducing agent is competitve, and it may be used to prepare high strength and high performance concrete instead of Naphthaline.

Application of Reused Water in Concrete

The re-use of waste water of a concrete plant to mix concrete is significant as it can reduce production costs, minimize fresh water use and represent an efficient approach to address industrial waste. The practical application of this effort is a further step towards the goal of minimal pollution and emissions.

Our Competition

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. Our future success depends on our ability to establish and maintain a competitive position in the marketplace.

We compete primarily on the basis of quality, technological innovation and price. Our main competitors include Jiangong Shanggong Center, Jinyu Group Concrete, Zhuzong Shanggong Center and Zhonghang Konggang Concrete.

Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, though other factors such as shorter schedules or prior experience with the customer are often just as important. Within our markets, we compete with many national, regional and local construction firms. Some of these competitors have achieved greater market penetration or have greater financial and other resources than we do. In addition, we compete with a number of state-owned enterprises, which have significantly greater financial resources than we do and which may have a competitive advantage over us.

There are approximately 163 concrete mixture stations in the Beijing area. The concrete production industry is highly segmented, with no single supplier having greater than a 10% market share.

Intellectual Property

We currently own the following intellectual property rights:

C100 High Performance Concrete: Patent #2007102011320
Lightweight Pre-Processing Method and Device: Patent#200710201131.6
Compound mineral mixture with: Patent #200710107881.7

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Lightweight Aggregate Pressure Pre-Heating Equipment: Utility Model# ZL200720200683.0

Environmental Matters

We are required to comply with environmental protection laws and regulations promulgated by the Ministry of Construction and the State Environmental Protection Administration. Some specific environmental regulations apply to sealed transportation of dust materials and final products, closed storage of sand and gravel, as well as reduction of noise and dust pollution on production sites and encouragement of the use of waste materials. The governmental regulatory authorities conduct periodic inspections. We have met all the requirements in the past inspections. We are one of ten companies in the industry that have been awarded the honor of “Green Concrete Producer” by the PRC government.

Regulation

The company has been in compliance with all registrations and requirements for the issuance and maintenance of all licenses and certificates required by the applicable governing authorities, including the Ministry of Construction and the Beijing Administration of Industry & Commerce. The Ministry of Construction awards Level II and Level III qualifications to concrete producers in the PRC construction industry, based on criteria such as production capacity, technical qualification, registered capital and capital equipment, as well as performance on past projects. Level II companies are licensed to produce concrete of all strength levels as well as special concretes, and Level III producers are licensed to produce concrete with strength level C60 and below. We are a Level II concrete producer.

Additionally, to make improvements at our currently existing plants, we do not need to apply for regulatory approval. However, in order to build a new concrete plant, we will need to (i) apply for a business license from the local Administration of Industry and Commerce, (ii) receive environmental approval from the local Environmental Protection Bureau in the relevant district area, and (iii) apply for an Industry Qualification Certificate from the local Municipal Construction Committee. The time estimated to receive each of these approvals is approximately one month. In the past, we have not been rejected by any of these three regulators for approval.
Our Labor Force

As of June 30, 2011, we employed 748 full-time employees. The following table sets forth the number of our full-time employees by function as of June 30, 2011.

Employees/Independent Contractors and their Functions	As of June 30, 2011

Management & Administrative Staff	247	20.20%
Sales	29	2.37%
Technical & Engineering Staff	49	4.00%
Production Staff	362	29.60%
Equipment & Maintenance	46	3.76%
Drivers & Heavy Equipment Operators	15	1.23%
Sub-Total	748	61.16%
Independent Contractors	475	38.84%
Total	1223	100%

As required by applicable PRC law, we have entered into employment contracts with all of our officers, managers and employees. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

In addition, we are required by PRC law to cover employees in China with various types of social insurance and believe that we are in material compliance with the relevant PRC laws.

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Insurance

We believe our insurance coverage is customary and standard of companies of comparable size in comparable industries in China.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

Item 1A. Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our plans to build additional plants and to improve and upgrade our internal control and management system will require capital expenditures in fiscal year 2012.

Our plans to build additional plants and to maintain and continually upgrade our internal control and management systems in line with our growing scale will require significant capital expenditures in fiscal year 2012. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

Five customer orders consisted of 19% of the net sales of the Company for the fiscal year ended June 30, 2011, and the loss of any of these customers can result in a depressive effect on our net profit.

Our Company focuses on large projects for large Chinese customers. Five customers accounted for approximately 19% and 16% of the Company’s sales for the years ended June 30, 2011 and 2010, respectively. The total accounts receivable from these customers amounted to $14,238,969 and $3,165,034 as of June 30, 2011 and 2010. Should we lose any of these customers in the future and are unable to obtain additional customers, our revenues will decrease.

Our business is subject to the risk of supplier concentration.

Our top five suppliers provide approximately 18% of the sourcing of the raw materials for our concrete production business. As a result of this concentration in our supply chain, our business and operations would be negatively affected if any of our key suppliers were to experience significant disruption affecting the price, quality, availability or timely delivery of their products. The partial or complete loss of one of these suppliers, or a significant adverse change in our relationship with any of these suppliers, could result in lost revenue, added costs and distribution delays that could harm our business and customer relationships. In addition, concentration in our supply chain can exacerbate our exposure to risks associated with the termination by key suppliers of our distribution agreements or any adverse change in the terms of such agreements, which could have an adverse impact on our revenues and profitability.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries.

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Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, failures to receive regulatory approvals, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

We intend to expand new production facilities during the next few years. The costs projected for our planned expansion and technical improvement projects and expansion may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances.

To make improvements at our currently existing plants, we do not need to apply for regulatory approval. However, in order to build a new concrete plant, we will need to (i) apply for a business license from the local Administration of Industry and Commerce, (ii) apply for an Industry Qualification Certificate from the local Municipal Construction Committee, and (iii) receive environmental approval from the local Environmental Protection Bureau in the relevant district area. There is no guarantee that we will be able to obtain these regulatory approvals in a timely manner or at all.

Additionally, in order to construct a new concrete plant, we may need to apply for a short term loan from a local commercial bank to be used for working capital. Because the lending policies of the local commercial banks are subject to change, there is no guarantee that we will be able to obtain approval for such a loan with conditions favorable to us in a timely manner or at all.

Failure to obtain intended economic benefits from these new plants and technical improvements projects, either due to cost overruns, our failure to obtain the necessary regulatory approvals or our failure to obtain necessary loan financing on terms favorable to us could adversely affect our business, financial condition and operating performances.

We cannot assure you that our growth strategy will be successful.

One of our strategies is to grow through increasing the distribution and sales of our products by penetrating existing markets in China and entering new geographic markets in China. However, many obstacles to entering such new markets exist including, but not limited to, competition from established companies in such existing markets in the China. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we fail to effectively manage our growth and expand our operations, our business, financial condition, results of operations and prospects could be adversely affected.

Our future success depends on our ability to expand our business to address growth in demand for our products and services. In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing and marketing operations. Our ability to accomplish these goals is subject to significant risks and uncertainties, including:

●the need for additional funding to construct additional manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;
●delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as problems with equipment vendors and manufacturing services provided by third-party manufacturers or subcontractors;

●our receipt of any necessary government approvals or permits that may be required to expand our operations in a timely manner or at all;
●diversion of significant management attention and other resources; and
●failure to execute our expansion plan effectively.

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To accommodate our growth, we will need to implement a variety of new and upgraded operational and financial systems, procedures, and controls, including improvements to our accounting and other internal management systems, by dedicating additional resources to our reporting and accounting function, and improvements to our record keeping and contract tracking system. We will also need to recruit more personnel and train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with our existing customers and find new customers for our services. There is no guarantee that our management can succeed in maintaining and expanding these relationships.

If we encounter any of the risks described above, or if we are otherwise unable to establish or successfully operate additional capacity or increase our output, we may be unable to grow our business and revenues, reduce our operating costs, maintain our competitiveness or improve our profitability and, consequently, our business, financial condition, results of operations, and prospects will be adversely affected.

If we are unable to accurately estimate the overall risks or costs associated with a project on which we are bidding on, we may achieve a profit lower than anticipated or even incur a loss on the contract.

Substantially all of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause the contract not to be as profitable as we expected, or may cause us to incur losses. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

●onsite conditions that differ from those assumed in the original bid;
●delays caused by weather conditions;
●later contract start dates than expected when we bid the contract;
●contract modifications creating unanticipated costs not covered by change orders;
●changes in availability, proximity and costs of materials, including steel, concrete, aggregate and other construction materials (such as stone, gravel and sand), as well as fuel and lubricants for our equipment;

●availability and skill level of workers in the geographic location of a project;
●our suppliers’ or subcontractors’ failure to perform;
●fraud or theft committed by our employees;
●mechanical problems with our machinery or equipment;
●citations issued by governmental authorities
●difficulties in obtaining required governmental permits or approvals;
●changes in applicable laws and regulations; and
●claims or demands from third parties alleging damages arising from our work or from the project of which our work is part.

Economic downturns or reductions in government funding of infrastructure projects could significantly reduce our revenues.

Our business is highly dependent on the amount of infrastructure work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new or replacement infrastructure, the priorities placed on various projects funded by governmental entities and national or local government spending levels. Decreases in government funding of infrastructure projects could decrease the number of civil construction contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

The worldwide recession and credit crisis could impact our business.

The tightening of credit in financial markets and the general economic downturn could adversely affect the ability of our customers, and suppliers to obtain the financing they need to make purchases from us, to perform their obligations under agreements with us or even to continue their operations. The credit tightening and decreased cash availability could also result in an increase in cancellation of orders for our products and services and/or a decrease in demand for our products and services in the markets in which we operate. While we believe that the effects of the recession and credit crisis have abated, we are unable to predict potential future economic conditions and disruptions in financial markets or their effect on our business and results of operations, but the consequences may be materially adverse.

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Our concrete production plants in Beijing may be subject to a general city rezoning plan which, if implemented in the future, may require us to relocate or possibly permanently shut down certain of  these plants.

Certain of our concrete production plants in Beijing may be subject to a general city rezoning plan which has been prepared by the Beijing municipal government. Under the rezoning plan, it is intended that the properties where these plants are located will be rezoned from industrial to commercial use. If and when implemented in respect of those properties, the rezoning plan may require us to vacate these properties and relocate the plants. In the event we are required to vacate the above properties, we would implement certain strategies to minimize any loss of production capacity during relocation. There can be no assurance that our strategies to deal with the relocation of the facilities can be implemented, or that such strategies can be implemented before we are required to vacate the above properties due to the proposed general city rezoning plan. If we are required to relocate the facilities, our results of operation and financial condition may be materially and adversely affected.

Delays in government funding of high-speed railway projects by the State Planning Commission and the Chinese Ministry of Railways could significantly reduce our revenues.

In response to a high-speed railway crash in Zhejiang province on July 23, 2011, the State Planning Commission announced on August 10, 2011 and subsequently the Chinese Ministry of Railways announced that it was suspending approvals indefinitely for new rail projects until a comprehensive safety check on existing rail lines could be completed (http://www.prcgov.org/meet/meetings-content-61.html).

Our contracts with respect to construction and expansion of China’s high speed rail system accounted for approximately 18.6% of our revenues for the year ended June 30, 2011.  Accordingly, any project delays or cancellation of existing contracts would have a significant adverse affect on our results of operations.  In addition, the cancellation of future projects for which we would have submitted a bid to provide our services could delay further growth of our Company and adversely affect our business operations.

Our exposure to financially troubled customers or suppliers could harm our business, financial condition and operating results.

We provide manufacturing services to companies, and rely on suppliers, that have in the past and may in the future experience financial difficulty, particularly in light of recent conditions in the credit markets and the overall economy that affected access to capital and liquidity. As a result, we devote significant resources to monitor receivables and inventory balances with certain of our customers. If our customers experience financial difficulty, we could have difficulty recovering amounts owed to us from these customers, or demand for our services from these customers could decline.  In fact, our provision for doubtful accounts, as a percentage of our overall accounts receivable, has increased from approximately 1.2% as of June 30, 2010, to approximately 6.6% as of June 30, 2011.  The inability to collect on our outstanding accounts receivable could adversely affect our operating cash flows and reduce our working capital.  As a result, we may suffer material write-offs on our accounts receivable to bad debt expense.  The inability of our suppliers to supply us with needed raw material could adversely affect our production process and therefore, we may not be able to fulfill our contract arrangements with customers.

We rely on internal models to manage risk, to provide accounting estimates and to make other business decisions. Our results could be adversely affected if those models do not provide reliable estimates or predictions of future activity.

We rely heavily on internal models in making a variety of decisions crucial to the successful operation of our business, including allowances for doubtful accounts and other accounting estimates. It is therefore important that our models are accurate, and any failure in this regard could have a material adverse effect on our results. Models are inherently imperfect predictors of actual results because they are based on historical data available to us and our assumptions about factors such as credit demand, payment rates, default rates, delinquency rates and other factors that may overstate or understate future experience. Our models could produce unreliable results for a number of reasons, including the limitations of historical data to predict results due to unprecedented events or circumstances, invalid or incorrect assumptions underlying the models, the need for manual adjustments in response to rapid changes in economic conditions, incorrect coding of the models, incorrect data being used by the models or inappropriate application of a model to products or events outside of the model's intended use. In particular, models are less dependable when the economic environment is outside of historical experience, as has been the case recently. Due to the factors described above and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", we may, among other things, experience actual charge-offs that exceed our estimates and which are possibly greater than our allowance for doubtful accounts, or which require material adjustments to the allowance. Unanticipated and excessive default and charge-off experience can adversely affect our profitability and financial condition and adversely affect our ability to finance our business.

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Our business will be damaged if project contracts with the Chinese government, for which we may act as a sub-contractor are cancelled.

We do not enter into any contracts directly with the Chinese government. For contracts that are funded by the Chinese government, we place bids and enter into subcontracts with the private entity prime contractor. A sudden cancellation of a prime contract, and in turn our subcontract, could cause our equipment and work crews to remain idle for a significant period of time until other comparable work becomes available. This idle time could have a material adverse effect on our business and results of operations.

Our industry is highly competitive, with numerous larger companies with greater resources competing with us, and our failure to compete effectively could reduce the number of new contracts awarded to us or adversely affect our margins on contracts awarded.

Our competition includes a number of state-owned and large private PRC-based manufacturers and distributors that produce and sell products similar to ours. We compete primarily on the basis of quality, technological innovation and price. Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards generally being made to the lowest bidder, though other factors such as shorter schedules or prior experience with the customer are often just as important. Within our markets, we compete with many national, regional and local state-owned and private construction firms. Some of these competitors have achieved greater market penetration or have greater financial and other resources than us. In addition, there are a number of larger national companies in our industry that could potentially establish a presence in our markets and compete with us for contracts. As a result, we may need to accept lower contract margins in order to compete against these competitors. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

We could face increased competition in our principal market.

Our principal market, Beijing, has enjoyed stronger economic growth and a higher demand for construction than other regions of China. As a result, we believe that competitors will try to expand their sales and build up their distribution networks in our principal market. We anticipate that this trend will continue and likely accelerate. Increased competition may have a material adverse effect on our financial condition and results of operations.

Our dependence on subcontractors and suppliers of materials could increase our costs and impair our ability to compete on contracts on a timely basis or at all, which would adversely affect our profits and cash flow.

We rely on third-party subcontractors to perform some of the work on many of our contracts. We do not bid on contracts unless we have the necessary subcontractors committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we cannot obtain third-party subcontractors, our profits and cash flow will suffer.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act or Chinese anti-corruption law could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. Chinese anti-corruption law also strictly prohibits bribery of government officials. We have operations, agreements with third parties and make sales in China, where corruption may occur. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to prevent these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or other anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the United States government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

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Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Xianfu Han, our Chairman and Chief Executive Officer and Weili He, our Vice-Chairman and Chief Operating Officer. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, operational and support personnel for our operations. If we lose a key employee, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the reclamation, technical, and marketing aspects of our business, any part of which could be harmed by turnover in the future.

Certain of our existing stockholders have substantial influence over our company, and their interests may not be aligned with the interests of our other stockholders.

Our Chairman, Xianfu Han, owns approximately 32.49% of our outstanding voting securities and our Vice-Chairman, Weili He, owns approximately 16.98% of our outstanding voting securities as of June 30, 2011 in a fully diluted share base. As a result, each have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

We may require additional capital and we may not be able to obtain it on acceptable terms or at all.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

●investors’ perception of, and demand for, securities of Chinese-based companies involved in construction supply or concrete industries;
●conditions of the U.S. and other capital markets in which we may seek to raise funds;
●our future results of operations, financial condition and cash flows; and
●economic, political and other conditions in China.

Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors for the year ending June 30, 2012, in accordance with the Sarbanes-Oxley Act of 2002.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports. We were subject to management attestation report for the fiscal year ended June 30, 2011, and a report of our management for the 2011 fiscal year is included under Item 9A of this annual report certifying the effectiveness of our internal controls over financial reporting. Under current law, the auditor attestation will not be required as long as our filing status remains as a smaller reporting company. However, due to expected continued growth of our Company, we we may no longer be a smaller reporting company in the future years. Accordingly, while our management has determined that our internal controls over financial reporting were effective as of June 30, 2011, if we are unable to scale our financial reporting and accounting systems to our growth, we may not be able to maintain the effectiveness of those controls and, therefore, we can provide no assurance that in the future our management will be able to certify the effectiveness of our internal controls or that, if and when we are subject to the auditor attestation report requirement, we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements, which could adversely affect the price of our common stock.

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We have limited insurance coverage for our operations in China.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of insuring for these risks, and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China except for insurance on some company owned vehicles. Any uninsured occurrence of loss or damage to property, or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

We may not be current in our payment of social insurance and housing accumulation fund for our employees and such shortfall may expose us to relevant administrative penalties.

The PRC laws and regulations require all employers in China to fully contribute their own portion of the social insurance premium and housing accumulation fund for their employees within a certain period of time. Failure to do so may expose the employers to make rectification for the accrued premium and fund by the relevant labor authority. Also, an administrative fine may be imposed on the employers as well as the key management members. As of June 30, 2011, Xin Ao has fully contributed the social insurance premium and housing accumulation fund according to PRC laws and regulations.

Our operations may incur substantial liabilities to comply with environmental laws and regulations.

Our concrete manufacturing operations are subject to laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. Applicable law required that we obtain an environmental impact report and environmental approval from the environmental protection administration prior to obtaining the business license and construction enterprise qualification certificate for Xin Ao. However, the local administration of industry and commerce and the Beijing Municipal Construction Commission did not require Xin Ao to provide the environmental impact report and environmental approval, and Xin Ao has not received any notice of non-compliance nor has any fine or other penalty been assessed. However, the environmental protection administration may in the future require that Xin Ao provide the applicable report and apply for the required environment approval. Our failure to have complied with the applicable laws regarding delivery of the report may result in the assessment of administrative, civil and criminal penalties, the incurrence of investigatory or remedial obligations and the imposition of injunctive relief. Resolution of these matters may require considerable management time and expense. In addition, changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly manufacturing, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition.

Our investments may be risky, and we could lose all or part of our investment.

We invest excess cash in liquid investments. During the year ended June 30, 2011, we made a RMB 79,000,000 ($12,221,300) short-term investment. While the interest payments on the investment are guaranteed, and the investment is not subject to market fluctuations, the funds deposited with financial investment company are not insured. If the financial investment company experiences financial difficulty, we could lose all or part of our investment. To the extent that we lose money on this investment, our financial condition could be adversely affected.

RISKS RELATED TO DOING BUSINESS IN CHINA

In order to comply with PRC regulatory requirements, we operate our businesses through companies with which we have contractual relationships but in which we do not have controlling ownership. If the PRC government determines that our agreements with these companies are not in compliance with applicable regulations, our business in the PRC could be materially adversely affected.

We do not have direct or indirect equity ownership of our variable interest entity, or VIE, Xin Ao, which operates all our businesses in China. At the same time, however, we have entered into contractual arrangements with Xin Ao and its individual owners pursuant to which we received an economic interest in, and exert a controlling influence over Xin Ao, in a manner substantially similar to a controlling equity interest.

Although we believe that our current business operations are in compliance with the current laws in China, we cannot be sure that the PRC government would view our operating arrangements to be in compliance with PRC regulations that may be adopted in the future. There have been recent reports of potential PRC government efforts to regulate or perhaps limit the use of VIE structures for new foreign investment, particularly in the internet and other telecommunications industries. We are monitoring developments in this area and do not believe any adverse impact on our operations is likely.

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If we are determined not to be in compliance with future PRC regulations, the PRC government could levy fines, revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our business, corporate structure or operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. As a result, our business in the PRC could be materially adversely affected.

We rely on contractual arrangements with our VIE for our operations, which may not be as effective in providing control over these entities as direct ownership.

Our operations and financial results are dependent on our VIE, Xin Ao, in which we have no equity ownership interest and must rely on contractual arrangements to control and operate the businesses of our VIE. These contractual arrangements are not as effective in providing control over the VIE as direct ownership. For example, the VIE may be unwilling or unable to perform its contractual obligations under our commercial agreements. Consequently, we would not be able to conduct our operations in the manner currently planned. In addition, the VIE may seek to renew its agreements on terms that are disadvantageous to us. Although we have entered into a series of agreements that provide us with substantial ability to control the VIE, we may not succeed in enforcing our rights under them insofar as our contractual rights and legal remedies under PRC law are inadequate. In addition, if we are unable to renew these agreements on favorable terms when these agreements expire or enter into similar agreements with other parties, our business may not be able to operate or expand, and our operating expenses may significantly increase.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving certain U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved quickly.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, short sellers, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission.   Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.  As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless.  Many of these companies are now subject to shareholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company.  This situation could be costly and time consuming and distract our management from growing our company.  If such allegations are not proven to be groundless, our company and business operations will be severely impacted and your investment in our stock could be rendered worthless.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct all of our operations and generate all of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●the higher level of government involvement;
●the early stage of development of the market-oriented sector of the economy;
●the rapid growth rate;
●the higher level of control over foreign exchange; and
●the allocation of resources.

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As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for new construction projects and adversely affect our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

Most of our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC operating subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

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Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch (1) before they establish or gain control of an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing); (2) when they contribute their assets or equity interests in a domestic enterprise to an SPV or engage in overseas financing after contributing assets or equity interests to an SPV; and (3) when their SPV undergoes a material change outside of China, such as a change in share capital or merger or acquisition. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV's subsidiaries being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have asked our stockholders, who are PRC residents as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. Our PRC Residents stockholders, Mr. Han and Mr. He have obtained the SAFE registration on September 29, 2007. However, we cannot provide any assurances that they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

The recent PRC Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors also governs the approval process by which a PRC company may participate in an acquisition of its assets or its equity interests. Depending on the structure of the transaction, the new regulation will require the Chinese parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

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The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, some of our raw materials and major equipment are imported. In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting costs on to our customers, our profitability and operating results will suffer.

Under the Current Enterprise Income Tax, or EIT, Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

We are a holding company incorporated under the laws of Delaware. We conduct substantially all of our business through our wholly-owned and other consolidated entities in China, and we derive all of our income from these entities. Prior to January 1, 2008, dividends derived by foreign enterprises from business operations in China were not subject to the Chinese enterprise income tax. However, such tax exemption ceased as of January 1, 2008 and thereafter with the effectiveness of the new Enterprise Income Tax Law, or EIT Law.

Under the EIT Law, if we are not deemed to be a “resident enterprise” for Chinese tax purposes, a withholding tax at the rate of 10% would be applicable to any dividends paid by our Chinese subsidiaries to us. However, if we are deemed to be a “resident enterprise” established outside of China whose “de facto management body” is located in China, we would be classified as a resident enterprise for Chinese tax purposes and thus would be subject to an enterprise income tax rate of 25% on all of our income, including interest income on the proceeds from this offering on a worldwide basis. At the present time, the Chinese tax authority has not issued any guidance on the application of the EIT Law and its implementing rules on non-Chinese enterprise or group enterprise controlled entities. As a result, it is unclear what factors will be used by the Chinese tax authorities to determine whether we have a “de facto management body” in China. However, as substantially all members of our management team are located in China, we may be deemed to be a “resident enterprise” and therefore subject to an enterprise income tax rate of 25% on our worldwide income, with the possible exclusion of dividends received directly from another Chinese tax resident. In addition, although under the EIT Law and the Implementing Rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. As a result of such changes, our historical operating results will not be indicative of our operating results for future periods and the value of our shares of common stock may be adversely affected. We are actively monitoring the possibility of “resident enterprise” treatment and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

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We may be subject to fines and legal sanctions if we or our Chinese employees fail to comply with PRC regulations relating to employee stock options granted by overseas listed companies to PRC citizens.

On December 25, 2006, the People's Bank of China issued the Administration Measures on Individual Foreign Exchange Control, and its Implementation Rules were issued by the State Administration of Foreign Exchange (“SAFE”) on January 5, 2007. Both took effect on February 1, 2007. Under these regulations, all foreign exchange matters involved in an employee stock holding plan, stock option plan or similar plan in which PRC citizens’ participation requires approval from the SAFE or its authorized branch. On March 28, 2007, the SAFE issued the Application Procedure for Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plans or Stock Option Plans of Overseas Listed Companies, or Notice 78. Under Notice 78, PRC individuals who participate in an employee stock option holding plan or a stock option plan of an overseas listed company are required, through a PRC domestic agent or PRC subsidiary of the overseas listed company, to register with the SAFE and complete certain other procedures. We and our Chinese employees who have been granted shares or stock options pursuant to our share incentive plan are subject to Notice 78. However, in practice, there are significant uncertainties with regard to the interpretation and implementation of Notice 78. We are committed to complying with the requirements of Notice 78. However, we cannot provide any assurance that we or our Chinese employees will be able to qualify for or obtain any registration required by Notice 78. In particular, if we and/or our Chinese employees fail to comply with the provisions of Notice 78, we and/or our Chinese employees may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities, as a result of which our business operations and employee option plans could be materially and adversely affected.

The discontinuation, reduction or delay of any of the preferential tax treatments currently available to us in the PRC could materially and adversely affect our business, financial condition and results of operations.

Prior to January 1, 2008, under the old enterprises income tax law, Xin Ao was subject to a 33% income tax rate, which was subject to certain tax holidays and preferential tax rates. Under the new enterprise income tax law effective January 1, 2008, or the New EIT Law, both foreign-invested enterprises and domestic enterprises are subject to a unified 25% income tax rate. Under the New EIT Law, preferential tax treatments will be granted to enterprises that conduct business in certain encouraged sectors and to enterprises that qualify as “high and new technology enterprises”, a status reassessed every three years. In addition, an enterprise is entitled to a 0% value-added tax rate if it uses recycled raw materials to manufacture its products. Xin Ao was recognized as a high and new technology enterprise June 2009 and is entitled to a 15% preferential income tax rate for the three-year period ending June 2012. In addition, Xin Ao uses recycled raw materials to manufacture its products and was entitled to a 0% value-added tax rate from June 2010 to June 2011 which was just extended another two years through June 2013. However, we cannot assure you that Xin Ao will be able to maintain its status as “high and new technology enterprises” and/or as an enterprise for value-added tax exemption. If Xin Ao fails to continue to qualify or fails to receive an updated approvals, our income tax and value-added tax expenses would increase, which would have a material adverse effect on our net income and results of operations.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

Our shares of common stock are very thinly traded, and there can be no assurance that there will be an active market for our shares of common stock in the future.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

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We do not intend to pay dividends on shares of our common stock for the foreseeable future, but if we intend to do so our holding company structure may limit the payment of dividends to our stockholders.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Item 1B. Unresolved Staff Comments

Not applicable.

Item 2. Properties

There is no private land ownership in China. Individuals and companies are permitted to acquire land use rights for specific purposes. We lease our 44,041 square meter facility located at Jia 1, SanTaiShan, XiaoHongMen County, ChaoYang District, Beijing, China, from Beijing SanTaiShan Chemical Trading & Logistics Co., who was granted land use rights from the PRC government. The lease provides for a five year term beginning on October 1, 2008, with the option to extend following expiration. Annual rent on the property is approximately $197,000. Further, the Company agreed to lease office space from the Company’s shareholder, Mr. He Weili, from July 2010 to June 2012 with annual payment of approximately $176,000. On August 31, 2011, The Company entered a lease agreement to lease office space from a third party, starting from November 1, 2011 to October 31, 2013 with annual payment of approximately $363,000.

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We entered into three different five-year operating lease agreements during the fourth quarter of 2009. We also entered into one four-year operating lease agreement during the second quarter of 2010. The lease payments for the four manufacture plants are with different unrelated parties for a total monthly payment of $213,000. Certain lease payments have been pre-paid by transferring the Company’s long-term accounts receivable to the lessors in exchange for agreeing to no increase in the future.  One of the lease agreements was terminated early on November 30, 2010.

We have an extensive fleet of 115 transit mounted concrete mixers, 17 pump trucks, and we have access to additional 55 concrete mixer and 3 pump truck vehicles for lease in Beijing and 31 transit mounted concrete mixers and 5 pump trucks at our portable stations depending on specific project requirements. We also anticipate delivery of 40 additional transit mounted concrete mixers and 5 additional pump trucks to our fleet in Beijing by December 31, 2011. More than half of the vehicles are equipped with GPS and tracking devices from the plants central dispatch center in order to optimize capacity utilization, production and delivery schedules.

Item 3. Legal Proceedings

From time to time, we may have disputes that arise in the ordinary course of our business. Currently, there are no material legal proceedings to which we are a party, or to which any of our property is subject, that we expect to have a material adverse effect on our financial condition, except as follows:

The Company and the members of our board of directors are named as defendants in purported class action lawsuits (the “Stockholder Actions”) brought in the Delaware Court of Chancery by several stockholders: Kinder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); Bolen v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011), and Mulder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6830-CS (filed September 1, 2011).  The Stockholder Actions generally allege that the Company and all of our directors breached their fiduciary duties in connection with the receipt by the Company of a preliminary, non-binding offer from Xianfu Han, the Company’s Chairman and Chief Executive Officer, and Weili He, the Company’s Vice Chairman and Chief Operating Officer, to acquire all of the outstanding shares of our common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (the “Proposed Transaction”). The Stockholder Actions seek, among other things, to declare that the Proposed Transaction is unfair, unjust and inequitable, to enjoin the Company from taking any steps necessary to accomplish or implement the Proposed Transaction, and damages in the event the Proposed Transaction is consummated.

Item 4. [Removed and Reserved]

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock has been quoted on the OTC Bulletin Board since May 19, 2008, and began trading on the NASDAQ Global Market in November 2009 under the symbol “CADC”. Prior to that date, there was no active market for our common stock. The following table sets forth the quarterly high and low sales prices of a share of our common stock as reported by the NASDAQ Global Market for the periods indicated. The quotations listed below reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

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Year	Quarter Ending	High	Low
2011	September 30 (as of September 12)	$2.57	$1.55
	June 30	$3.79	$1.45
	March 31	$5.39	$3.25
2010	December 31	$5.15	$3.43
	September 30	$4.15	$2.95
	June 30	$5.62	$3.25
	March 31	$7.48	$4.45
2009	December 31	$7.90	$4.36
	September 30	$6.90	$2.50
	June 30	$3.90	$1.71
	March 31	$2.75	$1.01
2008	December 31	$2.75	$2.74
	September 30	$2.60	$2.60
	June 30 (from May 19)	$2.30	$0.30

As of September 22, 2011, there were 394 stockholders of record of our common stock.

Dividends

We have never paid dividends on our common stock. While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

Section 15(g) of the Securities Exchange Act of 1934 — The Penny Stock Rules

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouses). For transactions covered by this Section 15(g), the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, Section 15(g) may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Item 6. Selected Financial Data

Not Applicable.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Use of Non-GAAP Financial Measures

The Company makes reference to Non-GAAP financial measures in portions of “Management’s Discussion of Financial Condition and Results of Operations”. Management believes that investors may find it useful to review our financial results that exclude the non-cash expenses of $885,674 stock-based compensation and a gain of $1,926,948 in change of fair value of warrants liability, shown in the below chart, due to the adoption of a Financial Accounting Standards Board’s (“FASB”) ASC 815 (EITF 07-05) accounting standard as discussed in the section “Derivative Liability” below.

Management believes that these Non-GAAP financial measures are useful to investors in that they provide supplemental information to possibly better understand the underlying business trends and operating performance of the Company. The Company uses these Non-GAAP financial measures to evaluate operating performance. However, Non-GAAP financial measures should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP.

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	Year Ended June 30,
	2011	2010	Increase (Decrease)
Net Income -GAAP	$17,065,244	$13,006,395	$4,058,849
Subtract:
Dividends and accretion on redeemable convertible preferred stock	$-	$(955,557)	$955,557
Net Income available to Common shareholders -GAAP	$17,065,244	$12,050,838	$5,014,406
Add Back:
Change in fair value of warrants	$(1,926,948)	$2,488,959	$(4,415,907)
Add Back:
Change in Option and Equity Based Compensation	$885,674	$595,888	$289,786
Add Back:
Accretion of Discount on Redeemable Preferred Stock	$-	$567,580	$(567,580)
Adjusted Net Income available to Common shareholders -non-GAAP	$16,023,970	$15,703,265	$320,705

Basic earnings per share - GAAP	$0.97	$0.90	$0.07
Add back:
Change in fair value of warrant	$(0.11)	$0.18	$(0.29)
Add back:
Change in Option and Equity-Based Compensation	$0.05	$0.04	$0.01
Add back:
Accretion of Discount on Redeemable Preferred Stock	$-	$0.04	$(0.04)
Adjusted basic earnings per share Non-GAAP	$0.91	$1.16	$(0.25)

Diluted earnings per share-GAAP	$0.94	$0.79	$0.15
Add back:
Change in fair value of warrant (a)	$(0.11)	$0.15	$(0.26)
Add back:
Change in Option and Equity-Based Compensation (b)	$0.05	$0.04	$0.01
Adjusted diluted earnings per share - Non-GAAP	$0.88	$0.98	$(0.10)
Subtract:
Cash Dividends Paid on Redeemable Preferred Stock	$-	$0.03	$(0.03)
Adjusted diluted earnings per share available to common - Non-GAAP	$0.88	$0.95	$(0.07)

Weighted average number of shares
Basic	17,671,648	13,456,134	4,215,514
Diluted	18,142,630	16,521,296	1,621,334

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(a) The Company adopted the provisions of FASB accounting standard ASC 815 (EITF 07-05), which provides standards with respect to determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. As a result of adopting this accounting standard, warrants previously treated as equity pursuant to the derivative treatment exemption are no longer afforded equity treatment because the warrants have a down-round ratchet provision on the exercise price. As a result, the warrants are not considered indexed to the Company’s own stock, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expired. Effective July 1, 2009, the Company reclassified the fair value of these warrants from equity to liability, as if these warrants were treated as a derivative liability since their issuance in June 2008. The Company recognized a $1,926,948 gain from the change in fair value for the year ended June 30, 2011.

(b) The Company records stock-based compensation expense pursuant to FASB’s accounting standard regarding stock compensation which requires companies to measure compensation cost for stock-based employee compensation plans at fair value at the grant date and recognize the expense over the employee's requisite service period. For the years ended June 30, 20011and 2010, the Company recognized $885,674 and $268,150 as compensation expense for its restricted stock grants, respectively. For the year ended June 30, 2011 and 2010, the Company recognized $0 and $327,738 as compensation expenses for its stock option plan, respectively.

Overview

We are a holding company whose primary business operations are conducted through our wholly-owned subsidiaries BVI-ACM and China-ACMH, and our variable interest entity, Xin Ao and its subsidiaries. We engage in the production of advanced construction materials for large scale commercial, residential, and infrastructure developments, and are primarily focused on producing and supplying a wide range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects.

During the year ended June 30, 2011, we supported materials, services and our high speed railway projects through our network of ready-mixed concrete plants throughout Beijing (four as of June 30, 2011) and our portable plants (twenty-four as of June 30, 2011) located in various provinces throughout China. We own one concrete plant and its related equipment, and we lease three additional plants in Beijing.  In addition, we have technical and preferred procurement agreements with three independently owned concrete mixture stations, pursuant to which we are paid by percentages of cost savings for technical support provided to clients and of sales price for projects we refer to other stations due to the geographical location of our owned and leased plants. Two of the technically serviced plants are located in Datong, Shaanxi and one in Mianyang, Sichuan.

Our manufacturing services are used primarily for our national high speed railway projects.  Typically, the general contractors on the high speed railway projects supply the raw materials required for the project, which results in higher gross margins for us and reduces our upfront capital investments needed to purchase raw materials. We also produce ready-mix concrete at portable plants, which can be dismantled and moved to new sites for new projects. Our management believes that we have the ability to capture a greater share of the Beijing market and further expand our footprint in China via expanding relationships and networking, signing new contracts, and continually developing market-leading innovative and eco-friendly ready-mix concrete products.

Principal Factors Affecting Our Financial Performance

We believe that the following factors will continue to affect our financial performance:

●Large Scale Contractor Relationships. We have contracts with major construction contractors which are constructing key infrastructure, commercial and residential projects. Our sales efforts focus on large-scale projects and large customers which place large recurring orders and present less credit risk to us. For the year ended June 30, 2011, five customers accounted for approximately 19% of the Company’s sales and 16% of the Company’s account receivables as of June 30, 2011. Should we lose any of these customers in the future and are unable to obtain additional customers, our revenues will suffer.

●Experienced Management. Management’s technical knowledge and business relationships gives us the ability to secure major infrastructure projects, which provides us with leverage to acquire less sophisticated operators, increase production volumes, and implement quality standards and environmentally sensitive policies.  Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team.

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●Innovation Efforts. We strive to produce the most technically and scientifically advanced products for our customers and maintain close relationships with Tsinghua University, Xi’an University of Architecture and Technology and Beijing Dongfang Jianyu Institute of Concrete Science & Technology which assist us with our research and development activities. During our 5 year agreement with the Institute, we have realized an advantage over many of our competitors by gaining access to a wide array of resources and knowledge. One payment of approximately $604,400 to Dongfang Jianyu Institute of Concrete Science and Technology was paid under the agreement.

●Competition. Our competition includes a number of state-owned and large private PRC-based manufacturers and distributors that produce and sell products similar to ours. We compete primarily on the basis of quality, technological innovation and price. Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards often being made to the lowest bidder though other factors such as shorter schedules or prior experience with the customer are often just as important. Within our markets, we compete with many national, regional and local state-owned and private construction firms some of which have achieved greater market penetration or have greater financial and other resources than us. In addition, there are a number of larger national companies in our industry that could potentially establish a presence in our markets and compete with us for contracts. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

PRC Taxation

China-ACMH and VIEs are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. After January 1, 2008, under the new Chinese Enterprise Income Tax (“EIT”) law, the statutory corporate income tax rate applicable to most companies is 25% instead of the former tax rate of 33%. As granted by the State Administration of Taxation of the PRC, Xin Ao was entitled to an income tax exemption from January 1, 2003, through March 31, 2007 and an income tax reduction from 25% to 15% from January 1, 2009 to December 31, 2011.

In accordance with the New EIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise.  No detailed interpretation of guidance has been issued to define “place of effective management”. Furthermore, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the New EIT Law. The Company has analyzed the applicability of this law, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis. The Company continues to monitor changes in the interpretation and/or guidance of this law.

The New EIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China.  Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign investment enterprises are subject to the withholding tax beginning January 1, 2008. The Company considers permanently reinvested undistributed earnings of Chinese operations in the PRC.  As a result, there is no deferred tax expense related to withholding tax on the future repatriation of these earnings.

Warrants Liability

Effective July 1, 2009, the Company adopted the provisions of ASC 815, which determines whether an instrument (or embedded feature) is indexed to an entity’s own stock. This accounting standard specifies that a contract which would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified as stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. This accounting standard provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception.

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As such, warrants previously treated as equity pursuant to the derivative treatment exemption are no longer afforded equity treatment because the warrants have a downward ratchet provision on the exercise price. As a result, the warrants are not considered indexed to the Company’s own stock, and, as such, all future changes in the fair value of these warrants will be recognized as earnings until such time as the warrants are exercised or expire.

Business Segments and Periods Presented

We have provided a discussion of our results of operations on a consolidated basis and have also provided certain detailed segment information for each of our business segments below for the years ended June 30, 2011 and 2010, in order to provide a meaningful discussion of our business segments. We have organized our operations into four principal segments: selling concrete, manufacturing concrete, providing technical support services and others, which include mixer rental, sales of materials and marketing cooperation. We present our segment information along the same lines that our chief executives review our operating results in assessing performance and allocating resources.

For the year ended June 30, 2011:
	Sales of	Manufacturing	Technical	Mixer
	concrete	services	services	rental	Others	Corporate	Total
Net revenue	$109,276,550	$25,619,062	$3,001,866	$11,292	$-	$-	$137,908,770
Depreciation	(1,203,339)	(2,499,074)	(5,485)	(9,934)	-	(180,446)	(3,898,278)
Segment profit	14,773,183	7,393,954	2,558,120	11,218	-	(15,695,723)	9,040,752
Other income (expenses)	6,556,593	1,527,170	-	-	-	1,577,185	9,660,948
Interest income	-	-	-	-	-	591,376	591,376
Interest expenses	-	-	-	-	-	(703,837)	(703,837)
Capital expenditure	(1,697,838)	(398,045)	(46,640)	(176)	-	-	(2,142,699)
Total assets as of
June 30, 2011	$114,759,372	$26,911,329	$3,153,809	$11,864	$-	$-	$144,836,374

For the year ended June 30, 2010:
	Sales of	Manufacturing	Technical	Mixer
	concrete	services	services	rental	Others	Corporate	Total
Net revenue	$70,579,631	$15,654,659	$4,889,460	$1,208,618	$708,479	$-	$93,040,847
Depreciation	(1,032,221)	(1,693,581)	(5,232)	(151,456)	-	(42,126)	(2,924,616)
Segment profit	5,686,379	7,311,730	4,543,163	1,050,880	357,909	(5,053,494)	13,896,567
Other income (expenses)	3,942,679	939,472	-	-	-	(2,582,939)	2,299,212
Interest income	-	-	-	-	-	9,001	9,001
Interest expenses	-	-	-	-	-	(23,834)	(23,834)
Capital expenditure	(409,564)	(6,727,104)	-	-	-	(41,061)	(7,177,729)
Total assets as of
June 30, 2010	$69,101,360	$15,326,776	$-	$1,183,304	$-	$-	$85,611,440

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Concrete Sales Business

Our concrete sales business segment is comprised of the formulation, production and delivery of the Company’s line of C10-C100 concrete mixtures primarily through our current fixed plant network of 4 ready mix concrete batching plants in Beijing. For this segment of our business, we procure all of our own raw materials, mix them according to our measured mixing formula, ship the final product in mounted transit mixers to the destination work site, and, for more sophisticated structures, will pump the mixture and set it into structural frame moulds as per structural design parameters.

Manufacturing Services Business

Our manufacturing services business segment is comprised of the formulation, production and delivery of project-specific concrete mixtures primarily through our current portable plant network of 24 rapid assembly and deployment batching plants, located in various provinces throughout China. Our clients will purchase and provide the raw materials in volume on a separate account which we will then proportion and mix according to our formulation for a given project’s specifications. At present, our manufacturing services business segment is primarily dedicated to various high speed rail projects in China which demand very high quality standards on a time sensitive work schedule.

Technical Services Business

Our technical services business segment is comprised of the our party production management services, including chemical engineering and ready-mix consulting services for independently owned concrete plants and their associated projects. We manage the production and receive a percentage of our client contractors’ profits based on cost savings generated.

Other Services

Our final business segment is comprised of other services which we engage in from time to time, including marketing cooperation and mixer rentals. When we are unable to service projects due to geographic limitations, we refer projects to several other independently-owned mixture stations as part of our marketing cooperation and existing relationships with contractors. We are paid a percentage of the sales price of the business that is referred. The marketing cooperation allows us to capture business that might otherwise be uneconomical due to capital requirements. We also generate revenues by renting our mixing trucks to other mixer stations.

Consolidated Results of Operations

The following table sets forth key components of our results of operations for the years ended June 30, 2011 and 2010, in US dollars:

	Years Ended
	June 30,
	2011	2010
			Increase	Percentage Increase

Total revenue	$137,908,770	$93,040,847	$44,867,923		48%
Total cost of revenue	112,264,373	73,704,701	38,559,672		52%
Gross profit	25,644,397	19,336,146	6,308,251		33%
Selling, general and administrative expenses	16,603,645	5,439,579	11,164,066		205%
Other income, net	9,548,487	2,284,379	7,264,108		318%
Income before provision for income taxes	18,589,239	16,180,946	2,408,293		15%
Income taxes expense	1,523,995	3,174,551	(1,650,556)	(52	) %
Net income	17,065,244	13,006,395	4,058,849		31%
Dividends and accretion on redeemable preferred	-	955,557	(955,557)		%
Net income available to Common shareholders	$17,065,244	$12,050,838	$5,014,406		42%

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Comparison of the years Ended June 30, 2011 and 2010

Revenue. Our revenue is primarily generated from sales of our advanced ready-mix concrete products, manufacturing services and technical consulting services. For the year ended June 30, 2011, we generated revenue of $137,908,770 compared to $93,040,847 during the year ended June 30, 2010, an increase of $44,847,923or 48%. Such increase is due to our increased production volumes both in and outside of Beijing for the year ended June 30, 2011. In addition, on November 15, 2010, we announced a 25% average price increase across our various concrete grade sales to keep in line with an average raw material cost increase of 19.8%. As a result, our concrete sales revenue was $109,276,550 for the year ended June 30, 2011, an increase of $38,696,919, or 55% compared to the year ended June 30, 2010. The increase in revenues attributable to concrete sales was principally due to greater capacity utilization at our Beijing fixed plants coupled with higher prices and organic growth to include a broader client base.

During the year ended June 30, 2011, we continued to supply concrete products to ten railway projects throughout China through our portable plants, specifically our projects located in Shaanxi Province, Jiangsu Province, Hebei Province, Guangxi Province, Zhejiang Province, Guangdong Province, Liaoning Province, and Anhui Province. These ten projects contributed $25,619,062 to our total revenue for the year ended June 30, 2011, an increase of $9,964,403, or 64%, compared to the year ended June 30, 2010. The increase in revenues attributable to our manufacturing services was principally due to the addition of new portable plants to service a larger business backlog . For these railway projects, the general contractors generally supplied their own raw materials while we provided manufacturing and transportation services.

In addition, revenue generated through our technical consulting services was $3,001,866 during the year ended June 30, 2011, a decrease of $1,887,594, or 39%, compared to the year ended June 30, 2010. The decrease is due to the service term expiration of two technically serviced contract plants in Beijing. During the year ended June 30, 2011, we also rented our mixer trucks to mixture stations and provided other services which generated revenues of $11,292, a decrease of $1,197,326, or 99%, as we experienced greater overall fleet capacity utilization as the business expands.

Unless we add additional concrete plants or experience an improvement in capacity utilization at our portable plants currently dedicated to highspeed rail, we anticipate that our overall sales revenue will remain flat due to constraints in finding additional capacity utilization going forward.  We do, however, anticipate that we will continue to be a beneficiary of additional construction spending coming from China’s 12th Five Year Plan which will offset to some degree the completion of 2009 government stimulus infrastructure projects. In addition when capital permits, we plan to continue expanding our business into new geographical markets by leveraging our strong relationships with major contractors throughout China.

Cost of Revenue. Cost of Revenue, which consists of direct labor, rentals, depreciation, other overhead and raw materials, including inbound freight charges, was $112,264,373 for the year ended June 30, 2011, as compared to $73,704,701 for the year ended June 30, 2010, an increase of $38,559,672, or 52%. The increase of cost of revenue was due to the overall increase in production from our fixed concrete plants in the Beijing area and increased production on manufacturing services compared to the year ended June 30, 2010. The increase in cost of revenue was also due to the addition of new portable plants, as well as increases in labor and crude oil prices, which increased the costs of raw materials and transportation during this quarter compared to the prior fiscal year. We are uncertain whether crude oil prices or raw material prices will maintain at the current level in the near future. We intend to raise our concrete prices to keep pace with increases in raw material pricing in particular the price of cement.

The cost of revenue on concrete increased $29,159,811, or 45%, for the year ended June 30, 2011, as compared to the year ended June 30, 2010. Such increase was due to an increase in our concrete production leading to a larger base of raw material purchases supporting a higher overall volume of traditional concrete sales for a resulting broader client base, as well as the increase labor costs and crude oil prices and raw materials as indicated above as compared to the prior fiscal year.

Cost of revenue with respect to our manufacturing services increased $9,795,038 or 118%, during the year ended June 30, 2011, as compared to the same period during the year ended June 30, 2010. The increase in our cost of sales is due primarily to the greater operational fixed cost base associated with the addition of new portable plants which have not yet reached production economies of scale and their associated optimal capacity utilization levels, as well slowing production at portable plants nearing project completion and delayed municipal government resident relocation efforts for land development and overall project delays associated with leadership transition at the Ministry of Rail and suspension of approval for new related railway projects stemming from the State Planning Commission.

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Gross Profit. Our gross profit is equal to the difference between our revenue and cost of sales. Gross profit was $25,644,397 for the year ended June 30, 2011, as compared to $19,336,146 for the year ended June 30, 2010. Our gross profit for sale of concrete was $14,773,183, or 14% of revenue, for the year ended June 30, 2011, compared to $5,686,379, or 8% of revenue for the year ended June 30, 2010, an increase of $9,086,804. The higher gross profit for concrete sales for the year ended June 30, 2011, compared with the year ended June 30, 2010, reflects higher demand and higher prices for our concrete products in Beijing as compared to the prior fiscal year. The primary reason for the margin increase in concrete sales from 8.4% in the year ended June 30, 2010 is due to a 25% average price increase in the second fiscal quarter of our 2011 fiscal year across our various concrete grade sales to keep in line with an average raw material cost increase of 19.8% in addition to improving overall operational efficiencies at our Beijing fixed plants. We intend to continue to adjust our concrete sales prices in tandem with price fluctuations in cement.

Our gross profit with respect to our manufacturing services was $7,393,954, or 29% for the year ended June 30, 2011, an increase of $82,224 from the year ended June 30, 2010. Such increase was principally due to the net addition of 8 new portable plants during the course of the fiscal year. The primary reasons for the margin drop compared to the same period last year are an increase of fixed costs incurred as a result of the addition of a large number of new portable plants before they commenced production, as well as slowing production rates at plants nearing project completion and extended project delays stemming from delayed municipal government resident relocation efforts, increase in costs of transportation, a larger employee base and suspended operations due to ongoing government quality inspections at high speed rail construction sites around the country.

Our gross profit with respect to technical services was $2,558,120, or 85%, for the year ended June 30, 2011, compared to $4,543,163, or 93%, for the year ended June 30, 2010, a decrease of $1,985,042, or 44%. The primary reason for the decrease is the service term expiration of two technically serviced plants in Beijing when compared to the year ended June 30, 2010.

Our gross profit with respect to mixer rentals and other services was $11,218, or 99%, during the year ended June 30, 2011, compared to $1,050,880, or 87%, for the year ended June 30, 2010, a decrease of $1,039,662, or 99%, as we experienced greater overall fleet capacity utilization as our business expands.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of sales commissions, advertising and marketing costs, office rent and expenses, costs associated with staff and support personnel who manage our business activities, professional and legal fees paid to third parties, and research and development expenses. We incurred selling, general and administrative expenses of $16,603,645 for the year ended June 30, 2011, an increase of $11,164,066, or 205%, as compared to $5,439,579 for the year ended June 30, 2010. The increase was principally due to an increase in bad debt expenses of approximately $7.4 million, including $2.3 million of direct write-off, salary and employment benefit expense, and lease expenses resulting from higher production and a larger base of operations during the year, and professional and consulting expenses from being a public company and resulting from our overall production expansion.

Other Income (Expense), net. Our other income (expense) consists of valued added tax exemption from the PRC government, interest income (expense), change in fair value of warrants, and other non-operating income (expense). We recorded net other income of $9,548,487 for year ended June 30, 2011, as compared to net other income of $2,284,379 for the year ended June 30, 2010, an increase in other income of $7,264,108, or 318%. The increase in net other income was primarily due to a increase in change in fair value of warrants income of $1,926,948 as compared to an expense of $2,488,959 during the year ended June 30, 2011. We also experienced an increase in other subsidy income to $8,083,763 for the year ended June 30, 2011, as compared to $4,881,152 for the year ended June 30, 2010, an increase of $3,202,611, or 66%. Due to the fact that we use recycled raw materials to manufacture our products, the State Administration of Taxation granted us VAT tax exemption from August 2005 to August 2009, and thereafter a two year extension on the VAT tax exemption from June 2009 to June 2011. The Company has applied for VAT tax exemption extension and just received an extension through June 2013. The VAT tax collected during the aforementioned period from our customers is retained by the Company and recorded as other subsidy income. In addition, we had interest expense of $703,837 for the year ended June 30, 2011, as compared to $23,834 for the year ended June 30, 2010, an increase of $680,003 because the Company obtained approximately $15 million in short term loans. In addition the Company also had Interest income of $591,376 for the year ended June 30, 2011, as compared to $9,001 in the year ended June 30, 2010, an increase of $582,375. The interest income increase was due to the interest income from short term investment.

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Provision for Income Taxes. Provision for income taxes amounted to $1,523,995 and $3,174,551 for the years ended June 30, 2011 and 2010, respectively. We have used recycled raw materials in our concrete production since our inception, which entitled us to an income tax rate reduction from January 1, 2009 to December 31, 2011, as granted by the State Administration of Taxation, PRC. From January 1, 2008 through December 31, 2008, we were subject to a 25% income tax rate. Since January 1, 2009, we have been subject to a 15% income tax rate. In the past, XinAo has paid the corporate income tax on behalf of China-ACMH, and there could be a potential liability for additional taxes for China-ACMH, though at present the Company is unable to determine the extent of such liability, if any.

Net Income. We recognized net income of $17,065,244 for the year ended June 30, 2011, as compared to net income of $13,006,395 for the year ended June 30, 2010, an increase of $4,058,849. Such increase in net income was primarily due to an increase in change in fair value of warrants income of $1,926,948 as compared to an expense of $2,488,959 during the year ended June 30. 2010, in addition to higher prices and organic growth to include a broader client base driving a yearly increase in our plant production capacity across our plant network including the addition of new portable plants across the country, all of which were offset by an increase in production costs for retiring plants, plants nearing retirement, new portable plants not yet in operation, project delays associated with delayed resident relocations and selling, general, and administrative expense on an increased labor base of a larger scale operations. Our management believes that our profits may increase as we continue to expand into service sectors and geographies that generate higher gross margins and because we are a direct beneficiary of Chinese government’s stimulus package on infrastructure projects.  We may also consider to lease or build new plants in order to increase our accessibility to construction sites located in Beijing, expand into other geographical areas, as well as vertically integrate our operations across the supply chain, which we believe will lower our costs and provide greater profitability.

Dividends and accretion on redeemable preferred stock. The decrease in dividends and accretion on redeemable convertible preferred stock of $955,557 for the year ended June 30, 2011, as compared to the year ended June 30, 2010, was due to the maturity of the redeemable convertible preferred on June 12, 2010.

Net Income available to Common shareholders. Excluding the effect from non-cash charges related to changes in fair market of warrants, accretion of discount on redeemable preferred stock and stock and option-based compensation, our net income available to Common shareholders would be $16,023,970 for the year ended June 30, 2011, an increase of $320,705, or 2%, as compared to net income after cash dividends paid of $15,703,265 for the year ended June 30, 2010. See the section “Use of Non-GAAP Financial Measures” above for a discussion regarding the presentation of net income excluding non-cash gain (loss).

Liquidity and Capital Resources

As of June 30, 2011, we had cash and cash equivalents of $1,610,699 and restricted cash of $928,200. The following table provides detailed information about our net cash flow for financial statement periods presented in this report:

	Summary of Cash Flow Statements
	For the years ended
	June 30,
	2011	2010
Net cash used in operating activities	$(2,700,701)	$(192,516)
Net cash used in investing activities	(13,270,477)	(7,099,316)
Net cash provided by financing activities	14,117,366	6,936,571
Effect of foreign currency translation on cash and cash equivalents	163,691	21,276
Net decrease in cash and cash equivalent	$(1,690,121)	$(333,985)

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Principal demands for liquidity are for construction or acquisition of concrete mixture stations, purchases of concrete mixers and pump trucks, working capital and general corporate purposes.

Operating Activities. Net cash used in operating activities totaled $2,700,701 for the year ended June 30, 2011, as compared to net cash used in operating activities of $192,516 for the year ended June 30, 2010. The increase in net cash used in operating activities was primarily due to an increase of accounts receivable due to increased sales coupled with slower collection of the receivables and other receivables, an increase in accounts payable and taxes payable and a decrease of inventories during the year ended June 30, 2011. We aim to make improvements in our cash flow from operating activities stemming from increases in construction industry activity in Beijing, combined with winning  more favorable terms with our suppliers and customers which will be offset by greater working capital needs for our expanding operations.

Investing Activities. Net cash used in investing activities was $13,270,477 for the year ended June 30, 2011, as compared to $7,099,316 net cash used in investing activities for the year ended June 30, 2010. The increase in cash used in investing activities was because the Company entered into an investment agreement with financial investment guaranty company, whereby the Company  may invest up to RMB 100,000,000. The financial investment company then will invest the company’s funds in financial instruments including bonds, mortgage trust and mutual funds.  The return on this investment is guaranteed at 7% per annum. The Company’s funds deposited with the financial investment company are not insured.  For the year ended June 30, 2011, the Company invested a total of RMB 79,000,000 ($12,221,300).  Investment income of approximately $576,728 was recognized and included in the non-operating income. The company also spent approximately $2,142,699 on equipments associated with our new quality control system.

Financing Activities. Net cash provided by financing activities totaled $14,117,366 for the year ended June 30, 2011, as compared to net cash provided by financing activities of $6,936,571 during the year ended June 30, 2010. The increase in cash provided by financing activities was due to net proceeds of our August 18, 2010 HuaXia Bank Loan Facility of $1,527,000, proceeds from our September 29, 2010 Shanghai Pudong Development Bank Loan Facility of $9,162,000,  proceeds from our September 26, 2010 Citibank Bank Loan Facility of $2,290,500, and proceeds from our November 4, 2010 Zhaoshang Bank Loan Facility of $1,527,000. The net proceeds from the loan facilities will be used for financing investments, working capital, raw material purchases and general corporate purposes.

Cash. As of June 30, 2011, we had cash of $1,610,699 as compared to $3,300,820 as of June 30, 2010.We believe that our cash and revenues from ongoing operations, in addition to closely managing our accounts payable and accounts receivable, is sufficient to meet our liquidity and capital requirements for all of our ongoing operations. However, we may need to raise additional capital in order to undertake our plans for expansion.

Loan Facilities

We had a total of $15,470,000 outstanding on loans and credit facilities as of June 30, 2011. The loans consisted of the following:

June 30,
2011
Loan from Huaxia Bank. interest rate of 5.84% per annum, $1,547,000 due August 18, 2011 and $773,500 due February 2, 2012, guaranteed by Mr. Han Xianfu, Beijing Jinshengding Mineral Products Co., LTD and Beijing Xinhang Construction Material Co., LTD	$2,320,500
Loan from Shanghai Pudong Development Bank. interest rate of 5.841% per annum, due September 29, 2011, guaranteed by Beijing Xinhang Construction Group	9,282,000
Loan from Citibank, interest rate of 5.83% per annum, due September 26, 2011, guaranteed by Beijing Xinhang Construction Group, Mr. Han XianFu and Mr. He Weili	2,320,500
Loan from Zhaoshang Bank, interest rate of 6.12% per annum, due November 4, 2011, guaranteed by Mr. Han Xianfu and Beijing Jinshengding Mineral Co., LTD. And Beijing Xinhang Construction Material Co., LTD.	1,547,000
TOTAL	$15,470,000

Total interest expense on short-term loans for the year ended June 30, 2011 and 2010 amounted to $703,837 and $23,834, respectively.

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Obligations Under Material Contracts

Below is a table setting forth our contractual obligations as of June 30, 2011:

		Payment due in years ended June 30,
	Total	2012	2013	2014	2015	2016	Thereafter
Long term debt obligations	$15,470,000	$15,470,000	$-	$-	$-	$-	$-
Capital commitment	-	-	-	-	-	-	-
Operating lease obligations	2,118,762	745,009	566,300	807,453	-	-	-
Purchase obligations		-	-	-	-	-	-
Total	$17,588,762	$16,215,009	$566,300	$807,453	$-	$-	$-

Seasonality

Our manufacturing operations are primarily located in northeastern China, which is extremely cold during the winter months. During such time, we are able to manufacture our advanced ready-mix concrete materials, however many construction projects operate on an abbreviated work schedule, if at all.

Critical Accounting Policies and Estimates

The accompanying consolidated financial statements include the financial statements of China ACM and its wholly owned subsidiaries, BVI-ACM, China-ACMH, AIH and its variable interest entity Xin Ao. All significant inter-company transactions and balances have been eliminated in consolidation. China ACM, its subsidiaries and Xin Ao, together are referred to as the Company. In accordance with FASB ASC 810, Consolidation of Variable Interest Entities, variable interest entities, or VIEs, are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. In connection with the adoption of this ASC810, the Company concludes that Xin Ao is a VIE and China ACM is the primary beneficiary. The financial statements of Xin Ao are then consolidated with China ACM’s financial statements.

Our management's discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

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While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements included , we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Revenue Recognition. Revenue is realized or realizable and earned when four criteria are met:

●	Persuasive evidence of an arrangement exists (the Company considers its sales contracts and technical service agreements to be pervasive evidence of an arrangement);

●	Delivery has occurred or services have been rendered;

●	The seller’s price to the buyer is fixed or determinable; and

●	Collectability of payment is reasonably assured.

The Company sells its concrete products and provides concrete technical services primarily to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery date and quantity, which are evidenced separately in purchase orders. The purchase price of products is fixed in the agreement and customers are not permitted to renegotiate after the contracts have been signed. The agreements include a cancellation clause if the Company or customers breach the contract terms specified in the agreement.

The Company does not sell products to customers on a consignment basis. There is no right of return after the product has been delivered into the location specified by the contract and accepted by the customer. The Company recognizes revenue when title and ownership of the goods are transferred upon shipment to the customer or services are provided by the Company.

Sales revenue represents the invoiced value of goods, net of a value added tax (“VAT”). All of the Company’s concrete products that are sold in the PRC are subject to a Chinese VAT at the rate of 6% of the gross sales price.

Due to the fact that the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT tax exemption from August 2005 to August 2009 and a two year extension on the VAT tax exemption from June 2009 to June 2011. The Company has applied for VAT tax exemption extension and expects to receive an additional 2-year extension. The VAT tax collected during the aforementioned period from the Company’s customers is retained by the Company and recorded as other subsidy income.

Accounts receivable. During the normal course of business, the Company extends unsecured credit to its customers. Accounts are considered past due after 30 days. In establishing the required allowance for doubtful accounts, management considers the historical experience, economy, trend in the construction industry, the expected collectability of amount receivable that past due and the expected collectability of overdue receivable. Management reviews its accounts receivable each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.  Known bad debts are written off against allowance for doubtful accounts when identified. The Company’s estimate is based on its historical experience. Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovering is considered remote.

Accounting for long-lived assets.  Long-lived assets such as, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Income taxes.  The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the Company to use the assets and liability method of accounting for income taxes. Under the assets and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forward. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

ASC 740-10, Accounting for Uncertainty in Income Taxes defines uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

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Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

United States federal, state and local income tax returns prior to 2008 are not subject to examination by tax authority.

Value added tax. Enterprises or individuals, who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a VAT. The standard VAT rate is 6% of gross sales for the Company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of finished products. Since the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT Tax Exemption from August 2005 through to August 2009 and a two year tax (VAT) credit extension from June 2009 through June 2011. The company just received another two year extension on VAT exemption from June 2011 – June 2013.

Financial instruments. The US GAAP accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash, restricted cash, investment, accounts receivable, other assets, short term loans, accounts payable, and accrued expenses qualify as financial instruments and their carrying amounts reported at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

The fair value of the warrants liability was determined using the Cox-Ross-Rubinstein (CRR) Binomial Model, as Level 2 inputs, and recorded the unrealized gains and loss in earnings at each reporting period.

Stock-based compensation. The Company records stock-based compensation expense at fair value on the grant date and recognize the expense over the employee's requisite service period. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current & expected dividend policy.

Investment. During the year ended June 30, 2011, the Company entered into a one-year investment agreement with a financial investment company, whereby the Company may invest up to approximately RMB 100,000,000.  The financial investment company will then invest the Company’s funds in certain financial instruments including bonds, mortgage trust or mutual funds.  The return on this investment is guaranteed at 7% per annum.  The Company’s investment is not subject to market fluctuation; therefore, the Company will not experience gain or loss on its investment.  However, the Company’s funds deposited with the financial investment company are not insured.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Recently Issued Accounting Pronouncements

Refer to Note 1 of Notes to Consolidated Financial Statements for a discussion of recent accounting standards and pronouncements.

Interest Rate Risk

At times when we have short-term loans outstanding, we are exposed to interest rate risk due primarily to our short-term bank loans. Although the interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal. The new interest rates are approximately 5.31% for Renminbi bank loans with a term of 12 months. The change in interest rates has minimum impact on our bank loans. Our total borrowings were $15.4 million as of June 30, 2011.

Credit Risk

The Company is exposed to credit risk from its cash in bank and fixed deposits, investments and accounts receivable. The credit risk on cash in bank and fixed deposits is limited because the counterparties are recognized financial institutions. However, the Company’s cash in bank deposited in the financial institutions in PRC is not insured. The return on $11.9 million investment with a financial investment company is guaranteed at 7% per annum.  The Company’s investment is not subject to market fluctuation; therefore, the Company will not experience gain or loss on its investment.  However, the Company’s funds deposited with the financial investment company are not insured.  Accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Foreign Exchange Risk

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The Renminbi does not fluctuate with the U.S. Dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market.

Because substantially all of our earnings and cash assets are denominated in Renminbi, but our reporting currency is the U.S. dollar, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

Most of the transactions of the Company are settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company is not exposed to significant foreign currency risk.

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Inflation

Inflationary factors, such as increases in the cost of raw materials and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of sales revenue if the selling prices of our products do not increase with these increased costs.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Not Applicable.

Item 8. Financial Statements and Supplementary Data

The full text of our audited consolidated financial statements as of June 30, 2011 and 2010 begins on page F-1 of this Report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information that would be required to be disclosed in Exchange Act reports is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including to our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15 under the Exchange Act, our management, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30. 2011. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of June 30, 2011, our disclosure controls and procedures were effective to satisfy the objectives for which they are intended.

(b) Management’s annual report on internal control over financial reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The Exchange Act defines internal control over financial reporting as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
●
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and;

●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

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All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of June 30, 2011. In making this assessment, management used the framework set forth in the report entitled Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. Based on our assessment we determined that, as of June 30, 2011, our internal control over financial reporting is effective based on those criteria.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management’s report in this annual report.

(c) Changes in internal control over financial reporting

During year ended June 30, 2011, there were no changes in our internal control over financial reporting identified in connection with the evaluation performed during the fiscal year covered by this report that has materially affected, or is reasonably likely to materially affect our internal control over financial reporting.

Item 9B. Other Information

None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position with the Company	Term as Director of the Company
Xianfu Han	51	Chairman, Chief Executive Officer and Director	April 2008 – Present
Weili He	53	Chief Operating Officer, Vice Chairman and Director	April 2008 – Present
Jeremy Goodwin	37	President and Chief Financial Officer	October 2008 – August 2011
Jing Liu	37	Director	February 2010 – Present
Tao Jin	43	Director	May 2011 – Present
Yang (Joanna) Wang	43	Director	May 2011 – Present

Name	Position with the Company and Principal Occupations
Xianfu Han
Mr. Han became our Chairman and Chief Executive Officer on April 29, 2008. From January 2003 to present, Mr. Han has worked with Xin Ao as Chairman of the Board of Directors. His main responsibilities include daily board leadership and strategy initiatives. Since November 2002, Mr. Han has been Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibilities involve daily management work. From January 2001 to March 2007, Mr. Han acted as Executive Vice Chairman of the Beijing Concrete Association. His primary functions involved public relations and communication with various governmental agencies. Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the "Local Standard of Mineral Admixtures" regulations and was responsible for the "Research and Application of Green High Performance Concrete" published by the Ministry of Construction. Mr. Han has not held any other public company directorships during the past five years.

Mr. Han graduated in 1995 from the Tsinghua University executive MBA program. Mr. Han received his Bachelor degree in engineering management in 1992 from Northern China University of Technology.

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Weili He
Mr. He became our Vice-Chairman and Chief Operating Officer on April 29, 2008. From August 2007 to present, Mr. He has worked as Vice Chairman of the Board of Directors of Xin Ao. His primary responsibility is large client development. From January 2003 to August 2007, Mr. He worked as Chairman of the Board of Directors of Beijing Xinhang Construction Materials Co., Ltd. His primary responsibilities included strategic planning. Since 2007, Mr. He has served as a Vice Chairman of the Beijing Concrete Association. His primary functions include market research. Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. His primary expertise is plant management and operations. Mr. He received a bachelor’s degree in law from Party School of the Central Committee of C.P.C. Mr. He has not held any other public company directorships during the past five years.

Jeremy Goodwin
Mr. Goodwin was appointed President of our Company on January 25, 2010 and Chief Financial Officer on February 15, 2010. In addition, Mr. Goodwin formerly served as a member of our Board of Directors from October 6, 2008 until August 28, 2011. He has extensive experience in finance advising multi-national and Asian companies on key corporate initiatives such as M&A, debt and equity financing, restructuring, privatization and business expansion. Since 2006, Mr. Goodwin has been Managing Partner of 3G Capital Partners, a corporate finance advisory firm, and was a Vice President of Global Capital Group Enterprises, from 2002 to 2005 where he and his team advised Changzhou Xingrong Copper on its $20 million sale to Mueller Industries, Inc. From 1999 to 2002, Mr. Goodwin was with the ING Beijing Investment arm of Baring Private Equity Partners in Hong Kong. In addition, from 1997 to 1998, Mr. Goodwin worked at ABN Amro in Beijing, where he assisted notable clients such as Royal Dutch Shell Oil and Beijing Capital International Airport with its listing on the Hong Kong stock exchange. During the past five years, Mr. Goodwin has served as a member of the board of directors of Sino Greenland Corporation (OTCBB: SGLA) for 2 years.

Mr. Goodwin began his career at Mees Pierson Investment Finance S.A., a Geneva, Switzerland based private equity finance now subsidiary of Fortis Group. He earned his Bachelor of Science degree from Cornell University and is fluent in French and Mandarin.

Jing Liu
Jing Liu became a member of our Board of Directors on February 7, 2010.  Ms. Liu has extensive experience in finance and banking. From 2007 to 2009, Ms. Liu served on the board of directors of Guotai Asset Management Limited. During 2009, Ms. Liu served as a member of the board of directors of Southwest Securities Corporation. From 2005 to 2009, Ms. Liu served in various capacities, including General Manager of the Strategic Development and Equity Capital Departments, with China Jianyin Investment Limited, a state-owned investment company in the People’s Republic of China. From 1997 to 2005, Ms. Liu served as the Deputy Senior Manager of the Investment Banking Department at China Construction Bank. Ms. Liu holds a B.A. in investment management and an M.A. in finance from Dongbei University of Finance, and a Ph.D. in finance from the Chinese Academy of Social Sciences. In addition, Ms. Liu has passed both the Charter Financial Analyst and Financial Risk Manager exams.

Ms. Liu serves as a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee.

Tao Jin
Mr. Jin became a member of our Board of Directors on May 4, 2011.  Mr. Jin is Senior Partner with the Chinese law firm of Jincheng TongDa & Neal, based in Beijing, where he specializes in M&A, foreign investments in China and capital market transactions.  Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen & Hamilton where he represented numerous investment banks and corporations in a variety of M&A and capital markets transactions.  Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on M&A transactions.  His clients included major multinational corporations, investment banks, PRC corporations and private equity funds.  Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for M&A and capital market transactions in China.  Immediately prior to joining Jincheng TongDa, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S from Beijing University and his J.D. from Columbia University, and is fluent in English and Mandarin.  Mr. Jin is admitted to the New York bar.

Mr. Jin serves as Chairman of our Compensation Committee and as a member of our Audit Committee and Governance and Nominating Committee.

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Yang (Joanna) Wang
Ms. Wang became a member of our Board of Directors on May 25, 2011.  Most recently, Wang served as Senior Vice President of Oaktree Capital (Hong Kong) Limited, a U.S. private equity investment fund focused on mid-market opportunities worldwide, and was the head of the Beijing office and responsible for deal sourcing, execution, portfolio monitoring and formulating the fund’s investment strategy in China.  Prior to Oaktree, Ms. Wang served as Director of Real Estate Financings of Credit Suisse (Hong Kong) Limited, where she was responsible for execution and origination of debt and equity financings in China real estate sector.  Prior to Credit Suisse, Ms. Wang served in various management level positions with Agilent Technologies, a spin-off of Hewlett Packard, where she was responsible for Agilent’s investment in communication and semiconductor industries, as well as for leading due diligence, deal structuring and negotiation of M&A transactions in electronic, communications and life science industries.

Ms. Wang received her Bachelor of Business Administration in Risk Management and Finance from the College of Insurance in New York, and her M.B.A. from Harvard Business School.  Ms. Wang is fluent in English and Mandarin.

Ms. Wang serves as Chairwoman of our Audit Committee and as a member of our Compensation Committee and Governance and Nominating Committee.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.China-ACM.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., Yingu Plaza, 9 Beisihuanxi Road, Suite 1708, Haidian District, Beijing 100080 PRC.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members as identified above. On August 7, 2009, the Board established three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the committees which may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., Yingu Plaza, 9 Beisihuanxi Road, Suite 1708, Haidian District, Beijing 100080 PRC or through our website at www.China-ACM.com.

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Prior to establishing the committees of the Board of Directors, our entire Board of Directors handled the functions that would otherwise be handled by each of the committees.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, the size of the company as well as Mr. Han’s experience and tenure of having been Chairman and Chief Executive Officer since 2008, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.  We have not appointed a lead independent director our Board of Directors.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

●
The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm; and

●
The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are Ms. Liu, Ms. Wang and Mr. Jin.

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Audit Committee

Our audit committee consists of Ms. Liu, Ms. Wang and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Ms. Wang serves as our audit committee financial expert as that term is defined by the applicable SEC rules. The audit committee is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

●	reviewing with our independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

●	discussing the annual audited financial statements with management and our independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and our internal and independent auditors; and

●	reporting to the full board of directors; and

●	such other matters that are specifically delegated to our audit committee by our board of directors from time to time.

Compensation Committee

Our compensation committee consists of Ms. Liu, Ms. Wang and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	approving and overseeing the compensation package for our executive officers;

●	reviewing and making recommendations to the board with respect to the compensation of our directors;

●
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

●
reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The compensation committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the compensation committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. The compensation committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the compensation committee. The compensation committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the compensation committee, though the authority to act on such recommendations rests solely with the compensation committee.

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Governance and Nominating Committee

Our governance and nominating committee consists of Ms. Liu, Ms. Wang and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The governance and nominating committee assists the board of directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees. The governance and nominating committee is responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to the board the directors to serve as members of the board’s committees; and

●	monitoring compliance with our code of business conduct and ethics.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s directors, officers and employees. A copy of this policy is available via our website at www.China-ACM.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., Yingu Plaza, 9 Beisihuanxi Road, Suite 1708, Haidian District, Beijing 100080 PRC. During the fiscal year ended June 30, 2011, there were no waivers of our Code of Ethics.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to shareowners. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on the Company’s Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board and the Governance and Nominating Committee of the Board consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors.  In its assessment of each potential candidate, including those recommended by shareowners, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole.  The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

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Summary of Qualifications of Current Directors

Set forth below is a summary of some of the specific qualifications, attributes, skills and experiences of our directors which we believe qualify them to serve on our Board. For more detailed information, please refer to the biographical information for each director set forth above.

Xianfu Han. Mr. Han has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since September 2008 and as the Chairman of Xin Ao since 2003. Mr Han has over 25 years of management experience in the building material industry, and has worked extensively with various governmental agencies on behalf of our industry in Beijing.

Weili He. Mr. He has extensive experience in the concrete and construction industry, and has specific expertise in strategic planning and plant management and operation,

Jing Liu. Ms. Liu brings to the Board extensive experience in finance and banking, particularly within the PRC. Ms. Liu has passed both the Charter Financial Analyst and Financial Risk Manager exams, and has a high level of financial literacy and sophistication.

Tao Jin.  Mr. Jin brings to the Board extensive legal and transactional capital markets experience and has worked extensively with both U.S. and PRC based companies, and has a high level of both legal and financial literacy and sophistication.

Yang (Joanna) Wang.  Ms. Wang brings to the Board extensive experience in private equity, venture capital, corporate M&A and investment banking both in China and the U.S., and has a high level of financial literacy and sophistication.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Item 11. Executive Compensation

Summary Compensation Table— Fiscal Years Ended June 30, 2011 and 2010

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000 during the fiscal years ended June 30, 2011 and 2010.

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Name and Principal Position	Year Ended June 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xianfu Han Chairman and CEO	2011	140,000							140,000
	2010	140,000	-	-	-	-	-	-	140,000
Weili He, Vice Chairman and COO	2011	109,169							109,169
	2010	109,342	-	-	-	-	-	-	109,342
Jeremy Goodwin President and CFO	2011	180,000		123,912					303,912
	2010	90,000*		119,496					209,496

*Equivalent to half a fiscal year January – June 2010

Employment Agreements

In connection with the reverse acquisition of BVI-ACM on April 29, 2008, Mr. Han was elected as our Chairman and Chief Executive Officer effective immediately. On May 1, 2008, we entered into a three year Employment Agreement with Mr. Han pursuant to which he will receive an annual salary of $140,000 for service as our Chief Executive Officer.

Upon termination of Mr. Han’s employment because of death, disability or for cause, the Company will pay or provide to Mr. Han or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. Han may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. Han’s employment by the Company without cause, the Company will pay or provide to Mr. Han (i) all amounts due as if Mr. Han’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. Han’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 6(d) shall be in lieu of any termination or severance payments or benefits for which Mr. Han may be eligible under any of the plans, policies or programs of the Company.

Outstanding Equity Awards at Fiscal Year End

None.

Director Compensation

On October 3, 2008, we entered into a one year director agreement with Mr. Goodwin in connection with his service as a member of our board of directors. The agreement provides for a monthly fee of $3,500 and stock options to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $2.90 per share. The options vest in equal quarterly installments over the first twelve months of the agreement.

On February 7, 2010, we entered into a director agreement with Jing Liu pursuant to which she will receive, annually, a fee of $25,000 in cash and 10,000 restricted shares of the Company’s common stock, which shall vest in four equal quarterly installments.

On May 4, 2011, we entered into a director agreement with Tao Jin pursuant to which he will receive, annually, a fee of $25,000 in cash and 10,000 restricted shares of the Company’s common stock, which shall vest in four equal quarterly installments.

On May 25, 2011, we entered into a director agreement with Yang Wang pursuant to which she will receive, annually, a fee of $25,000 in cash and 10,000 restricted shares of the Company's common stock, which shall vest in four equal quarterly installments.

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Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Indemnification of Directors and Executive Officers and Limitation of Liability

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

On July 26 2011, the Company issued a press release announcing that its board of directors received a preliminary, non-binding offer from its Chairman and Chief Executive Officer, Mr. Xianfu Han, and its Vice Chairman and Chief Operating Officer, Mr. Weili He, to acquire all of the outstanding shares of the Company's common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (“Proposed Transaction”).

As of the date of this report, the Company and the members of our board of directors are named as defendants in purported class action lawsuits (the “Stockholder Actions”) brought in the Delaware Court of Chancery by several stockholders: Kinder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); Bolen v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011); and Mulder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6830-CS (filed September 1, 2011).. The Stockholder Actions generally allege that the Company and all of our directors breached their fiduciary duties in connection with the receipt by the Company of a preliminary, non-binding offer to consummate the Proposed Transaction. The Stockholder Actions seek, among other things, to declare that the Proposed Transaction is unfair, unjust and inequitable, to enjoin the Company from taking any steps necessary to accomplish or implement the Proposed Transaction, and damages in the event the Proposed Transaction is consummated.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company..

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than ten percent of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, we believe that with respect to the year ended June 30, 2011, the Company’s directors, officers and more than ten-percent stockholders timely filed all such required forms except as follows:  Messrs. Han, He and Goodwin, Ms. Liu and our former directors Larry Goldman, Denis Slavich and Sean Wang, were late in filing their Form 3s.  Ms. Liu and Mr. Sean Wang were late in filing Form 4s for one reportable transaction, Mr. Goldman was late in filing Form 4s for two reportable transactions, and Mr. Slavich and Mr. Goodwin were late in filing  Form 4s for three reportable transactions.

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Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of September 22, 2011, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated, (a) each stockholder has sole voting power and dispositive power with respect to the indicated shares and (b) the address of each stockholder who is a director or executive officer is c/o Yingu Plaza, #1708, 9 Beisihuanxi Road, Haidian District, Beijing 100080, China.

Name & Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)

	Officers and Directors
Xianfu Han (3)	Chairman and CEO	5,785,750	32.49%
Weile He (4)	Vice Chairman and COO	3,023,833	16.98%
Jeremy Goodwin	President and CFO	77,000	*
Jing Liu	Director	15,000	*
Tao Jin	Director	2,500	*
Yang Wang	Director	2,500	*
All officers and directors as a group (7 persons named above)		8,906,583	50.02%
	5% Security Holders
Xianfu Han (3)	Chairman and CEO	5,785,750	32.49%
Weile He (4)	Vice Chairman and COO	3,023,833	16.98%
*Less than 1%

(1)	As of the close of business on September 22, 2011, there were 17,806,887 shares of our common stock outstanding.

(2)
In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire within 60 days of August 20, 2010 upon exercise of convertible securities, warrants or options. In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on August 20, 2010 (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on August 20, 2010, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)
On June 11, 2008, Mr. Han entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008 and American Stock Transfer & Trust Company, or AST, whereby 3,500,000 shares of the Company’s common stock owned by Mr. Han were placed into escrow, with AST appointed as the escrow agent. The 3,500,000 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. Han if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. Han maintains voting power over all 3,000,000 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

(4)
On June 11, 2008, Mr. He entered into a Securities Escrow Agreement by and among the investors to the private placement that closed on June 11, 2008 and American Stock Transfer & Trust Company, or AST, whereby 2,000,000 shares of the Company’s common stock owned by Mr. He were placed into escrow, with AST appointed as the escrow agent. The 1,500,000 shares were thereafter transferred into the name of AST and are to be held in escrow and released to Mr. He if the Company does, or to the investors if the Company does not, meet certain performance milestones described in the Securities Escrow Agreement. Mr. He maintains voting power over all 1,500,000 shares until such time as any such shares are transferred to the investors, at which time, such transferred shares will be beneficially owned by such investors.

53

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Except as discussed below, since the beginning of the last fiscal year, there have not been any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Mr. He Weili, the Company’s Chief Operating Officer, leased office space to the Company at approximately the current fair market value from July 2009 to June 2011 with annual payments of approximately $176,000. For the years ended June 30, 2011 and 2010, the Company recorded rent expense to the shareholder in the amount of approximately $176,000 for fiscal 2011 and $173,000 for fiscal 2010. As of June 30, 2011 and 2010, approximately $40,000 and $22,000, respectively, remained unpaid.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We are in the process of finalizing a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, we expect that where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. The presentation will be expected to include a description of, among other things, the material facts, and the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●the risks, costs and benefits to us;
●the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●the terms of the transaction;
●the availability of other sources for comparable services or products; and
●the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

54

In the event a director has an interest in the proposed transaction, the director must excuse himself or herself form the deliberations and approval. Our policy will require that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our company and our stockholders, as our audit committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Item 14.	Principal Accounting Fees and Services

The aggregate fees billed for the most recently completed fiscal year ended June 30, 2011 and for fiscal year ended June 30, 2010 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Years Ended
	June 30, 2011	June 30, 2010
Audit Fees	$122,000	$100,000
Interim Financial Review Fees	60,000	60,000
Tax Fees	13,000	11,000
All Other Fees	0	61,090
Total	$195,000	$232,090

Our board of directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the board of directors either before or after the respective services were rendered.

Our board of directors has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a)	Financial Statements

(1)	Financial statements for our company are listed in the index under Item 8 of this document

(2)	All financial statement schedules are omitted because they are not applicable, not material or the required information is shown in the financial statements or notes thereto.

(b)	Exhibits

55

Exhibit		Filed
Index	Description of Document	Herewith	Incorporated by Reference To:

3.1	Articles of Incorporation of the Registrant as filed with the Secretary of State of Delaware on February 13, 2007, as amended to date.		Exhibits 3.1 and 3.1a to the Registrant’s Registration Statement on Form SB-2 filed on March 26, 2007.

3.2	Amended and Restated Bylaws of the registrant.		Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed on March 26, 2007.

4.1	Certificate of Designation for Series A Convertible Preferred Stock		Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

4.2	Lock-Up Agreement amongst Registrant, Xianfu Han and Weili He dated June 11, 2008		Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.1	Employment Agreement with Xiangsheng Xu		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2008.

10.2	Employment Agreement with Weili He		Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 5, 2008.

10.3	Employment Agreement with Xianfu Han		Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 5, 2008.
10.4	Employment Agreement with Alex Yao		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2008.

10.5	Subscription Escrow Agreement between the Registrant, Maxim Group, LLC and American Stock Transfer & Trust Company as Escrow Agent dated June 11, 2008.		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.6
Make Good Escrow Agreement by and among the Registrant, the Investors, the Investor Representative, Xianfu Han and Weili He, and American Stock Transfer & Trust Company as Escrow Agent, dated June 11, 2008
Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.7	Form of Common Stock Purchase Warrant		Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.8	Form of Placement Agent Stock Purchase Warrant		Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.9	Escrow Agreement for IR and Dividends by and among the Registrant, the Investor Representative, Maxim Group, LLC and Anslow + Jaclin, LLP as Escrow Agent		Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on June 13, 2008.

10.10	2009 Equity Incentive Plan		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 25, 2009.

10.11	Form of Subscription Agreement with Chinese Investors		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 3, 2009.

10.12	Director Agreement, dated August 15, 2009, between the Company and Denis Slavich.		Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 17, 2009.

10.13	Director Agreement, dated August 15, 2009, between the Company and Sean Wang.		Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 17, 2009.

10.14	Director Agreement, dated August 15, 2009, between the Company and Larry Goldman.		Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 17, 2009.

23.1	Consent of Frazer Frost, LLP	✓
31.1	Rule 13a-14(a)/15d-14(a) Certification — Principal Executive Officer	✓

31.2	Rule 13a-14(a)/15d-14(a) Certification — Principal Financial Officer	✓

32.1	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	✓

32.2	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	✓

55

AUDITED FINANCIAL STATEMENTS

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

JUNE 30, 2011 AND 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of China Advanced Construction Materials Group, Inc

We have audited the accompanying consolidated balance sheet of China Advanced Construction Materials Group, Inc and Subsidiaries as of June 30, 2011, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the year then ended. China Advanced Construction Materials Group, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Advanced Construction Materials Group, Inc as of June 30, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, New York
September 23, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of China Advanced Construction Materials Group, Inc

We have audited the accompanying consolidated balance sheets of China Advanced Construction Materials Group, Inc. and subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2010. China Advanced Construction Materials Group, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Advanced Construction Materials Group, Inc. as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two- year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/S/ Frazer Frost, LLP

Brea, CA

September 28, 2010

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2011 AND 2010

ASSETS	2011	2010
CURRENT ASSETS:
Cash	$1,610,699	$3,300,820
Restricted cash	928,200	57,580
Accounts receivable, net of allowance for doubtful accounts
of $5,627,049 and $456,085, respectively	84,793,355	36,072,691
Inventories	1,474,728	2,164,769
Investment	12,221,300	-
Other receivables	2,226,803	1,416,653
Prepayments	5,089,935	2,821,687
Total current assets	108,345,020	45,834,200

PROPERTY, PLANT AND EQUIPMENT, net	29,279,440	26,488,354

OTHER ASSETS:
Accounts receivable, net of allowance for doubtful
accounts of $0 and $4,607 respectively	-	364,371
Deferred tax assets	-	127,741
Advances on equipment purchases	4,509,505	8,382,383
Prepayments	2,702,409	4,414,391
Total other assets	7,211,914	13,288,886

Total assets	$144,836,374	$85,611,440

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks	$15,470,000	$-
Accounts payable	41,320,769	16,473,080
Customer deposits	391,550	711,219
Other payables	488,022	329,136
Other payables - shareholders	790,592	772,644
Accrued liabilities	1,921,582	1,652,751
Taxes payable	747,165	1,569,914
Total current liabilities	61,129,680	21,508,744

OTHER LIABILITIES
Warrants liability	618,657	2,920,520
Total liabilities	61,748,337	24,429,264

Commitments and contingencies

SHAREHOLDERS' EQUITY:

Preferred stock, $0.001 par value, 1,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 17,794,387 and 17,467,104 shares issued and outstanding as of June 30, 2011 and June 30, 2010, respectively	17,795	17,467
Additional paid-in capital	34,981,023	33,720,762
Retained earnings	35,240,851	19,912,444
Statutory reserves	6,248,357	4,511,520
Accumulated other comprehensive income	6,600,011	3,019,983
Total shareholders' equity	83,088,037	61,182,176
Total liabilities and shareholders' equity	$144,836,374	$85,611,440

See accompanying notes to the consolidated financial statements.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010
REVENUE
Sales of concrete	$109,276,550	$70,579,631
Manufacturing services	25,619,062	15,654,659
Technical services	3,001,866	4,889,460
Other	11,292	1,917,097
Total revenue	137,908,770	93,040,847

COST OF REVENUE
Concrete	93,783,945	64,624,134
Manufacturing services	18,056,445	8,261,407
Technical services	423,983	320,835
Other	-	498,325
Total cost of revenue	112,264,373	73,704,701

GROSS PROFIT	25,644,397	19,336,146

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,603,645	5,439,579

INCOME FROM OPERATIONS	9,040,752	13,896,567

OTHER INCOME (EXPENSE), NET
Other subsidy income	8,083,763	4,881,152
Realized gain from sales of marketable securities	-	27,079
Non-operating (expense), net	(349,763)	(120,060)
Change in fair value of warrants liability	1,926,948	(2,488,959)
Interest income	591,376	9,001
Interest expense	(703,837)	(23,834)
TOTAL OTHER INCOME (EXPENSE), NET	9,548,487	2,284,379

INCOME BEFORE PROVISION FOR INCOME TAXES	18,589,239	16,180,946

PROVISION FOR INCOME TAXES	1,523,995	3,174,551

NET INCOME	17,065,244	13,006,395

DIVIDENDS AND ACCRETION ON REDEEMABLE CONVERTIBLE PREFERRED STOCK	-	955,557

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$17,065,244	$12,050,838

COMPREHENSIVE INCOME:
Net Income	17,065,244	13,006,395
Foreign currency translation adjustment	3,580,028	335,321

COMPREHENSIVE INCOME	$20,645,272	$13,341,716

EARNINGS PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares:
Basic	17,671,648	13,456,134
Diluted	18,142,630	16,521,296

Earnings per share:
Basic	$0.97	$0.90
Diluted	$0.94	$0.79

See accompanying notes to the consolidated financial statements.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common stock		Additional		Retained earnings		Accumulated
	Number	Par	Paid-in	Contribution		Statutory	other comprehensive
	of shares	amount	capital	receivable	Unrestricted	reserves	income	Total

BALANCE, June 30, 2009	10,595,500	$10,596	$11,616,137	$(1,210,000)	$10,817,947	$2,765,179	$2,705,267	$26,705,126

Dividends on redeemable preferred stock	-	-	-	-	(387,977)	-	-	(387,977)
Accretion of discount on redeemable preferred stock					(567,580)	-	-	(567,580)
Stock based compensation			595,888		-	-	-	595,888
Issuance of Common Stock for cash at $2.3. net of offering cost	650,988	651	1,496,591		-	-	-	1,497,242
Issuance of Common Stock for cash at $4.6. net of offering cost	2,300,000	2,300	9,617,552					9,619,852
Conversion of redeemable preferred stock into common stock	3,367,000	3,367	6,730,632		-	-	-	6,733,999
Conversion of warrants into common stock	480,286	480	3,476,535		-	-	-	3,477,015
Options exercised	73,330	73	187,427					187,500
Dividends paid to shareholders and contributed as share capital				1,210,000	(1,210,000)			-
Net income					13,006,395	-	-	13,006,395
Adjustment to statutory reserve					(1,746,341)	1,746,341	-	-
Gain realized on marketable securities	-	-	-	-	-	-	(20,605)	(20,605)
Foreign currency translation gain	-	-	-	-	-	-	335,321	335,321

BALANCE, June 30, 2010	17,467,104	$17,467	$33,720,762	$-	$19,912,444	$4,511,520	$3,019,983	$61,182,176

Restricted stock issued for compensation and services	262,500	263	885,411				-	885,674
Cashless conversion of warrants into common stock	64,783	65	374,850					374,915
Net income					17,065,244		-	17,065,244
Adjustment to statutory reserve					(1,736,837)	1,736,837	-	-
Foreign currency translation gain	-	-	-	-	-	-	3,580,028	3,580,028

BALANCE, June 30, 2011	17,794,387	$17,795	$34,981,023	$-	$35,240,851	$6,248,357	$6,600,011	$83,088,037

See accompanying notes to the consolidated financial statements.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2011 AND 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,065,244	$13,006,395
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	3,898,278	2,924,616
Stock-based compensation expense	885,674	595,888
Deferred tax provision	131,053	(127,194)
Provision for doubtful accounts	7,377,395	8,651
Change in fair value of warrants liability	(1,926,948)	2,488,959
Loss realized from disposal of property, plant, and equipment	271,529	-
Realized gain on sale of marketable securities	-	(27,079)
Changes in operating assets and liabilities
Accounts receivable	(52,826,499)	(28,605,681)
Notes receivable	-	10,811
Inventories	780,312	(938,086)
Other receivables	(734,177)	2,439,020
Prepayments	(2,077,737)	1,450,571
Long term prepayment	1,889,000	370,275
Accounts payable	23,464,257	5,633,766
Customer deposits	(347,174)	708,177
Other payables	142,306	148,264
Accrued liabilities	187,540	1,208,647
Taxes payable	(880,754)	(1,488,516)
Net cash used in operating activities	(2,700,701)	(192,516)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	-	78,413
Advances on equipment purchase	-	(4,495,436)
Proceeds from disposal of property, plant, and equipment	753,022	-
Purchase of property, plant and equipment	(2,142,699)	(2,682,293)
Investment	(11,880,800)	-
Net cash used in investing activities	(13,270,477)	(7,099,316)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loan	15,025,600	190,670
Payments on short term loan	(75,560)	(4,699,119)
Rent payment to shareholder	16,466	(207,906)
Restricted cash	(849,140)	395,612
Payment to redeem preferred stock	-	(75,000)
Proceeds from exercise of options	-	187,500
Proceeds from warrants exercised	-	571,351
Proceeds from issuance of common stock, net of offering costs	-	11,117,094
Preferred dividends paid	-	(543,631)
Net cash provided by financing activities	14,117,366	6,936,571

EFFECT OF EXCHANGE RATE CHANGE ON CASH	163,691	21,276

NET INCREASE IN CASH	(1,690,121)	(333,985)

CASH, beginning of year	3,300,820	3,634,805

CASH, end of year	$1,610,699	$3,300,820

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Advances on equipment purchase offset by Accounts Payable	$-	$(628,946)
Advances on equipment purchase paid by transferring of Accounts Receivable	$-	$(4,113,869)
Fixed Assets additions paid by transferring of Accounts Receivable	$-	$(4,168,188)
Accretion of discount on redeemable preferred stock	$-	$567,580

See accompanying notes to the consolidated financial statements.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and description of business

China Advanced Construction Materials Group, Inc. (“China ACM” ) was incorporated in the State of Delaware on February 15, 2007. China ACM through its 100% owned subsidiaries and its variable interest entities (“VIEs”) (collectively, the “Company”), is engaged in producing general ready-mix concrete, customized mechanical refining concrete, and other concrete-related products that are mainly sold in the People’s Republic of China (“PRC”).  China ACM has a wholly-owned subsidiary in the British Virgin Islands, Xin Ao Construction Materials, Inc. (“BVI-ACM”),  which is a holding company with no operations.  BVI-ACM has a wholly-owned foreign enterprise, Beijing Ao Hang Construction Material Technology Co., Ltd.  (“China-ACMH”), and China-ACMH has contractual agreements with an entity which is considered a VIE.

In March and April 2010, the VIE established five 100% owned subsidiaries in the PRC for consulting, concrete mixing and equipment rental services: (1) Beijing Heng Yuan Zheng Ke Technical Consulting Co., Ltd (“Heng Yuan Zheng Ke”), (2) Beijing Hong Sheng An Construction Materials Co., Ltd (“Hong Sheng An”), (3) Beijing Heng Tai Hong Sheng Construction Materials Co., Ltd (“Heng Tai”), (4) Da Tong Ao Hang Wei Ye Machinery, Equipment Rental Co., Ltd (“Da Tong”) and (5) Luan Xian Heng Xin Technology Co., Ltd (Heng Xin). The purpose of these subsidiaries is to support the Company’s future growth.

On September 20, 2010, China ACM established a 100% owned subsidiary, Advance Investment Holdings Co., Inc. (“AIH”) in the State of Nevada.  AIH had no operations as of June 30, 2011, and was dissolved on August 30, 2011.

Note 2 – Summary of significant accounting policies

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying consolidated financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Principles of consolidation

The consolidated financial statements reflect the activities of the following subsidiaries and VIEs. All material intercompany transactions have been eliminated.

Ownership
Subsidiaries and VIEs	Place incorporated	percentage
AIH	Nevada, USA	100%
BVI-ACM	British Virgin Island	100%
China-ACMH	Beijing, China	100%
Xin Ao	Beijing, China	VIE
Heng Yuan Zheng Ke	Beijing, China	VIE
Hong Sheng An	Beijing, China	VIE
Heng Tai	Beijing, China	VIE
Da Tong	Datong, China	VIE
Heng Xin	Luanxian, China	VIE

VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability.  All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

Management makes ongoing assessment of whether China ACM is the primary beneficiary of Xin Ao and its subsidiaries.

Based upon a series of contractual arrangements, The Company determined that Xin Ao and its subsidiaries are VIEs subject to consolidation and that the Company is the primary beneficiary. Accordingly, the financial statements of Xin Ao and its subsidiaries are consolidated into the financial statements of the Company.

The carrying amount of the VIEs’ assets and liabilities are as follows:

	June 30,	June 30,
	2011	2010
Current assets	$107,996,610	$44,161,471
Property, plant and equipment	28,576,830	25,891,066
Other noncurrent assets	4,868,209	9,029,763
Total assets	141,441,649	79,082,300

Liabilities	(60,206,978)	(20,486,646)
Intercompany payables*	(9,808,542)	(39,124,318)
Total liabilities	(70,015,520)	(59,610,964)
Net assets	$71,426,129	$19,471,336

* Payables to China - ACMH and BVI-ACMH are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The significant estimates and assumptions made in the preparation of the Company’s consolidated financial statements include the valuation of share-based payments, deferred income taxes, allowance for doubtful accounts, and the useful lives of property, plant and equipment. Actual results could be materially different from those estimates, upon which the carrying values were based.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of China ACM and BVI-ACM is the U.S. dollar. China-ACMH and its VIEs use their local currency Chinese Renminbi (“RMB”) as their functional currency. In accordance with the US GAAP guidance on Foreign Currency Translation, the Company’s results of operations and cash flows are translated at the average exchange rates during the period, assets and liabilities are translated at the exchange rates at the balance sheet dates, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Asset and liability accounts at June 30, 2011 and 2010 were translated at RMB 6.46 and RMB 6.81 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and cash flows for years ended June 30, 2011 and 2010 were RMB 6.62 and RMB 6.84 to $1.00, respectively.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations. The effects of foreign currency translation adjustments are included in stockholder’s equity as a component of accumulated other comprehensive income.

Revenue recognition

Revenue is realized or realizable and earned when four criteria are met:

●	Persuasive evidence of an arrangement exists (the Company considers its sales contracts and technical service agreements to be pervasive evidence of an arrangement);

●	Delivery has occurred or services have been rendered;

●	The seller’s price to the buyer is fixed or determinable; and

●	Collectability of payment is reasonably assured.

The Company sells its concrete products and provides concrete technical services primarily to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery date and quantity, which are evidenced separately in purchase orders. The purchase price of products is fixed in the agreement and customers are not permitted to renegotiate after the contracts have been signed. The agreements include a cancellation clause if the Company or customers breach the contract terms specified in the agreement.

The Company does not sell products to customers on a consignment basis. There is no right of return after the product has been delivered into the location specified by the contract and accepted by the customer. The Company recognizes revenue when title and ownership of the goods are transferred upon shipment to the customer or services are provided by the Company.

Sales revenue represents the invoiced value of goods, net of a value added tax (“VAT”). All of the Company’s concrete products that are sold in the PRC are subject to a Chinese VAT at the rate of 6% of the gross sales price.

The Company includes shipping and handling fee in cost of revenue.

Financial instruments

The US GAAP accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash, restricted cash, investment, accounts receivable, other assets, short term loans, accounts payable, and accrued expenses qualify as financial instruments, and their carrying amounts are reported in the consolidated balance sheets for accounts receivable, other assets, short term loans, accounts payable and accrued expenses, at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

The fair value of the warrants liability was determined using the Cox-Ross-Rubinstein (CRR) Binomial Model, as Level 2 inputs, and recorded the unrealized gains and loss in earnings at each reporting period (see Note 8).

Stock-based compensation

The Company records stock-based compensation expense at fair value on the grant date and recognize the expense over the employee's requisite service period. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current and expected dividend policy.

Concentration of credit risk

For the years ended June 30, 2011 and 2010, no customer represented more than 10% of the Company's total revenue. As of June 30, 2011 and 2010, no customer accounted for more than 10% of the Company’s accounts receivable balance.

Cash and cash equivalents

The Company considers all highly liquid investments with maturity of three months or less at the date of purchase to be cash equivalents. The Company currently maintains substantially all of its day-to-day operating cash balances with major financial institutions within PRC and US. As of June 30, 2011 and 2010, the Company had deposits in excess of federally insured limits totaling $767,963 and $2,340,854, respectively.

Restricted cash

Restricted cash represents cash deposits for short term loans or a portion of the proceeds received from the June 11, 2009, Private Placement that was deposited in a trust account held by the Company’s legal counsel for payment of dividends, investor relations fees, and other professional fees.

Other receivables

Other receivables primarily include advances to employees, an unrelated entity, and receivables from insurance company, VAT tax refund and other deposits.

Accounts receivable

During the normal course of business, the Company extends unsecured credit to its customers. Accounts are considered past due after 30 days. In establishing the required allowance for doubtful accounts, management considers the historical experience, economy, trend in the construction industry, the expected collectability of amount receivable that past due and the expected collectability of overdue receivable. Management reviews its accounts receivable each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. Accounts balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovering is considered remote. Write off for 2011 and 2010 approximated $2.3 million and $0, respectively.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, as determined using the weighted average cost method. Management compare the cost of inventories with the market value and an allowance is made for writing down the inventory to its market value, if lower than cost. As of June 30, 2011 and 2010, the Company determined no reserves for obsolescence were necessary.

Investment

During October 2010, the Company entered into a one-year investment agreement with a financial investment company, whereby the Company may invest up to approximately RMB 100,000,000.  The financial investment company will then invest the Company’s funds in certain financial instruments including bonds, mortgage trust or mutual funds.  The return on this investment is guaranteed at 7% per annum.  The Company’s investment is not subject to market fluctuation; therefore, the Company will not experience gain or loss on its investment.  However, the Company’s funds deposited with the financial investment company are not insured.

Prepayments and advances

The Company advances monies to certain suppliers for raw materials, plant and equipment, and factory rent. These advances are interest free and unsecured.

Property, plant and equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred while additions, renewals and betterments are capitalized. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method with 5% residual value. Leasehold improvements are amortized over the lesser of estimated useful lives or lease terms, as appropriate.

The estimated useful lives of assets are as follows:

Useful Life
Transportation equipment	10 years
Plant and machinery	10 years
Office equipment	5 years
Buildings and improvements	3-20 years

Accounting for long-lived assets

Long-lived assets such as, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company did not recognize any impairment charges for the years ended June 30, 2011 and 2010.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the Company to use the assets and liability method of accounting for income taxes. Under the assets and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forward. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

ASC 740-10, Accounting for Uncertainty in Income Taxes defines uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

United States federal, state and local income tax returns prior to 2008 are not subject to examination by tax authority.

Value Added Tax

Enterprises or individuals, who sell commodities, engage in repair and maintenance, or import and export goods in the PRC are subject to a value added tax. The standard VAT rate is 6% of gross sales for the Company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of finished products. Since the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT exemption through June 2013.

Research and development, advertising, and repair and maintenance

Research and development, advertising, and repair and maintenance costs are expensed as incurred. The cost of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment, and depreciated over their estimated useful lives. Research and development for the years ended June 30, 2011 and 2010 were $608,696 and $121,762, respectively. Advertising costs for the years ended June 30, 2011 and 2010 were $252,422 and $21,810, respectively. Repair and maintenance costs for the years ended June 30, 2011 and 2010 were $1,455,788 and $862,577, respectively.

Earnings per share

The Company reports earnings per share in accordance with the US GAAP, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period.  Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts, such as warrants, options, restricted stock based grants and convertible preferred stock, to issue common stock were exercised and converted into common stock. Common stock equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share.

Comprehensive income

Comprehensive income consists of net income, unrealized gains and losses from marketable securities, and foreign currency translation adjustments.

Recently issued accounting pronouncements

In December 2010, the FASB issued ASC No. 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (a consensus of the FASB Emerging Issues Task Force). ASU No. 2010-28 addresses questions about entities that have reporting units with zero or negative carrying amounts. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples in paragraph 350-20-35-30, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. In addition, current GAAP will be improved by eliminating an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. As a result, goodwill impairments may be reported sooner than under current practice. The provisions of ASC No. 2010-28 are effective for fiscal years, and interim periods within those years, beginning after Dec. 15, 2010. Early adoption is not permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-29, Business Combinations (Topic 805) — Disclosure of Supplementary Pro Forma Information for Business Combinations. ASU No. 2010-29 clarifies that, when presenting comparative financial statements, SEC registrants should disclose revenue and earnings of the combined entity as though the current period business combinations had occurred as of the beginning of the comparable prior annual reporting period only. The amendments expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for material (either on an individual or aggregate basis) business combinations entered into in fiscal years beginning on or after December 15, 2010 with early adoption permitted. The Company is currently in the process of determining the impact, if any, of the adoption of the ASU on its consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This standard results in a common requirement between the FASB and the International Accounting Standards Board (IASB) for measuring fair value and for disclosing information about fair value measurements. While this new standard will not materially affect how we measure or account for assets and liabilities at fair value, the disclosure requirements will be required for interim and annual periods beginning January 1, 2012. There will be no impact to the Company’s financial condition or results of operation from the adoption of this new standard.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220).” This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. This ASU is required to be applied retrospectively and is effective for fiscal years and interim periods within those years beginning after December 15, 2011. As this accounting standard only requires enhanced disclosure, the adoption of this standard will not impact the Company’s financial position or results of operations.

Note 3 – Supplemental disclosure of cash flow information

For the years ended June 30, 2011 and 2010, the Company paid interest in the amount of $636,156 and $119,122, respectively.

Cash payments for income taxes for the years ended June 30, 2011 and 2010 were $2,284,063 and $4,150,487, respectively.

Non-cash transactions in the years ended June 30, 2011 and 2010

For the years ended June 30, 2011 and 2010, the accretion of the discount on redeemable preferred stock amounted to approximately $0 and $567,580, respectively.

For year ended June 30, 2011, 125,000 shares of common stock underlying warrants were converted into 64,783 shares of common stock by the exercise of such warrants on a cashless basis. For the year ended June 30, 2010, 215,562 shares of warrants were converted into 242,221 shares of common stock by the exercise of such warrants on a cashless basis.

For the year ended June 30, 2011, $4,194,619 of advances on equipment purchases were reclassified into property, plant, and equipment.

Unpaid accounts payable related to purchase of property, plant and equipment was $34,517 as of June 30, 2011.

Note 4 – Accounts receivable

Accounts receivable are generated from concrete products sold, vehicle rental services provided to other unrelated concrete companies, and technological consulting services provided to the Company’s customers and other concrete companies with which the Company conducts business. The payment terms are defined in the respective contracts.

Accounts receivable and allowance for doubtful accounts consisted of the following:

	June 30, 2011	June 30, 2010
Accounts receivable, current	$90,420,404	$36,528,776
Less: allowance for doubtful accounts, current	(5,627,049)	(456,085)
Net accounts receivable, current	84,793,355	36,072,691

Accounts receivable, non-current	-	368,978
Less: allowance for doubtful accounts, non-current	-	(4,607)
Net accounts receivable, non-current	-	364,371
Total accounts receivable, net	$84,793,355	$36,437,062

Note 5 – Property, plant and equipment

Property, plant and equipment consist of the following:

	June 30, 2011	June 30, 2010
Plant and machinery	$21,687,400	$13,615,455
Transportation equipment	20,354,203	20,502,987
Office equipment	1,269,255	125,550
Buildings and improvements	344,852	123,702
Construction-in-progress	-	3,089,785
Total	43,655,710	37,457,479
Less: accumulated depreciation	(14,376,270)	(10,969,125)
Plant and equipment, net	$29,279,440	$26,488,354

Construction-in-progress represents labor costs, materials, and capitalized interest incurred in connection with the construction of a new mixer station inside and outside of the current plant facility in Beijing. No depreciation is provided for construction-in-progress until it is completed and placed into service. Most construction-in-progress is related to assembling of portable machinery the Company purchased with cash and in general the assembling process can be done in less than three weeks. Therefore, no interest expense was capitalized as the capitalized interest was not significant for the years ended June 30, 2010 and 2010.

Depreciation expense for the years ended June 30, 2011 and 2010 amounted to $3,898,278 and $2,924,616, respectively.

Note 6 – Prepayments

Prepayments are comprised of plant factory rental prepayments the Company made (see Note 15 for more information on the plant rental) and advances on inventory purchases. Prepayments as of June 30, 2011 and 2010 consisted of the following:

	June 30, 2011	June 30, 2010
Advances on inventory purchases	$3,156,185	$691,364
Rent prepayments	4,636,159	6,527,214
Other	-	17,500
Total prepayments	7,792,344	7,236,078
Minus: Current portion of prepayments	(5,089,935)	(2,821,687)
Total long-term prepayments	$2,702,409	$4,414,391

Note 7– Short term loans, banks

Short term loans represent amounts due to banks and the Company’s employees that are due within one year or on demand. As of June 30, 2011, the outstanding balances on these loans were $15,470,000 consisting of the following:

June 30,
2011
Loan from Huaxia Bank. interest rate of 5.84% per annum, $1,547,000 due August 18, 2011 and $773,500 due February 2, 2012, guaranteed by Mr. Han Xianfu, Beijing Jinshengding Mineral Products Co., LTD and Beijing Xinhang Construction Material Co., LTD	$2,320,500
Loan from Shanghai Pudong Development Bank. interest rate of 5.841% per annum, due September 29, 2011, guaranteed by Beijing Xinhang Construction Group	9,282,000
Loan from Citibank, interest rate of 5.83% per annum, due September 26, 2011, guaranteed by Beijing Xinhang Construction Group, Mr. Han XianFu and Mr. He Weili	2,320,500
Loan from Zhaoshang Bank, interest rate of 6.12% per annum, due November 4, 2011, guaranteed by Mr. Han Xianfu and Beijing Jinshengding Mineral Co., LTD, and Beijing Xinhang Construction Material Co,. LTD.	1,547,000
$15,470,000

The above guarantor companies are the suppliers and unrelated to the Company.

Interest expense on short-term loans for the years ended June 30, 2011 and 2010 amounted to $661,168 and $23,834, respectively. At June 30, 2010, there were no short term loans outstanding.

Note 8 –Warrants liability

A contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position is not considered a derivative financial instrument.  This accounting standard provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception.

The Company’s warrants have down-round ratchet provision on the exercise price. As a result, the warrants are not considered indexed to the Company’s own stock, and are classified as liabilities with all future changes in the fair value of these warrants recognized in earnings until such time as the warrants are exercised or expired.

These common stock purchase warrants do not trade in an active securities market, and as such, their fair value is estimated by using the Cox-Ross-Rubinstein (CRR) Binomial Model using the following assumptions:

	June 30,	June 30,
	2011	2010
Annual dividend yield	-	-
Expected life (years)	1.98	3.0
Risk-free interest rate	0.44%	0.98%
Expected volatility	75%	80%

Expected volatility is based on the historical volatility of the Company’s common stock or the average historical volatility of the Company’s common stock and a similar entity with public trading shares due to limited trading history of the Company’s common stock.  The Company has no reason to believe future volatility over the expected remaining life of these warrants is likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities according to the remaining term of the warrants. The expected dividend yield was based on the Company’s current and expected dividend policy.

The following table sets forth by level within the fair value hierarchy the warrants liability that were accounted at fair value on a recurring basis.

	Carrying Value at June 30, 2011	Fair Value Measurement at
		June 30, 2011
		Level 1	Level 2	Level 3
Warrants liability	$618,657	$-	$618,657	$-

	Carrying Value at June 30, 2010	Fair Value Measurement at
		June 30, 2010
		Level 1	Level 2	Level 3
Warrants liability	$2,920,520	$-	$2,920,520	$-

The following is a reconciliation of the beginning and ending balances:

Beginning balance	$2,920,520
Warrants exercised for the year ended June 30, 2011	(374,915)
Change in fair value for the year ended June 30, 2011	(1,926,948)
Ending balance	$618,657

Note 9– Related party transactions

Other payables – shareholders

Mr. He Weili, a 16.98% shareholder, leased office space to the Company at approximately the current fair market value from July 2009 to June 2011 with annual payments of approximately $176,000. For the years ended June 30, 2011 and 2010, the Company recorded rent expense to the shareholder in the amount of approximately $176,000 for fiscal 2011 and $173,000 for fiscal 2010. As of June 30, 2011 and 2010, approximately $40,000 and $22,000, respectively, remained unpaid, and is included in other payables - shareholders.

The Company’s 32.49% and 16.98% shareholders, Mr. Han Xianfu and Mr. He Weili, respectively, together loaned $750,900 to BVI-ACM on March 12, 2008 for working capital purposes. The loan is non-interest bearing, unsecured, and is payable in cash on demand.

Total other payables - shareholders as of June 30, 2011 and 2010 is as follows:

	June 30,	June 30,
	2011	2010
Han Xianfu, shareholder	$450,540	$450,540
He Weili, shareholder	340,052	322,104
TOTAL	$790,592	$772,644

Other receivable

Monies were advanced to an entity that was in part formerly owned by Mr. He Weili. Prior to the reverse acquisition, the Company and this related entity were engaged in joint contracts, business licenses, and other partnership agreements. Pursuant to the reverse acquisition, the Company and this related entity began separate operations and the process of obtaining separate contracts, business licenses, and other partnership agreements were initiated. To date, the Company and this related entity are finalizing the aforementioned process of obtaining separate contracts, business licenses, and agreements.

Due to the relationship of the two companies, certain monies were exchanged as part of their joint contracts. For the years ended June 30, 2011 and 2010, the Company advanced approximately $0 and $6.75 million to this entity, and the whole amounts were fully repaid during the year.  As of June 30, 2011 and 2010, there is no outstanding balance due from the related party.

Note 10– Income taxes

(a)	Corporate income tax

China ACM and AIH were organized in the United States.  China ACM has incurred a tax loss of $661,000 for income tax purposes for the year ended June 30, 2011, which excludes $885,674 stock based compensation expenses and gain in fair value of warrant liabilities of $1,926,948. June 30, 2011 net operating loss carry forward for United States income taxes purpose was approximately $1,675,000.  The net operating loss carry forwards may be available to reduce future years’ taxable income through year 2031. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continues losses for United States income tax purpose. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. The net changes in the valuation allowance for the years ended June 30, 2011 and 2010 were an increase of approximately $226,000 and $252,000, respectively. Management reviews this valuation allowance periodically and makes adjustments accordingly. AIH has no operation since incorporated and no income tax incurred. Income tax returns for United States for the years prior to 2008 are no longer subject to examination by tax authorities.

BVI-ACM was incorporated in the British Virgin Islands (“BVI”) and is not subject to income taxes under the current laws of the British Virgin Islands.

China-ACMH and VIEs-Chinese operations

All of the Company’s income is generated in the PRC, through VIEs. The Company’s VIE entities have cumulative undistributed earnings of approximately $44.5 million and $29.5 million as of June 30, 2011 and 2010, respectively, included in consolidated retained earnings and will continue to be indefinitely reinvested in the PRC.  Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings.

China-ACMH and VIEs are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. After January 1, 2008, under the Chinese Enterprise Income Tax (“EIT”) law, the statutory corporate income tax rate applicable to most companies is 25% instead of the former tax rate of 33%. During the fourth quarter of 2009, Xin Ao has applied and received the Enterprise High-Tech Certificate. The certificate was awarded based on Xin Ao’s involvement in producing high-tech products, its research and development, as well as its technical services. As granted by the State Administration of Taxation of the PRC, Xin Ao was entitled to an income tax exemption from January 1, 2003, through March 31, 2007 and an income tax reduction from 25% to 15% from January 1, 2009 to December 31, 2011.

In accordance with the EIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise.  No detailed interpretation of guidance has been issued to define “place of effective management”. Furthermore, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the New EIT Law. The Company has analyzed the applicability of this law, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis. The Company continues to monitor changes in the interpretation and/or guidance of this law.

The EIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China.  Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign investment enterprises are subject to the withholding tax beginning January 1, 2008. The Company considers permanently reinvested undistributed earnings of Chinese operations in the PRC.  As a result, there is no deferred tax expense related to withholding tax on the future repatriation of these earnings.

Income (loss) before provision for income taxes consisted of:

	For the years ended
	June 30,
	2011	2010

USA	$(160,085)	$(3,874,430)
China	18,749,324	20,055,376
	$18,589,239	$16,180,946

Provision for income taxes consisted of:

	For the years ended
	June 30,
	2011	2010
Current provision:
USA	$-	$-
China	1,392,942	3,301,745
Total current provision	1,392,942	3,301,745

Deferred provision (benefit):
USA	-	-
China	131,053	(127,194)
Total deferred provision (benefit)	131,053	(127,194)
Total provision for income taxes	$1,523,995	$3,174,551

Significant components of deferred tax assets were as follows:

	June 30,	June 30,
	2011	2010
Deferred tax assets – non-current
Net operating loss carryforward in the U.S.	$560,660	$335,000
Net operating loss carryforward in China	-	127,741
Total deferred tax assets – non-current	560,660	462,741
Valuation allowance	(560,660)	(335,000)
	$-	$127,741

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended June 30, 2011 and 2010:

	2011		2010
U.S. statutory rates	34%		34%
Foreign income not recognized in the U.S.	(34%	)	(34%	)
PRC statutory rates	25%		25%
Preferential tax treatment	(10%	)	(10%	)
Other (a)	(7%	)	4%
Effective income tax rates	8%		19%

(a)	This represents the expenses (income) incurred by the Company that are not subject to PRC income taxes during the years.

Taxes payable consisted of the following:

	June 30,	June 30,
	2011	2010
Income taxes payable	$701,556	$1,536,610
Other taxes payable	45,609	33,304
Total taxes payable	$747,165	$1,569,914

(b)	Uncertain tax positions

There were no unrecognized tax benefits for the years ended June 30, 2011 and 2010. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions. For the years ended June 30, 2011 and 2010, the Company did not incur any interest and penalties.

Note 11– Shareholders’ equity

On June 11, 2008, the Company completed an offering (the “Offering”) on the sale of 875,000 of investment units for a total of $7,000,000, each unit consisting of one share of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share, and one (1) five year warrant to purchase two shares of Common Stock (the “Warrants”). Each preferred share was convertible into four shares of common stock.  Additionally, each holder was entitled to cumulative dividends equal to 9% annually, payable in cash, irrespective of the profitability of the Company. During Fiscal 2010 all preferred stock was redeemed or converted in accordance with the original maturity date of June 12, 2010.

The Company also issued to the placement agent a warrant to purchase an aggregate of 245,000 shares of common stock with an exercise price of $2.40 per share with a term of five years. The warrants are exercisable on a cashless basis, in whole or in part, at an exercise price equal to $2.40 per share. The Company may call the warrants for redemption at any time after the warrants become exercisable (i) at a price of $0.01 per warrant; (ii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iii) if, and only if, the last sale price of the common stock equals or exceeds $5.00 per share, for any twenty (20) trading days within a thirty (30) consecutive trading day period ending on the third business day prior to the notice of redemption to warrant holders. All placement warrants had been exercised by January 2010.

The value of the warrants issued to the placement agent was $169,345 calculated by using the Cox-Ross-Rubinstein (“CRR”) Binomial option price Model. The fair value of these warrants of $169,345 was recognized as offering expense and charged to additional paid-in capital. The value of the warrants was determined using the CRR Binomial Model using the following assumptions: volatility 75%; risk-free interest rate of 3.49% of the Investor Warrants, the Placement and Advisory Warrants; dividend yield of 0%, and expected term of 5 years of the Investor Warrants and the Placement and Advisory Warrants. The volatility of the Company’s common stock was estimated by management based on the historical volatility of a similar U.S. public company due to limited trading history of the Company’s common stock. The risk-free interest rate was based on the Treasury Constant Maturity Rates published by the U.S. Federal Reserve for periods applicable to the expected life of the warrants. The expected dividend yield was based on the Company’s current and expected dividend policy and the expected term is equal to the contractual life of the warrants.

Following is a summary of the investor warrants activity:

		Weighted	Weighted Average
		Average	Remaining
	Number	Exercise Price	Contractual Life
Outstanding as of June 30, 2009	1,120,000
Granted	-
Forfeited	-
Exercised	(441,125)
Outstanding as of June 30, 2010	678,875
Granted	-
Forfeited	-
Exercised	(62,500)
Outstanding as of June 30, 2011	616,375	$2.40	1.94

In connection with the private placement, the Company agreed to file a registration statement to register the warrants and common stock issuable upon conversion of the preferred stock and exercise of the warrants, as defined. The registration statement was declared effective in January 2009; the Company incurred $140,000 in penalties for late registration and was paid based on the contract in connection with the private placement.

On July 16, 2009, the Company issued 650,988 shares of its common stock, at a price of $2.30 per share, to its employees. The Company received net proceeds of approximately $1.5 million.

On March 1, 2010, the Company closed an offering of 2,000,000 shares of its common stock, at a price of $4.6 per share, less 1% underwriting commission.  The Company received net proceeds of approximately $8.4 million after deducting a total of $0.82 million underwriting commission, legal counsel, and other expenses directly related to the offering.  Also, the Company issued an additional 300,000 shares of common stock to cover over-allotments on March 22, 2010 and received net proceeds of $1.2 million less $0.14 million underwriter commission and other direct expenses.

Stock Option Plan

Under the employee stock option plan, the Company’s stock options expire ten years from the date of grant. On October 3, 2008, the Company entered into a one-year agreement with one of the Company’s board of directors. In connection with his services, the Company issued an aggregate of 50,000 options of the Company’s common stock at an exercise price of $2.90 per share. The options vest in equal quarterly installments over the first year of the agreement. As of June 30, 2011, all of the 50,000 options have been fully vested.

On December 1, 2008, the Company entered into a three-year agreement with the Company’s former Chief Financial Officer. In connection with his services, the Company issued a total of 200,000 options of the Company’s common stock from the option bonus pool. The option bonus pool consists of four equal tranches of 50,000 options, with the first tranche of 50,000 options carrying an exercise price of $3.00, the second tranche of 50,000 options carrying an exercise price of $3.50, the third tranche of 50,000 options carrying an exercise price of $4.00, and the fourth tranche of 50,000 options carrying an exercise price of $4.50. A quarter (25%) of each tranche of options will vest at the end of each twelve-month period of the agreement.  Upon termination of his service in the third quarter, in addition to the 50,000 vested options per the vesting schedule described above, the Company agreed to vest additional 50,000 shares of options (12,500 shares from each tranche) immediately.

In January, 2010, the Company appointed a new CFO who is also the President of the Company. In connection with his services, the Company granted 12,500 options which vested on February 23, 2010 with an exercise price of $4.64, 35,000 options which vested on March 5, 2010 with an exercise price $5.38, 15,000 options which were scheduled to vest on June 30, 2010 contingent upon a performance condition and exercise price at $5.38, and 50,000 options which were scheduled to vest on July 15, 2010 contingent upon a performance condition and exercise price at $5.38. As of June 30, 2011, the 15,000 and 50,000 contingent options were forfeited due to failure to meet performance condition.

The Company valued the stock options using the CRR binomial model with the following assumptions:

	Expected Term	Expected Volatility	Dividend Yield	Risk Free Interest Rate	Grant Date Fair Value

Director	5.31	75%	0%	1.41%	$2.90
CFO and president	5.50	44%	0%	1.70%	$5.95

The following is a summary of the option activity:

Stock options	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value

Outstanding as of June 30, 2009	250,000
Granted	112,500
Forfeited	(165,000)
Exercised	(100,000)
Outstanding as of June 30, 2010	97,500	$4.01	$-
Granted	-
Forfeited	-
Exercised	-
Outstanding as of June 30, 2011	97,500	$4.01	$-
Exercisable as of June 30, 2011	97,500	$4.01	$-

Following is a summary of the status of options outstanding and exercisable at June 30, 2011:

Outstanding options			Exercisable options
Average Exercise price	Number	Average remaining contractual life (years)	Average Exercise price	Number	Average remaining contractual life (years)

$2.9	50,000	7.27	$2.9	50,000	7.27
$4.64	12,500	8.65	$4.64	12,500	8.65
$5.38	35,000	8.68	$5.38	35,000	8.68
	97,500			97,500

For the years ended June 30, 2011 and 2010, the Company recognized approximately $0 and $327,738, respectively, as compensation expenses under its stock option plan.

Restricted Stock Grants

Restricted stocks awarded are measured based on the market price on the grant date. The Company has granted restricted shares of common stocks to the board of directors, senior management, and consultant.

For the year ended June 30, 2011, the Company granted the following restricted stock: 1) 50,000 shares to a member of the Board of Directors and Secretary for one year of services vesting quarterly from the respective grant date, 2) 120,000 shares to a consulting company for 6 months of services vesting immediately on the grant date; and 3) 50,000 shares to the Chief Financial Officer with the first 25,000 shares vesting quarterly from the grant date for 6 months and the second 25,000 shares vesting upon approval by the Board of Directors.  4) 3,000 shares to two independent directors and a consultant for one year of services vesting quarterly from the respective grant date.

For the years ended June 30, 2011 and 2010, the Company recognized $885,674 and $268,150 of compensation expenses related to restricted stock grants. The total unrecognized share-based compensation expense as of June 30, 2011 was approximately $236,478, which is expected to be recognized over a weighted average period of approximately 0.7 years.

On July 7, 2011, the Company issued additional 12,500 shares to the Chief Financial Officer of the Company pursuant to his employment agreement with the Company.

Following is a summary of the restricted stock grants:

Restricted stock grants	Shares	Weighted Average Grant Date Fair Value		Aggregate Intrinsic Value

Non-vested as of June 30, 2009	-	$-	$
Granted	100,000	4.00
Vested	(37,500)	3.64
Non-vested as of June 30, 2010	62,500	$3.68		$221,250
Granted	250,000	3.71
Vested	(230,000)	3.86
Non-vested as of June 30, 2011	82,500	$3.95		$138,600

Note 12– Reserves and dividends

The laws and regulations of the PRC require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The remaining reserve to fulfill the 50% registered capital requirement amounted to approximately $10.9 million and $12 million as of June 30, 2011 and June 30, 2010.

The transfer to this reserve must be made before distribution of any dividends to the Company’s shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Chinese government restricts distributions of registered capital and the additional investment amounts required by foreign invested enterprises. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Note 13–Earnings per share

The following is a reconciliation of the basic and diluted earnings per share computation for the years ended June 30, 2011 and 2010:

	2011	2010
Basic earnings per share
Net income available to common shareholders	$17,065,244	$12,050,838
Weighted average shares outstanding-Basic	17,671,648	13,456,134
Earnings per share-Basic	$0.97	$0.90

Diluted earnings per share
Net income available to common shareholders	$17,065,244	$12,050,838
Add: Dividends on preferred stock	-	387,977
Add: Accretion on preferred stock	-	567,580
Net income for diluted EPS	$17,065,244	$13,006,395

Weighted average shares outstanding-Basic	17,671,648	13,456,134
Restricted stock	15,791	37,500
Warrants and options	455,191	854,190
Preferred stock	-	2,173,472

Weighted shares outstanding-Diluted	18,142,630	16,521,296
Earnings per share-Diluted	$0.94	$0.79

On June 11, 2008, the Company issued 875,000 shares of preferred stock of which 865,625 shares preferred stock had been converted into 3,462,500 of common stock and 9,375 shares of preferred stock had been redeemed for $75,000. Dividends on the preferred stock and accretion of the initial discount from the redemption value of the preferred stock, both of which are charged to retained earnings, are subtracted from net income to determine net income available to common shareholders for the purposes of computing basic earnings per share. In calculating diluted earnings per share, the convertible preferred stock is treated as common stock equivalents on an as-converted basis. The dividends and accretion on the preferred stock are added back to the net income available to common shareholders for calculating diluted earnings per share, as if the preferred stock were converted at the beginning of the period.  For the years ended June 30, 2011 and 2010, total dividend and accretion were $0 and $955,557, respectively.   For the year ended June 30, 2011, 616,375 warrants at an exercise price of $2.40 per share were included in the diluted EPS calculation, which under treasury stock method resulted in an additional 444,676 shares of common stocks.  Further, 10,515 shares of the 50,000 exercisable stock options and 15,791 shares of the 30,000 non-vested restricted stock awards were included in the diluted EPS calculation for the year ended June 30, 2011.

Note 14– Employee pension

The Company offers a discretionary pension fund, a defined contribution plan, to qualified employees. The pension includes two parts: the first to be paid by the Company is 20% of the employee’s actual salary from the prior year. The other part, paid by the employee, is 8% of the actual salary. The Company’s contributions of employment benefits, including pension were approximately $421,000 and $156,000 for the years ended June 30, 2011 and 2010, respectively.

Note 15– Operating leases

The Company entered into a lease agreement for a manufacturing plant with an unrelated party which expires on September 30, 2013 with annual payments of approximately $197,000.  Further, the Company agreed to lease office space from the Company’s shareholder and chief operating officer, Mr. He Weili, from July 2010 to June 2012 with annual payment of approximately $176,000. On August 31, 2011, The Company entered a lease agreement to lease office space from a third party, starting from November 1, 2011 to October 31, 2013 with annual payment of approximately $363,000.

The Company entered into three five-year and one four-year operating lease agreements during the fourth quarter of 2009.  The lease payments are for four manufacturing plants with various unrelated parties for a total monthly payment of $213,000. Certain lease payments have been pre-paid by transferring the Company’s long-term accounts receivable to the lessors in exchange for agreeing to no increase in the future.  One of the lease agreements was terminated early on November 30, 2010.

Total operating lease expense for the years ended June 30, 2011 and 2010 was $2,722,591and $2,725,990, respectively, and is included in cost of revenue, selling, general, and administrative expenses. Future annual lease payments, net of rent prepayment made as of June 30, 2011, under non-cancelable operating leases with a term of one year or more consist of the following:

Years ending June 30,	Amount
2012	$745,009
2013	566,300
2014	807,453
Thereafter	-

Note 16 -- Business Segments

The Company’s operations are classified into four principal reportable segments that provide different products or services.  The Company is engaged in the business of selling concrete, manufacturing concrete, providing technical support services and others, which include mixer rental, sales of materials and marketing cooperation. Separate segment is required because each business unit is subject to different production and technology strategies.

For the year ended June 30, 2011:

	Sales of	Manufacturing	Technical	Mixer
	concrete	services	services	rental	Others	Corporate	Total
Net revenue	$109,276,550	$25,619,062	$3,001,866	$11,292	$-	$-	$137,908,770
Depreciation	(1,203,339)	(2,499,074)	(5,485)	(9,934)	-	(180,446)	(3,898,278)
Segment profit	14,773,183	7,393,954	2,558,120	11,218	-	(15,695,723)	9,040,752
Other income (expenses)	6,556,593	1,527,170	-	-	-	1,577,185	9,660,948
Interest income	-	-	-	-	-	591,376	591,376
Interest expenses	-	-	-	-	-	(703,837)	(703,837)
Capital expenditure	(1,697,838)	(398,045)	(46,640)	(176)	-	-	(2,142,699)
Total assets as of
June 30, 2011	$114,759,372	$26,911,329	$3,153,809	$11,864	$-	$-	$144,836,374

For the year ended June 30, 2010:

	Sales of	Manufacturing	Technical	Mixer
	concrete	services	services	rental	Others	Corporate	Total
Net revenue	$70,579,631	$15,654,659	$4,889,460	$1,208,618	$708,479	$-	$93,040,847
Depreciation	(1,032,221)	(1,693,581)	(5,232)	(151,456)	-	(42,126)	(2,924,616)
Segment profit	5,686,379	7,311,730	4,543,163	1,050,880	357,909	(5,053,494)	13,896,567
Other income (expenses)	3,942,679	939,472	-	-	-	(2,582,939)	2,299,212
Interest income	-	-	-	-	-	9,001	9,001
Interest expenses	-	-	-	-	-	(23,834)	(23,834)
Capital expenditure	(409,564)	(6,727,104)	-	-	-	(41,061)	(7,177,729)
Total assets as of
June 30, 2010	$69,101,360	$15,326,776	$-	$1,183,304	$-	$-	$85,611,440

Note 17– Legal Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position or results of operations.

Following is the summary of the current litigation:

Beijing Xin Ao Concrete Co., Ltd vs. Beijing Boda Guosheng Investment Co., Ltd. (Beijing District Court, PRC)

In August 2006, Xin Ao filed a lawsuit against Beijing Boda Guosheng Investment Co., Ltd (“Boda”) seeking specific performance of Boda’s obligations under the sales contract to pay approximately $294,600 (RMB 2,000,000) for the cement supplied by Xin Ao between March 2005 and June 2005 and compensatory damages of approximately $23,500 (RMB 171,000) to cover the interest incurred on the unpaid balance. The Court ruled against Boda and ordered Boda to pay the amounts requested by Xin Ao; however, Boda appealed the court’s rulings. In November 2007, the Appeals Court upheld the original verdict and again ordered Boda to pay all the damages. As of June 30, 2011, the Company has factored this amount to an unrelated third party trust company and the trust company has received the payment from Boda.

On July 26 2011, the Company issued a press release announcing that its board of directors received a preliminary, non-binding offer from its Chairman and Chief Executive Officer, Mr. Xianfu Han, and its Vice Chairman and Chief Operating Officer, Mr. Weili He, to acquire all of the outstanding shares of the Company's common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (“Proposed Transaction”).

From July 29, 2011 to September 23, 2011, six class action complaints against the Company and its Board of Directors were filed in the Court of Chancery of the State of Delaware, The complaints have the following captions: Kinder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); and Bolen v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011). The plaintiff in the Dziak Complaint alleges, among other things, (1) the value to China ACM’s shareholders contemplated in the Proposed Transaction is fundamentally unfair to Plaintiff and the other shareholders of the Company; (2) the members of the Board of Directors conduct constitutes a breach of their fiduciary duties owed to the Company’s shareholders, and a violation of applicable legal standards governing the defendants’ conduct. For the reasons set forth herein, plaintiff seeks to enjoin defendants from taking any steps to consummate the Proposed Transaction or, in the event the Proposed Transaction is consummated, recover damages resulting from the defendants’ violations of their fiduciary duties of loyalty, good faith, and due care.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 26, 2011.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:	/s/ Xianfu Han
Xianfu Han Prinicipal Executive Officer

By:	/s/ Jeremy Goodwin
Jeremy Goodwin Principal Financial and Accounting Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Xianfu Han	Chief Executive Officer and Chairman of the Board	September 26, 2011
Xianfu Han

/s/Weili He	Vice Chairman and Chief Operating Officer	September 26, 2011
Weili He

/s/Jeremy Goodwin	President, Chief Financial Officer and Director	September 26, 2011
Jeremy Goodwin

/s/Jing Liu	Director	September 26, 2011
Jing Liu

/s/Tao Jin	Director	September 26, 2011
Tao Jin

/s/Yang Wang	Director	September 26, 2011
Yang Wang

 56

ANNEX F - QUARTERLY REPORT ON FORM 10-Q OF THE COMPANY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10−Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: September 30, 2011

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number: 333-141568

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8468508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 North West Fourth Ring Road
Yingu Mansion Suite 1708
Haidian District, Beijing
People’s Republic of China 100190
(Address of principal executive offices, Zip Code)

+86 10 82525361
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [_]                No [X]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes [X]                No [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]	Accelerated Filer [_]

Non-Accelerated Filer [_]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [_]                No [X]

The number of shares outstanding of each of the issuer’s classes of common equity, as of November 14, 2011 is as follows:

Class of Securities	Shares Outstanding
Common Stock, $0.001 par value	17,821,054

TABLE OF CONTENTS

PART I
FINANCIAL INFORMATION
		PAGE
ITEM 1.	FINANCIAL STATEMENTS (UNAUDITED)	2
ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	36
ITEM 4.	CONTROLS AND PROCEDURES	36

PART II
OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS	36
ITEM 1A.	RISK FACTORS	37
ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS	37
ITEM 3.	DEFAULTS UPON SENIOR SECURITIES	37
ITEM 4.	(REMOVED AND RESERVED)	37
ITEM 5.	OTHER INFORMATION	37
ITEM 6.	EXHIBITS	38

1

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	June 30,
ASSETS	2011	2011

CURRENT ASSETS:
Cash	$3,231,634	$1,610,699
Restricted cash	1,126,080	928,200
Accounts receivable, net of allowance for doubtful accounts of $12,712,880 and $5,627,049, respectively	100,666,920	84,793,355
Inventories	2,211,207	1,474,728
Investment	5,036,080	12,221,300
Other receivables	2,423,219	2,226,803
Prepayments	3,987,967	5,089,935
Total current assets	118,683,107	108,345,020

PROPERTY, PLANT AND EQUIPMENT, net	28,558,313	29,279,440

OTHER ASSETS:
Advances on equipment purchases	4,559,060	4,509,505
Prepayments	2,278,793	2,702,409
Total other assets	6,837,853	7,211,914

Total assets	$154,079,273	$144,836,374

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short term loans, banks	$4,316,640	$15,470,000
Accounts payable	55,257,948	41,320,769
Customer deposits	575,494	391,550
Other payables	2,675,317	488,022
Other payables - shareholders	802,859	790,592
Accrued liabilities	1,685,472	1,921,582
Taxes payable	1,179,393	747,165
Total current liabilities	66,493,123	61,129,680

OTHER LIABILITIES
Warrants liability	423,181	618,657
Total liabilities	66,916,304	61,748,337

Commitments and contingencies

SHAREHOLDERS’ EQUITY:

Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 17,806,887 and 17,794,387 shares issued and outstanding as of September 30, 2011 and June 30, 2011, respectively	17,807	17,795
Additional paid-in capital	35,027,281	34,981,023
Retained earnings	38,010,078	35,240,851
Statutory reserves	6,571,196	6,248,357
Accumulated other comprehensive income	7,536,607	6,600,011
Total shareholders’ equity	87,162,969	83,088,037
Total liabilities and shareholders’ equity	$154,079,273	$144,836,374

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended
	September 30,
	2011	2010
REVENUE
Sales of concrete	$40,085,039	$25,320,947
Manufacturing services	4,499,968	4,471,777
Technical services	-	1,159,060
Other	-	5,298
Total revenue	44,585,007	30,957,082

COST OF REVENUE
Concrete	30,137,524	23,508,683
Manufacturing services	3,692,937	3,217,125
Technical services	-	106,010
Total cost of revenue	33,830,461	26,831,818

GROSS PROFIT	10,754,546	4,125,264

PROVISION FOR DOUBTFUL ACCOUNTS	7,001,540	167,058
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,709,440	2,026,730

INCOME FROM OPERATIONS	1,043,566	1,931,476

OTHER INCOME (EXPENSE), NET
Other subsidy income	2,685,390	1,787,563
Non-operating (expense), net	(54,205)	169,227
Change in fair value of warrants liability	195,476	154,258
Interest income	222,644	4,929
Interest expense	(299,176)	(12,906)
TOTAL OTHER INCOME (EXPENSE), NET	2,750,129	2,103,071

INCOME BEFORE PROVISION FOR INCOME TAXES	3,793,695	4,034,547

PROVISION FOR INCOME TAXES	701,629	726,226
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,092,066	$3,308,321

COMPREHENSIVE INCOME:
Net Income	3,092,066	3,308,321
Foreign currency translation adjustment	936,596	1,070,182

COMPREHENSIVE INCOME	$4,028,662	$4,378,503

EARNINGS PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares:
Basic	17,806,072	17,518,544
Diluted	17,828,572	18,022,815

Earnings per share:
Basic	$0.17	$0.19
Diluted	$0.17	$0.18

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,092,066	$3,308,321
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	1,082,560	862,140
Stock-based compensation expense	46,268	178,302
Deferred tax provision	-	128,261
Provision for doubtful accounts	7,001,540	167,058
Change in fair value of warrants liability	(195,476)	(154,258)
Loss realized from disposal of property, plant, and equipment	3,989	-
Changes in operating assets and liabilities
Accounts receivable	(21,817,592)	(15,630,594)
Notes receivable	(77,950)	-
Inventories	(717,970)	454,016
Other receivables	(171,396)	(181,162)
Prepayments	1,154,199	(844,255)
Long term prepayment	451,864	428,676
Accounts payable	13,440,000	7,967,380
Customer deposits	179,067	660,301
Other payables	2,175,686	32,377
Accrued liabilities	(255,984)	211,575
Taxes payable	422,662	617,851
Net cash provided by (used in) operating activities	5,813,533	(1,794,011)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of property, plant, and equipment	6,236	648,496
Purchases of property, plant and equipment	(53,240)	(58,252)
Proceeds from sale of investments	7,296,120	-
Net cash provided by investing activities	7,249,116	590,244

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loan	795,090	10,485,440
Payments for short term loan	(12,082,250)	-
Rent payment to shareholder	11,792	43,725
Restricted cash	(187,080)	57,580
Net cash (used in) provided by financing activities	(11,462,448)	10,586,745

EFFECT OF EXCHANGE RATE CHANGE ON CASH	20,734	34,723

NET INCREASE IN CASH	1,620,935	9,417,701

CASH, beginning of period	1,610,699	3,300,820

CASH, end of period	$3,231,634	$12,718,521

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – Organization and description of business

China Advanced Construction Materials Group, Inc. (“China ACM”) was incorporated in the State of Delaware on February 15, 2007. China ACM through its 100% owned subsidiaries and its variable interest entities (“VIEs”) (collectively, the “Company”), is engaged in producing general ready-mix concrete, customized mechanical refining concrete, and other concrete-related products that are mainly sold in the People’s Republic of China (“PRC”). China ACM has a wholly-owned subsidiary in the British Virgin Islands, XinAo Construction Materials, Inc. (“BVI-ACM”), which is a holding company with no operations. BVI-ACM has a wholly-owned foreign enterprise, Beijing Ao Hang Construction Material Technology Co., Ltd. (“China-ACMH”), and China-ACMH has contractual agreements with an entity which is considered a VIE.

In March and April 2010, the VIE established five 100% owned subsidiaries in the PRC for consulting, concrete mixing and equipment rental services: (1) Beijing Heng Yuan ZhengKe Technical Consulting Co., Ltd (“Heng Yuan ZhengKe”), (2) Beijing Hong Sheng An Construction Materials Co., Ltd (“Hong Sheng An”), (3) Beijing Heng Tai Hong Sheng Construction Materials Co., Ltd (“Heng Tai”), (4) Da Tong Ao Hang Wei Ye Machinery, Equipment Rental Co., Ltd (“Da Tong”) and (5) Luan Xian HengXin Technology Co., Ltd (HengXin). The purpose of these subsidiaries is to support the Company’s future growth.

On September 20, 2010, China ACM established a 100% owned subsidiary, Advance Investment Holdings Co., Inc. (“AIH”) in the State of Nevada. AIH has no operations as of September 30, 2011, and was dissolved on August 30, 2011.

Note 2 – Summary of significant accounting policies

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying consolidated financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Principles of consolidation

The consolidated financial statements reflect the activities of the following subsidiaries and VIEs. All material intercompany transactions have been eliminated.

Ownership
Subsidiaries and VIEs	Place Incorporated	Percentage
AIH	Nevada, USA	100%
BVI-ACM	British Virgin Island	100%
China-ACMH	Beijing, China	100%
XinAo	Beijing, China	VIE
Heng Yuan ZhengKe	Beijing, China	VIE
Hong Sheng An	Beijing, China	VIE
Heng Tai	Beijing, China	VIE
Da Tong	Datong, China	VIE
HengXin	Luanxian, China	VIE

VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

Management makes ongoing assessment of whether China ACM is the primary beneficiary of XinAo and its subsidiaries.

Based upon a series of contractual arrangements, The Company determined that XinAo and its subsidiaries are VIEs subject to consolidation and that the Company is the primary beneficiary. Accordingly, the financial statements of XinAo and its subsidiaries are consolidated into the financial statements of the Company.

6

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The carrying amount of the VIEs’ assets and liabilities are as follows:

	September 30,	June 30,
	2011	2011
Current assets	$117,644,963	$107,996,610
Property, plant and equipment	27,872,818	28,576,830
Other noncurrent assets	4,468,393	4,868,209
Total assets	149,986,174	141,441,649

Liabilities	(65,544,713)	(60,206,978)

Intercompany payables*	(8,992,230)	(9,808,542)

Total liabilities	(74,536,943)	(70,015,520)

Net assets	$75,449,231	$71,426,129

* Payables to China - ACMH and BVI-ACMH are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The significant estimates and assumptions made in the preparation of the Company’s consolidated financial statements include the valuation of share-based payments, deferred income taxes, allowance for doubtful accounts, and the useful lives of property, plant and equipment. Actual results could be materially different from those estimates, upon which the carrying values were based.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of China ACM and BVI-ACM is the U.S. dollar. China-ACMH and its VIEs use their local currency Chinese Renminbi (“RMB”) as their functional currency. In accordance with the US GAAP guidance on Foreign Currency Translation, the Company’s results of operations and cash flows are translated at the average exchange rates during the period, assets and liabilities are translated at the exchange rates at the balance sheet dates, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Asset and liability accounts at September 30, 2011 and June 30, 2011 were translated at RMB 6.39 and RMB 6.46 to $1.00, respectively. The average translation rates applied to the consolidated statements of income and cash flows for the three months ended September 30, 2011 and 2010 were RMB 6.41andRMB 6.78to $1.00, respectively.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations. The effects of foreign currency translation adjustments are included in stockholder’s equity as a component of accumulated other comprehensive income.

Revenue recognition

Revenue is realized or realizable and earned when four criteria are met:

  Persuasive evidence of an arrangement exists (the Company considers its sales contracts and technical service agreements to be pervasive evidence of an arrangement);

  Delivery has occurred or services have been rendered;

  The seller’s price to the buyer is fixed or determinable; and

  Collectability of payment is reasonably assured.

7

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company sells its concrete products and provides concrete technical services primarily to major local construction companies. Sales agreements are signed with each customer. The agreements list all terms and conditions with the exception of delivery date and quantity, which are evidenced separately in purchase orders. The purchase price of products is fixed in the agreement and customers are not permitted to renegotiate after the contracts have been signed. The agreements include a cancellation clause if the Company or customers breach the contract terms specified in the agreement.

The Company does not sell products to customers on a consignment basis. There is no right of return after the product has been delivered into the location specified by the contract and accepted by the customer. The Company recognizes revenue when title and ownership of the goods are transferred upon shipment to the customer or services are provided by the Company.

Sales revenue represents the invoiced value of goods, net of a value added tax (“VAT”). All of the Company’s concrete products that are sold in the PRC are subject to a Chinese VAT at the rate of 6% of the gross sales price.

The Company includes shipping and handling fee in both revenue and cost of revenue.

Financial instruments

The US GAAP accounting standards regarding fair value of financial instruments and related fair value measurements define fair value, establish a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs are defined as follows:

  Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

  Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Cash, restricted cash, investment, accounts receivable, other assets, short term loans, accounts payable, and accrued expenses qualify as financial instruments, and their carrying amounts are reported in the consolidated balance sheets for accounts receivable, other assets, short term loans, accounts payable and accrued expenses, at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

The fair value of cash, restricted cash and investment were derived from the quoted prices of the similar financial institutions, as Level 1 inputs. The fair value of the warrants liability was determined using the Cox-Ross-Rubinstein (CRR) Binomial Model, as Level 2 inputs, and recorded the unrealized gains and loss in earnings at each reporting period (see Note 9).

Stock-based compensation

The Company records stock-based compensation expense at fair value on the grant date and recognize the expense over the employee’s requisite service period. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on the Company’s current & expected dividend policy.

8

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Concentration of credit risk

For the three months ended September 30, 2011, no customer represented more than 10% of the Company’s total revenue. For the three months ended September 30, 2010, one customer represented 13% of the Company’s total revenue. As of September 30, 2011 and June 30, 2011, no customer accounted for more than 10% of the Company’s accounts receivable balance.

Cash and cash equivalents

The Company considers all highly liquid investments with maturity of three months or less at the date of purchase to be cash equivalents. The Company currently maintains substantially all of its day-to-day operating cash balances with major financial institutions within PRC and US. As of September 30, 2011 and June 30, 2011, the Company had deposits in excess of federally insured limits totaling $2,627,784 and $767,963, respectively.

Restricted cash

Restricted cash represents $938,400 cash deposits for short term loans collateral and $187,680 cash deposits in connection with sales agreements.

Other receivables

Other receivables primarily include advances to employees, an unrelated entity, and receivables from insurance company, VAT tax refund and other deposits.

Accounts receivable

During the normal course of business, the Company extends unsecured credit to its customers. Accounts are considered past due after 30 days. In establishing the required allowance for doubtful accounts, management considers the historical experience, economy, trend in the construction industry, the expected collectability of amount receivable that past due and the expected collectability of overdue receivable. Management reviews its accounts receivable each reporting period to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable. Accounts balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovering is considered remote. There were no write offs for each of the three months ended September 30, 2011 and 2010.

Inventories

Inventories consist of raw materials and are stated at the lower of cost or market, as determined using the weighted average cost method. Management compare the cost of inventories with the market value and an allowance is made for writing down the inventory to its market value, if lower than cost. As of September 30, 2011 and June 30, 2011, the Company determined no reserves for obsolescence were necessary.

Investment

During October, 2010, the Company entered into a one-year investment agreement with a financial investment company, whereby the Company may invest up to approximately RMB 100,000,000. The financial investment company will then invest the Company’s funds in certain financial instruments including bonds, mortgage trust or mutual funds. The rate of return on this investment is guaranteed at 7% per annum. The Company’s investment is not subject to market fluctuation; therefore, the Company will not experience gain or loss on its investment. However, the Company’s funds deposited with the financial investment company are not insured. The investment contract with the financial investment company was terminated at expiration in October, 2011. The Company received approximately $1.6 million cash proceeds from investment on October 9, 2011, and expects to receive approximately $2 million by November 18, 2011 and approximately $1.4 million by December 30, 2011 plus interest.

Prepayments and advances

The Company advances monies to certain suppliers for raw materials, plant and equipment, and factory rent. These advances are interest free and unsecured.

Property, plant and equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred while additions, renewals and betterments are capitalized. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method with 5% residual value. Leasehold improvements are amortized over the lesser of estimated useful lives or lease terms, as appropriate.

9

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The estimated useful lives of assets are as follows:

Useful Life
Transportation equipment	10 years
Plant and machinery	10 years
Office equipment	5 years
Buildings and improvements	3-20 years

Accounting for long-lived assets

Long-lived assets such as, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company did not recognize any impairment charges for the three months ended September 30, 2011 and 2010.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the Company to use the assets and liability method of accounting for income taxes. Under the assets and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carry forward. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

ASC 740-10, Accounting for Uncertainty in Income Taxes defines uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

United States federal, state and local income tax returns prior to 2009 are not subject to examination by tax authority.

Value Added Tax

Enterprises or individuals, who sell commodities, engage in repair and maintenance, or import and export goods in the PRC are subject to a value added tax. The standard VAT rate is 6% of gross sales for the Company’s industry. A credit is available whereby VAT paid on the purchases of raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of finished products. Since the Company uses recycled raw materials to manufacture its products, the State Administration of Taxation has granted the Company VAT exemption through June 2013.

Research and development, advertising and repair and maintenance

Research and development, advertising and repair and maintenance costs are expensed as incurred. The cost of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment, and depreciated over their estimated useful lives. Research and development for the three months ended September 30, 2011 and 2010 were $300,735 and $147,900, respectively. Advertising costs for the three months ended September 30, 2011 and 2010 were $31,533 and $16,517, respectively. Repair and maintenance costs for the three months ended September 30, 2011 and 2010 were $351,410 and $289,417, respectively.

10

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Earnings per share

The Company reports earnings per share in accordance with the US GAAP, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts, such as warrants, options, restricted stock based grants and convertible preferred stock, to issue common stock were exercised and converted into common stock. Common stock equivalents having an anti-dilutive effect on earnings per share are excluded from the calculation of diluted earnings per share.

Comprehensive income

Comprehensive income consists of net income and foreign currency translation adjustments.

Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current periods’ presentation.

Note 3 – Change in accounting estimate

Expecting longer collection period on accounts receivable and higher probability of uncollectable accounts receivable, the Company changed the accounting estimate on allowance for doubtful accounts within one year from historical default rate 2% to 5% based on peers’ comparable rate in domestic construction industry during the three months ended September 30, 2011. The allowance for doubtful accounts increased to approximately $12.7 million at September 30, 2011, compared to approximately $5.6 million at June 30, 2011. The new estimate of peers’ comparable rate on allowance for doubtful accounts increased provision for doubtful accounts for approximately $3 million compared to the previous estimate of historical default rates. If the new accounting estimate on allowance for doubtful accounts was adopted at June 30, 2011 or September 30, 2010, the provision for doubtful accounts would have been increased approximately $2.5 million or $1.5 million for the year ended June 30, 2011and the three months ended September 30, 2010, respectively.

Note 4 – Supplemental disclosure of cash flow information

For the three months ended September 30, 2011 and 2010, the Company paid interest in the amount of $297,869 and $898, respectively.

Cash payments for income taxes for the three months ended September 30, 2011 and 2010were $254,607 and $51,282,respectively.

Non-cash investing and financing activities

For the three months ended September 30, 2011 and 2010, the Company recognized $46,268 and $178,302 of compensation expenses related to restricted stock grants, respectively.

Note 5 – Accounts receivable

Accounts receivable are generated from concrete products sold, vehicle rental services provided to other unrelated concrete companies, and technological consulting services provided to the Company’s customers and other concrete companies with which the Company conducts business. The payment terms are defined in the respective contracts.

Accounts receivable and allowance for doubtful accounts consisted of the following:

	September 30,	June 30,
	2011	2011
Accounts receivable, current	$113,379,800	$90,420,404
Less: allowance for doubtful accounts, current	(12,712,880)	(5,627,049)
Total accounts receivable, net	$100,666,920	$84,793,355

11

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 6 – Property, plant and equipment

Property, plant and equipment consist of the following:

	September 30,	June 30,
	2011	2011
Plant and machinery	$21,958,551	$21,687,400
Transportation equipment	20,577,875	20,354,203
Office equipment	1,286,581	1,269,255
Buildings and improvements	348,641	344,852
Total	44,171,648	43,655,710
Less: accumulated depreciation	(15,613,335)	(14,376,270)
Plant and equipment, net	$28,558,313	$29,279,440

Depreciation expense for the three months ended September 30, 2011and 2010 amounted to $1,082,560 and $862,140, respectively.

Note 7 – Prepayments

Prepayments are comprised of plant factory rental prepayments the Company made (see Note 16 for more information on the plant rental) and advances on inventory purchases. Prepayments consisted of the following:

	September 30,	June 30,
	2011	2011
Advances on inventory purchases	$2,032,967	$3,156,185
Rent prepayments	4,233,793	4,636,159
Total prepayments	$6,266,760	$7,792,344
Minus: Current portion of prepayments	(3,987,967)	(5,089,935)
Total long-term prepayments	$2,278,793	$2,702,409

Note 8– Short term loans, banks

Short term loans represent amounts due to banks and the Company’s employees that are due within one year or on demand. As of September 30, 2011 and June 30, 2011, the outstanding balances on these loans consisted of the following:

12

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

	September 30,	June 30,
	2011	2011

Loan from Huaxia Bank. interest rate of 5.84% per annum, due February 2, 2012, guaranteed by Mr. Han Xian Fu, Beijing Jinshengding Mineral Products Co., LTD and Beijing Xinhang Construction Material Co., LTD	$782,000	$2,320,500

Loan from Shanghai Pudong Development Bank, was fully repaid on September 29, 2011.	-	9,282,000

Loan from Citibank, interest rate of 5.83% per annum, due February 8, 2012, guaranteed by Beijing Xinhang Construction Group, Mr. Han XianFu and Mr. He Weili	1,173,000	2,320,500

Loan from Zhaoshang Bank, interest rate of 6.12% per annum, due November 4, 2011, guaranteed by Mr. Han Xian Fu and Beijing Jinshengding Mineral Co., LTD, and Beijing Xinhang Construction Material Co., LTD.	1,564,000	1,547,000

Loan from Industrial & Commercial Bank, interest rate of 6.01% per annum, due April 6, 2012, collateral by accounts receivable from China Construction 1st Bureau.	797,640	-

	$4,316,640	$15,470,000

The above guarantor companies are the suppliers and unrelated to the Company.

The Company paid off the loan from Zhaoshang Bank on November 8, 2011.

Interest expense on short-term loans for the three months ended September 30, 2011 and 2010amounted to $290,018 and $11,446, respectively.

Note 9 –Warrants liability

A contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position is not considered a derivative financial instrument. This accounting standard provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception.

The Company’s warrants have downward ratchet provision on the exercise price. As a result, the warrants are not considered indexed to the Company’s own stock, and are classified as liabilities with all future changes in the fair value of these warrants recognized in earnings until such time as the warrants are exercised or expired.

These common stock purchase warrants do not trade in an active securities market, and as such, their fair value is estimated by using the Cox-Ross-Rubinstein (CRR) Binomial Model using the following assumptions:

	September 30,	June 30,
	2011	2011
Annual dividend yield	-	-
Expected life (years)	1.70	1.98
Risk-free interest rate	0.21%	0.44%
Expected volatility	70%	75%

13

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Expected volatility is based on the historical volatility of the Company’s common stock. The Company has no reason to believe future volatility over the expected remaining life of these warrants is likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities according to the remaining term of the warrants. The expected dividend yield was based on the Company’s current and expected dividend policy.

The following table sets forth by level within the fair value hierarchy the warrants liability that was accounted at fair value on a recurring basis.

Carrying
Value at
	September	Fair Value Measurement at
	30, 2011	September 30, 2011
		Level 1	Level 2	Level 3
Warrants liability	$423,181	$-	$423,181	$-

Carrying
Value at
	June 30,	Fair Value Measurement at
	2011	June 30, 2011
		Level 1	Level 2	Level 3
Warrants liability	$618,657	$-	$618,657	$-

The following is a reconciliation of the beginning and ending balances:

Beginning balance, June 30, 2011	$618,657

Change in fair value for the three months ended September 30, 2011	(195,476)

Ending balance, September 30, 2011	$423,181

Note 10– Related party transactions

Other payables – shareholders

Mr. He Weili, an approximately 17.0% shareholder, leased office space to the Company at approximately the current fair market value from July 2009 to June 2012 with annual payments of approximately $176,000. The lease with Mr. He was terminated on September 30, 2011. For the three months ended September 30, 2011 and 2010, the Company recorded rent expense to the shareholder in the $46,090 and $43,725, respectively. As of September 30, 2011 and June 30, 2010, approximately $52,000 and $40,000, respectively, remained unpaid, and is included in other payables - shareholders.

The Company’s 32.5% and 17.0% shareholders, Mr. Han Xianfu and Mr. He Weili, respectively, together loaned $750,900 to BVI-ACM on March 12, 2008 for working capital purposes. The loan is non-interest bearing, unsecured, and is payable in cash on demand.

14

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Total other payables - shareholders consisted of the following:

	September 30,	June 30,
	2011	2011
Han Xianfu, shareholder	$450,540	$450,540
He Weili, shareholder	352,319	340,052
	$802,859	$790,592

Note 11– Income taxes

(a) Corporate income tax

China ACM and AIH were organized in the United States. China ACM has incurred a tax loss of $61,000 for income tax purposes for the three months ended September 30, 2011, which excludes $46,268 stock based compensation expenses and gain in fair value of warrant liabilities of $195,476. As of September 30, 2011, net operating loss carry forward for United States income taxes purpose was approximately $1,709,000. The net operating loss carry forwards may be available to reduce future years’ taxable income through year 2031. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continues losses for United States income tax purpose. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. The net changes in the valuation allowance for the three months ended September 30, 2011 and 2010 were an increase of approximately $20,000 and $86,000, respectively. Management reviews this valuation allowance periodically and makes adjustments accordingly. AIH has no operation since incorporated and no income tax incurred and was dissolved on August 30, 2011.

BVI-ACM was incorporated in the British Virgin Islands (“BVI”) and is not subject to income taxes under the current laws of the British Virgin Islands.

China-ACMH and VIEs-Chinese operations

All of the Company’s income is generated in the PRC, through VIEs. The Company’s VIE entities have cumulative undistributed earnings of approximately $47.8 million and $44.5 million as of September 30, 2011 and June 30, 2011, respectively, included in consolidated retained earnings and will continue to be indefinitely reinvested in the PRC. Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings.

China-ACMH and VIEs are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. After January 1, 2008, under the Chinese Enterprise Income Tax (“EIT”) law, the statutory corporate income tax rate applicable to most companies is 25% instead of the former tax rate of 33%. During the fourth quarter of 2009, XinAo has applied and received the Enterprise High-Tech Certificate. The certificate was awarded based on XinAo’s involvement in producing high-tech products, its research and development, as well as its technical services. As granted by the State Administration of Taxation of the PRC, XinAo was entitled to an income tax reduction from 25% to 15% from January 1, 2009 to December 31, 2011.

In accordance with the EIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise. No detailed interpretation of guidance has been issued to define “place of effective management”. Furthermore, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the EIT Law. The Company has analyzed the applicability of this law, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis. The Company continues to monitor changes in the interpretation and/or guidance of this law.

15

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The EIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations. The Company considers permanently reinvested undistributed earnings of Chinese operations in the PRC. As a result, there is no deferred tax expense related to withholding tax on the future repatriation of these earnings.

Income (loss) before provision for income taxes consisted of:

	For the Three Months Ended
	September 30,
	2011	2010

USA	$(122,934)	$(339,819)
China	3,916,629	4,374,366
	$3,793,695	$4,034,547

Provision for income taxes consisted of:

	For the Three Months Ended
	September 30,
	2011	2010
Current provision:
USA	$-	$-
China	701,629	597,965
Total current provision	701,629	597,965

Deferred provision (benefit):
USA	-	-
China	-	128,261
Total deferred provision (benefit)	-	128,261
Total provision for income taxes	$701,629	$726,226

Significant components of deferred tax assets were as follows:

	September 30,	June 30,
	2011	2011
Deferred tax assets - non-current

Net operating loss carryforward in the U.S.	$581,060	$560,660

Net operating loss carryforward in China	-	-
Total deferred tax assets - non-current	581,060	560,660
Valuation allowance	(581,060)	(560,660)
	$-	$-

16

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Taxes payable consisted of the following:

	September 30,	June 30,
	2011	2011
Income taxes payable	$1,157,721	$701,556
Other taxes payable	21,672	45,609
Total taxes payable	$1,179,393	$747,165

(b) Uncertain tax positions

There were no unrecognized tax benefits for the three months ended September 30, 2011 and 2010. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its tax positions. For the three months ended September 30, 2011 and 2010, the Company did not incur any interest and penalties.

Note 12– Shareholders’ equity

The value of the warrants issued to a placement agent from a private placement which occurred in June 2008 was $169,345 calculated by using the Cox-Ross-Rubinstein (“CRR”) Binomial option price Model. The fair value of these warrants of $169,345 was recognized as offering expense and charged to additional paid-in capital. The value of the warrants was determined using the CRR Binomial Model using the following assumptions: volatility 75%; risk-free interest rate of 3.49% of the Investor Warrants, the Placement and Advisory Warrants; dividend yield of 0%, and expected term of 5 years of the Investor Warrants and the Placement and Advisory Warrants. The volatility of the Company’s common stock was estimated by management based on the historical volatility of a similar U.S. public company due to limited trading history of the Company’s common stock. The risk-free interest rate was based on the Treasury Constant Maturity Rates published by the U.S. Federal Reserve for periods applicable to the expected life of the warrants. The expected dividend yield was based on the Company’s current and expected dividend policy and the expected term is equal to the contractual life of the warrants.

Following is a summary of the investor warrants activity issued in connection with a private placement which occurred in June 2008:

		Weighted	Weighted Average
		Average	Remaining
		Exercise	Contractual Life
	Number	Price	(Years)
Outstanding as of June 30, 2011	616,375	$2.40	1.94
Granted	-
Forfeited	-
Exercised	-
Outstanding as of September 30, 2011	616,375	$2.40	1.72

17

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Stock Option Plan

Under the employee stock option plan, the Company’s stock options expire ten years from the date of grant. On October 3, 2008, the Company entered into a one-year agreement with one of the Company’s board of directors. In connection with his services, the Company issued an aggregate of 50,000 options of the Company’s common stock at an exercise price of $2.90 per share. The options vest in equal quarterly installments over the first year of the agreement. As of June 30, 2011, all of the 50,000 options have been fully vested.

On December 1, 2008, the Company entered into a three-year agreement with the Company’s former Chief Financial Officer. In connection with his services, the Company issued a total of 200,000 options of the Company’s common stock from the option bonus pool. The option bonus pool consists of four equal tranches of 50,000 options, with the first tranche of 50,000 options carrying an exercise price of $3.00, the second tranche of 50,000 options carrying an exercise price of $3.50, the third tranche of 50,000 options carrying an exercise price of $4.00, and the fourth tranche of 50,000 options carrying an exercise price of $4.50. A quarter (25%) of each tranche of options will vest at the end of each twelve-month period of the agreement. Upon termination of his service in the third quarter, in addition to the 50,000 vested options per the vesting schedule described above, the Company agreed to vest additional 50,000 shares of options (12,500 shares from each tranche) immediately.

In January, 2010, the Company appointed a CFO who is also the President of the Company. In connection with his services, the Company granted 12,500 options which vested on February 23, 2010 with an exercise price of $4.64, 35,000 options which vested on March 5, 2010 with an exercise price $5.38, 15,000 options which were scheduled to vest on June 30, 2010 contingent upon a performance condition and exercise price at $5.38, and 50,000 options which were scheduled to vest on July 15, 2010 contingent upon a performance condition and exercise price at $5.38. As of June 30, 2011, the 15,000 and 50,000 contingent options were forfeited due to failure to meet performance condition.

The Company valued the stock options using the CRR binomial model with the following assumptions:

	Expected	Expected	Dividend	Risk Free	Grant Date
	Term	Volatility	Yield	Interest Rate	Fair Value
Director	5.31	75%	0%	1.41%	$2.90
CFO and president	5.50	44%	0%	1.70%	$5.95

The following is a summary of the stock option activity:

		Weighted Average	Aggregate
Stock options	Shares	Exercise Price	Intrinsic Value
Outstanding as of June 30, 2011	97,500	$4.01	$-
Granted	-
Forfeited	-
Exercised	-
Outstanding as of September 30, 2011	97,500	$4.01	$-
Exercisable as of September 30, 2011	97,500	$4.01	$-

18

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Following is a summary of the status of stock options outstanding and exercisable at September 30, 2011:

Outstanding options			Exercisable options
		Average			Average
Average		Remaining	Average		Remaining
Exercise		Contractual Life	Exercise		Contractual Life
Price	Number	(Years)	Price	Number	(Years)
2.9	50,000	7.02	$2.9	50,000	7.02
4.64	12,500	8.40	$4.64	12,500	8.40
5.38	35,000	8.43	$5.38	35,000	8.43
	97,500			97,500

For the three months ended September 30, 2011 and 2010, the Company recognized $0 as compensation expenses under its stock option plan.

Restricted Stock Grants

Restricted stock grants are measured based on the market price on the grant date. The Company has granted restricted shares of common stocks to the board of directors, senior management, and consultant.

The Company didn’t grant restricted stocks during the three months ended September 30, 2011.

For the three months ended September 30, 2011 and 2010, the Company recognized $46,268 and $178,302 of compensation expenses related to restricted stock grants, respectively. The total unrecognized share-based compensation expense as of September 30, 2011 was approximately $190,000, which is expected to be recognized over a weighted average period of approximately 0.8 years.

Following is a summary of the restricted stock grants:

		Weighted Average	Aggregate
		Grant Date	Intrinsic
Restricted Stock Grants	Shares	Fair Value	Value

Non-vested as of June 30, 2011	82,500	$3.95	$138,600

Granted	-

Vested	(30,000)	4.00
Non-vested as of September 30, 2011	52,500	$3.93	$81,375

Note 13– Reserves and dividends

The laws and regulations of the PRC require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the surplus reserve fund and the common welfare fund.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The remaining reserve to fulfill the 50% registered capital requirement amounted to approximately $1.8 million and $2.1 million as of September 30, 2011 and June 30, 2011.

The transfer to this reserve must be made before distribution of any dividends to the Company’s shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

19

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Chinese government restricts distributions of registered capital and the additional investment amounts required by foreign invested enterprises. Approval by the Chinese government must be obtained before distributions of these amounts can be returned to the shareholders.

Note 14–Earnings per share

The following is a reconciliation of the basic and diluted earnings per share computation for the three months ended September 30, 2011 and 2010:

	Three Months Ended
	September 30,
	2011	2010
Basic earnings per share
Net income available to common shareholders	$3,092,066	$3,308,321
Weighted average shares outstanding-Basic	17,806,072	17,518,544
Earnings per share-Basic	$0.17	$0.19

Diluted earnings per share
Net income available to common shareholders	$3,092,066	$3,308,321

Weighted average shares outstanding-Basic	17,806,072	17,518,544
Restricted stock	22,500	65,000
Warrants and options	-	439,271

Weighted shares outstanding-Diluted	17,828,572	18,022,815
Earnings per share-Diluted	$0.17	$0.18

For the three months ended September 30, 2011, 616,375 warrants and 97,500 options outstanding were excluded in the diluted EPS calculation because their effect was anti-dilutive. Further, 22,500 shares of restricted stock vested but not issued were included in the diluted EPS calculation.

Note 15– Employee pension

The Company offers a discretionary pension fund, a defined contribution plan, to qualified employees. The pension includes two parts: the first to be paid by the Company is 20% of the employee’s actual salary from the prior year. The other part, paid by the employee, is 8% of the actual salary. The Company’s contributions of employment benefits, including pension were approximately $170,000 and $71,000 for the three months ended September 30, 2011 and 2010, respectively.

Note 16– Operating leases

The Company entered into a lease agreement for a manufacturing plant with an unrelated party which expires on September 30, 2013 with annual payments of approximately $197,000. Further, the Company agreed to lease office space from the Company’s shareholder and chief operating officer, Mr. He Weili, from July 2010 to June 2012 with annual payment of approximately $176,000.The rent is valued at fair value from the main property management. The lease with Mr. He was terminated on September 30, 2011. On August 31, 2011, The Company entered a lease agreement to lease office space from a third party, starting from November 1, 2011 to October 31, 2013 with annual payment of approximately $363,000.In addition, On October 14, 2011, The Company entered a lease agreement to lease office space from a third party, starting from October 19, 2011 to January 18, 2014 with annual payment of approximately $73,000.

20

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company entered into three five-year and one four-year operating lease agreements during the fourth quarter of 2009. The lease payments are for four manufacturing plants with various unrelated parties for a total monthly payment of $213,000. Certain lease payments have been pre-paid by transferring the Company’s long-term accounts receivable to the lessors in exchange for agreeing to no increase in the future. One of the lease agreements was terminated early on November 30, 2010.

Total operating lease expenses for the three months ended September 30, 2011 and 2010 were $644,007 and $707,070, respectively, and is included in cost of revenue, selling, general, and administrative expenses. Future annual lease payments, net of rent prepayment made as of September 30, 2011,under non-cancelable operating leases with a term of one year or more consist of the following:

Years Ending September 30,	Amount
2012	$655,000
2013	659,000
2014	655,000
Thereafter,	-

Note 17 -- Business Segments

The Company’s operations are classified into four principal reportable segments that provide different products or services. The Company is engaged in the business of selling concrete, manufacturing concrete, providing technical support services and others, which include mixer rental, sales of materials and marketing cooperation. Separate segment is required because each business unit is subject to different production and technology strategies.

For the three months ended September 30, 2011:

	Sales of	Manufacturing	Technical	Mixer
	Concrete	Services	Services	Rental	Corporate	Total
Net revenue	$40,085,039	$4,499,968	$-	$-	$-	$44,585,007
Depreciation	(372,727)	(642,760)			(67,073)	(1,082,560)
Segment profit	9,689,252	778,038	-	-	(9,423,724)	1,043,566
Other income (expenses)	2,405,102	280,288	-	-	141,271	2,826,661
Interest income	-	-	-	-	222,644	222,644
Interest expenses	-	-	-	-	(299,176)	(299,176)
Capital expenditure	(47,866)	(5,374)	-	-	-	(53,240)
Total assets as of September 30, 2011	$138,528,041	$15,551,232	$-	$-	$-	$154,079,273

21

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

For the three months ended September 30, 2010:

	Sales of	Manufacturing	Technical	Mixer
	Concrete	Services	Services	Rental	Corporate	Total
Net revenue	$25,320,947	$4,471,777	$1,159,060	$5,298	$-	$30,957,082
Depreciation	(301,447)	(526,421)	(32)	-	(34,240)	(862,140)
Segment profit	1,632,899	1,228,893	1,113,444	5,268	(2,049,028)	1,931,476
Other income (expenses)	1,519,257	268,307	-	-	323,484	2,111,048
Interest income	-	-	-	-	4,929	4,929
Interest expenses	-	-	-	-	(12,906)	(12,906)
Capital expenditure	(59,554)	(10,517)	-	(12)	-	(70,083)
Total assets as of June 30, 2011	$114,759,372	$26,911,329	$3,153,809	$11,864	$-	$144,836,374

Note 18–Commitments and contingencies

Legal Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position or results of operations.

Following is the summary of the current litigation:

Beijing XinAo Concrete Co., Ltd vs. Beijing BodaGuosheng Investment Co., Ltd. (Beijing District Court, PRC)

In August 2006, XinAo filed a lawsuit against Beijing BodaGuosheng Investment Co., Ltd (“Boda”) seeking specific performance of Boda’s obligations under the sales contract to pay approximately $294,600 (RMB 2,000,000) for the cement supplied by XinAo between March 2005 and June 2005 and compensatory damages of approximately $23,500 (RMB 171,000) to cover the interest incurred on the unpaid balance. The Court ruled against Boda and ordered Boda to pay the amounts requested by XinAo; however, Boda appealed the court’s rulings. In November 2007, the Appeals Court upheld the original verdict and again ordered Boda to pay all the damages. As of June 30, 2011, the Company has factored this amount to an unrelated third party trust company and the trust company has received the payment from Boda.

On July 26 2011, the Company issued a press release announcing that its board of directors received a preliminary, non-binding offer from its Chairman and Chief Executive Officer, Mr. Xianfu Han, and its Vice Chairman and Chief Operating Officer, Mr. Weili He, to acquire all of the outstanding shares of the Company’s common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (“Proposed Transaction”).

From July 29, 2011 to September 1, 2011, seven class action complaints against the Company and its Board of Directors were filed in the Court of Chancery of the State of Delaware, The complaints have the following captions: Kinder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); Bolen v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011); and Mulder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6830-CS (filed September 1, 2011). The Stockholder Actions generally allege that the Company and all of our directors breached their fiduciary duties in connection with the receipt by the Company of a preliminary, non-binding offer from Xianfu Han, the Company’s Chairman and Chief Executive Officer, and Weili He, the Company’s Vice Chairman and Chief Operating Officer, to acquire all of the outstanding shares of our common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (the “Proposed Transaction”). The Stockholder Actions seek, among other things, to declare that the Proposed Transaction is unfair, unjust and inequitable, to enjoin the Company from taking any steps necessary to accomplish or implement the Proposed Transaction, and damages in the event the Proposed Transaction is consummated.

22

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 19– Subsequent Events

Agreement and plan of merger

On October 24, 2011, the Company announced that it has entered into a definitive agreement and plan of merger with Novel Gain Holdings Limited, a British Virgin Islands company ("Novel Gain"), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Novel Gain ("Merger Sub"), Mr. Xianfu Han and Mr. Weili He, pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Novel Gain.

Under the terms of the merger agreement, each share of the Company Common Stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $2.65 in cash without interest, except for (i) shares in respect of which appraisal rights have been properly exercised under Delaware law, and (ii) shares owned by Novel Gain and Merger Sub (including shares to be contributed to Novel Gain by Messrs. Han and He (the "Rollover Investors") pursuant to a rollover agreement between Novel Gain and the Rollover Investors immediately prior to the effective time of the merger), which shares will be cancelled without the Rollover Investors receiving any consideration.

The merger contemplated by the merger agreement is subject to customary closing conditions set forth in the merger agreement, including obtaining approval of the existing stockholders of the Company. If completed, the merger would, under the laws of the State of Delaware, result in the Company becoming a privately held company and the Company Common Stock would no longer be listed on the NASDAQ Global Market.

Restricted stock issuances

During May, 2010, the Company entered an agreement with a communication consultant and agreed to grant 10,000 restricted shares of common stock on an annual basis with 2,500 restricted shares of common stock vesting quarterly. The service agreement was terminated on September 30, 2011 and the Company agreed to issue 4,167 restricted stocks to the consultant for the service provided from June to September 2011. 2,500 shares were issued on October 14, 2011 for fair value of $4,125 and 1,667 shares were issued on October 31, 2011 for fair value of $3,767.

Investments

During October, 2010, the Company entered into a one-year investment agreement with a financial investment company, whereby the Company may invest up to approximately RMB 100,000,000. The financial investment company will then invest the Company’s funds in certain financial instruments including bonds, mortgage trust or mutual funds. The rate of return on this investment is guaranteed at 7% per annum. The Company’s investment is not subject to market fluctuation; therefore, the Company will not experience gain or loss on its investment. However, the Company’s funds deposited with the financial investment company are not insured. The investment contract with the financial investment company was terminated at expiration in October, 2011. The Company received approximately $1.6 million cash proceeds from investment on October 9, 2011, and expects to receive approximately $2 million by November 18, 2011 and approximately $1.4 million by December 30, 2011 plus interest.

Loan Repayment

On November 8, 2011, the Company paid off all amounts owed by the Company under a loan from Zhaoshang Bank.

Termination Agreement

On November 14, 2011, the Company entered into an employee termination agreement (the “Termination Agreement”) with Jeremy Goodwin, the Company’s President and Chief Financial Officer, pursuant to which Mr. Goodwin’s employment with the Company will terminate on the date of filing of this report. The Termination Agreement provides that the termination of Mr. Goodwin’s employment is by mutual agreement and not for “cause” or “good reason.” Pursuant to the Termination Agreement, the Company shall pay to Mr. Goodwin (i) within five business days following the termination of Mr. Goodwin’s employment, a fee equal to $45,000, and (ii) within five business days after date that the Form 15 deregistering the common stock of the Company with the SEC becomes effective under the Securities Exchange Act of 1934, as amended (the “Act”), the Company shall pay to Mr. Goodwin an additional fee equal to $45,000. In addition, the Company agreed to use reasonable efforts to remove Mr. Goodwin as a defendant in the class action lawsuits identified in Part II, Item 1 “Legal Proceedings”, on the basis he was not party either to the management buyout proposal or to the Board of Director’s review of such proposal and so long as Mr. Goodwin is a named defendant in such suits, and prior to the deregistration of the Company’s common stock under the Act, use commercially reasonable efforts to obtain and maintain D&O liability insurance which provides Mr. Goodwin the same rights and benefits as are accorded to the most favorably insured of the Company’s directors (provided that such insurance is not prohibited by the Merger Agreement).

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INTRODUCTORY NOTE

In this report, unless indicated otherwise, references to “China,” “Chinese” and “PRC,” are references to the People’s Republic of China;

  “BVI” are references to the British Virgin Islands
  “China Advanced,” “China-ACM,” “the Company,” “we,” “us,” or “our,” are references to the combined business of China Advanced Construction Materials, Group, Inc. and its wholly-owned subsidiaries, BVI-ACM and China-ACMH, as well as XinAo, but do not include the stockholders of China Advanced;
  “BVI-ACM” are references to XinAo Construction Materials, Inc.
  “China-ACMH” are references to Beijing Ao Hang Construction Materials Technology Co., Ltd.;
  “AIH” are references to Advance Investment Holding Co., Inc.
  “XinAo” are references to Beijing XinAo Concrete Group;
  “RMB” are references to the Renminbi, the legal currency of China; and
  “U.S. dollars,” “dollars” and “$” are references to the legal currency of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify such forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our expectations regarding the market for our concrete products and services;

  our expectations regarding the continued growth of the concrete industry;
  our beliefs regarding the competitiveness of our products;
  our expectations regarding the expansion of our manufacturing capacity;
  our expectations with respect to increased revenue growth and our ability to maintain profitability resulting from increases in our production volumes;
  our future business development, results of operations and financial condition;
  competition from other manufacturers of concrete products;
  the loss of any member of our management team;
  our ability to integrate acquired subsidiaries and operations into existing operations;
  market conditions affecting our equity capital;
  our ability to successfully implement our selective acquisition strategy;
  changes in general economic conditions; and
  changes in accounting rules or the application of such rules.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference in this report, or that we filed as exhibits to this report, in their entirety and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Use of Non-GAAP Financial Measures

The Company makes reference to Non-GAAP financial measures in portions of “Management’s Discussion of Financial Condition and Results of Operations”. Management believes that investors may find it useful to review our financial results that exclude the non-cash expenses of $46,268 stock-based compensation and a gain of $195,476 in change of fair value of warrants liability, shown in the below chart, due to the adoption of a Financial Accounting Standards Board’s (“FASB”) ASC 815 (EITF 07-05) accounting standard as discussed in the section “Derivative Liability” below.

Management believes that these Non-GAAP financial measures are useful to investors in that they provide supplemental information to possibly better understand the underlying business trends and operating performance of the Company. The Company uses these Non-GAAP financial measures to evaluate operating performance. However, Non-GAAP financial measures should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP.

	Three Months Ended September 30,
			Increase
	2011	2010	(Decrease)
Net Income available to Common shareholders -GAAP	$3,092,066	$3,308,321	$(216,255)
Add Back:
Change in fair value of warrants (a)	$(195,476)	$(154,258)	$(41,218)
Add Back:
Change in Equity-Based Compensation (b)	$46,268	$178,302	$(132,034)
Adjusted Net Income available to Common shareholders -Non-GAAP	$2,942,858	$3,332,365	$(389,507)

Basic earnings per share - GAAP	$0.17	$0.19	$(0.02)
Add back:
Change in fair value of warrant	$(0.01)	$(0.01)	$(0.00)
Add back:
Change in Equity-Based Compensation	$0.01	$0.01	$(0.00)
Adjusted basic earnings per share Non-GAAP	$0.17	$0.19	$(0.02)

Diluted earnings per share-GAAP	$0.17	$0.18	$(0.01)
Add back:
Change in fair value of warrant	$(0.01)	$(0.01)	$(0.00)
Add back:
Change in Equity-Based Compensation	$0.01	$0.01	$(0.00)
Adjusted diluted earnings per share Non-GAAP	$0.17	$0.18	$(0.01)
Weighted average number of shares
Basic	17,806,072	17,518,544	287,528
Diluted	17,828,572	18,022,815	(194,243)

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(a) The Company adopted the provisions of FASB accounting standard ASC 815 (EITF 07-05), which provides standards with respect to determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. As a result of adopting this accounting standard, warrants previously treated as equity pursuant to the derivative treatment exemption are no longer afforded equity treatment because the warrants have a down-round ratchet provision on the exercise price. As a result, the warrants are not considered indexed to the Company’s own stock, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expired. Effective July 1, 2009, the Company reclassified the fair value of these warrants from equity to liability, as if these warrants were treated as a derivative liability since their issuance in June 2008. The Company recognized a $195,476 and $154,258 gain from the change in fair value for the three months ended September 30, 2011 and 2010, respectively.

(b) The Company records stock-based compensation expense pursuant to FASB’s accounting standard regarding stock compensation which requires companies to measure compensation cost for stock-based employee compensation plans at fair value at the grant date and recognize the expense over the employee’s requisite service period. For the three months ended September 30, 2011 and 2010, the Company recognized $46,268 and $178,302as compensation expense for its restricted stock grants, respectively.

Overview

We are a holding company whose primary business operations are conducted through our wholly-owned subsidiaries BVI-ACM and China-ACMH, and our variable interest entity, XinAo and its subsidiaries. We engage in the production of advanced construction materials for large scale commercial, residential, and infrastructure developments, and are primarily focused on producing and supplying a wide range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects.

During the three months ended September 30, 2011, we supported materials, services and our high speed railway projects through our network of ready-mixed concrete plants throughout Beijing (four as of September 30, 2011) and our portable plants (twenty-four as of September 30, 2011) located in various provinces throughout China. We own one concrete plant and its related equipment, and we lease three additional plants in Beijing.

Our manufacturing services are used primarily for our national high speed railway projects. Typically, the general contractors on the high speed railway projects supply the raw materials required for the project, which results in higher gross margins for us and reduces our upfront capital investments needed to purchase raw materials. We also produce ready-mix concrete at portable plants, which can be dismantled and moved to new sites for new projects. Our management believes that we have the ability to capture a greater share of the Beijing market and further expand our footprint in China via expanding relationships and networking, signing new contracts, and continually developing market-leading innovative and eco-friendly ready-mix concrete products.

Recent Developments

On October 24, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novel Gain Holdings Limited, a British Virgin Islands company (“Novel Gain”), CACMG Acquisition, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Novel Gain (“Merger Sub”), Mr. Xianfu Han and Mr. Weili He. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Novel Gain (the “Merger”). Mr. Han is our Chief Executive Officer and the Chairman of our Board of Directors, and beneficially owns approximately 32.5% of our outstanding common stock. Mr. He is our Chief Operating Officer and Vice-Chairman of our Board of Directors, and beneficially owns approximately 17.0% of our outstanding common stock.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of our common stock issued and outstanding immediately prior to the Effective Time (other than (i) Rollover Shares (as defined in the Merger Agreement), (ii) shares owned by Novel Gain and Merger Sub and (iii) shares in respect of which appraisal rights have been properly exercised under Delaware law) will be canceled and will be automatically converted into the right to receive $2.65 in cash (the “Merger Consideration”), without interest. In connection with the Merger, each outstanding share of our common stock that is subject to vesting and/or forfeiture restrictions will become fully vested immediately prior to the Effective Time. Each warrant that is outstanding at the Effective Time will be converted into the right to receive, upon exercise of such warrant after the Effective Time, a cash amount equal to (i) the total number of shares of our common stock subject to such warrant immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of our common stock issuable under such warrant. In addition, each option to purchase our common stock pursuant to the our 2009 Equity Incentive Plan (the “Plan”) that is then outstanding and unexercised, whether or not then vested, shall be converted into the right to receive, upon exercise of such option after the Effective Time, a cash amount equal to (i) the total number of shares of our common stock subject to such option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of our common stock issuable under such option. Unless otherwise determined by Novel Gain, the Plan shall terminate as of the Effective Time.

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We, Novel Gain and Merger Sub each have made customary representations and warranties to each other in the Merger Agreement. Completion of the Merger is subject to customary closing conditions, including, but not limited to, (i) adoption of the Merger Agreement by our stockholders, (ii) the absence of any order or injunction prohibiting the consummation of the Merger and (iii) the truth and correctness of each party’s representations and warranties at closing.

The Merger Agreement may be terminated under certain circumstances, including, among others, (i) termination by mutual agreement of the parties, (ii) termination by either party if the Merger is not consummated on or before June 30, 2012, (iii) termination by the Company if we enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement), (iv) termination under certain circumstances by the Company or Novel Gain after an Alternative Transaction Proposal (as defined in the Merger Agreement) is publicly disclosed and not withdrawn after December 23, 2011 and receipt of the Facility Agreement (as defined in the Merger Agreement), assuming that within 12 months of termination we enter into an agreement or transaction with respect to the Alternative Transaction Proposal, (v) termination by Novel Gain upon certain breaches of provisions of the Merger Agreement by the Company or by our Board of Directors, and (vi) termination by the Company after certain breaches by Novel Gain or Merger Sub. If the agreement is terminated pursuant to (iii), (iv) or (v), then we will be required to pay to Novel Gain a termination fee of $500,000. If the agreement is terminated pursuant to (vi) or prior to Novel Gain’s execution of a Facility Agreement (as defined in the Merger Agreement) and following 60 days from the execution of the Merger Agreement, then Novel Gain, or at our request, Mr. Han and Mr. He, will be required to pay to us a termination fee of $1,500,000; provided, however, such termination fee will be increased to $2,500,000 prior to Novel Gain’s execution of a Facility Agreement and following 90 days from the execution of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which has been filed as Exhibit 10.1 to our current report on Form 8-K dated October 24, 2011, and which is incorporated herein by reference.

Principal Factors Affecting Our Financial Performance

We believe that the following factors will continue to affect our financial performance:

     • Large Scale Contractor Relationships. We have contracts with major construction contractors which are constructing key infrastructure, commercial and residential projects. Our sales efforts focus on large-scale projects and large customers which place large recurring orders and present less credit risk to us. For the three months ended September 30, 2011, five customers accounted for approximately 13.0%of the Company’s sales and 9.4% of our account receivables as of September 30, 2011. Should we lose any of these customers in the future and are unable to obtain additional customers, our revenues will suffer.

     • Experienced Management. Management’s technical knowledge and business relationships gives us the ability to secure major infrastructure projects, which provides us with leverage to acquire less sophisticated operators, increase production volumes, and implement quality standards and environmentally sensitive policies. Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team.

     • Innovation Efforts. We strive to produce the most technically and scientifically advanced products for our customers and maintain close relationships with Tsinghua University, Xi’an University of Architecture and Technology and Beijing Dongfang Jianyu Institute of Concrete Science & Technology which assist us with our research and development activities. During our 5 year agreement with the Institute, we have realized an advantage over many of our competitors by gaining access to a wide array of resources and knowledge.

     • Competition. Our competition includes a number of state-owned and large private PRC-based manufacturers and distributors that produce and sell products similar to ours. We compete primarily on the basis of quality, technological innovation and price. Essentially all of the contracts on which we bid are awarded through a competitive bid process, with awards often being made to the lowest bidder though other factors such as shorter schedules or prior experience with the customer are often just as important. Within our markets, we compete with many national, regional and local state-owned and private construction firms some of which have achieved greater market penetration or have greater financial and other resources than us. In addition, there are a number of larger national companies in our industry that could potentially establish a presence in our markets and compete with us for contracts. If we are unable to compete successfully in our markets, our relative market share and profits could be reduced.

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PRC Taxation

China-ACMH and our VIEs are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. After January 1, 2008, under the Chinese Enterprise Income Tax (“EIT”) law, the statutory corporate income tax rate applicable to most companies is 25% instead of the former tax rate of 33%. As granted by the State Administration of Taxation of the PRC, XinAo was entitled to an income tax reduction from 25% to 15% from January 1, 2009 to December 31, 2011.

In accordance with the EIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise. No detailed interpretation of guidance has been issued to define “place of effective management”. Furthermore, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the New EIT Law. The Company has analyzed the applicability of this law, and for each of the applicable periods presented, the Company has not accrued for PRC tax on such basis. We continue to monitor changes in the interpretation and/or guidance of this law.

The EIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign investment enterprises are subject to the withholding tax beginning January 1, 2008. We consider permanently reinvested undistributed earnings of Chinese operations in the PRC. As a result, there is no deferred tax expense related to withholding tax on the future repatriation of these earnings.

Warrants Liability

Effective July 1, 2009, we adopted the provisions of ASC 815, which determines whether an instrument (or embedded feature) is indexed to an entity’s own stock. This accounting standard specifies that a contract which would otherwise meet the definition of a derivative but is both (a) indexed to our own stock and (b) classified as stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. This accounting standard provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception.

As such, warrants previously treated as equity pursuant to the derivative treatment exemption are no longer afforded equity treatment because the warrants have a downward provision on the exercise price. As a result, the warrants are not considered indexed to our own stock, and, as such, all future changes in the fair value of these warrants will be recognized as earnings until such time as the warrants are exercised or expired.

Business Segments and Periods Presented

We have provided a discussion of our results of operations on a consolidated basis and have also provided certain detailed segment information for each of our business segments below for the three months ended September 30, 2011 and 2010, in order to provide a meaningful discussion of our business segments. We have organized our operations into four principal segments: selling concrete, manufacturing concrete, providing technical support services and others, which include mixer rental, sales of materials and marketing cooperation. We present our segment information along the same lines that our chief executives review our operating results in assessing performance and allocating resources.

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For the three months ended September 30, 2011:

	Sales of	Manufacturing	Technical	Mixer
	Concrete	Services	Services	Rental	Corporate	Total

Net revenue	$40,085,039	$4,499,968	$-	$-	$-	$44,585,007
Depreciation	(372,727)	(642,760)			(67,073)	(1,082,560)
Segment profit	9,689,252	778,038	-	-	(9,423,724)	1,043,566
Other income

(expenses)	2,405,102	280,288	-	-	141,271	2,826,661

Interest income	-	-	-	-	222,644	222,644

Interest expenses	-	-	-	-	(299,176)	(299,176)
Capital expenditure	(47,866)	(5,374)	-	-	-	(53,240)
Total assets as of September 30, 2011	$138,528,041	$15,551,232	$-	$-	$-	$154,079,273

For the three months ended September 30, 2010:

	Sales of	Manufacturing	Technical	Mixer
	Concrete	Services	Services	Rental	Corporate	Total
Net revenue	$25,320,947	$4,471,777	$1,159,060	$5,298	$-	$30,957,082
Depreciation	(301,447)	(526,421)	(32)	-	(34,240)	(862,140)
Segment profit	1,632,899	1,228,893	1,113,444	5,268	(2,049,028)	1,931,476
Other income (expenses)	1,519,257	268,307	-	-	323,484	2,111,048
Interest income	-	-	-	-	4,929	4,929
Interest expenses	-	-	-	-	(12,906)	(12,906)
Capital expenditure	(59,554)	(10,517)	-	(12)	-	(70,083)
Total assets as of June 30, 2011	$114,759,372	$26,911,329	$3,153,809	$11,864	$-	$144,836,374

Concrete Sales Business

Our concrete sales business segment is comprised of the formulation, production and delivery of the Company’s line of C10-C100 concrete mixtures primarily through our current fixed plant network of 4 ready mix concrete batching plants in Beijing. For this segment of our business, we procure all of our own raw materials, mix them according to our measured mixing formula, ship the final product in mounted transit mixers to the destination work site, and, for more sophisticated structures, will pump the mixture and set it into structural frame molds as per structural design parameters.

Manufacturing Services Business

Our manufacturing services business segment is comprised of the formulation, production and delivery of project-specific concrete mixtures primarily through our current portable plant network of 24 rapid assembly and deployment batching plants, located in various provinces throughout China. Our clients will purchase and provide the raw materials in volume on a separate account which we will then proportion and mix according to our formulation for a given project’s specifications. At present, our manufacturing services business segment is primarily dedicated to various high-speed rail projects in China which demand very high quality standards on a time sensitive work schedule.

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Technical Services Business

Our technical services business segment is comprised of our production management services, including chemical engineering and ready-mix consulting services for independently owned concrete plants and their associated projects. We manage the production and receive a percentage of our client contractors’ profits based on cost savings generated.

Other Services

Our final business segment is comprised of other services which we engage in from time to time, including marketing cooperation and mixer rentals. When we are unable to service projects due to geographic limitations, we refer projects to several other independently-owned mixture stations as part of our marketing cooperation and existing relationships with contractors. We are paid a percentage of the sales price of the business that is referred. The marketing cooperation allows us to capture business that might otherwise be uneconomical due to capital requirements. We also generate revenues by renting our mixing trucks to other mixer stations.

Consolidated Results of Operations

Comparison of the Three Months Ended September 30, 2011 and 2010

The following table sets forth key components of our results of operations for the three months ended September 30, 2011 and 2010, in US dollars:

	Three Months Ended
	September 30,
	2011	2010
				Percentage
			Increase	Increase

Total revenue	$44,585,007	$30,957,082	$13,627,925	44%
Total cost of revenue	33,830,461	26,831,818	6,998,643	26%
Gross profit	10,754,546	4,125,264	6,629,282	161%
Provision for doubtful accounts	7,001,540	167,058	6,834,482	4,091%
Selling, general and administrative expenses	2,709,440	2,026,730	682,710	34%
Other income, net	2,750,129	2,103,071	647,058	31%
Income before provision for income taxes	3,793,695	4,034,547	(240,852)	(6) %
Income taxes expense	701,629	726,226	(24,597)	(3) %
Net income available to Common shareholders	$3,092,066	$3,308,321	$(216,255)	(7) %

Revenue. Our revenue is primarily generated from sales of our advanced ready-mix concrete products, manufacturing services and technical consulting services. For the three months ended September 30, 2011, we generated revenue of approximately $44.6 million compared to $31.0 million during the three months ended September 30, 2010, an increase of approximately $13.6 million or 44%. Such increase is due to our sales generated from the concrete division for the three months ended September 30, 2011. In addition, on November 15, 2010, we announced a 25% average price increase across our various concrete grade sales to keep in line with an average raw material cost increase of 19.8%. As a result, our concrete sales revenue was approximately $40.1 million for the three months ended September 30, 2011, an increase of approximately $14.8 million, or 58% compared to the three months ended September 30, 2010. The increase in revenues attributable to concrete sales was principally due to greater capacity utilization at our Beijing fixed plants coupled with higher prices and organic growth to include a broader client base.

During the three months ended September 30, 2011, we continued to supply concrete products to ten railway projects throughout China through our portable plants, specifically our projects located in Shaanxi Province, Jiangxi Province, Hebei Province, Guangxi Province, Zhejiang Province, Guangdong Province, Liaoning Province, and Anhui Province. These ten projects contributed approximately $4.5 million to our total revenue for the three months ended September 30, 2011, an increase of approximately $28,000, or 1%, compared to the three months ended September 30, 2010. The increase in revenues attributable to our manufacturing services was principally due to the addition of new portable plants resulting in greater output capacity as compared to the three months ended September 30, 2010. For these railway projects, the general contractors generally supplied their own raw materials while we provided manufacturing and transportation services.

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Revenue generated through our technical consulting services was $0 during the three months ended September 30, 2011, a decrease of approximately $1.2 million, compared to the three months ended September 30, 2010. The decrease was due to the service term expiration of two technically serviced contract plants in Datong, Shaanxi and one technically serviced contract plant in Mianyang, Sichuan. Unless we add additional concrete plants or experience continual pricing increases or an improvement in capacity utilization at our portable plants currently dedicated to high-speed rail, we anticipate that our overall sales revenue will remain flat and may even decrease due to constraints in finding additional capacity utilization going forward and the suspension of HSR project pending completion of government safety inspection of existing lines. We do, however, anticipate that we will continue to be a beneficiary of additional construction spending coming from China’s 12th Five Year Plan which will offset to some degree the completion of 2009 government stimulus infrastructure projects. In addition when capital permits, we plan to continue expanding our business into new geographical markets by leveraging our strong relationships with major contractors throughout China.

Cost of Revenue. Cost of Revenue, which consists of direct labor, rentals, depreciation, other overhead and raw materials, including inbound freight charges, was approximately $33.8 million for the three months ended September 30, 2011, as compared to approximately $26.8 million for the three months ended September 30, 2010, an increase of approximately $7.0 million, or 26%. The increase of cost of revenue was due to the overall increase in production from our fixed concrete plants in the Beijing area and increased production on manufacturing services compared to the three months ended September 30, 2010. The increase in cost of revenue was also due to the addition of new portable plants, as well as increases in labor and crude oil prices, which increased the costs of raw materials and transportation during this quarter compared to the prior fiscal year. We are uncertain whether crude oil prices or raw material prices will maintain at the current level in the near future. We intend to raise our concrete prices to keep pace with increases in raw material pricing in particular the price of cement.

The cost of revenue on concrete increased approximately $6.6 million, or 28%, for the three months ended September 30, 2011, as compared to the three months ended September 30, 2010. Such increase was due to an increase in our concrete production leading to a larger base of raw material purchases supporting a higher overall volume of traditional concrete sales for a resulting broader client base, as well as the increased labor costs and crude oil prices and raw materials as indicated above.

Cost of revenue with respect to our manufacturing services increased approximately $0.5 million or 15%, during the three months ended September 30, 2011, as compared to the three months ended September 30, 2010. The increase in our cost of sales is due primarily to the greater operational fixed cost base associated with the addition of new portable plants which have not yet reached production economies of scale and their associated optimal capacity utilization levels, as well as slowing production at portable plants nearing project completion and delayed municipal government resident relocation efforts for land development and overall project delays associated with leadership transition at the Ministry of Rail and suspension of approval for new related railway projects stemming from the State Planning Commission.

Gross Profit. Our gross profit is equal to the difference between our revenue and cost of sales. Gross profit was approximately $10.8 million for the three months ended September 30, 2011, as compared to approximately $4.1 million for the three months ended September 30, 2010. Our gross profit for sale of concrete was approximately $9.9 million, or 25% of revenue, for the three months ended September 30, 2011, compared to approximately $1.8 million, or 7% of revenue for the three months ended September 30, 2010, an increase of approximately $8.1 million. The higher gross profit for concrete sales for the three months ended September 30, 2011, compared with the three months ended September 30, 2010, reflects higher demand and higher prices for our concrete products in Beijing. The primary reason for the margin increase in concrete sales from 6% in the three months ended September 30, 2010 is due to a 25% average price increase in the second fiscal quarter of our 2011 fiscal year across our various concrete grade sales to keep in line with an average raw material cost increase of 19.8% in addition to improving overall operational efficiencies at our Beijing fixed plants. We intend to continue to adjust our concrete sales prices in tandem with price fluctuations in cement.

Our gross profit with respect to our manufacturing services was approximately $0.8 million, or 18% for the three months ended September 30, 2011, a decrease of approximately$0.4 million from the three months ended September 30, 2010. Such decrease was principally due to the net addition of 4 new portable plants since September 30, 2010. The primary reasons for the margin drop compared to the same period last year are an increase of fixed costs incurred as a result of the addition of a large number of new portable plants before they commenced production, as well as slowing production rates at plants nearing project completion and extended project delays stemming from delayed municipal government resident relocation efforts, increase in costs of transportation, a larger employee base and suspended operations due to ongoing government quality and audit inspections at high speed rail construction sites around the country related to leadership transition at the Ministry of Rail and a deadly train crash accident which occurred in July 2011.

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Provision for doubtful accounts. Provision for doubtful accounts was approximately $7.0 million for the three months ended September 30, 2011, an increase of approximately $6.8 million, compared to approximately $0.2 million for the three months ended September 30, 2010. After a deadly train crash accident occurred in July 2011, China Ministry of Railways (“MOR”) has been implementing policies to strengthen safety procedures and halt some high-speed railway constructions in line with public concerns. The MOR has launched the nation-wide safety inspections and payments chain audits since the former minister of MOR was arrested for corruption allegations and new minister was installed. Furthermore, The MOR is under pressure to repay debt during the expansion of recent years. The MOR’s outstanding debt increased to 2.1 trillion RMB (approximately $328 billion) in the first half of 2011 from 1.3 trillion RMB (approximately $191 billion) at the end of 2009. As a result, the MOR has delayed payments to construction companies and adversely affected contracted construction companies’ accounts receivable collection. In addition, Chinese government has tightened monetary policies on credit loans concerning the running high inflations and imposed certain restrictions mandates on real estate purchase in order to cool down China’s red hot housing market. Expecting longer collection period on accounts receivable and higher probability of uncollectable accounts receivable, the Company changed the accounting estimate on allowance for doubtful accounts within one year from historical default rate of 2% to 5% based on peers’ comparable rate in domestic construction industry during the three months ended September 30, 2011. The allowance for doubtful accounts increased to approximately $12.7 million at September 30, 2011, compared to approximately $5.6 million at June 30, 2011. The new estimate of peers’ comparable rate on allowance for doubtful accounts increased provision for doubtful accounts for approximately $3 million compared to the previous estimate of historical default rates.

Selling, General and Administrative Expenses. Selling, general and administrative expenses consist of sales commissions, advertising and marketing costs, office rent and expenses, costs associated with staff and support personnel who manage our business activities, professional and legal fees paid to third parties, and research and development expenses. We incurred selling, general and administrative expenses of approximately $2.7 million for the three months ended September 30, 2011, an increase of approximately $0.7 million, or 34%, as compared to approximately $2.0 million for the three months ended September 30, 2010. The increase was principally due to salary and employment benefit expense, research and development expenses and other business expenses resulting from higher production and a larger base of operations during the year, and professional and consulting expenses from being a public company and resulting from our overall production expansion.

Other Income (Expense), net. Our other income (expense) consists of valued added tax exemption from the PRC government, interest income (expense), change in fair value of warrants, and other non-operating income (expense). We recorded net other income of approximately $2.8 million for three months ended September 30, 2011, as compared to net other income of $2.1 million for the three months ended September 30, 2010, an increase of approximately $0.6 million, or 31%. The increase in net other income was primarily due to an increase in other subsidy income to approximately $2.7 million for the three months ended September 30, 2011, as compared to approximately $1.8 million for the three months ended September 30, 2010, an increase of approximately $0.9 million, or 50%. Due to the fact that we use recycled raw materials to manufacture our products, the State Administration of Taxation granted us VAT tax exemption from August 2005 to August 2009, and thereafter a two year extension on the VAT tax exemption from June 2009 to June 2011. The Company has applied for VAT tax exemption extension and just received an extension through June 2013. The VAT tax collected during the aforementioned period from our customers is retained by the Company and recorded as other subsidy income. We also experienced a decrease in change in fair value of warrants income to a credit of $195,476 for the three months ended September 30, 2011, as compared to a charge of $154,258 for the three months ended September 30, 2010, a net decrease of $349,734, or 227%. In addition, we had interest expense of $299,176 for the three months ended September 30, 2011, as compared to $12,906 for the three months ended September 30, 2010, an increase of $286,270 related to short term loans. The Company also had Interest income of $22,644 for the three months ended September 30, 2011, as compared to $4,929 in the three months ended September 30, 2010, an increase of $217,715. The interest income increase was due to the interest income from short term investment.

Provision for Income Taxes. Provision for income taxes amounted to approximately $0.7 million for the three months ended September 30, 2011 and 2010, respectively. We have used recycled raw materials in our concrete production since our inception, which entitled us to an income tax rate reduction through December 31, 2011, as granted by the State Administration of Taxation, PRC. Since January 1, 2009, we are subject to a 15% income tax rate. In the past, XinAo has paid the corporate income tax on behalf of China-ACMH, and there could be a potential liability for additional taxes for China-ACMH, though at present the Company is unable to determine the extent of such liability, if any.

Net Income available to Common shareholders. We recognized net income of approximately $3.1 million for the three months ended September 30, 2011, as compared to net income of approximately $3.3 million for the three months ended September 30, 2010, a decrease of $0.2 million. Such decrease in net income was primarily due to increase in provision of doubtful accounts, and selling, general, and administrative expense on an increased labor base of larger scale operations offset by higher prices and organic growth to include a broader client base driving a yearly increase in our plant production capacity across our Beijing concrete plant network. See the section “Use of Non-GAAP Financial Measures” above for a discussion regarding the presentation of net income excluding non-cash gain (loss).

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Liquidity and Capital Resources

As of September 30, 2011, we had cash and cash equivalents of approximately $3.2 million and restricted cash of approximately $1.1 million. The following table provides detailed information about our net cash flow for financial statement periods presented in this report:

	Summary of Cash Flow Statements
	For the Three Months Ended
	September 30,
	2011	2010
Net cash provided by (used in) operating activities	$5,813,533	$(1,794,011)
Net cash provided by investing activities	7,249,115	590,244
Net cash (used in ) provided by financing activities	(11,462,448)	10,586,745
Effect of foreign currency translation on cash and cash equivalents	20,735	34,723
Net increase in cash and cash equivalent	$1,620,935	$9,417,701

Principal demands for liquidity are for construction or acquisition of concrete mixture stations, purchases of concrete mixers and pump trucks, working capital and general corporate purposes.

Operating Activities. Net cash provided by operating activities totaled approximately $5.8 million for the three months ended September 30, 2011, as compared to net cash used in operating activities of approximately $1.8 million for the three months ended September 30, 2010. The increase in net cash provided by operating activities was primarily due an increase in prepayments, accounts payable and other payables during the three months ended September 30, 2011. We aim to make improvements in our cash flow from operating activities stemming from increases in construction industry activity in Beijing, combined with winning more favorable terms with our suppliers and customers which will be offset by greater working capital needs for our expanding operations.

Investing Activities. Net cash provided by investing activities was approximately $7.2 million for the three months ended September 30, 2011, as compared to approximately $0.6 million net cash provided by investing activities for the three months ended September 30, 2010. The increase in cash provided by investing activities was we received approximately $7.3 million proceeds from sale of investment in a financial investment guaranty company. During October, 2010, the Company entered into an investment agreement with financial investment guaranty company, whereby the Company may invest up to RMB 100,000,000. The financial investment company then will invest the Company’s funds in financial instruments including bonds, mortgage trust and mutual funds. The return on this investment is guaranteed at 7% per annum. Our funds deposited with the financial investment company are not insured. As of September 30, 2011, we invested a total of RMB 32 million (approximately $5 million). Investment income of approximately $0.2 million was recognized and included in the non-operating income. The investment contract with the financial investment company was terminated at expiration in October, 2011. The Company received approximately $1.6 million cash proceeds from investment on October 9, 2011, and expects to receive approximately $2 million by November 18, 2011 and approximately $1.4 million by December 30, 2011 plus interest. We also spent approximately $0.1 million on equipment associated with our new quality control system.

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Financing Activities. Net cash used in financing activities totaled approximately $11.5 million for the three months ended September 30, 2011, as compared to net cash provided by financing activities of $10.1 million during the three months ended September 30, 2010. The $11.5 million net cash used in financing activities was due to a $12.1 million of loan repayments and a $0.2 million increase in restricted cash offset by a $0.8 million of proceeds from short term loan for the three months ended September 30, 2011.The $10.1 million net cash provided by financing activities was due to a $10.4 million of proceeds from short term loan and $0.1 million changes in restricted cash and rent payment to shareholders for the three months ended September 30, 2010.

Cash. As of September 30, 2011, we had cash of approximately $3.2 million as compared to approximately $1.6 million as of June 30, 2011.We believe that our cash and revenues from ongoing operations, in addition to closely managing our accounts payable and accounts receivable, is sufficient to meet our liquidity and capital requirements for all of our ongoing operations. However, we may need to raise additional capital in order to undertake our plans for expansion.

Loan Facilities

We had a total of approximately $4.3 million outstanding on loans and credit facilities as of September 30, 2011. The loans consisted of the following:

	September 30,	June 30,
	2011	2011

Loan from Huaxia Bank. interest rate of 5.84% per annum, due February 2, 2012, guaranteed by Mr. Han Xian Fu, Beijing Jinshengding Mineral Products Co., LTD and Beijing Xinhang Construction Material Co., LTD	$782,000	$2,320,500

Loan from Shanghai Pudong Development Bank, was fully repaid on September 29, 2011.	-	9,282,000
Loan from Citibank, interest rate of 5.83% per annum, due February 8, 2012, guaranteed by Beijing Xinhang Construction Group, Mr. Han XianFu and Mr. He Weili	1,173,000	2,320,500
Loan from Zhaoshang Bank, interest rate of 6.12% per annum, due November 4, 2011, guaranteed by Mr. Han Xian Fu and Beijing Jinshengding Mineral Co., LTD, and Beijing Xinhang Construction Material Co., LTD.	1,564,000	1,547,000
Loan from Industrial & Commercial Bank, interest rate of 7.2% per annum, due April 6, 2012, collateral by accounts receivable from China Construction 1st Bureau.	797,640	-

	$4,316,640	$15,470,000

The Company paid off the loan from Zhaoshang Bank on November 8, 2011.

Seasonality

Our manufacturing operations are primarily located in northeastern China, which is extremely cold during the winter months. During such time, we are able to manufacture our advanced ready-mix concrete materials, however many construction projects operate on an abbreviated work schedule, if at all.

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Critical Accounting Policies and Estimates

As discussed in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report in Form 10-K for the fiscal year ended June 30, 2011, we consider our estimates on accounting for (i) revenue recognition, (ii) accounts receivable, (iii) accounting for long-lived assets, (iv) income taxes, (v) value-added tax, (vi) financial instruments, (vii) stock-based compensation, and (viii) investments to be the most critical in understanding the judgments that are involved in preparing our consolidated financial statements. There have been no significant changes to these estimates in the three months ended September 30, 2011.

Contingencies

Management assesses the probability of loss for certain contingencies and accrues a liability and/or discloses the relevant circumstances, as appropriate. Management believes that any liability to the Company that may arise as a result of having to pay out additional expenses that may have a material adverse effect on the financial condition of the Company taken as a whole should be disclosed. Refer to Note 17 to the Notes to Condensed Consolidated Financial Statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Interest Rate Risk

At times when we have short-term loans outstanding, we are exposed to interest rate risk due primarily to our short-term bank loans. Although the interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal. The new interest rates are approximately 5.31% for Renminbi bank loans with a term of 12 months. The change in interest rates has minimum impact on our bank loans. Our total borrowings were approximately$4.3 million as of September 30, 2011.

Credit Risk

We are exposed to credit risk from its cash in bank and fixed deposits, investments and accounts receivable. The credit risk on cash in bank and fixed deposits is limited because the counterparties are recognized financial institutions. However, our cash deposited in the financial institutions in PRC is not insured. The rate of return on $5 million investment with a financial investment company is guaranteed at 7% per annum. Our investment is not subject to market fluctuation, and therefore, we will not experience gain or loss on our investment. However, our funds deposited with the financial investment company are not insured. Accounts receivable are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment. The investment contract with the financial investment company was terminated at expiration in October, 2011. The Company received approximately $1.6 million cash proceeds from investment on October 9, 2011, and expects to receive approximately $2 million by November 18, 2011 and approximately $1.4 million by December 30, 2011 plus interest.

Foreign Exchange Risk

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The Renminbi does not fluctuate with the U.S. Dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market.

Because substantially all of our earnings and cash assets are denominated in Renminbi, but our reporting currency is the U.S. dollar, fluctuations in the exchange rate between the U.S. dollar and the Renminbi will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future that will be exchanged into U.S. dollars and earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies.

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Most of our transactions are settled in Renminbi and U.S. dollars. In the opinion of our Board of Directors, we are not exposed to significant foreign currency risk.

Inflation

Inflationary factors, such as increases in the cost of raw materials and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of sales revenue if the selling prices of our products do not increase with these increased costs.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not Applicable.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We maintain a system of disclosure controls and procedures. The term “disclosure controls and procedures,” as defined by regulations of the SEC, means controls and other procedures that are designed to ensure that information required to be disclosed in the reports that we file or submit to the SEC under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit to the SEC under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions to be made regarding required disclosure. Each of our Chief Executive Officer and our Chief Financial Officer have evaluated the design and operating effectiveness of our disclosure controls and procedures as of September 30, 2011. Based upon their evaluation, these executive officers have concluded that our disclosure controls and procedures are effective as of September 30, 2011.

Changes in Internal Controls Over Financial Reporting

There were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting during the three months ended September 30, 2011.

PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time, we may have disputes that arise in the ordinary course of our business. Currently, there are no material legal proceedings to which we are a party, or to which any of our property is subject, that we expect to have a material adverse effect on our financial condition, except as follows:

The Company and the members of our board of directors are named as defendants in purported class action lawsuits (the “Stockholder Actions”) brought in the Delaware Court of Chancery by several stockholders: Kinder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6729-CS (filed July 29, 2011); McElligott v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6739-CS (filed August 2, 2011); Elias v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6754-CS (filed August 5, 2011); Camitta v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6770-CS (filed August 9, 2011); Jaworski v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6765-CS (filed August 11, 2011); Bolen v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6811-CS (filed August 26, 2011), and Mulder v. China Advanced Construction Material Group, Inc., and its Board of Directors et al., C.A. No. 6830-CS (filed September 1, 2011). The Stockholder Actions generally allege that the Company and all of our directors breached their fiduciary duties in connection with the receipt by the Company of a preliminary, non-binding offer from Xianfu Han, the Company’s Chairman and Chief Executive Officer, and Weili He, the Company’s Vice Chairman and Chief Operating Officer, to acquire all of the outstanding shares of our common stock not currently owned by them in a going private transaction at a proposed price of $2.65 per share in cash (the “Proposed Transaction”). The Stockholder Actions seek, among other things, to declare that the Proposed Transaction is unfair, unjust and inequitable, to enjoin the Company from taking any steps necessary to accomplish or implement the Proposed Transaction, and damages in the event the Proposed Transaction is consummated.

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ITEM 1A. RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the factors discussed in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2011, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or future results.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES OR USE OF PROCEEDS

There were no unregistered sales of equity securities during the fiscal quarter ended September 30, 2011.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

There were no defaults upon senior securities during the fiscal quarter ended September 30, 2011.

ITEM 4. (REMOVED AND RESERVED)

ITEM 5. OTHER INFORMATION

On November 14, 2011, the Company entered into an employment termination agreement (the “Termination Agreement”) with Jeremy Goodwin, the Company’s President and Chief Financial Officer, pursuant to which Mr. Goodwin’s employment with the Company will terminate effective as of 11:59 P.M. New York local time on the date of filing of this Report. The Termination Agreement provides that the termination of Mr. Goodwin’s employment is by mutual agreement and not for “cause” or “good reason.” Pursuant to the Termination Agreement, the Company shall pay to Mr. Goodwin (i) within five business days following the termination of Mr. Goodwin’s employment, an amount equal to $45,000, and (ii) within five business days following the date the Form 15 filed by the Company to deregister the Company’s common stock under the Securities Exchange Act of 1934 becomes effective, an additional amount equal to $45,000. In addition, the Company agreed to use reasonable efforts to remove Mr. Goodwin as a defendant in the class action lawsuits identified in Part II, Item 1 “Legal Proceedings”, and so long as Mr. Goodwin is a named defendant in such suits, and prior to the deregistration of the Company’s common stock under the Act, use commercially reasonable efforts to obtain and maintain D&O liability insurance which provides Mr. Goodwin the same rights and benefits as are accorded to the most favorably insured of the Company’s directors (provided that such insurance is not prohibited by the Merger Agreement). The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 14, 2011, the Company appointed Mr. Yanwei He, the Company’s Financial Manager, as Interim Chief Financial Officer, effective immediately upon the effectiveness of the termination of Mr. Goodwin’s employment.

Mr. He has over 15 years of finance management experience. He is the Certified Internal Auditor and Chinese Certified Tax Agent. Mr. He served as Finance Manager with Jiangsu Hongtu High Technology Co. Ltd from March 2000 to July 2004, as Finance Manager with Beijing Aceway Telecom Technology Co., Ltd. from August 2004 to September 2006, and as Finance Manager with Beijing Xinao Concrete Co., Ltd from September 2006 to April 2009. Mr. He was the Financial Controller of Guangdong FAB Group Co., Ltd July 2009 to June 2010. Most recently, from August 2010 to October 2011, Mr. He was the Financial Controller with the Company’s subsidiary, Beijing Xinao Concrete Co., Ltd.

At present, Mr. He has not entered into an employment agreement with the Company or come to any arrangement regarding his service as Interim Chief Financial Officer.

Mr. He is not related to the Company’s Vice Chairman and Chief Operating Officer, Weili He.

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ITEM 6. EXHIBITS

The following exhibits are filed with this report, except those indicated as having previously been filed with the SEC and are incorporated by reference to another report, registration statement or form. As to any shareholder of record requesting a copy of this report, we will furnish any exhibit indicated in the list below as filed with this report upon payment to us of our expenses in furnishing the information.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 24, 2011, by and among the Company, Novel Gain Holdings Limited, CACMG Acquisition, Inc., Mr. Xianfu Han and Mr. Weili He (incorporated to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on October 24, 2011).

10.1	Employment Termination Agreement between the Company and Jeremy Goodwin, dated November 14, 2011.

31.1	Certifications of Principal Executive Officer filed pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certifications of Principal Financial Officer filed pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certifications of Principal Executive Officer furnished pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certifications of Principal Financial Officer furnished pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Press Release dated November 14, 2011.

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SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2011	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han, Chief Executive Officer
(Principal Executive Officer)

By: /s/ Jeremy Goodwin
Jeremy Goodwin, Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

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THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through
11:59 PM Eastern Time the day prior to the special meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE	MAIL
[ ]	[ ]
Go to the website listed above.	Use any touch-tone telephone.	Mark, sign and date your proxy card.

Have your proxy card ready.	Have your proxy card ready.	Detach your proxy card.

Follow the simple instructions that	Follow the simple recorded	Return your proxy card in the
appear on your computer screen.	instructions.	postage-paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope

(Continued from the Other Side)

▼DETACH PROXY CARD HERE TO VOTE BY MAIL▼

The Board of Directors, acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends a vote “FOR” the adoption of the merger agreement and a vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated October 24, 2011, (the	[ ]	[ ]	[ ]
“merger agreement”) with Novel Gain Holdings Limited, a British Virgin
Islands Company (“Parent”), CACMG Acquisition, Inc., a Delaware
Corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mr.
Xianfu Han and Mr. Weili He providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.
		FOR	AGAINST	ABSTAIN
2.	To approve the adjournment or postponement of the special meeting, if	[ ]	[ ]	[ ]
necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Dated: _______________________________

Signature: ____________________________

Title or Authority: ______________________

Signature (if held jointly): _________________

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [  ], 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [  ], as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of China Advanced Construction Materials Group, Inc. (the “Company”) held of record by the undersigned on [  ], at the Special Meeting of Stockholders to be held at [  ], local time, on [  ], 2012, at [  ] or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF OTHER MATTERS THAN THE PROPOSALS LISTED ON THE REVERSE SIDE ARE PRESENTED AT THE SPECIAL MEETING, THE PERSONS NAMED ABOVE WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE BY INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued and to be signed on the Reverse Side)